                        Filed Pursuant to Rule 424(B)(5)
                           Registration No. 333-53012

              PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 2, 2002

                                  $821,733,000
                                  (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-CKN2

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                    depositor

                             COLUMN FINANCIAL, INC.
                          KEYBANK NATIONAL ASSOCIATION
                       NATIONAL CONSUMER COOPERATIVE BANK
                             NCB CAPITAL CORPORATION
                                    NCB, FSB
                              MORTGAGE LOAN SELLERS

                                   -----------

         We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 204 commercial and multifamily mortgage loans, with a total principal balance, as of their respective due dates in May 2002, of approximately $918,137,952. The trust fund will issue 22 classes of certificates, seven (7) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in June 2002. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

         The underwriters have agreed to purchase the offered certificates from us at a price of 100.51% of the total initial principal balance of the offered certificates plus accrued interest from May 1, 2002. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

         INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-34 OF THIS PROSPECTUS SUPPLEMENT.

                                    APPROXIMATE TOTAL        INITIAL PASS-
                                    INITIAL PRINCIPAL           THROUGH       ASSUMED FINAL       RATED FINAL      EXPECTED RATINGS
OFFERED CLASSES                          BALANCE                  RATE      DISTRIBUTION DATE   DISTRIBUTION DATE    (S&P/MOODY'S)
---------------                     -----------------        -------------  -----------------   -----------------  ----------------
Class A-1.........................      $59,040,000              4.6370%       February 2007        April 2037          AAA/Aaa
Class A-2.........................     $116,844,000              5.9390%      September 2011        April 2037          AAA/Aaa
Class A-3.........................     $572,398,000              6.1330%        March 2012          April 2037          AAA/Aaa
Class B...........................      $34,430,000              6.2560%        April 2012          April 2037          AA/Aa2
Class C-1.........................      $15,000,000              6.3760%        April 2012          April 2037           A/A2
Class C-2.........................      $14,840,000              6.8160%        April 2012          April 2037           A/A2
Class D...........................       $9,181,000              6.4550%        April 2012          April 2037           A-/A3

         Delivery of the offered certificates, in book-entry form only, will be made on or about May 16, 2002.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Credit Suisse First Boston Corporation will act as lead manager and sole book runner.

CREDIT SUISSE FIRST BOSTON                                       LEHMAN BROTHERS

             The date of this prospectus supplement is May 2, 2002.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT
  AND THE ACCOMPANYING PROSPECTUS............................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM....................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.............................S-5
RISK FACTORS................................................S-34
CAPITALIZED TERMS USED IN THIS PROSPECTUS
  SUPPLEMENT................................................S-53
FORWARD-LOOKING STATEMENTS..................................S-53
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS................S-53
DESCRIPTION OF THE OFFERED CERTIFICATES....................S-101
YIELD AND MATURITY CONSIDERATIONS..........................S-121
THE POOLING AND SERVICING AGREEMENT........................S-126
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
  FOR MORTGAGED PROPERTIES LOCATED IN
  NEW YORK.................................................S-157
FEDERAL INCOME TAX CONSEQUENCES............................S-157
ERISA CONSIDERATIONS.......................................S-160
LEGAL INVESTMENT...........................................S-163
USE OF PROCEEDS............................................S-164
UNDERWRITING...............................................S-164
LEGAL MATTERS..............................................S-165
RATING.....................................................S-165
GLOSSARY...................................................S-167

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1    --   CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE RELATED MORTGAGED
                      REAL PROPERTIES
EXHIBIT A-2    --   MORTGAGE POOL INFORMATION
EXHIBIT B      --   FORM OF TRUSTEE REPORT
EXHIBIT C      --   DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D      --   SCHEDULE OF REFERENCE RATES
EXHIBIT E      --   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION
  PRESENTED IN THIS PROSPECTUS............................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.........3
SUMMARY OF PROSPECTUS.....................................4
RISK FACTORS.............................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP......29
USE OF PROCEEDS..........................................29
DESCRIPTION OF THE TRUST ASSETS..........................30
YIELD AND MATURITY CONSIDERATIONS........................53
DESCRIPTION OF THE CERTIFICATES..........................59
DESCRIPTION OF THE GOVERNING DOCUMENTS...................67
DESCRIPTION OF CREDIT SUPPORT............................77
LEGAL ASPECTS OF MORTGAGE LOANS..........................79
FEDERAL INCOME TAX CONSEQUENCES..........................90
STATE AND OTHER TAX CONSEQUENCES........................124
ERISA CONSIDERATIONS....................................124
LEGAL INVESTMENT........................................127
PLAN OF DISTRIBUTION....................................129
LEGAL MATTERS...........................................130
FINANCIAL INFORMATION...................................130
RATING..................................................130
GLOSSARY................................................132

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL AUGUST 13, 2002, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: in the case of the midwest regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2002-CKN2 Commercial Mortgage Pass-Through Certificates. The series 2002-CKN2 certificates will consist of 22 classes. The table below identifies and specifies various characteristics for 20 of those classes.

                                          APPROXIMATE
                         INITIAL TOTAL       % OF                                INITIAL    ASSUMED
            EXPECTED       PRINCIPAL     TOTAL INITIAL APPROXIMATE PASS-THROUGH   PASS-     WEIGHTED    ASSUMED   ASSUMED FINAL
            RATINGS       BALANCE OR       PRINCIPAL      CREDIT       RATE      THROUGH  AVERAGE LIFE PRINCIPAL   DISTRIBUTION
 CLASS   (S&P/MOODY'S)  NOTIONAL AMOUNT     BALANCE      SUPPORT    DESCRIPTION   RATE      (YEARS)     WINDOW        DATE
-------- ------------- ----------------- ------------- ----------- ------------ --------- ------------ ---------  --------------
  A-1       AAA/Aaa     $   59,040,000      6.43%        18.50%       Fixed      4.6370%      3.0       6/02-2/07  February 2007
  A-2       AAA/Aaa     $  116,844,000     12.73%        18.50%       Fixed      5.9390%      7.8       2/07-9/11  September 2011
  A-3       AAA/Aaa     $  572,398,000     62.34%        18.50%       Fixed      6.1330%      9.7       9/11-3/12    March 2012
   B         AA/Aa2     $   34,430,000      3.75%        14.75%       Fixed      6.2560%      9.9       3/12-4/12    April 2012
  C-1         A/A2      $   15,000,000      1.63%        11.50%      WAC Cap     6.3760%      9.9       4/12-4/12    April 2012
  C-2         A/A2      $   14,840,000      1.62%        11.50%      WAC Cap     6.8160%      9.9       4/12-4/12    April 2012
   D         A-/A3      $    9,181,000      1.00%        10.50%      WAC Cap     6.4550%      9.9       4/12-4/12    April 2012
   E       BBB-/Baa1    $   11,477,000      1.25%         9.25%      WAC Cap     6.6710%      N/A          N/A          N/A
   F        BBB/Baa2    $   13,772,000      1.50%         7.75%      WAC Cap     7.0070%      N/A          N/A          N/A
   G       BBB-/Baa3    $   10,329,000      1.12%         6.63%      WAC Cap     7.3410%      N/A          N/A          N/A
   H        BB+/Ba1     $   11,477,000      1.25%         5.38%      WAC Cap     6.1220%      N/A          N/A          N/A
   J         BB/Ba2     $   12,624,000      1.37%         4.00%      WAC Cap     6.1220%      N/A          N/A          N/A
   K        BB-/Ba3     $    4,591,000      0.50%         3.50%      WAC Cap     6.1220%      N/A          N/A          N/A
   L         B+/B1      $    4,590,000      0.50%         3.00%      WAC Cap     6.1220%      N/A          N/A          N/A
   M          B/B2      $    9,182,000      1.00%         2.00%      WAC Cap     6.1220%      N/A          N/A          N/A
   N         B-/B3      $    2,295,000      0.25%         1.75%      WAC Cap     6.1220%      N/A          N/A          N/A
   O         NR/NR      $   16,067,952      1.75%         0.00%      WAC Cap     6.1220%      N/A          N/A          N/A
  A-X       AAA/Aaa     $  918,137,952    100.00%          N/A     Variable IO   0.5816%      N/A          N/A          N/A
  A-SP      AAA/Aaa     $  572,451,000     62.35%          N/A     Variable IO   1.1941%      N/A          N/A          N/A
  A-Y       AAA/Aaa     $  153,386,583     16.71%          N/A     Variable IO   0.3597%      N/A          N/A          N/A

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-3, B, C-1, C-2 and D certificates are offered by this prospectus supplement.

     - The ratings shown in the foregoing table are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in April 2037.

     - All of the classes shown in the table above, except the A-X, A-SP and A-Y classes, will have principal balances. All of the classes shown in the table above will bear interest.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1,

          A-2, A-3, B, C-1, C-2, D, E, F, G, H, J, K, L, M, N and O
          certificates. The total principal balance of each of those classes of series 2002-CKN2 certificates will constitute a separate component (or, solely in the case of the class A-3 certificates, two separate components) of the total notional amount of the class A-X certificates. The total principal balance of the class A-3 certificates will constitute two separate components of the class A-X certificates: (a) the first consisting of that portion of the total principal balance of the class A-3 certificates in excess of $499,000,000; and (b) the second consisting of that portion of the total principal balance of the class A-3 certificates equal to the lesser of $499,000,000 and the entire total principal balance of the class A-3 certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-X certificates will consist of 18 components.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) as of any date of determination through and including the distribution date in May 2009, equal to the sum of (a) the lesser of $499,000,000 and the then total principal balance of the class A-3 certificates, and (b) the then total principal balance of the class B, C-1, C-2 and D certificates, and

          (2) as of any date of determination after the distribution date in May 2009, equal to $0.

          The total principal balance of, or portion of the total principal balance of, each of the classes of series 2002-CKN2 certificates referred to in clause (1) of the prior sentence constitutes a separate component of the total notional amount of the class A-SP certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-SP certificates will consist of five (5) components.

     - For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of those residential cooperative mortgage loans in the trust fund that have, in each case, a mortgage interest rate (reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated) in excess of 6.35% per annum (with such total principal balance to be calculated from the perspective of the series 2002-CKN2 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2002-CKN2 certificateholders). Eighty-six
          (86) of the residential cooperative mortgage loans that we intend to include in the trust fund, representing 16.71% of the initial mortgage pool balance, have a mortgage interest rate (reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated) that is in excess of 6.35% per annum.

     - The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - The pass-through rate for the class A-X certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-X strip rates, are as follows:

          1. for purposes of accruing interest on those components of the related total notional amount consisting of the respective total principal balances of the class A-1, A-2, E, F, G, H, J, K, L, M, N and O certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the particular pass-through rate for the corresponding class of principal and interest certificates;

          2. for purposes of accruing interest during any interest accrual period from and including the May 2002 interest accrual period through and including the April 2009 interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $499,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of--

               (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

               (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          3. for purposes of accruing interest during any interest accrual period from and including the May 2002 interest accrual period through and including the April 2009 interest accrual period on the component of the related total notional amount consisting of an amount equal to the excess, if any, of the total principal balance of the class A-3 certificates over $499,000,000, the applicable class A-X strip rate for that component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the pass-through rate for the class A-3 certificates;

          4. for purposes of accruing interest during any interest accrual period after the April 2009 interest accrual period on the components of the related total notional amount described in the immediately preceding clauses 2. and 3., collectively constituting the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the pass-through rate for the class A-3 certificates;

          5. for purposes of accruing interest during any interest accrual period from and including the May 2002 interest accrual period through and including the April 2009 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C-1, C-2 and D certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date; and

          6. for purposes of accruing interest during any interest accrual period after the April 2009 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C-1, C-2 and D certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of--

               (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

               (b) the particular pass-through rate for the corresponding class of principal and interest certificates.

     - The pass-through rate for the class A-SP certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-SP strip rates, are as follows:

          A. for purposes of accruing interest during any interest accrual period from and including the May 2002 interest accrual period through and including the April 2009 interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $499,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-SP strip rate for that component will equal the excess, if any, of--

               (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date, and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

               (2)  the pass-through rate for the class A-3 certificates; and

          B. for purposes of accruing interest during any interest accrual period from and including the May 2002 interest accrual period through and including the April 2009 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C-1, C-2 and D certificates, the applicable class A-SP strip rate for each such component will equal the excess, if any, of--

               (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date, and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

               (2) the particular pass-through rate for the corresponding class of principal and interest certificates.

          The class A-SP certificates will cease accruing interest after the April 2009 interest accrual period.

     - The references to "net interest rates on the underlying mortgage loans" in the three preceding bullets mean, as to any particular mortgage loan in the trust fund, an interest rate that is generally equal to:

          1. in the case of each residential cooperative mortgage loan in the trust fund, the lesser of (a) the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, and (b) 6.35% per annum; and

          2. in the case of each mortgage loan in the trust fund, other than an residential cooperative mortgage loan, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated;

          provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of 12 30-day months.

     - The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the various class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the trust fund for which the rate described in clause 1. of the following sentence is greater than the rate described in clause 2. of the following sentence. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal the difference of:

          1. the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, minus

          2.   6.35% per annum;

          provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential, will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. six (6) of the underlying mortgage loans will be repaid in full on their respective anticipated repayment dates,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made.

     - The class R and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The series 2002-CKN2 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from four separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in May 2002. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

     Initial mortgage pool balance.......................................................     $   918,137,952
     Number of mortgage loans............................................................                 204
     Number of mortgaged real properties.................................................                 208

     Greatest cut-off date principal balance.............................................     $    55,000,000
     Smallest cut-off date principal balance.............................................     $       134,508
     Average cut-off date principal balance..............................................     $     4,500,676

     Highest mortgage interest rate......................................................               8.750%
     Lowest mortgage interest rate.......................................................               6.140%
     Weighted average mortgage interest rate.............................................               7.300%

     Longest original term to maturity or anticipated repayment date.....................     180 months
     Shortest original term to maturity or anticipated repayment date....................      60 months
     Weighted average original term to maturity or anticipated repayment date............     120 months

     Longest remaining term to maturity or anticipated repayment date....................     179 months
     Shortest remaining term to maturity or anticipated repayment date...................      55 months
     Weighted average remaining term to maturity or anticipated repayment date...........     116 months

     Highest debt service coverage ratio, based on underwritten net cash flow............         76.72x
     Lowest debt service coverage ratio, based on underwritten net cash flow.............          1.20x
     Weighted average debt service coverage ratio, based on underwritten net cash flow...          3.12x

     Highest cut-off date loan-to-appraised value ratio..................................          79.8%
     Lowest cut-off date loan-to-appraised value ratio...................................           1.2%
     Weighted average cut-off date loan-to-appraised value ratio.........................          60.0%

     In reviewing the foregoing table, please note that:

     - the underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true;

     - the underwritten net cash flow for a residential cooperative property is based on projected net operating income at the property, determined in a manner consistent with the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves; and

     - the appraised value of a residential cooperative property is based on the market value, as determined by an appraisal, of that property, as if operated as a residential cooperative.

     The document that will govern the issuance of the series 2002-CKN2 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of May 13, 2002, between us, as depositor, and a trustee, two master servicers and two special servicers.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND.......................  CSFB Commercial Mortgage Trust 2002-CKN2, a
                                   New York common law trust, will issue the series 2002-CKN2 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the respective mortgage loan sellers.

DEPOSITOR........................  Credit Suisse First Boston Mortgage
                                   Securities Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. All references to "we", "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

TRUSTEE..........................  Wells Fargo Bank Minnesota, N.A., a national banking association, will act as trustee on behalf of the series 2002-CKN2 certificateholders. As of May 6, 2002, it will maintain an office at 9062 Old Annapolis

                                   Road, Columbia, Maryland 21045-1951. See "The Pooling and Servicing Agreement--The
                                   Trustee" in this prospectus supplement.

MASTER SERVICERS.................  KeyCorp Real Estate Capital Markets, Inc.
                                   d/b/a Key Commercial Mortgage, an Ohio
                                   corporation, will act as master servicer with respect to all of the mortgage loans in the trust fund, other than the residential cooperative mortgage loans. It is an affiliate of KeyBank National Association, one of the mortgage loan sellers. Its servicing offices are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

                                   NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as master servicer with respect to the residential cooperative mortgage loans in the trust fund. It is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of National Consumer Cooperative Bank and an affiliate of NCB Capital Corporation, two of the other mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

                                   See "The Pooling and Servicing Agreement--The Master Servicers and the Special Servicers" in this prospectus supplement.

SPECIAL SERVICERS................  If and when necessary, National Consumer
                                   Cooperative Bank, a federally chartered
                                   corporation, will act as special servicer with respect to the residential cooperative mortgage loans in the trust fund and any related foreclosure properties. It is one of the mortgage loan sellers and, further, wholly owns NCB, FSB and NCB Capital Corporation, two of the other mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

                                   If and when necessary, ARCap Special
                                   Servicing, Inc., a Delaware corporation, will act as special servicer with respect to the remaining mortgage loans and any related foreclosure properties in the trust fund. Its servicing offices are located at 5605 N. MacArthur Boulevard, Suite 950, Irving, Texas 75038.

                                   See "The Pooling and Servicing Agreement--The Master Servicers and the Special Servicers" in this prospectus supplement.

                                   The special servicers will, in general, be responsible for servicing and administering:

                                   -    mortgage loans that, in general, are in
                                        default or as to which default is
                                        reasonably foreseeable; and

                                   -    any real estate acquired by the trust
                                        fund upon foreclosure of a defaulted
                                        mortgage loan.

                                   Any special servicer will be permitted to purchase series 2002-CKN2 certificates.

CONTROLLING CLASS OF SERIES
2002-CKN2 CERTIFICATEHOLDERS.....  At any time of determination, the controlling class of series 2002-CKN2 certificateholders will be the holders of the most subordinate class of series 2002-CKN2 certificates, exclusive of the A-X, A-SP, A-Y, R and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2002-CKN2 certificates, exclusive of the A-X, A-SP, A-Y, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2002-CKN2 certificateholders will be the holders of the most subordinate class of series 2002-CKN2 certificates, exclusive of the A-X, A-SP, A-Y, R and V classes, that has a total principal balance greater than zero. For purposes of determining the controlling class of series 2002-CKN2 certificateholders, the class A-1, A-2 and A-3 certificateholders will be considered a single class, and the class C-1 and C-2 certificateholders will be considered a single class. See "The Pooling and Servicing Agreement--The Series 2002-CKN2 Controlling Class Representative" in this prospectus supplement.

SERIES 2002-CKN2 CONTROLLING
CLASS REPRESENTATIVE.............  The holders of certificates representing a majority interest in the controlling class of the series 2002-CKN2 certificates will be entitled to select a representative that, subject to the conditions described under "The Pooling and Servicing Agreement--The Series 2002-CKN2 Controlling Class Representative", "--Replacement of the Special Servicers" and "--Rights Upon Event of Default" in this prospectus supplement, may--

                                   -    terminate either special servicer, with
                                        or without cause, and appoint a
                                        successor to the terminated special
                                        servicer;

                                   -    cause the trustee to terminate either
                                        master servicer in connection with an
                                        event of default with respect to that
                                        master servicer; and

                                   -    direct the master servicers and special
                                        servicers with respect to various
                                        servicing matters.

UNDERWRITERS.....................  Credit Suisse First Boston Corporation and
                                   Lehman Brothers Inc. are the underwriters with respect to this offering. Credit Suisse First Boston Corporation will be lead manager and sole book runner. Lehman Brothers Inc. will be the co-manager. Credit Suisse First Boston Corporation is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers.

MORTGAGE LOAN SELLERS............  We will acquire the mortgage loans that are to back the offered certificates from five separate mortgage loan sellers:

                                   -    Column Financial, Inc., a Delaware
                                        corporation. It is an affiliate of us
                                        and of Credit Suisse First Boston
                                        Corporation, one of the underwriters.
                                        Column Financial, Inc. maintains an
                                        office at 3414 Peachtree Road, N.E.,
                                        Suite 1140, Atlanta, Georgia 30326.

                                   - KeyBank National Association, a national banking association. It is an affiliate of KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, one of the master servicers. KeyBank National Association maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                                   -    National Consumer Cooperative Bank, a
                                        federally chartered corporation. It is
                                        one of the special servicers and wholly
                                        owns NCB, FSB, one of the master
                                        servicers and one of the mortgage loan
                                        sellers, and NCB Capital Corporation,
                                        another one of the mortgage loan
                                        sellers. National Consumer Cooperative
                                        Bank maintains an office at 1725 Eye
                                        Street, N.W., Washington, D.C. 20006.

                                   -    NCB Capital Corporation, a Delaware
                                        corporation. It is wholly owned by
                                        National Consumer Cooperative Bank, one
                                        of the special servicers and one of the
                                        mortgage loan sellers. NCB Capital
                                        Corporation is also an affiliate of NCB, FSB, one of the master servicers and another one of the mortgage loan sellers. NCB Capital Corporation maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

                                   -    NCB, FSB, a federal savings bank
                                        chartered by the Office of Thrift
                                        supervision of the U.S. Department of
                                        the Treasury. It is one of the master
                                        servicers and is a wholly-owned
                                        subsidiary of National Consumer
                                        Cooperative Bank, one of the special
                                        servicers and one of the mortgage loan
                                        sellers. NCB, FSB is also an affiliate
                                        of NCB Capital Corporation, another one
                                        of the mortgage loan sellers. NCB, FSB
                                        maintains an office at 1725 Eye Street,
                                        N.W., Washington, D.C. 20006.

                                   See "Description of the Underlying Mortgage
                                   Loans--The Mortgage Loan Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE.....................  The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in May 2002. All payments and collections received on each of the underlying mortgage loans after its due date in May 2002, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in May 2002 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE.......................  The date of initial issuance for the series
                                   2002-CKN2 certificates will be on or about
                                   May 16, 2002.

DUE DATES........................  Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                                                % OF INITIAL
                                                             NUMBER OF            MORTGAGE
                                          DUE DATE        MORTGAGE LOANS        POOL BALANCE
                                        -------------   -------------------   ----------------
                                            11th                  87               67.49%
                                            1st                  117               32.51%

DETERMINATION DATE...............  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2002-CKN2 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with June 2002, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE................  Distributions on the series 2002-CKN2 certificates are scheduled to occur monthly, commencing in June 2002. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE......................  The record date for each monthly distribution on a series 2002-CKN2 certificate will be the last business day of the prior calendar month. The registered holders of the series 2002-CKN2 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD................  Amounts available for distribution on the series 2002-CKN2 certificates on any
                                   distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                   - will relate to a particular distribution date,

                                   -    will begin when the prior collection
                                        period ends or, in the case of the first collection period, will begin as of the issue date, and

                                   - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD..........  The amount of interest payable with respect to the interest-bearing classes of the series 2002-CKN2 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                            THE OFFERED CERTIFICATES

GENERAL..........................  The series 2002-CKN2 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, B, C-1, C-2 and D certificates. Each class of offered certificates will have the total initial principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A. PRIORITY OF DISTRIBUTIONS.....  The trustee will make distributions of interest and, if and when applicable,
                                   principal, to the following classes of series 2002-CKN2 certificateholders, in the following order:

                                   DISTRIBUTION ORDER                   CLASS
                                   ------------------      --------------------------------

                                           1st                      A-1, A-2, A-3
                                                                  A-X, A-SP and A-Y*
                                           2nd                            B
                                           3rd                       C-1 and C-2**
                                           4th                            D
                                        Thereafter          The Other Non-Offered Classes,
                                                           Exclusive of the R and V Classes

                                   ----------
                                   *    Allocation of interest distributions
                                        among the A-1, A-2, A-3, A-X, A-SP and
                                        A-Y classes will be PRO RATA based on
                                        the respective amounts of interest
                                        payable on those classes. Allocation of
                                        principal distributions among the A-1,
                                        A-2 and A-3 classes is described under
                                        "--Distributions--Principal
                                        Distributions" below. The class A-X,
                                        A-SP and A-Y certificates do not have
                                        principal balances and do not entitle
                                        holders to distributions of principal.

                                   **   Allocation of interest distributions
                                        between the C-1 and C-2 classes will be
                                        PRO RATA based on the respective amounts of interest payable on those classes. Allocation of principal distributions between the C-1 and C-2 classes will be PRO RATA based on the respective total principal balances of those classes.

                                   See "Description of the Offered
                                   Certificates--Distributions--Priority of
                                   Distributions" in this prospectus supplement.

B. INTEREST DISTRIBUTIONS........  Each class of series 2002-CKN2 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class of series 2002-CKN2 certificates, that interest will accrue during each interest accrual period based upon:

                                   -    the pass-through rate with respect to
                                        that class for that interest accrual
                                        period;

                                   -    the total principal balance or notional
                                        amount, as the case may be, of that
                                        class outstanding immediately prior to
                                        the related distribution date; and

                                   -    the assumption that each year consists
                                        of twelve 30-day months.

                                   However, the class A-SP certificates will not accrue interest beyond the April 2009 interest accrual period.

                                   If a whole or partial voluntary prepayment
                                   (or, to the extent it results from the
                                   receipt of insurance proceeds or a
                                   condemnation award, a whole or partial
                                   involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest
                                   Distributions" in
                                   this prospectus supplement, the resulting shortfall may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2002-CKN2 certificates, including the offered certificates, on a PRO RATA basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

                                   On each distribution date, subject to
                                   available funds and the distribution
                                   priorities described under
                                   "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                   See "Description of the Offered
                                   Certificates--Distributions--Interest
                                   Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

C. PRINCIPAL DISTRIBUTIONS.......  Subject to--

                                   -    available funds,

                                   -    the distribution priorities described
                                        under "--Distributions--Priority of
                                        Distributions" above, and

                                   -    the reductions to principal balances
                                        described under "--Reductions of
                                        Certificate Principal Balances in
                                        Connection with Losses and Expenses"
                                        below,

                                   the holders of each class of offered
                                   certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                   The trustee must make principal distributions in a specified sequential order to ensure that:

                                   -    no principal distributions will be made
                                        to the holders of any of the class E, F, G, H, J, K, L, M, N or O certificates until the total principal balance of the offered certificates is reduced to zero;

                                   -    no principal distributions will be made
                                        to the holders of the class B, C-1, C-2
                                        or D certificates until, in the case of
                                        each of those classes, the total
                                        principal balance of all more senior
                                        classes of offered certificates is
                                        reduced to zero;

                                   -    principal distributions will be made to
                                        the holders of the class C-1
                                        certificates and the holders of the
                                        class C-2 certificates on a PRO RATA
                                        basis in accordance with the respective
                                        total principal balances of those
                                        classes;

                                   -    except as described in the following
                                        paragraph, no principal distributions
                                        will be made to the holders of the class
                                        A-3 certificates until the total
                                        principal balance of the class A-1 and
                                        A-2 certificates is reduced to zero; and

                                   -    except as described in the following
                                        paragraph, no principal distributions
                                        will be made to the holders of the class
                                        A-2 certificates until the total
                                        principal balance of the class A-1
                                        certificates is reduced to zero.

                                   Because of the losses on the underlying
                                   mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C-1, C-2, D, E, F, G, H, J, K, L, M, N and O certificates could be reduced to zero at a time when two or more classes of the class A-1, A-2 and A-3 certificates remain outstanding. Under those circumstances, any principal distributions on the class A-1, A-2 and A-3 certificates will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                   The total distributions of principal to be made on the series 2002-CKN2 certificates on any distribution date will, in general, be a function of--

                                   -    the amount of scheduled payments of
                                        principal due or, in some cases, deemed
                                        due, on the underlying mortgage loans
                                        during the related collection period,
                                        which payments are either received as of the end of that collection period or advanced by a master servicer or the trustee, as applicable, and

                                   - the amount of any prepayments, including in the form of accelerated amortization on any mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                   The class A-X, A-SP, A-Y, R and V
                                   certificates do not have principal balances.
                                   They do not entitle holders to any
                                   distributions of principal.

                                   See "Description of the Offered
                                   Certificates--Distributions--Principal
                                   Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

D. DISTRIBUTIONS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES...........  Any prepayment premium or yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered Certificates--Distributions--Distributions of
                                   Static Prepayment Premiums and Yield
                                   Maintenance Charges" in this prospectus
                                   supplement, as additional interest to the holders of the class A-X certificates and, in some cases, the class A-Y certificates and/or as additional interest to any holders of class A-1, A-2, A-3, B, C-1, C-2, D, E, F or
                                   G certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN CONNECTION
WITH LOSSES AND EXPENSES.........  Because of losses on the underlying mortgage loans and/or default-related or other
                                   unanticipated trust fund expenses, the total principal balance of the underlying mortgage loans, net of outstanding advances of principal, may fall below the total principal balance of the series 2002-CKN2 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the distributions made on the series 2002-CKN2 certificates on any distribution date, then the principal balances of the following classes of series 2002-CKN2 certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

                                         REDUCTION ORDER               CLASS
                                       -------------------   -----------------------
                                               1st                       O
                                               2nd                       N
                                               3rd                       M
                                               4th                       L
                                               5th                       K
                                               6th                       J
                                               7th                       H
                                               8th                       G
                                               9th                       F
                                              10th                       E
                                              11th                       D
                                              12th                  C-1 and C-2*
                                              13th                       B
                                              14th               A-1, A-2 and A-3**

                                   *    Any reduction of the principal balances
                                        of the class C-1 and C-2 certificates
                                        will be made on a PRO RATA basis in
                                        accordance with the relative sizes of
                                        those principal balances at the time of
                                        the reduction.

                                   **   Any reduction of the principal balances
                                        of the class A-1, A-2 and A-3
                                        certificates will be made on a PRO RATA
                                        basis in accordance with the relative
                                        sizes of those principal balances at the time of the reduction.

                                   See "Description of the Offered
                                   Certificates--Reductions of Certificate
                                   Principal Balances in Connection with
                                   Realized Losses and Additional Trust Fund
                                   Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS............  Except as described in the next three paragraphs, each master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The master servicers will be required to make advances for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer fails to make. As described under "Description of the Offered
                                   Certificates--Advances of Delinquent Monthly
                                   Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                   Neither the master servicers nor the trustee will advance master servicing fees.

                                   Notwithstanding the foregoing, neither a master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                   In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the applicable special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of less than $2,000,000, may conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                   -    the principal balance of, and other
                                        delinquent amounts due under, the
                                        subject mortgage loan, exceed

                                   -    an amount equal to--

                                        1.   90% of the new appraised/estimated
                                             value of that real property, minus

                                        2.   any liens on that real property
                                             that are prior to the lien of the
                                             subject mortgage loan, plus

                                        3.   the amount of certain related
                                             escrow payments, reserve funds and
                                             letters of credit,

                                   then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2002-CKN2 certificates outstanding.

                                   See "Description of the Offered
                                   Certificates--Advances of Delinquent Monthly
                                   Debt Service Payments" and "The Pooling and
                                   Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS....  On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2002-CKN2 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

                                   You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof) and property inspection reports, to the extent received by the trustee.

                                   See "Description of the Offered
                                   Certificates--Reports to Certificateholders;
                                   Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.............  The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2002-CKN2 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2002-CKN2 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                                   -    any single holder or group of
                                        holders of the controlling class of
                                        series 2002-CKN2 certificates;

                                   -    the master servicer of the residential
                                        cooperative mortgage loans in the trust
                                        fund;

                                   -    the special servicer of the residential
                                        cooperative mortgage loans in the trust
                                        fund;

                                   -    the master servicer of the mortgage
                                        loans in the trust fund that are not
                                        residential cooperative mortgage loans;
                                        and

                                   -    the special servicer of the mortgage
                                        loans in the trust fund that are not
                                        residential cooperative mortgage loans;

                                   provided that if any other party above
                                   exercises such purchase option, then the master servicer of the residential cooperative mortgage loans will be entitled to purchase the remaining residential cooperative mortgage loans, one other specified mortgage loan sold to us by the National Consumer Cooperative Bank and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by the master servicer of the residential cooperative mortgage loans;

                                   In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                                   Following the date on which the total
                                   principal balance of the offered certificates is reduced to zero, the trust fund may also be terminated in connection with an exchange of all the remaining series 2002-CKN2 certificates for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.

DENOMINATIONS....................  The offered certificates will be issuable in registered form, in the following
                                   denominations:

                                                                                          MULTIPLES IN EXCESS
                                                                        MINIMUM              OF MINIMUM
                                                 CLASS                DENOMINATION          DENOMINATION
                                        --------------------        ---------------     ----------------------
                                            A-1, A-2, A-3,
                                           B, C-1, C-2 and D            $10,000                  $1

CLEARANCE AND SETTLEMENT.........  You will initially hold your offered certificates through The Depository Trust
                                   Company, in the United States, or Clearstream Banking, societe anonyme or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the
                                   Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES.....................  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as four separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986. Those four REMICs are as follows:

                                   - the 80 West End Avenue REMIC, which will consist of, among other things--

                                        1.   the pooled mortgage loan secured by
                                             the mortgaged real property
                                             identified on Exhibit A-1 to this
                                             prospectus supplement as 80
                                             W.E.T.H. Corp. located at 80 West
                                             End Avenue in New York, New York,
                                             and

                                        2.   the 80 West End Avenue mortgaged
                                             real property, but only if it is
                                             acquired by the trust fund
                                             following a borrower default under
                                             that pooled mortgage loan;

                                   -    REMIC I, which will consist of, among
                                        other things--

                                        1.   the regular interest in the 80 West
                                             End Avenue REMIC,

                                        2.   the mortgage loans (other than the
                                             80 West End Avenue mortgage loan)
                                             that back the offered certificates,
                                             and

                                        3.   any mortgaged real properties
                                             (other than the 80 West End Avenue
                                             mortgaged real property) that may
                                             be acquired by the trust fund
                                             following a borrower default,
                                        but will exclude collections of
                                        additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date;

                                   -    REMIC II, which will hold the regular
                                        interests in REMIC I; and

                                   -    REMIC III, which will hold the regular
                                        interests in REMIC II.

                                   Any assets not included in a REMIC will
                                   constitute a grantor trust for federal income tax purposes.

                                   The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                   None of the offered certificates will be issued with any original issue discount.

                                   For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS.............  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                   We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                   -    Title I of ERISA, or

                                   -    Section 4975 of the Internal Revenue
                                        Code,

                                   will be able to invest in the offered
                                   certificates without giving rise to a
                                   prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston Corporation by the U.S. Department of Labor.

                                   If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or
                                   Section 4975 of the Internal Revenue Code.
                                   See "ERISA

                                   Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT.................  The offered certificates will NOT be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                   You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                   The pass-through rates for the class C-1, C-2 and D certificates will be limited by a weighted average of certain net interest rates on the underlying mortgage loans. As a result, the pass-through rate and, accordingly, the yield on each of those classes of offered certificates can vary and may be adversely affected if payments and other collections of principal on or with respect to the underlying mortgage loans with relatively high mortgage interest rates occurs at a faster rate than the payments and other collections of principal on or with respect to the underlying mortgage loans with relatively low mortgage interest rates.

                                   See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL..........................  We intend to include the 204 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The Underlying Mortgage Loans", we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                   -    "Description of the Underlying Mortgage
                                        Loans";

                                   -    "Risk Factors--Risks Related to the
                                        Underlying Mortgage Loans";

                                   -    Exhibit A-1--Characteristics of the
                                        Underlying Mortgage Loans and the
                                        Related Mortgaged Real Properties; and

                                   -    Exhibit A-2--Mortgage Pool Information.

                                   When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                                   -    All numerical information provided with
                                        respect to the mortgage loans is
                                        provided on an approximate basis.

                                   -    All weighted average information
                                        provided with respect to the mortgage
                                        loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust fund. We show the cut-off date principal balance for each of the mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the mortgage loans.

                                   -    In calculating the cut-off date
                                        principal balances of the mortgage
                                        loans, we have assumed that--

                                        1.   all scheduled payments of principal
                                             and/or interest due on the mortgage
                                             loans on or before their respective
                                             due dates in May 2002 are timely
                                             made, and

                                        2.   there are no prepayments or other
                                             unscheduled collections of
                                             principal with respect to any of
                                             the mortgage loans during the
                                             period from its due date in April
                                             2002 up to and including its due
                                             date in May 2002.

                                   -    When information with respect to
                                        mortgaged real properties is expressed
                                        as a percentage of the initial mortgage
                                        pool balance, the percentages are based
                                        upon the cut-off date principal balances of the related mortgage loans.

                                   -    Some of the mortgage loans are
                                        cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund. Except as otherwise indicated, when a mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans in the trust fund will be cross-collateralized with any loan that is not in the trust fund.

                                   -    In some cases, an individual mortgage
                                        loan is secured by multiple mortgaged
                                        real properties. For purposes of
                                        providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                        1.   relative appraised values,

                                        2.   relative underwritten net cash
                                             flow, or

                                        3.   prior allocations reflected in the
                                             related loan documents.

                                   -    If a mortgage loan is secured by
                                        multiple parcels of real property and
                                        the operation or management of those
                                        parcels so warranted, we treat those
                                        parcels as a single parcel of real
                                        property.

                                   -    Whenever we refer to a particular
                                        mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

                                   -    Statistical information regarding the
                                        mortgage loans may change prior to the
                                        date of initial issuance of the offered
                                        certificates due to changes in the
                                        composition of the mortgage pool prior
                                        to that date.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS...................  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from five separate sellers. Each of those mortgage loans was originated by--

                                   -    the related mortgage loan seller from
                                        whom we are acquiring the mortgage loan,

                                   -    an affiliate of the related mortgage
                                        loan seller, or

                                   -    a correspondent in the related mortgage
                                        loan seller's or its affiliate's conduit lending program.

                                   The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers or affiliated group of mortgage loan sellers:

                                                                                   NUMBER OF    % OF INITIAL
                                                                                   MORTGAGE       MORTGAGE
                                               MORTGAGE LOAN SELLER                  LOANS      POOL BALANCE
                                   ---------------------------------------------  ----------   ------------
                                     1.  Column Financial, Inc................         90          69.18%
                                     2.  National Consumer Cooperative
                                           Bank and Affiliates................        103          23.65%
                                     3.  KeyBank National Association.........         11           7.17%

PAYMENT AND OTHER TERMS..........  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                   Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the

                                   Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                                   Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Where a mortgage loan that we intend to include in the trust fund is fully recourse, it is our understanding that the related mortgage loan seller generally evaluated the creditworthiness of the subject obligor in accordance with its normal underwriting practices. However, we recommend that you treat each such fully recourse mortgage loan as being nonrecourse.

                                   None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                   Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS....................  One hundred eighty-one (181) of the mortgage loans that we intend to include in the trust fund, representing 77.07% of the initial mortgage pool balance, are balloon loans that provide for:

                                   -    an amortization schedule that is
                                        significantly longer than its remaining
                                        term to stated maturity or for no
                                        amortization prior to stated maturity;
                                        and

                                   - in either case, a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED REPAYMENT
DATES............................  Six (6) of the mortgage loans that we intend to include in the trust fund, representing
                                   17.32% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                                   -    Commencing on the related anticipated
                                        repayment date, the subject mortgage
                                        loan will accrue interest in excess of
                                        interest at the initial mortgage
                                        interest rate. The additional interest
                                        will--

                                        1.   be deferred,

                                        2.   in some cases, compound,

                                        3.   be payable only after the
                                             outstanding principal balance of
                                             the mortgage loan is paid in full,
                                             and

                                        4.   be payable only to the holders of
                                             the class V certificates, which are
                                             not offered by this prospectus
                                             supplement.

                                   -    Commencing no later than the related
                                        anticipated repayment date, the subject
                                        mortgage loan may be freely prepaid.

                                   -    Commencing no later than the related
                                        anticipated repayment date, cash flow
                                        from the related mortgaged real property will be deposited into a lockbox under the control of the applicable master servicer.

                                   -    On and after the related anticipated
                                        repayment date, cash flow from the
                                        related mortgaged real property that is
                                        not otherwise applied to pay the normal
                                        monthly debt service payment or to pay
                                        or escrow for the payment of various
                                        expenses, will be applied to pay down
                                        the principal balance of the subject
                                        mortgage loan.

FULLY AMORTIZING LOANS...........  Seven (7) of the mortgage loans that we intend to include in the trust fund,
                                   representing 1.92% of the initial mortgage pool balance, have payment schedules that provide for the payment of these mortgage loans in full or substantially in full by their respective maturity dates. These seven
                                   (7) mortgage loans do not, however, have any of the repayment incentives referred to for loans with anticipated repayment dates.

LOANS WITH INITIAL INTEREST
ONLY PERIODS.....................  Ten (10) of the balloon mortgage loans that we intend to include in the trust fund,
                                   representing 3.68% of the initial mortgage pool balance, do not provide for any amortization prior to the anticipated repayment date or maturity date. One (1) other mortgage loan that we intend to include in the trust fund, representing 5.99% of the initial mortgage pool balance, provide for an initial interest only period of 12 months.

CROSSED LOANS....................  The trust fund will include three (3) groups of mortgage loans that are
                                   cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                                          NUMBER OF       % OF INITIAL
                                                                           MORTGAGE         MORTGAGE
                                            PROPERTY NAMES                  LOANS         POOL BALANCE
                                   ------------------------------------  ------------   ----------------
                                   WestCoast Grand Hotel at the Park
                                    and WestCoast Olympia Hotel                 2              2.25%
                                   Beckett Office Building, Beckett
                                    Retail Center and Mason Office
                                    Building                                    3              0.72%
                                   309, 315 and 319 Old York Road, 331
                                    Old York Road and 700-719 West
                                    Avenue                                      3              0.50%

                                   In reviewing the foregoing table, you should note that in the case of one (1) of the cross-collateralized groups of mortgage loans, representing 2.25% of the initial mortgage pool balance, the related borrowers can obtain the release of individual properties identified in the table above through a partial prepayment or a partial defeasance of the subject cross-collateralized group upon the satisfaction of various conditions described under "Description of the Underlying Mortgage
                                   Loans--Cross-Collateralized Mortgage Loans,
                                   Multi-Property Mortgage Loans and Mortgage
                                   Loans with Affiliated Borrowers" in this prospectus supplement.

MULTI-PROPERTY LOANS.............  The trust fund will include two (2) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property loans.

                                                                                % OF INITIAL
                                                                   NUMBER OF      MORTGAGE
                                          LOAN NAME               PROPERTIES    POOL BALANCE
                                   -------------------------     ------------  ---------------
                                   Lincoln (DE), LP                   4             0.68%
                                   Scott Pendleton Portfolio          2             0.06%

                                   In reviewing the foregoing table, you should note that, in the case of the Lincoln (DE), LP loan:

                                   -    the related borrower can substitute a
                                        comparable real property for one of the
                                        related mortgaged real properties upon
                                        the satisfaction of various conditions
                                        described under "Description of the
                                        Underlying Mortgage
                                        Loans--Cross-Collateralized Mortgage
                                        Loans, Multi-Property Mortgage Loans and
                                        Mortgage Loans with Affiliated
                                        Borrowers" in this prospectus
                                        supplement;

                                   -    the related borrower can obtain the
                                        release of one or more related mortgaged real properties through a partial prepayment or a partial defeasance of the subject mortgage loan upon the satisfaction of various conditions described under "Description of the Underlying Mortgage
                                        Loans--Cross-Collateralized Mortgage
                                        Loans, Multi-Property Mortgage Loans and
                                        Mortgage Loans with Affiliated
                                        Borrowers" in this prospectus
                                        supplement; and

                                   -    the related borrower may obtain the
                                        release of one or more of the
                                        corresponding mortgaged real properties
                                        upon the payment of 125% of the amount
                                        allocated to the property to be
                                        released, without the payment of any
                                        yield maintenance or other prepayment
                                        premium, in the event that the tenant
                                        under the master lease for such property shall have exercised its right to make a rejectable offer to purchase such property from the related borrower following a substantial casualty or condemnation. See "Description of the Underlying Mortgage
                                        Loans--Cross-Collateralized Mortgage
                                        Loans, Multi-Property Mortgage Loans and
                                        Mortgage Loans with Affiliated
                                        Borrowers" in this prospectus
                                        supplement.

DEFEASANCE LOANS.................  One hundred seventy-eight (178) of the mortgage loans that we intend to include in the trust fund, representing 92.48% of the initial mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property, or, in the case of a crossed loan or multi-property loan, of one or more of the related mortgaged real properties, from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note.

ADDITIONAL COLLATERAL LOANS......  Four (4) mortgage loans, representing 4.53%
                                   of the initial mortgage pool balance, are secured by cash reserves that in each such case:

                                   - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                   -    if not so released, will or, at the
                                        discretion of the lender, may be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                   See "Description of the Underlying Mortgage
                                   Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS....................  Thirty-one (31) mortgage loans that we intend to include in the trust fund, representing
                                   52.18% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                                   HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property (or, in some cases, the borrower) and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are, with some exceptions, deposited directly into a lockbox account.

                                   SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

                                   -    a failure to pay the related mortgage
                                        loan in full on or before any related
                                        anticipated repayment date; or

                                   -    a decline, by more than a specified
                                        amount, in the net operating income of
                                        the related mortgaged real property; or

                                   -    a failure to meet a specified debt
                                        service coverage ratio; or

                                   -    an event of default under the mortgage.

                                   For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower upon the occurrence of the triggering event.

                                   MODIFIED LOCKBOX. Except in those cases
                                   involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is paid to the manager of the mortgaged property (or, in some cases, the borrower), which will deposit all sums collected on a regular basis into a lender-controlled account or an account that becomes a lender-controlled account upon a triggering event (examples of which are given above in "Springing Lockbox").

                                   The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                                   % OF INITIAL
                                                              NUMBER OF              MORTGAGE
                                    TYPE OF LOCKBOX         MORTGAGE LOANS          POOL BALANCE
                                   ----------------        ----------------        --------------
                                    Springing                    12                    21.52%
                                    Hard                         11                    21.08%
                                    Modified                      8                     9.53%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS............  Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                   -    by prohibiting any voluntary
                                        prepayments for a specified period of
                                        time after the mortgage loan is
                                        originated; and/or

                                   - by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased; and/or

                                   -    by requiring that any voluntary
                                        principal prepayment made during a
                                        specified period of time be accompanied
                                        by a prepayment premium or yield
                                        maintenance charge.

                                   However, as described under "--Additional
                                   Collateral Loans" above, some mortgage loans may require partial principal prepayments during the related lock-out period.

                                   As of the cut-off date, 203 of the mortgage loans that we intend to include in the trust fund, representing 99.79% of the initial mortgage pool balance, were within their respective lock-out periods, and the weighted average of the lock-out and/or defeasance periods for those mortgage loans was 109 months.

                                   Some of the mortgage loans in the trust fund that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment
                                   Provisions" in this prospectus supplement.

DELINQUENCY STATUS...............  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                                   -    as of the related due date in May 2002,
                                        or

                                   -    at any time during the 12-month period
                                        preceding the related due date in May
                                        2002.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS.......  The pool of mortgage loans that we intend to include in the trust fund will have the
                                   following general characteristics as of their respective due dates in May 2002:

                                   Initial mortgage pool balance...................            $918,137,952
                                   Number of mortgage loans........................                     204
                                   Number of mortgaged real properties.............                     208

                                   Greatest cut-off date principal balance.........            $ 55,000,000
                                   Smallest cut-off date principal balance.........            $    134,508
                                   Average cut-off date principal balance..........            $  4,500,676

                                   Highest mortgage interest rate..................                   8.750%
                                   Lowest mortgage interest rate...................                   6.140%
                                   Weighted average mortgage interest rate.........                   7.300%

                                   Longest original term to maturity or
                                      anticipated repayment date...................              180 months
                                   Shortest original term to maturity or
                                      anticipated repayment date...................               60 months
                                   Weighted average original term to maturity or
                                      anticipated repayment date...................              120 months

                                   Longest remaining term to maturity or
                                      anticipated repayment date...................              179 months
                                   Shortest remaining term to maturity or
                                      anticipated repayment date...................               55 months
                                   Weighted average remaining term to maturity or
                                      anticipated repayment date...................              116 months

                                   Highest debt service coverage ratio, based on
                                      underwritten net cash flow...................                   76.72x
                                   Lowest debt service coverage ratio, based on
                                      underwritten net cash flow...................                    1.20x
                                   Weighted average debt service coverage ratio,
                                      based on underwritten net cash flow...... ....                   3.12x

                                   Highest cut-off date loan-to-appraised value
                                      ratio........................................                    79.8%
                                   Lowest cut-off date loan-to-appraised value
                                      ratio........................................                     1.2%
                                   Weighted average cut-off date loan-to-appraised
                                      value ratio..................................                    60.0%

                                   In reviewing the foregoing table, please note that:

                                   -    the underwritten net cash flow for any
                                        mortgaged real property is an estimated
                                        number based on numerous assumptions
                                        that
                                        may  not necessarily reflect recent
                                        historical performance and may not
                                        ultimately prove true;

                                   -    the underwritten net cash flow for a
                                        residential cooperative property is
                                        based on projected net operating income
                                        at the property, determined in a manner
                                        consistent with the appraisal obtained
                                        in connection with the origination of
                                        the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves; and

                                   -    the appraised value of a residential
                                        cooperative property is based on the
                                        market value, as determined by an
                                        appraisal, of that property, as if
                                        operated as a residential cooperative.

B. GEOGRAPHIC CONCENTRATION......  The table below shows the number of, and percentage of the initial mortgage pool
                                   balance secured by, mortgaged real properties located in the indicated states:

                                                                                % OF INITIAL
                                                               NUMBER OF          MORTGAGE
                                         STATE                PROPERTIES        POOL BALANCE
                                   -----------------       ----------------   -----------------
                                   New York                       99               25.93%
                                   Florida                        13               18.65%
                                   California                     10                9.31%
                                   Texas                          18                7.29%
                                   Pennsylvania                    8                6.19%
                                   Ohio                            7                6.10%
                                   Michigan                       10                5.92%

                                   The remaining mortgaged real properties with respect to the mortgage pool are located throughout 21 other states and the District of Columbia. No more than 3.04% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions. In circumstances where a particular mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                                   Eighty-one (81) of the New York properties, securing 22.98% of the initial mortgage pool balance, are located in New York City. The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the respective New York City boroughs:

                                                                                   % OF INITIAL
                                                                 NUMBER OF            MORTGAGE
                                       BOROUGH                  PROPERTIES          POOL BALANCE
                                   -------------------     --------------------  -----------------
                                   Manhattan                        58                  18.06%
                                   Queens                           10                   4.07%
                                   Brooklyn                         13                   0.85%

                                   Four (4) of the California properties,
                                   securing 5.19% of the initial mortgage pool balance, are located in northern California -- areas with zip codes above 93600 -- and six (6) of the California properties, securing 4.12% of the initial mortgage pool balance, are located in southern California -- areas with zip codes of 93600 or below.

C. PROPERTY TYPES................  The table below shows the number of, and percentage of the initial mortgage pool
                                   balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                          % OF INITIAL
                                                                       NUMBER OF             MORTGAGE
                                        PROPERTY TYPE                 PROPERTIES           POOL BALANCE
                                   ------------------------          ------------       -----------------
                                   Multifamily                             129                 41.32%
                                   Office                                   28                 26.14%
                                   Retail                                   21                 19.98%
                                   Mixed Use                                 9                  4.42%
                                   Industrial                                9                  2.66%
                                   Hotel                                     3                  2.60%
                                   Self Storage                              5                  2.22%
                                   Manufactured Housing                      4                  0.66%

                                   For purposes of the foregoing table,
                                   "multifamily" includes both multifamily
                                   rental and residential cooperative
                                   properties.

D. ENCUMBERED INTERESTS..........  The table below shows the number of, and percentage of the initial mortgage pool
                                   balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                         % OF INITIAL
                                   ENCUMBERED INTEREST IN THE          NUMBER OF            MORTGAGE
                                     MORTGAGED REAL PROPERTY          PROPERTIES          POOL BALANCE
                                   ---------------------------        -----------        --------------
                                   Fee                                    206               99.06%
                                   Leasehold                                2                0.94%

                                   In circumstances where both the fee and
                                   leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE LOANS....  The ten largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have--

                                   -    cut-off date principal balances that
                                        range from $55,000,000 to $18,286,901,
                                        and

                                   -    a total cut-off date principal balance
                                        of $321,576,989, which represents 35.02%
                                        of the initial mortgage pool balance.

                                   See "Description of the Underlying Mortgage
                                   Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors", summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     -    office properties;

     -    multifamily rental and residential properties;

     -    anchored, including shadow anchored, and unanchored retail properties;

     -    residential cooperative properties;

     -    mixed use properties;

     -    industrial properties;

     -    self storage properties;

     -    full service and limited service hotel properties; and

     -    manufactured housing properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the mortgage loans that are to back the offered certificates. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any mortgage loan seller;

     -    the master servicers;

     -    the special servicers;

     -    the trustee; or

     -    any of their respective affiliates.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if a mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the property.

     Payment on each mortgage loan that will back the offered certificates may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred eighty-one (181) of the mortgage loans that we intend to include in the trust fund, representing 77.07% of the initial mortgage pool balance, are balloon loans; and six (6) of the mortgage loans that we intend to include in the trust fund, representing 17.32% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred seventy-six
(176) of these mortgage loans, representing 74.45% of the initial mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from May 2011 to April 2012. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay a mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     -    national, regional and local economic conditions;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgage real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     -    demographic factors;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Twenty-eight (28) of the mortgaged real properties, securing mortgage loans that represent 26.14% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES. Thirty-seven (37) of the mortgaged real properties, securing mortgage loans that represent 22.70% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     -    the subject property's reputation;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     -    local factory or other large employer closings;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     -    distance from employment centers and shopping areas; and

     -    the financial condition of the owner of the subject property.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Twenty-one (21) of the mortgaged real properties, securing mortgage loans that represent 19.98% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    tenant mix;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors;

     -    the financial condition of the owner of the subject property.

     We consider 12 of the subject retail properties, securing 16.36% of the initial mortgage pool balance, to be anchored, including shadow anchored; and nine (9) of the subject retail properties, securing 3.62% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RESIDENTIAL COOPERATIVE PROPERTIES, THEREBY MATERIALLY EXPOSING THE OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RESIDENTIAL COOPERATIVE PROPERTIES. Ninety-two (92) of the mortgaged real properties securing mortgage loans that represent 18.62% of the initial mortgage pool balance are residential cooperative properties.

     A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

     - the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

     - the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

     - the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

     - the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

     - that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

     In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into two or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. Three (3) cooperative properties, securing 1.05% of the initial mortgage pool balance, have been converted to the condominium form of ownership.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Cooperatively-Owned Apartment Buildings" in the accompanying prospectus.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     Neither we nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Seven (7) mortgaged real properties, securing 2.04% of the initial mortgage pool balance, are leased by a single tenant. In addition, ten (10) other mortgaged real properties, securing 4.27% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                          % OF INITIAL
                                                                   CUT-OFF DATE             MORTGAGE
               PROPERTY/PORTFOLIO NAME                          PRINCIPAL BALANCE         POOL BALANCE
     -----------------------------------------------         -----------------------   ------------------
     1.   Paradise Island Apartments                            $     55,000,000              5.99%
     2.   Beaver Valley Mall                                    $     47,963,367              5.22%
     3.   PNC Center                                            $     44,441,758              4.84%
     4.   330 W. 34th Street                                    $     39,983,418              4.35%
     5.   San Bruno Towne Center                                $     30,911,804              3.37%
     6.   Verandah                                              $     24,935,677              2.72%
     7.   Main Street Commons                                   $     20,946,153              2.28%
     8.   WestCoast Hotel Portfolio                             $     20,632,802              2.25%
     9.   1101 King Street                                      $     18,475,109              2.01%
     10.  Aventura Corporate Center                             $     18,286,901              1.99%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers:

                                                                                                  % OF INITIAL
                                                                           CUT-OFF DATE              MORTGAGE
                PROPERTY/PORTFOLIO NAME                                  PRINCIPAL BALANCE         POOL BALANCE
     -------------------------------------------------------------    ----------------------    ----------------
     Tiffany Square and Verandah                                        $     31,276,159            3.41%
     Entrada Pointe Apartments, The Falls at Tampa Bay Apartments
       and Wood Forest Glen Apartments                                  $     24,742,918            2.69%
     EZ Storage (Beltsville), EZ Storage (Ellicott City) and
       EZ Storage (Westminster)                                         $     15,483,649            1.69%
     Lincoln (DE), LP and WISCO (WI) Limited Partnership                $     11,747,964            1.28%

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Eight (8) of the mortgage loans that we intend to include in the trust fund, representing 3.46% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by subordinate debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt or other unsecured debt in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of the borrowers under mortgage loans with cut-off date principal balances below $4,000,000 are generally not limited to owning their respective mortgaged real properties. In addition, even in the case of mortgage loans with cut-off date principal balances of $4,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent. In addition, the organizational documents for the borrowers under the residential cooperative mortgage loans in the trust fund do not require the borrowers to be special purpose entities. Borrowers under 73 mortgage loans, representing 71.25% of the initial mortgage pool balance, are required by their respective organizational documents and/or mortgage loan documents to be special purpose entities.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-3, B, C-1, C-2 and/or D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 and/or A-2 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the pool of mortgage loans, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 28 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, neither the District of Columbia nor any state contains more than 3.04%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                         NUMBER OF                % OF INITIAL
                                        MORTGAGED REAL               MORTGAGE
                       STATE             PROPERTIES               POOL BALANCE
                    ----------------  ------------------        -----------------
                    New York                 99                      25.93%
                    Florida                  13                      18.65%
                    California               10                       9.31%
                    Texas                    18                       7.29%
                    Pennsylvania              8                       6.19%
                    Ohio                      7                       6.10%
                    Michigan                 10                       5.92%

     Eighty-one (81) of the New York properties, securing 22.98% of the initial mortgage pool balance, are located in the five boroughs of New York City. See "--The Aftermath of the Terrorist Attacks on September 11, 2001 May Adversely Affect the Value of Your Offered Certificates and Payments on the Underlying Mortgage Loans" below.

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of the mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     - the trust fund may not have a perfected security interest in the rent payments until the applicable master servicer or special servicer collects them;

     - the applicable master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the applicable master servicer or special servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments", a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of 168 mortgaged real properties, securing 91.70% of the initial mortgage pool balance, that environmental investigation was conducted during the 12-month period ending in May 2002. In the case of 169 mortgaged real properties, securing 92.05% of the initial mortgage pool balance, that environmental investigation was conducted during the 18-month period ending in May 2002. In the case of 172 mortgaged real properties, securing 94.23% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment. In the case of 36 mortgaged real properties, securing 5.77% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to testing for asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     1. an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     2. an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or the remediation; or

     3. the materially adverse conditions were remediated or abated prior to the closing date; or

     4. a letter was obtained from the applicable regulatory authority stating that no further action was required; or

     5. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, a prior owner has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000; or

     6. in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and generally either--

          (a) that condition is not known to have affected the mortgaged real property,

          (b) the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, received an acknowledgement of responsibility, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower, or

          (c)  an environmental insurance policy was obtained; or

     7. in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and/or radon, an abatement, mitigation or removal program. In a few cases, the particular asbestos-containing materials, lead-based paint and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 36 mortgaged real properties, securing 5.77% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 36 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 36 mortgaged real properties are covered by a blanket secured creditor impaired property policy. In addition, the policy does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     MASTER SERVICERS AND SPECIAL SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicers and special servicers will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may include mortgage loans similar to the mortgage loans that back the offered certificates. These other loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the mortgage loans that back the offered certificates and the related mortgaged properties. In such cases, the interests of the master servicers and/or special servicers, as applicable, and their other clients may differ from and compete with the interests of the trust fund and such activities may adversely affect the amount and timing of collections on the mortgage loans. Under the pooling and servicing agreement, each master servicer and special servicer is required to service the mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans held as part of its own portfolio or serviced by it for third parties.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.94% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties were inspected by engineers. Two hundred-two (202) of those inspected mortgaged real properties, securing 97.25% of the initial mortgage pool balance, were inspected during the 12-month period preceding May 2002. Two hundred-seven (207) of those inspected mortgaged real properties, securing 99.71% of the initial mortgage pool balance, were inspected during the 24-month period preceding May 2002. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

At two (2) of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In all of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

     AVAILABILITY OF CASUALTY INSURANCE COVERING DAMAGE FROM TERRORIST ACTS MAY BE LIMITED AND MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. With respect to each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy), but those related mortgage loan documents may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the recent terrorist attacks in New York City, Washington, D.C. and Pennsylvania--

     - many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated, or indicated that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies,

     - many primary insurance companies have eliminated terrorism insurance coverage in their standard policies,

     - coverage for terrorist acts may be available only at rates significantly higher than other types of insurance,

     - borrowers may not be able to obtain renewal policy coverage for terrorist acts at any price.

     Subject to the terms of the related mortgage loan documents, the applicable master servicer must use reasonable efforts consistent with the servicing standard described in this prospectus supplement to cause each underlying borrower to maintain (or, if that borrower does not so maintain, the applicable master servicer must itself maintain and, subject to reimbursement with interest as described in this prospectus supplement, advance the insurance premiums on) either all-risk casualty insurance that does not contain any exclusion for, or specific insurance covering losses from, terrorist or similar acts and having coverage and terms in that regard no less favorable than those in place as of May 11, 2002 with respect to the mortgage loan. However, the applicable master servicer will not be required to call a default with respect to an underlying mortgage loan if the related borrower fails to maintain such insurance, provided that--

     - certain conditions have been satisfied, which conditions relate to the size of the mortgage loan and the availability and cost of such insurance, and

     - the applicable master servicer has obtained the consent of the applicable special servicer (although the applicable master servicer's obtaining such consent may be optional in circumstances involving mortgage loans with an unpaid principal balance of below $2.5 million).

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     In the event that any mortgaged real property securing a pooled mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on that mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2002-CKN2 certificates.

     If a borrower is required, under the circumstances described above, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns".

     PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE. We are aware that in the case of two (2) mortgage loans that we intend to include in the trust fund, representing 3.83% of the initial mortgage pool balance, a guarantor, principal or an affiliated predecessor of the borrower has been a debtor in prior bankruptcy proceedings within the ten-year period preceding May 11, 2002.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment. In general, if the related originator considered any litigation pending against the related borrower at the time of origination of the subject mortgage loan to be material, it required that borrower or a related party to establish and/or maintain a reasonable reserve, post a bond and/or execute and deliver additional indemnities to cover any damages that were likely to be assessed against that borrower.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the applicable special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property loan that is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, a special servicer may be required to retain an independent contractor to operate and manage those mortgaged properties. Net income from such operation and management that is not qualifying "rents from real property", within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2002-CKN2 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits a special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2002-CKN2 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

     In addition, if the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgage properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2002-CKN2 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS B, C-1, C-2 AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2 AND A-3 CERTIFICATES. If you purchase class B, C-1, C-2 or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2002-CKN2 certificates,

     - the order in which the principal balances of the respective classes of the series 2002-CKN2 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2002-CKN2 certificates, and

     -    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     The pass-through rates for the class C-1, C-2 and D certificates will be limited by a weighted average of certain net interest rates on the underlying mortgage loans. As a result, the pass-through rate and, accordingly, the yield on each of those classes of offered certificates can vary and may be adversely affected if payments and other collections of principal on or with respect to the underlying mortgage loans with relatively high mortgage interest rates occurs at a faster rate than the payments and other collections of principal on or with respect to the underlying mortgage loans with relatively low mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges. The master servicers and the special servicers will not be required to advance any prepayment premiums or yield maintenance charges.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.

Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2002-CKN2 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICERS AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicers, the special servicers and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF ANY OF THE MASTER SERVICERS OR THE SPECIAL SERVICERS PURCHASE SERIES 2002-CKN2 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2002-CKN2 CERTIFICATES. Any master servicer or special servicer or an affiliate thereof may purchase any class of series 2002-CKN2 certificates. The purchase of series 2002-CKN2 certificates by a master servicer or special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2002-CKN2 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2002-CKN2 certificates. However, under the pooling and servicing agreement, the master servicers and special servicers are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2002-CKN2 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of certificates representing a majority interest in the controlling class of series 2002-CKN2 certificates will be entitled to appoint a representative having the rights and powers described under "The Pooling and Servicing Agreement--The Series 2002-CKN2 Controlling Class Representative" and "--Replacement of the Special Servicers" in this prospectus supplement. Among other things, the series 2002-CKN2 controlling class representative may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by it without the consent of the holders of any series 2002-CKN2 certificates, the trustee or either master servicer, provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2002-CKN2 certificates. In addition, subject to the conditions discussed under "The Pooling and Servicing Agreement--The Series 2002-CKN2 Controlling Class Representative", the series 2002-CKN2 controlling class representative can direct various servicing actions by each special servicer. You should expect that the series 2002-CKN2 controlling class representative will exercise its rights and powers on behalf of the series 2002-CKN2 controlling class certificateholders, and it will not be liable to any other class of series 2002-CKN2 certificateholders for doing so.

     In the absence of significant losses on the underlying mortgage loans, the series 2002-CKN2 controlling class will be a non-offered class of series 2002-CKN2 certificates. The series 2002-CKN2 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder", you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations".

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2002-CKN2 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2002-CKN2 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2002-CKN2 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time

     POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the applicable special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2002-CKN2 certificateholders.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT THE VALUE OF YOUR OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in Washington, D.C. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or any consequent actions on the part of the United States Government and others will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors-Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered

Certificates", "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates", and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 204 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $918,137,952. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of its due date in May 2002, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. Those cut-off date principal balances range from $134,508 to $55,000,000 and the average of those cut-off date principal balances is $4,500,676.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Where a mortgage loan that we intend to include in the trust fund is fully recourse, it is our understanding that the related mortgage loan seller generally evaluated the creditworthiness of the subject obligor or accordance with its normal underwriting practices. However, we recommend that you treat each such fully recourse mortgage loan as being nonrecourse. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

          1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in May 2002, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in April 2002 up to and including its due date in May 2002.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

     - If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

     - In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include ten (10) mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                               NUMBER OF
                                                              STATES WHERE            % OF INITIAL
                                                             THE PROPERTIES              MORTGAGE
                 PROPERTY/PORTFOLIO NAMES                      ARE LOCATED             POOL BALANCE
          ------------------------------------------------- ------------------      ----------------
          WestCoast Grand Hotel at the Park and WestCoast
           Olympia Hotel                                            1                    2.25%
          Beckett Office Building, Beckett Retail Center
           and Mason Office Building                                1                    0.72%
          309, 315 and 319 Old York Road, 331 Old York
           Road and 700-719 West Avenue                             1                    0.50%

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                      NUMBER OF
                                                     STATES WHERE          % OF INITIAL
                                                    THE PROPERTIES           MORTGAGE
            PROPERTY/PORTFOLIO NAMES                  ARE LOCATED          POOL BALANCE
          -----------------------------------    -------------------     -----------------
          Lincoln (DE), LP                                 3                   0.68%
          Scott Pendleton Portfolio                        1                   0.06%

     Three (3) of the individual multi-property mortgage loans and groups of cross-collateralized mortgage loans that we intend to include in the trust fund, collectively representing 2.93% of the initial mortgage pool balance, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties through partial defeasance of the subject mortgage loan or, in the case of a group of cross-collateralized mortgage loans, full defeasance of one or more of the subject mortgage loans without defeasance of the other cross-collateralized mortgage loans, subject, in each case, to the fulfillment of one or more of the following conditions:

     - the principal aggregate loan amount required to be defeased must equal or exceed a specified percentage, generally between 110% and 125%, of the amount allocated to the property or parcel to be released, provided that, in the case of cross-collateralized loan pools, the portion of such required defeasance amount in excess of principal balance of the loan required to be fully defeased in order to obtain a release of a mortgaged real property will be allocated to partially defease, or serve as additional collateral for, the remaining loans in the cross-collateralized loan pool; and/or

     - the satisfaction of specified debt service coverage ratio requirements for the property or parcel that will remain as collateral; and/or

     - the satisfaction of specified loan-to-value ratio requirements for the property or parcel that will remain as collateral; and/or

     - the satisfaction of certain other requirements set forth in the related mortgage loan documents.

     See "--Certain Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     In the case of the cross-collateralized mortgage loans identified on Exhibit A-1 to this prospectus supplement as WestCoast Grand Hotel at the Park and WestCoast Olympia Hotel, collectively representing 2.25% of the initial mortgage pool balance, the borrower may obtain a release of the cross-collateralization provisions, such that the loans will no longer be cross-collateralized, if (i) appraisals are submitted indicating that, with respect to each mortgage loan, the unpaid principal balance of such mortgage loan is equal to or less than 60% of the value of the related mortgaged property, and (ii) the revenue from the operation of each mortgaged property for the most recent twelve month period has sustained a debt service coverage ratio for the related mortgage loan of at least 1.55:1. In addition, in the event of a casualty or condemnation affecting 50% or more of the improvements located on a related mortgaged property, the lender may cause the borrower to prepay, without yield maintenance or prepayment consideration, an amount equal to the greater of the balance of the related mortgage loan or the actual casualty or condemnation proceeds, to be applied first to prepay the related mortgage loan, with any excess casualty or condemnation proceeds available for application to the other mortgage loan, whereupon the mortgaged property subject to such casualty or condemnation will be released from the lien of the related mortgage and the cross-collateralization will be terminated.

     In the case of the multi-property mortgage loan identified on Exhibit A-1 to this prospectus supplement as Lincoln (DE), LP, representing 0.68% of the initial mortgage pool balance, in addition to the borrower's right to obtain a release of one or more of the corresponding properties by means of a total or partial defeasance as described above, the borrower may obtain the release of one or more of the corresponding properties upon the payment of 125% of the amount allocated to the property to be released, without the payment of any yield maintenance or other prepayment premium, in the event that the tenant under the master lease for such property shall have exercised its right to make a rejectable offer to purchase such property from the borrower following a substantial casualty or condemnation.

     The multi-property mortgage loan identified on Exhibit A-1 to this prospectus supplement as Lincoln (DE), LP, representing 0.68% of the initial mortgage pool balance, entitles the related borrower to substitute a comparable real property for a mortgaged real property currently subject to the related mortgage instrument. The right of the applicable borrower to substitute a property is subject to various requirements, which include among other things, receipt of (i) a current appraisal showing that the value of the replacement property is at least equal to the value of the replaced property, (ii) evidence confirming maintenance of a debt service coverage ratio after the substitution which is not less than the greater of 1.50x or the debt service coverage ratio prior to the substitution and (iii) a rating confirmation.

     The table below shows each group of mortgaged real properties that--

     -    have the same or affiliated borrowers, and

     - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                  NUMBER OF
                                                                                 STATES WHERE            % OF INITIAL
                                                                                THE PROPERTIES             MORTGAGE
                         PROPERTY/PORTFOLIO NAMES                                ARE LOCATED             POOL BALANCE
-----------------------------------------------------------------------     ---------------------     ------------------
Tiffany Square and Verandah                                                          2                      3.41%
Entrada Pointe Apartments, The Falls at Tampa Bay Apartments and
  Wood Forest Glen Apartments                                                        3                      2.69%
EZ Storage (Beltsville), EZ Storage (Ellicott City) and
  EZ Storage (Westminster)                                                           1                      1.69%
Lincoln Technical and WISCO (WI) Limited Partnership                                 4                      1.28%

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                                    % OF INITIAL
                                         NUMBER OF                    MORTGAGE
           DUE DATE                   MORTGAGE LOANS                POOL BALANCE
      ------------------      -----------------------------     -------------------
             11th                            87                        67.49%
             1st                            117                        32.51%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.140% per annum to 8.750% per annum, and the weighted average of those mortgage interest rates was 7.300% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One hundred forty-eight (148) of the mortgage loans that we intend to include in the trust fund, representing 88.73% of the initial mortgage pool balance, accrue interest on an Actual/360 Basis. Fifty-six (56) of the mortgage loans that we intend to include in the trust fund, representing 11.27% of the initial mortgage pool balance, accrue interest on a 30/360 Basis.

     BALLOON LOANS. One hundred eighty-one (181) of the mortgage loans that we intend to include in the trust fund, representing 77.07% of the initial mortgage pool balance, are characterized by--

     - an amortization schedule that is significantly longer than the actual term of the mortgage loan or no amortization prior to the stated maturity of the mortgage loan, and

     - in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD LOANS. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 17.32% of the initial mortgage pool balance, are characterized by the following features:

     - A maturity date that is generally 25 to 40 years following origination.

     - The designation of an anticipated repayment date that is generally 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of four (4) ARD Loans, representing 16.17% of the initial mortgage pool balance, two percentage points over its initial mortgage interest rate,

          2. in the case of one (1) ARD Loan, representing 0.65% of the initial mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date, and

          3. in the case of one (1) ARD Loan, representing 0.50% of the initial mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) three percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or bout the related anticipated repayment date.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. Seven (7) mortgage loans that we intend to include in the trust fund, representing 1.92% of the initial mortgage pool balance, are each characterized by:

     - a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date, but

     - none of the incentives to repayment on a date prior to maturity associated with an ARD Loan.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Ten (10) of the balloon mortgage loans that we intend to include in the trust fund, representing 3.68% of the initial mortgage pool balance, do not provide for any amortization prior to maturity. One (1) other mortgage loan, representing 5.99% of the initial mortgage pool balance, provides for an initial interest only period of 12 months.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay a portion of the related unpaid principal balance.

     PREPAYMENT PROVISIONS. As of origination:

     - 178 of the mortgage loans that we intend to include in the trust fund, representing 92.48% of the initial mortgage pool balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - one (1) of the mortgage loans that we intend to include in the trust fund, representing 0.21% of the initial mortgage pool balance, provided for--

          1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium or a Yield Maintenance Charge, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - 24 of the mortgage loans that we intend to include in the trust fund, representing 7.11% of the initial mortgage pool balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     - one (1) of the mortgage loans that we intend to include in the trust fund, representing 0.20% of the initial mortgage pool balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          3. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          4. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Static Prepayment Premium or Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. Two hundred-three (203) of the mortgage loans that we intend to include in the trust fund, representing 99.79% of the initial mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in May 2002. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the related due date in May 2002 is 176 months;

     - the minimum remaining prepayment lock-out/defeasance period as of the related due date in May 2002 is 49 months; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in May 2002 is 109 months.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     PREPAYMENT CONSIDERATION PERIODS. Twenty-six (26) of the mortgage loans that we intend to include in the trust fund, representing 7.52% of the initial mortgage pool balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     - In the case of one (1) mortgage loan, representing 0.21% of the initial mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as McKinley & Main Self-Storage, which mortgage loan was originated by KeyBank, a Yield Maintenance Charge in an amount equal to the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity or anticipated repayment date. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     - In the case of one (1) mortgage loan, representing 0.12% of the initial mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hiawatha Industrial Center, which mortgage loan was acquired by KeyBank from KRECM, a Yield Maintenance Charge in an amount equal to the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the product of (A) the ratio of the amount of the principal balance of the mortgage loan being prepaid over the outstanding principal balance of the mortgage loan as of the prepayment date (after subtracting the scheduled principal payment on the prepayment date), multiplied by (B) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity or anticipated repayment date. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     - In the case of four (4) of those mortgage loans, representing 1.97% of the initial mortgage pool balance, all of which were originated by NCB, a Yield Maintenance Charge in an amount equal to the product obtained by multiplying (a) the excess of the then applicable interest rate payable over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the loan, as such yield rate is reported in THE WALL STREET JOURNAL (or a similar business publication of general circulation selected by the payee) on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee, by (b) the number of years and fraction thereof remaining between the noticed prepayment date and the maturity date and by (c) the outstanding principal amount.

     - In the case of six (6) of those mortgage loans, representing 2.17% of the initial mortgage pool balance, all of which were originated by Column Financial, Inc., an amount equal to the greater of (i) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest from the date of prepayment through the maturity date (including an amount equal to the outstanding principal balance of the loan on the date of prepayment) determined by discounting such payments at the Discount Rate less the amount of principal being prepaid and (ii) one percent (1%) of the outstanding principal balance of the loan as of the date of prepayment. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity or anticipated repayment date. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     - In the case of 14 of those mortgage loans, representing 3.06% of the initial mortgage pool balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid. One (1) of these mortgage loans, identified on Exhibit A-1 to this prospectus supplement as Osse, Inc., requires a Yield Maintenance Charge during an earlier period.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Static Prepayment Premium or Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Static Prepayment Premium or Yield Maintenance Charge, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration.

     The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are applied to the loan (either because the lender elects and is entitled to such application or, in certain cases of substantial casualty or condemnation, the borrower elects to make a full prepayment of the loan), the borrower will be permitted, subject to conditions specified in the loan documents, to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Four (4) mortgage loans, representing 4.53% of the initial mortgage pool balance, are secured by cash reserves or letters of credit that in each such case:

     - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     - if not so released, will or, at the discretion of the lender, may be applied or drawn on to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The  total amount of that additional collateral is $1,735,000.

     DEFEASANCE LOANS. One hundred seventy-eight (178) of the mortgage loans that we intend to include in the trust fund, representing 92.48% of the initial mortgage pool balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     LOCKBOXES. Thirty-one (31) mortgage loans that we intend to include in the trust fund, representing approximately 52.13% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property (or, in some cases, the borrower) and, with respect to hospitality properties, cash or "over-the-counter" receipts are, with some exceptions, deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

     - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is paid to the manager of the mortgaged real property (or, in some cases, the borrower), which will deposit all sums collected on a regular basis into a lender-controlled account or an account that becomes a lender-controlled account upon a triggering event (examples of which are given above in "Springing Lockbox").

The 31 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                                 % OF INITIAL
                                                      NUMBER OF                    MORTGAGE
                     TYPE OF LOCKBOX               MORTGAGE LOANS                POOL BALANCE
               -----------------------------   --------------------------    --------------------
                     Springing                            12                       21.52%
                     Hard                                 11                       21.08%
                     Modified                              8                        9.53%

     For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the applicable master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX AND INSURANCE ESCROWS. In the case of 144 of the mortgage loans that we intend to include in the trust fund, representing 84.63% of the initial mortgage pool balance, escrows were established for taxes and/or insurance, either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

     -    one-twelfth of the annual real estate taxes and assessments, and

     - one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

     Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for the listed properties is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2002-CKN2 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - issuance by the related borrower of new partnership or membership interests (so long as there is no change in control of the related borrower);

     - for residential cooperative mortgage loans, a transfer of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged real property;

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - a transfer of non-controlling ownership interests in the related borrower; or

     -    other transfers similar in nature to the foregoing.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default. If the related borrower fails to do so, the applicable master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by that master servicer to be recoverable from collections on the related mortgage loan;

provided that the applicable master servicer will generally be obligated, subject to the first and third bullets above, to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure was an Acceptable Insurance Default.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance coverage with respect to the related mortgaged real property no less favorable than that in place with respect to the related mortgaged real property on the date of initial issuance of the offered certificates and otherwise comparable to that required under other similar mortgage loans in the trust fund with express provisions governing such matters. However, if the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property (except to the extent that either the failure to maintain such insurance coverage would have been an Acceptable Insurance Default or, in cases not involving insurance for terrorist or similar acts, the insurance is not available at commercially reasonable rates).

     Each of the master servicers and special servicers may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by a master servicer or special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the pooled mortgage loans will be insured against acts of terrorism. See " Risk Factors--Risks Related to the Underlying Mortgage Loans--Availability of Casualty Insurance Covering Damage from Terrorist Acts May Be Limited and May Result in Additional Costs to Borrowers" in this prospectus supplement.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or either of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in May 2002, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the mortgage loans--

     - Ten (10) mortgaged real properties, securing 4.27% of the initial mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Seven (7) mortgaged real properties, securing 2.04% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail properties may have Dark Tenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Beckett Retail Center, a tenant has the option to purchase the padsite currently leased by such tenant (although such lease is subordinated to the lien of the related mortgage instrument). In such circumstances, no release of lien will occur, and the lien will remain a first and prior lien, and all net proceeds will be deposited into a reserve account held by the applicable master servicer to be disbursed upon full payment of all of the loans in this crossed group. This option may not be exercised prior to March 1, 2011.

     GROUND LEASES. Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.94% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

     - the related ground lease, after giving effect to all unconditional extension options, expires approximately 20 years or more after the stated maturity of the related mortgage loan,

     - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     In the case of the leasehold mortgage loan identified on Exhibit A-1 to this prospectus supplement as Fairfield Inn - Syracuse, representing 0.35% of the initial mortgage pool balance, the related ground lease grants the ground lessor the right to purchase the leasehold mortgage loan upon the following conditions: (i) the holder of the leasehold mortgage loan must notify the ground lessor in writing that the leasehold mortgage lender intends to commence foreclosure proceedings; (ii) within twenty days after receiving such notice, the ground lessor may elect to purchase the leasehold mortgage loan, in which event the closing shall occur within 45 days after such election; and (iii) the amount the ground lessor must pay to purchase the leasehold mortgage loan shall be an amount equal to the greater of (a) the then fair market value of the leasehold estate and all buildings, improvements, fixtures and personal property located thereon, and (b) the outstanding principal balance of the loan, plus accrued but unpaid interest thereon, plus any protective advances made by the leasehold mortgage lender to protect its security interest and all accrued and unpaid interest on such advances (but not including any yield maintenance premium or prepayment consideration).

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Wrigley Market Place, representing 0.59% of the initial mortgage pool balance, the mortgaged estate is a subleasehold. The fee estate has not been subordinated. The assignment of the lease or a subletting of all or substantially all of the property requires the landlord's consent, not to be unreasonably withheld. Acquisition of title by foreclosure or assignment in lieu of foreclosure is exempted from this requirement.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.98% of the initial mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as King City Center, the borrower incurred subordinate secured financing in the original principal amount of $165,000 to the City of King, California for a road assessment for adjacent road work improvements servicing the mortgaged property. The holder of the additional debt executed a standard subordination and standstill agreement in favor of the holder of the subject mortgage loan whereby the subordinate secured financing was limited to a maximum of $70,000, the holder of the subject mortgage loan was granted notice and cure rights, and the holder of the additional debt agreed to take no action to enforce or collect such indebtedness until the subject mortgage loan (or any refinancing thereof) is repaid in full.

     The borrowers under 50 mortgage loans, which collectively represent 12.47% of the initial mortgage pool balance and are all secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $3.5 million and the condition that the proceeds of the subordinate debt be used for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     In the case of two (2) cross-collateralized mortgage loans that we intend to include in the trust fund, representing 2.25% of the initial mortgage pool balance and secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as WestCoast Grand Hotel at the Park and WestCoast Olympia Hotel, the borrower is permitted to incur debt not to exceed $250,000 for each property related to costs of furniture, fixtures and equipment, and, subject to prior approval of the holder of the subject mortgage loans, subordinate financing for purposes of renovating the mortgaged properties.

     MEZZANINE DEBT. In the case of one (1) mortgage loan that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 2.28% of the initial mortgage pool balance and secured by the mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Main Street Commons, the members of a member of the related borrower may pledge their right to receive cash distributions, provided such pledge is limited solely to those cash distributions, the subordinate loan documents are approved by the holder of the subject mortgage loan, the subordinate lender executes a subordination and intercreditor agreement in a form approved by the holder of the subject mortgage loan, and rating agency confirmation is obtained if determined necessary. At the closing of the Main Street Commons mortgage loan, such subordinate financing in the amount of $2,800,000 was consented to by the holder of the subject mortgage loan and a subordination and intercreditor agreement was executed by the subordinate lender and the holder of the subject mortgage loan.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the current principal use of the respective mortgaged real property or, except as reflected in the appraised value shown in the appraisal used to underwrite the mortgage loan, the value of the respective mortgaged real property as security for the subject pooled mortgage loan. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of 168 of those mortgaged real properties, securing 91.70% of the initial mortgage pool balance, that environmental investigation was conducted during the 12-month period ending in May 2002. In the case of 169 mortgaged real properties, securing 92.05% of the initial mortgage pool balance, that environmental investigation was conducted during the 18-month period ending in May 2002. In the case of 172 mortgaged real properties, securing 94.23% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment. In the case of 36 mortgaged real properties, securing 5.77% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to testing for asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the Phase I environmental assessments and transaction screens included as part of that environmental testing either comply, or state that they comply, in all material respects with ASTM standards. The environmental assessment at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     1. an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     2. an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan; or

     3. the materially adverse conditions were remediated or abated prior to the closing date; or

     4. a letter was obtained from the applicable regulatory authority stating that no further action was required; or

     5. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, a prior owner has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     6. in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, generally a responsible party has been identified under applicable law, and either--

          (a) that condition is not known to have affected the mortgaged real property, or

          (b) the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, received an acknowledgement of responsibility, established a remediation fund, or provided an indemnity or guaranty to the borrower; or

     7. in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     - the establishment of an operation and maintenance plan to address the issue, or

     - in some cases involving asbestos-containing materials, lead-based paint and/or radon, an abatement or removal program.

In a few cases, the particular asbestos-containing materials, lead-based paint and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund, required the related borrower generally either:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     - the mortgaged real property had not been affected or had been minimally affected, and the potential for the problem to affect the mortgaged real property was limited, or

     -    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     -    any of the other parties to the pooling and servicing agreement,

     -    any of the mortgage loan sellers,

     -    either of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 36 mortgaged real properties, securing 5.77% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 36 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 36 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See  "--Underwriting Matters--Environmental Insurance" below.

     The pooling and servicing agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing mortgage loans in the trust fund will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible, with a maximum time period for reporting during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has an "AAA" rating by S&P, "Aaa" by Moody's, "AAA" by Fitch and "A++" by A.M. Best.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Two hundred-seven (207) of those mortgaged real properties, securing 99.71% of the initial mortgage pool balance, were inspected during the 24-month period ending in May 2002. Two hundred-two (202) of those mortgaged real properties, securing 97.25% of the initial mortgage pool balance, were inspected during the 12-month period ending in May 2002.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. In the case of 205 mortgaged real properties, securing 97.82% of the initial mortgage pool balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of all of those mortgaged real properties securing the mortgage loans that we intend to include in the trust fund during the 18-month period ending in May 2002, in order to establish the approximate value of the mortgaged real property. The appraisals for the remaining mortgaged real properties securing mortgage loans that we intend to include in the trust fund, were conducted before that 18-month period. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor either of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor either of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan, or

          2. taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case. Furthermore, in light of the relatively low loan-to-value ratios for the underlying mortgage loans secured by residential cooperative properties, the related originator generally did not conduct such an analysis with respect to those loans.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated and contain less information than the third-party reports on which Column relies for its standard conduit loans;

     - other than an appraisal of the related mortgaged real property, no site inspection or independent market study is conducted prior to origination;

     - review and analysis of environmental conditions of the mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property; and

     - the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for standard conduit loans.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the nine (9) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                           PARADISE ISLAND APARTMENTS

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:         $55,000,000

FIRST PAYMENT DATE(1):                  February 11, 2002 (interest
                                        only through January 11, 2003)

MORTGAGE INTEREST RATE:                 7.380% per annum

AMORTIZATION:                           360 months

MATURITY DATE:                          January 11, 2012

MATURITY/ARD BALANCE:                   $49,329,933

BORROWER:                               Park Avenues Rental Community
                                        Two, Ltd.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance except
                                        during the last three months
                                        prior to loan maturity.

LOAN PER UNIT(2):                       $56,112

UP-FRONT RESERVES:                      Credit Enhancement
                                                 $3,500,000(3)

ONGOING RESERVES:                       Tax and Insurance  (4)
                                        Replacement Reserve(5)

LOCKBOX:                                Springing

                          PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                Single Asset

PROPERTY TYPE:                          Multifamily

PROPERTY SUB-TYPE:                      Rental

LOCATION:                               Jacksonville, Florida

YEAR BUILT/RENOVATED:                   1994/1996

UNITS:                                  980

OCCUPANCY AT U/W:                       84%(6)

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Perimeter Realty, Inc.

U/W NCF:                                $5,634,356(7)

APPRAISED VALUE:                        $72,500,000

APPRAISAL DATE:                         August 22, 2001

CUT-OFF DATE LTV RATIO(2):              75.9%

MATURITY/ARD LTV RATIO:                 68.0%

U/W DSCR:                               1.24x(7)

(1)  The Paradise Island Loan is interest only through January 11, 2003.

(2)  Based on a May 2002 cut-off date principal balance.

(3) The related mortgage loan seller for the Paradise Islands Apartments Loan has obtained and delivered for deposit into the trust fund a letter of credit issued by an affiliate of the related mortgage loan seller in the initial amount of $3,500,000. Draws may be made on the letter of credit either (i) to offset Realized Losses on a periodic basis in the amount of any reduced monthly payments of interest resulting from a reduction in the related mortgage interest rate, in which case such draws will be treated as payments by the Paradise Island Apartments Borrower for purposes of calculating distributions on the offered certificates, or (ii) to offset Realized Losses upon and in the event of a liquidation of the Paradise Island Apartments Loan or the Paradise Island Apartments Property in the event it becomes an REO Property, in which case such draws will be treated as liquidation proceeds for purposes of calculating distributions on the offered certificates. The letter of credit will be released if the Paradise Island Apartments Property achieves a debt service coverage ratio of 1.25x on a trailing twelve month basis. The debt service coverage ratio will be tested every six months.

(4) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(5) The borrower is required to deposit $16,333 per month into a replacement reserve account.

(6)  Occupancy is based on the March 31, 2002 rent roll.

(7) The determination of Underwritten Net Cash Flow and, consequently, the Underwritten Debt Service Coverage Ratio for the Paradise Island Apartments Property indicated in Exhibit A-1 to this prospectus supplement and in the table above assumes, among other things, stabilized occupancy of 91.5%. No credit was given for the $3.5 million letter of credit. See the Most Recent Debt Service Coverage Ratio for the Paradise Island Apartments Loan on Exhibit A-1 to this prospectus supplement.

     THE BORROWER. Park Avenues Rental Community Two, Ltd. is the borrower under the Paradise Island Apartments Loan. It is a single purpose limited partnership organized under the laws of the State of Florida. The borrower's sole general partner is Park Avenues Rental Community Two, Inc. which owns a 1% general partnership interest and a 19.6996% limited partnership interest. Park Avenues Rental Community Two, Inc. is a single purpose entity incorporated under Florida law, with its sole purpose being to act as general partner of the borrower. Park Avenues Rental Community Two, Inc. has an independent director. The remaining limited partnership interests of the borrower are owned by Perimeter Plantation, Inc. (15.2473%) and Donald C. Fort (64.0531%).

     THE PARADISE ISLAND APARTMENTS PROPERTY. The Paradise Island Apartments Property, is a multi-family apartment complex situated at 8787 Southside Boulevard, Jacksonville, Florida on approximately 139.26 acres (Phase I - 28.37 acres;

Phase II - 61.88 acres; and Phase III - 49.01 acres). The complex contains 980 residential apartment units (Phase I - Park Avenues, 300 units; Phase II - The Gables, 320 units; and Phase III - The Preserve, 360 units).

     PROPERTY MANAGEMENT. The Paradise Island Apartments Property is subject to two property management agreements (one for Phase I and one for Phase II and III), each between the borrower and Perimeter Realty, Inc., an affiliate for the borrower. The management agreements generally provide for consulting fees of 4.75% of gross collections, which are subordinated to the Paradise Island Apartments Loan. The lender under the Paradise Island Apartments Loan has the right to require a termination of the management agreements (i) following the occurrence of an event of default under the Paradise Island Apartments Loan or under the management agreements (ii) following a fifty percent (50%) or more change in control of the ownership of the property manager if the rating agencies which rated the certificates issued in connection with a securitization have not confirmed in writing that such change of control will not result in a downgrading of such certificates, and (iii) at any time for cause (including, but not limited to, the property manager's gross negligence, willful misconduct or fraud).

     Perimeter Realty, Inc. was formed in 1994 and manages industrial, office, retail and multifamily properties. Perimeter Realty, Inc. is headquartered in Jacksonville, Florida.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Paradise Island Apartments Loan must deposit or cause its property manager to deposit all rents from the Paradise Island Apartments Property to be deposited into a lockbox account upon the lender's request in the event, and then for so long as, the debt service coverage ratio for the Paradise Island Apartments Loan falls below 1.00:1.00 computed on a trailing 12-month basis, or after an event of default occurs under the Paradise Island Apartments Loan. In the event a lockbox account is established, funds from the lockbox account sufficient to cover all required payments under the Paradise Island Apartments Loan will be retained by the lender and, unless and until an event of default under the Paradise Island Apartment Loan occurs, the borrower shall be entitled to receive the balance.

                               BEAVER VALLEY MALL

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:         $47,963,367

FIRST PAYMENT DATE:                     May 11, 2002

MORTGAGE INTEREST RATE (1):             7.360% per annum

AMORTIZATION:                           360 months

ANTICIPATED REPAYMENT DATE:             April 11, 2012

MATURITY DATE:                          April 11, 2032

MATURITY/ARD BALANCE:                   $42,265,602

BORROWER:                               PR Beaver Valley Mall Limited
                                        Partnership

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until after the
                                        date three months prior to the
                                        anticipated repayment date

LOAN PER SF(2):                         $50

UP-FRONT RESERVES:                      Engineering Reserve $1,929,025

ONGOING RESERVES:                       Sears Reserve       (3)
                                        Tax and Insurance   (4)
                                        Replacement Reserve (5)

LOCKBOX:                                Hard

                          PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Center Township, Pennsylvania

YEAR BUILT/RENOVATED:                   1970/1991

LEASABLE SQUARE FOOTAGE:                965,912

OCCUPANCY AT U/W:                       88%(6)

OWNERSHIP INTEREST:                     Fee

                                    % OF      LEASE        RENT
MAJOR TENANTS               NRSF    NRSF    EXPIRATION    PSF(6)
-------------             --------  ----    ----------   --------
Boscov's                   194,498  20.1%    9/30/2018   $   4.11
Sears                      190,759  19.7%    8/15/2006   $   6.00
JCPenney                   126,010  13.0%    9/30/2017   $   1.87

PROPERTY MANAGEMENT:                    PREIT Services, LLC

U/W NCF:                                $7,218,442

APPRAISED VALUE:                        $80,000,000

APPRAISAL DATE:                         January 7, 2002

CUT-OFF DATE LTV RATIO(1):              60%

MATURITY/ARD LTV RATIO:                 52.8%

U/W DSCR:                               1.82x

(1) The initial mortgage interest rate is 7.360%. From and after the related anticipated repayment date, the Beaver Valley Mall Loan will accrue interest at a rate per annum equal to the initial mortgage interest rate plus 2.000% per annum.

(2)  Based on a May 2002 cut-off date principal balance.

(3) The borrower is required to make monthly deposits of $25,000 into the Sears Reserve until the earlier to occur of (i) such time as the balance in the Sears Reserve is at least $1,500,000, or (ii) either Sears renews its lease or an acceptable replacement tenant enters into a lease of the Sears space for a term, in each instance, extending not less than two years beyond the anticipated repayment date ("Renewal Condition"); and the Sears Reserve shall be released to the borrower upon the occurrence of a Renewal Condition or Sears renewing it lease for a term of not less than five years. In addition to the $25,000 monthly deposits, if Sears either delivers a notice of its intent to vacate or fails to deliver a notice to either vacate or renew its lease, any excess cash flow shall be deposited into the Sears Reserve until the earlier to occur of the Sears Reserve balance equaling or exceeding $1,500,000 or Sears renewing its lease for a term of not less than five years.

(4) The borrower is required to deposit monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies.

(5) The borrower is required to deposit $10,667 monthly for the first two years and $6,500 monthly for the third year of the loan into a replacement reserve account.

(6) Occupancy and rent per square foot are based on the January 25, 2002 rent roll.

     THE BORROWER. PR Beaver Valley Limited Partnership, the borrower under the Beaver Valley Mall Loan, is a limited partnership organized under the laws of the Commonwealth of Pennsylvania, and is owned by PREIT Associates, L.P., a Delaware limited partnership, as its sole limited partner (99%) and by PR Beaver Valley LLC, a limited liability company organized under the laws of the State of Delaware, as its sole general partner (1%). PREIT Associates, L.P. is controlled through Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust, which is the sole general partner of PREIT Associates, L.P. PR Beaver Valley LLC has two independent directors.

     Pennsylvania Real Estate Investment Trust, founded in 1960, is a self-administered real estate investment trust that owns a diversified portfolio of interests in 45 properties with 9.8 million square feet of retail space and 7,242 apartment units. It is a fully integrated real estate operation that acquires, develops, manages and leases commercial real estate properties.

     THE BEAVER VALLEY MALL PROPERTY. The Beaver Valley Mall Property is a regional enclosed retail mall situated on 136.73 acres in Center Township, Pennsylvania. The mall was originally built in 1970 and renovated in 1991 and contains 965,912 net rentable square feet. The Beaver Valley Mall is anchored by Sears, Boscov's, JCPenney and Kaufman's. The mall is located directly on Lombardy Street and Fairwell Drive which is one of the major commerce corridors in the subject metropolitan area.

     PROPERTY MANAGEMENT. The Beaver Valley Mall is subject to a management agreement between the borrower and PREIT Services, LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of gross collections, which is subordinated to the Beaver Valley Mall Loan. The lender under the Beaver Valley Mall Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the Beaver Valley Mall Loan or under the management agreement, if the debt service coverage ratio on a trailing twelve month basis is less than 1.16:1:00, or if the manager is subject to a bankruptcy proceeding.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Beaver Valley Mall Loan must cause the tenants at the Beaver Valley Mall Property to deposit their rental payments into a bank account controlled by the lender. The lender shall receive funds from the account sufficient to cover all required payments under the Beaver Valley Mall Loan and, unless and until (a) an event of default under the loan occurs, (b) excess cash flow is required to be swept into the Sears Reserve, or (c) after the anticipated repayment date if the borrower does not pay off the Beaver Valley Mall Loan, the borrower is entitled to receive the balance.

                                   PNC CENTER

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:         $44,441,758

FIRST PAYMENT DATE:                     April 11, 2002

MORTGAGE INTEREST RATE(1):              7.410% per annum

AMORTIZATION:                           360 months

ANTICIPATED REPAYMENT DATE:             March 11, 2012

MATURITY DATE:                          March 11, 2032

MATURITY/ARD BALANCE:                   $39,239,975

BORROWER:                               CINC Financial Associates, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until the date
                                        three months prior to the anticipated
                                        repayment date

LOAN PER SF(2):                         $89

UP-FRONT RESERVES:                      TI/LC Reserve     $1,750,000(3)
                                        Engineering Reserve  $29,350(4)
                                        Replacement Reserve $470,650(5)

ONGOING RESERVES:                       TI/LC Reserve               (6)
                                        Tax and Insurance Reserve   (7)
                                        Replacement Reserve         (8)

LOCKBOX:                                Springing

                          PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      CBD

LOCATION:                               Cincinnati, Ohio

YEAR BUILT/RENOVATED:                   1979/2001

LEASABLE SQUARE FOOTAGE:                497,394

OCCUPANCY AT U/W:                       92%(9)

OWNERSHIP INTEREST:                     Fee

                                    % OF      LEASE        RENT
MAJOR TENANTS               NRSF    NRSF    EXPIRATION    PSF(9)
-------------             --------  ----    ----------   --------
PNC Bank                   224,001  45.0%   2/28/2014    $   8.08
Frost Brown Todd           121,941  24.5%   12/31/2011   $  15.78

PROPERTY MANAGEMENT:                    Harbor Group Management Co. and
                                        Harbor Group International, L.L.C.

U/W NCF:                                $4,936,853

APPRAISED VALUE:                        $59,900,000

APPRAISAL DATE:                         November 19, 2001

CUT-OFF DATE LTV RATIO(2):              74.2%

MATURITY/ARD LTV RATIO:                 65.5%

U/W DSCR:                               1.33x

(1) The initial mortgage interest rate is 7.410%. From and after the related anticipated repayment date, the PNC Center Loan will accrue interest at a rate per annum equal to the initial mortgage interest rate plus 2.000% per annum.

(2)  Based on a May 2002 cut-off date principal balance.

(3) The amount of $1,750,000 was held back at the time of loan origination to reimburse the borrower for specified tenant improvements and leasing commissions including reimbursements to the tenant under the Frost Brown Todd lease. Approximately $1,463,000 will be distributed to Frost Brown Todd as tenant improvements by January 1, 2004.

(4) The amount of $29,350 was held back at the time of loan origination to reimburse the borrower for the costs and expenses related to ADA compliance.

(5) The amount of $470,650 was held back at the time of loan origination to reimburse the borrower for replacements and repairs to the PNC Center Property in the manner and subject to the same conditions as provided in the loan documents for the ongoing replacement reserve.

(6) The borrower is required to deposit $25,000 monthly into a TI/LC reserve account.

(7) The borrower is required to deposit monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies.

(8) The borrower is required to deposit $8,290 monthly into a replacement reserve account.

(9) Occupancy and rent per square foot are based on the February 12, 2002 rent roll.

     THE BORROWER. The borrower under the PNC Center Loan is CINC Financial Associates, LLC. It is a multi-member, single purpose limited liability company organized under the laws of the State of Delaware; and the managing member, which owns a 10% interest in the borrower, is CINC Managing Co., LLC. The borrower represented in the loan documents that no individual member owns, or, without the lender's consent will any person or group of affiliated persons be permitted to acquire, more than a 10% interest in the borrower.

     CINC Managing Co., LLC is a multi-member, single purpose Delaware limited liability company, which has one independent manager. The largest members of CINC Managing Co., LLC are Kamez Associates, LLC, which owns a 40.12% interest, Jordan E. Slone who owns an 18.58% interest, Herbert K. Bangel who owns a 13.85% interest, and Charles R. Patty, Jr. who owns an 11.90% interest.

     The sponsor of the borrower, Harbor Management, manages 1.9 million square feet in 17 retail centers, 4.4 million square feet of office space in 19 buildings and 5,800 multifamily units in 35 developments.

     THE PNC CENTER PROPERTY. The PNC Center Property consists of a 0.904-acre property located in Cincinnati, Ohio. It is improved by a building comprised of 497,394 rentable square feet of office space.

     PROPERTY MANAGEMENT. The PNC Center Property is subject to a management agreement between the borrower and Harbor Group Management Co., an affiliate of the borrower, and an asset management agreement with Harbor Group International, L.L.C., also an affiliate of the borrower. The management agreement generally provides for a management fee of 2.25% of gross collections, which fee is subordinated to the PNC Center Loan. The asset management agreement (which covers services such as site inspections, review of financial statements and annual budgets) generally provides for a management fee of 0.75% of gross collections, which fee is also subordinate to the PNC Center Loan. The lender under the PNC Center Loan has the right to require a termination of the management agreement if (i) there is a change of control of the property manager, (ii) an event of default under the PNC Center Loan occurs and is continuing, (iii) at the anticipated repayment date, the PNC Center Loan is not repaid in full, (iv) a material default occurs under the management agreement beyond any applicable grace or cure period, or (v) the property manager becomes bankrupt or insolvent or a debtor in any bankruptcy or insolvency proceeding

     CASH MANAGEMENT/LOCKBOX. The lockbox goes into effect, and excess cash flow will be swept into a TI/LC reserve, 21 months prior to the scheduled expiration of the Frost Brown Todd lease if the tenant does not give notice of its intention to renew its lease, or gives notice of its intention to terminate its lease, by the 21st month prior to the scheduled expiration of the lease. If the tenant gives notice of its intention to renew its lease by such deadline but does not execute a lease amendment confirming its renewal of its lease by the 18th month prior to the scheduled expiration of the lease, then the springing lockbox goes into effect and excess cash flow is swept into a TI/LC reserve commencing 18 months prior to the expiration of the lease; whereupon tenants commence depositing rent payments directly into a lockbox account under the sole control of the lender and all deposited funds are transferred to the lender on a weekly basis. If not already in place based upon the foregoing condition, a lockbox goes into effect one month prior to the anticipated repayment date.

                              330 WEST 34TH STREET

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:         $39,983,418

FIRST PAYMENT DATE:                     May 11, 2002

MORTGAGE INTEREST RATE(1):              6.750% per annum

AMORTIZATION:                           478 months

ANTICIPATED REPAYMENT DATE:             April 11, 2012

MATURITY DATE:                          April 11, 2042

MATURITY/ARD BALANCE:                   $37,723,825

BORROWER:                               330 West 34th SPE LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until the date
                                        three months prior to the anticipated
                                        repayment date

LOAN PER SF(2):                         $63

UP-FRONT RESERVES:                      Debt Service

                                        Coverage Reserve     $241,582(3)

ONGOING RESERVES:                       Tax and Insurance Reserve    (4)

LOCKBOX:                                Hard

                          PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                Single Asset

PROPERTY TYPE:                          Office(5)

PROPERTY SUB-TYPE:                      CBD

LOCATION:                               New York, New York

YEAR BUILT/RENOVATED:                   1926/2000

LEASABLE SQUARE FOOTAGE:                632,152

OCCUPANCY AT U/W:                       100%(6)

OWNERSHIP INTEREST:                     Fee

                                    % OF      LEASE        RENT
MAJOR TENANTS(7)            NRSF    NRSF    EXPIRATION    PSF(6)
----------------          --------  ----    ----------   --------
The City of New York       302,405  47.8%    3/30/2012   $  17.75
The Bank of New York       112,395  17.8%    9/30/2011   $  41.70
Props for Today Inc.        95,118  15.0%   12/31/2006   $   9.50

PROPERTY MANAGEMENT:                    Vornado Realty Trust

U/W NCF(8):                             $7,588,246

APPRAISED VALUE(9):                     $63,000,000

APPRAISAL DATE:                         February 5, 2002

CUT-OFF DATE LTV RATIO(2):              63.5%

MATURITY/ARD LTV RATIO:                 59.91%

U/W DSCR(8):                            2.62x

(1) The initial mortgage interest rate is 6.750%. From and after the related anticipated repayment date, the 330 West 34th Street Loan will accrue interest at a rate per annum equal to the initial mortgage interest rate plus 2.000% per annum.

(2)  Based on a May 2002 cut-off date principal balance.

(3) The borrower deposited with the lender $241,582 (constituting the amount of one month's debt service) for (a) the payment of debt service in the event that the rent deposited in the cash management account is insufficient to make the required monthly debt service payment or (b) the payment of insurance premiums if not paid by the ground lessee under the ground lease of the 330 West 34th Street Property and required to be paid by the borrower. The borrower is required to maintain the reserve for the term of the 330 West 34th Street Loan.

(4) The borrower is not required to escrow for taxes if (a) the ground lease is in full force and effect and (b) the ground lessee pays the taxes or the borrower is diligently using good faith efforts to cause the ground lessee to pay the taxes pursuant to the ground lease and if the ground lessee fails to pay such taxes pursuant to the ground lease, the borrower is enforcing its rights pursuant to the ground lease to terminate the ground lease; provided, however, if the taxes are not paid by the ground lessee on or prior to 45 days after the date set forth in the ground lease, the borrower is required to pay such taxes. The borrower is not required to escrow for insurance premiums if (a) the ground lease is in full force and effect and (b) the borrower is diligently using good faith efforts to cause the ground lessee to obtain and maintain the insurance policies required to be obtained and maintained pursuant to the ground lease and the borrower has maintained the business interruption insurance required to be obtained and maintained pursuant to the 330 West 34th Street Loan documents; provided, however, if the insurance required pursuant to the ground lease is not maintained, the lender shall have the right, after written notice to the borrower, to obtain insurance coverage required pursuant to the 330 West 34th Street Loan documents.

(5) The collateral for the 330 West 34th Street Loan consists of (a) the borrower's fee interest in the real estate, (b) rent received pursuant to the ground lease between the borrower and Vornado 330 West 34th Street L.L.C. and (c) the reversionary interest in the office building improvements.

(6) Occupancy and rent per square foot are based on the January 1, 2002 rent roll.

(7) The property is ground leased to Vornado 330 West 34th Street L.L.C., an affiliate of Vornado Realty Trust (NYSE: VNO). The following tenants represent subtenant leases of the property made by Vornado.

(8) U/W Net Cash Flow and U/W DSCR are based on payments by subtenants. Actual DSCR from the ground lease payment is 1.01x.

(9)  The appraised value is based on the unimproved land value.

     THE BORROWER. 330 West 34th SPE LLC is the borrower under the 330 West 34th Street Loan. It is a limited liability company organized under the laws of the State of New York; and is controlled by 330 West 34th Manager SPE LLC, a New York limited liability company (0.5%) which is controlled and owned by 330 West 34th SPE Corp. (0.5%), its managing member, with an independent director, and the Karp Family Associates, a New York general partnership (34.825%); Seaevstarr Associates, a New York general partnership (34.825%); and Rex 34th Associates II, a New York general partnership (29.85%).

     THE 330 WEST 34TH STREET PROPERTY. The 330 West 34th Street Loan consists of a 1.07-acre property located in New York, New York. Although it is improved by a building comprised of 632,152 rentable square feet of office space, the building and improvements are not owned by the borrower nor are they collateral for the 330 West 34th Street Loan.

     PROPERTY MANAGEMENT. The 330 West 34th Street Property is not subject to a management agreement. Management of the building improvements located at the 330 West 34th Street Property is the responsibility of the ground lessee under the ground lease.

     CASH MANAGEMENT/LOCKBOX. The borrower under the 330 West 34th Street Loan must cause the rent received under the ground lease from the 330 West 34th Street Property to be deposited into a bank account controlled by the lender. The lender receives funds from the account sufficient to cover all required payments under the 330 West 34th Street Loan and, unless and until an event of default under the loan occurs, and unless and until the earlier of the anticipated repayment date without repayment of the loan or the occurrence of an event of default under the loan, the borrower is entitled to receive the balance.

     GROUND LEASE. The 330 West 34th Street Property is subject to a ground lease between the borrower and Vornado 330 West 34th Street L.L.C., an affiliate of Vornado Realty Trust (NYSE: VNO) The tenant under the ground lease owns and is responsible for the management of the building improvements located on the 330 West 34th Street Property.

                             SAN BRUNO TOWNE CENTER

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:         $30,911,804

FIRST PAYMENT DATE:                     February 11, 2002

MORTGAGE INTEREST RATE:                 7.760% per annum

AMORTIZATION:                           360 months

MATURITY DATE:                          January 11, 2012

MATURITY/ARD BALANCE:                   $27,553,943

BORROWER:                               San Bruno Towne Center, LLC and
                                        San Bruno Seventeen, a California
                                        limited partnership

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until the date six
                                        months  prior to maturity

LOAN PER SF(1):                         $197

UP-FRONT RESERVES:                      Liquidity Reserve $100,000
                                        Environmental Reserve   $5,625(2)

ONGOING RESERVES:                       Tax and Insurance Reserve     (3)
                                        Replacement Reserve           (4)
                                        TI/LC Reserve                 (5)
                                        Liquidity Reserve             (6)

LOCKBOX:                                Hard

                          PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               San Bruno, California

YEAR BUILT/RENOVATED:                   1989/N/A

LEASABLE SQUARE FOOTAGE:                156,617

OCCUPANCY AT U/W:                       99%(7)

OWNERSHIP INTEREST:                     Fee

                                    % OF      LEASE        RENT
MAJOR TENANTS               NRSF    NRSF    EXPIRATION     PSF(7)
-------------             --------  ----    ----------   --------
Marshall's                  27,000  17.2%    1/31/2007   $   8.50
CompUSA                     24,555  15.7%    2/28/2006   $  20.68

PROPERTY MANAGEMENT:                    CB Richard Ellis, Inc.

U/W NCF:                                $3,347,615

APPRAISED VALUE:                        $39,500,000

APPRAISAL DATE:                         November 5, 2001

CUT-OFF DATE LTV RATIO(1):              78.3%

MATURITY/ARD LTV RATIO:                 69.8%

U/W DSCR:                               1.25x

(1)  Based on a May 2002 cut-off date principal balance.

(2)  The borrower deposited $5,625 into an environmental reserve account.

(3) The borrower is required to deposit monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies.

(4) The borrower is required to deposit $2,000 per month ($0.15 per SF per year) into a replacement reserve account.

(5) The borrower is required to deposit $5,000 monthly into a TI/LC reserve account and the borrower is required to escrow early lease termination payments.

(6) The borrower was required to establish a liquidity reserve. Upon origination, $100,000 was deposited into this reserve and, on a monthly basis, all cash flow remaining after provision for all other payments and reserves under the cash management agreement is to be deposited in the liquidity reserve until a balance of $1,000,000 is achieved (the "ceiling balance"). Once the ceiling balance is achieved, further deposits are not required until the balance of the funds in the liquidity reserve drops below the ceiling balance. The borrower is permitted to draw funds from the liquidity reserve for tenant improvement and leasing commission expenditures provided that after giving effect to the draw, the balance in the liquidity reserve will be not less than $400,000 and there are no remaining funds in the TI/LC reserve. The borrower may also use the liquidity reserve to fund monthly shortfalls in required payments under the promissory note whether for principal, interest or deposits to the impound account or other reserves under the loan, provided the balance remaining in the liquidity reserve after giving effect to such payments will be not less than $400,000; provided however, that in the first 30 full calendar months of the loan, the liquidity reserve may be used to fund such shortfalls without regard to the balance of the funds in the liquidity reserve. The liquidity reserve may be returned to the borrower upon a sale of the property which meets certain conditions set forth in the loan documents, including (a) that the new indemnitor/guarantor in connection with such sale and loan assumption has a net worth of not less than $10,000,000 and liquidity of not less than $1,000,000 (in each case, excluding the San Bruno Towne Center Property), (b) an estoppel is delivered to beneficiary from the City of San Bruno confirming the status and amount of the obligations under an applicable development agreement and from the City of San Bruno or DSL Service Corp. regarding a certain passbook account maintained in connection therewith, (c) the funds available in such passbook account are at least equal to the obligations outstanding as identified in such estoppel certificate and (d) the required security deposit is made to the security deposit account. In the event any of the required conditions are not satisfied, then the liquidity reserve will be partially released to the borrower, so that there will remain in the reserve an amount equal to the obligations then outstanding under the development agreement.

(7) Occupancy and rent per square foot are based on the December 12, 2001 rent roll.

     THE BORROWER. San Bruno Towne Center, LLC and San Bruno Seventeen, a California limited partnership ("San Bruno Seventeen"), jointly and severally, are the borrowers under the San Bruno Towne Center Loan. San Bruno Towne Center LLC is a Delaware limited liability company, and San Bruno Seventeen is a California limited partnership. San Bruno Towne Center LLC is owned by a testamentary trust, as the economic member, and SPE San Bruno Towne Center Inc., as the non-economic member and general manager. San Bruno Seventeen is owned by BHI-Dover XVII, as limited partner (99.6%), and SPE San Bruno Towne Center Inc., as general partner (.4%).

     Each borrower is controlled through SPE San Bruno Towne Center Inc., a Delaware corporation, which is the general partner of San Bruno Seventeen and is a non-economic member and the general manager of San Bruno Towne Center LLC. SPE San Bruno Towne Center Inc. has an independent director.

     THE SAN BRUNO TOWNE CENTER PROPERTY. The San Bruno Towne Center Property is an anchored retail center located in San Bruno, California. It was originally built in 1989. The San Bruno Towne Center is shadow anchored by Lowe's Home Improvement Center and Albertsons. Some national tenants at the San Bruno Towne Center Property include Comp USA, Marshall's, Red Lobster and Blockbuster.

     PROPERTY MANAGEMENT. The San Bruno Towne Center Property is subject to a management agreement between the borrower and CB Richard Ellis, Inc. The management agreement generally provides for a management fee of 3% of gross collections, which is subordinated to the San Bruno Towne Center Loan. The lender under the San Bruno Towne Center Loan has the right to require a termination of the management agreement following the occurrence of an event of default under the San Bruno Towne Center Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower under the San Bruno Towne Center Loan must cause all rents from the San Bruno Towne Center Property to be deposited into a bank account controlled by the lender. The lender is to receive funds from the account sufficient to cover all required payments under the San Bruno Towne Center Loan and until the funds in the liquidity reserve are at least $1,000,000 all remaining funds are swept into the liquidity reserve. During any period the liquidity reserve equals or exceeds $1,000,000, unless and until (a) an event of default under the cash management agreement occurs, (b) the liquidity reserve falls below $1,000,000, (c) an operation shortfall period exists, or (d) during the last six months of the term if the borrower has failed to obtain a take-out commitment, the borrower is entitled to receive the balance of the funds remaining after all required payments under the San Bruno Towne Center Loan are provided for each month.

                                    VERANDAH

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:         $24,935,677

FIRST PAYMENT DATE:                     March 11, 2002

INTEREST RATE:                          7.220% per annum

AMORTIZATION:                           360 months

MATURITY DATE:                          February 11, 2012

MATURITY/ARD BALANCE:                   $21,918,450

BORROWER:                               Verandah Apartments, L.P.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until on or after
                                        the date six months prior to the
                                        maturity date

LOAN PER UNIT(1):                       $56,672

UP-FRONT RESERVES:                      Engineering Reserve    $23,625(2)

ONGOING RESERVES:                       Tax and Insurance Reserve     (3)
                                        Replacement Reserve           (4)

LOCKBOX:                                Hard

                          PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Multifamily

PROPERTY SUB-TYPE:                      Rental

LOCATION:                               Miami, Florida

YEAR BUILT/RENOVATED:                   1990/2001

UNITS:                                  440

OCCUPANCY AT U/W:                       95%(5)

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    BH Management Services, Inc.

U/W NCF:                                $2,867,316

APPRAISED VALUE:                        $32,250,000

APPRAISAL DATE:                         January 1, 2002

CUT-OFF DATE LTV RATIO(1):              77.3%

MATURITY/ARD LTV RATIO:                 68.0%

U/W DSCR:                               1.41x

(1)  Based on a May 2002 cut-off date principal balance.

(2) The borrower was required to deposited $23,625 into an engineering reserve account for immediate repairs.

(3) The borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds necessary to pay
     (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(4) The borrower is required to deposit $9,167 ($250 per unit per year) into a replacement reserve account.

(5)  Occupancy is based on the November 25, 2001 rent roll.

     THE BORROWER. Verandah Apartments, L.P. is the borrower under the Verandah Loan. It is a single-purpose limited partnership formed under the laws of the State of Delaware, and owned by BH/CIA Verandah, L.L.C., an Iowa limited liability company (1%) which has one independent director, and BH/CIA Verandah Partners, L.P., an Iowa limited partnership (99%).

     BH/CIA Verandah, L.L.C. is owned 60% by BCV Management, L.L.C., an Iowa limited liability company, 20% by BH Verandah Partners, L.P., an Iowa limited partnership, and 20% by MDR Verandah, L.L.C., a Maryland limited liability company. BCV Management, L.L.C. is owned 50% by Harry Bookey and 50% by Michael Rubin.

     The sponsors of the borrower, BH Equities, is a real estate investment firm with holdings in 11 states and manages, through its affiliated management company, over 23,000 multifamily units.

     THE VERANDAH PROPERTY. The Verandah Property is a multifamily rental property comprised of 440 residential apartment units. The apartment complex is located at 18802 N.W. 57th Avenue, Miami, Miami-Dade County, Florida.

     PROPERTY MANAGEMENT. The Verandah Property is subject to a property management agreement between Verandah Apartments, L.P. and BH Management Services, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of monthly gross collections, which is subordinated to the Verandah Loan. The lender under the Verandah Loan has the right to require a termination of the management agreement upon the occurrence of an event of default under the Verandah Loan. BH Management Services, Inc., headquartered in Dallas, Texas, currently manages over 23,000 units.

     CASH MANAGEMENT/LOCKBOX. The borrower must cause all rents from the Verandah Property to be deposited within one (1) business day of receipt into a rent account in the name of the borrower and under the sole dominion and control of the borrower and the lender. Once a month, the amount of funds in the rent account sufficient to satisfy monthly debt service and reserve payments must be transferred to a central account in the name of and under the sole dominion and control of the lender, unless and until (i) an event of default under the cash management agreement occurs, (ii) an operations shortfall period exists, (ii) the lender fails to receive an officer's certificate with respect to financial reports, (iv) during the last six months of the term if the borrower has failed to obtain a take-out commitment or such commitment lapses or is terminated, or
(v) a debt service coverage ratio of at least 1.08:1.00 as determined within 45 days of the end of each calendar quarter is not achieved (until such debt service coverage ratio is again achieved for two consecutive quarters), when all excess cash flow will be retained in the cash management account.

                               MAIN STREET COMMONS

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:         $20,946,153

FIRST PAYMENT DATE:                     March 1, 2002

MORTGAGE INTEREST RATE:                 7.240% per annum

AMORTIZATION:                           360 months

MATURITY DATE:                          February 1, 2012

MATURITY/ARD BALANCE:                   $18,420,982

BORROWER:                               Dalan/St. Charles, L.L.C.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until the date 90
                                        days prior to maturity

LOAN PER SQUARE FOOT(1):                $127

UP-FRONT RESERVES:                      TI/LC Reserve        $81,315(2)

ONGOING RESERVES:                       Replacement Reserve         (3)
                                        TI/LC Reserve               (4)
                                        Tax Escrow                  (5)
                                        Major Tenant TI/LC Reserve  (6)

LOCKBOX:                                Springing

                          PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               St. Charles, Illinois

YEAR BUILT/RENOVATED:                   2000/N/A

LEASABLE SQUARE FOOTAGE:                164,974

OCCUPANCY AT U/W:                       94%(7)

OWNERSHIP INTEREST:                     Fee

                                    % OF      LEASE        RENT
MAJOR TENANTS               NRSF    NRSF    EXPIRATION    PSF(7)
-------------             --------  ----    ----------   --------
Stein Mart                  34,000  20.6%   11/30/2015   $   6.91
Borders                     24,893  15.1%    1/31/2021   $  16.00
Office Depot                24,716  15.0%   12/31/2015   $  11.45

PROPERTY MANAGEMENT:                    Hamilton Partners Retail
                                        Management, Inc.

U/W NCF:                                $2,143,624

APPRAISED VALUE:                        $26,400,000

APPRAISAL DATE:                         October 1, 2001

CUT-OFF DATE LTV RATIO(1):              79.3%

MATURITY/ARD LTV RATIO:                 69.8%

U/W DSCR:                               1.25x

(1)  Based on a May 2002 cut-off date principal balance.

(2) The borrower deposited $81,315 into a reserve account to be used for tenant improvements of specified vacant space.

(3) The borrower is required to deposit $2,064 per month for the term of the loan into a replacement reserve account.

(4) The borrower is required to deposit $1,695 per month for the term of the loan into a tenant improvement/leasing commission reserve account.

(5) The borrower is required to deposit monthly payments into a tax escrow fund to accumulate funds necessary to pay all taxes prior to their respective due dates.

(6) If any of Stein Mart, Office Depot or Borders ("Major Tenants") commences bankruptcy proceedings or vacates its premises, all rents from the Main Street Commons Property are required to be paid into a lockbox, for application by the lender to debt service, operating expenses and ongoing reserves, with the balance to be deposited into a reserve account for disbursement for tenant improvements and leasing commissions relating to the applicable Major Tenant's premises. Such lockbox arrangement will be suspended upon the earlier of (i) achieving a balance of $1,000,000 in such reserve account, (ii) if the lockbox was triggered by a Major Tenant vacating its demised premises, a new tenant(s) occupying such premises under lease terms acceptable to the lender, or (iii) if the lockbox was triggered by the bankruptcy of a Major Tenant, each Major Tenant is paying rent in accordance with the terms of its lease and either the bankruptcy proceeding has been dismissed or the applicable Major Tenant has affirmed and assumed its obligations under its lease.

(7) Occupancy and rent per square foot are based on the January 8, 2002 rent roll.

     THE BORROWER. Dalan/St. Charles, L.L.C. is the borrower under the Main Street Commons Loan. It is a single-purpose limited liability company organized under the laws of the State of Illinois; is owned by Patrick J. Corrigan (19.7%), Dalan/St. Charles I, Inc. (1%), DH St. Charles, LLC (79.3%); and has as its manager Dalan/St. Charles I, Inc., a single-purpose corporation organized under the laws of the State of Illinois that (a) is a 1% member of the borrower,
(b) is the manager of the borrower, and (c) has one independent director.

     Patrick Daly is the principal in the borrower. Patrick Daly is the founder and Chairman of the Board of PFDA, Inc., a Chicago-based architecture and engineering firm responsible for more than $1 billion in retail and commercial projects in 26 states.

     THE MAIN STREET COMMONS PROPERTY. The Main Street Commons Property is an anchored retail development located in St. Charles, Illinois. The development includes four buildings that consist of 164,974 square feet of retail space. The property was built in 2000. The Main Street Commons Property is anchored by Stein Mart, Office Depot and Borders. National tenants at the Main Street Commons Property include Cost Plus and Amish Furniture Gallery.

     PROPERTY MANAGEMENT. The Main Street Commons Property is subject to a management agreement between the borrower and Hamilton Partners Retail Management, Inc., a regional manager/developer of commercial real estate. The property management agreement generally provides for a management fee of a maximum of 4.0% of gross collections, which is subordinated to the Main Street Commons Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Main Street Commons Loan must deposit or cause to be deposited rents received from the Main Street Commons Property into a rent account if any Major Tenant commences bankruptcy proceedings or vacates its premises. Such lockbox arrangement will be suspended (subject to recommencement upon the occurrence of another Major Tenant bankruptcy or vacation of premises) upon the earlier of (i) achieving a balance of $1,000,000 in the Major Tenant TI/LC reserve account, (ii) if the lockbox was triggered by a Major Tenant vacating its demised premises, a new tenant(s) occupying such demised premises under lease terms acceptable to the lender, or
(iii) if the lockbox was triggered by the bankruptcy of a Major Tenant, each Major Tenant is paying rent in accordance with the terms of its lease and either the bankruptcy proceeding has been dismissed or the applicable Major Tenant has affirmed and assumed its obligations under its lease.

     SUBORDINATE DEBT. The members of a member of the borrower may pledge their right to receive cash distributions, provided such pledge is limited solely to those cash distributions, the subordinate loan documents are approved by the lender, the subordinate lender executes a subordination and intercreditor agreement in a form approved by the lender, and rating agency confirmation is obtained if determined necessary. At the time of origination of the Main Street Commons Loan, such subordinate financing in the amount of $2,800,000 was consented to by the lender and a subordination and intercreditor agreement was executed by the subordinate lender and the lender.

                      WESTCOAST GRAND HOTEL AT THE PARK AND
                             WESTCOAST OLYMPIA HOTEL

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:         $20,632,802

                                        WestCoast Grand Hotel
                                        at the Park Loan: $13,887,463
                                        WestCoast Olympia
                                        Hotel Loan:        $6,745,339

FIRST PAYMENT DATE:                     October 11, 2001

MORTGAGE INTEREST RATE:                 8.080% per annum

AMORTIZATION:                           300 months

MATURITY DATE:                          September 11, 2011

MATURITY/ARD BALANCE:                   $17,178,474

BORROWER:                               WestCoast Grand Hotel
                                        at the Park Loan: WHC804, LLC
                                        WestCoast Olympia
                                        Hotel Loan:       WHC821, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until after the
                                        date three months prior to maturity

LOAN PER UNIT(1):                       WestCoast Grand Hotel
                                        at the Park:       $34,546
                                        WestCoast
                                        Olympia Hotel:     $35,502

ONGOING RESERVES:                       FF&E Reserve          4.0%(2)
                                        Tax and Insurance         (3)

LOCKBOX:                                Springing

                          PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Portfolio of Two Assets (cross-
                                        collateralized and cross-defaulted
                                        loans)

PROPERTY TYPE:                          Hotel

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               WestCoast Grand Hotel at the Park:
                                        Spokane, Washington
                                        WestCoast Olympia Hotel:
                                        Olympia, Washington

YEAR BUILT/RENOVATED:                   WestCoast Grand
                                        Hotel at the Park:  1983/1993
                                        WestCoast
                                        Olympia Hotel:      1970/1998

NUMBER OF ROOMS:                        WestCoast Grand
                                        Hotel at the Park: 402 rooms
                                        WestCoast
                                        Olympia Hotel: 190 rooms

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    WestCoast Hospitality, Limited
                                        Partnership

U/W NCF:                                $3,058,300

APPRAISED VALUE:                        $30,800,000

APPRAISAL DATE:                         May 1, 2001

CUT-OFF DATE LTV RATIO(1):              67.0%

MATURITY/ARD LTV RATIO:                 55.8%

U/W DSCR:                               1.58x

(1)  Based on a May 2002 cut-off date principal balance.

(2) The borrower is required under each of the WestCoast Grand Hotel at the Park Loan and the WestCoast Olympia Hotel Loan to deposit 4.0% of the "gross revenues" from the respective property per month into an FF&E reserve account. The monthly deposit shall be computed by taking 4.0% of 1/12th of the annual "gross revenues" from the respective property for the previous calendar year.

(3) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies.

WESTCOAST GRAND HOTEL AT THE PARK LOAN

     THE BORROWER. The borrower under the WestCoast Grand Hotel at the Park Loan is WHC804, LLC. It is a limited liability company organized under the laws of the State of Delaware, which is wholly-owned by its single member, WHC804-M, LLC, and governed by a Board of Directors that includes one Independent Director.

     WHC804-M, LLC, a Delaware limited liability company, is the sole member of the borrower. The sole member of WHC804-M, LLC is WestCoast Hospitality, Limited Partnership, a Delaware limited partnership.

     The sponsor of the borrower, WestCoast Hospitality Limited Partnership, is headquartered in Spokane, Washington and owns and/or operates 44 full-service properties with over 8,450 rooms.

     THE WESTCOAST GRAND HOTEL AT THE PARK PROPERTY. The WestCoast Grand Hotel at the Park Property is a hotel property situated on approximately 8.062 acres of land located at and commonly known as 303 West North River Drive, Spokane, Washington 99201. It is improved by a building comprised of 402 hotel rooms.

     PROPERTY MANAGEMENT. The WestCoast Grand Hotel at the Park Property is subject to a management agreement between the borrower and WestCoast Hospitality, Limited Partnership, an affiliate of the borrower. The management agreement generally provides for a management fee of 3.0% of gross collections for the prior month, which is subordinated to the WestCoast Grand Hotel at the Park Loan. The lender under the WestCoast Grand Hotel at the Park Loan has the right to require a termination of the management agreement (a) at any time based upon gross negligence, willful misconduct or fraud of the property manager or the property manager's default beyond the expiration of any applicable notice or grace period in the performance of its obligations under the management agreement; (b) at any time after the occurrence and during the continuance of an event of default with respect to any amounts payable by the borrower under the WestCoast Olympia Hotel Loan documents; or (c) after any change of the general partner of the property manager.

     CASH MANAGEMENT/LOCKBOX. The borrower under the WestCoast Grand Hotel at the Park Loan must deposit, or cause the property manager to deposit, income received from the WestCoast Grand Hotel at the Park and shall cause credit card companies to directly deposit proceeds into a rent account to which the borrower and the lender's servicer have access, provided that (a) after an event of default under the WestCoast Grand Hotel at the Park Loan occurs, (b) if the property manager does not provide certifications on a monthly basis that operating expenses are being currently paid, (c) the borrower is in an operations shortfall period (I.E., net operating income less the sum of capital improvement expenditures and debt service is less than zero for three consecutive months), or (d) the borrower is in the curtailment period (I.E., the last three months of the term of the WestCoast Grand Hotel at the Park Loan), the lender may direct the rent account bank to block the borrower's access to the rent account, and to transfer on a daily basis to a central account controlled by the lender all deposits into the rent account.

     FUTURE SUBORDINATE DEBT. The borrower is permitted to incur debt not to exceed $250,000 for the WestCoast Grand Hotel at the Park Property related to costs of furniture, fixtures and equipment.

WESTCOAST OLYMPIA HOTEL LOAN

     THE BORROWER. The borrower under the WestCoast Olympia Hotel Loan is WHC821, LLC. It is a limited liability company organized under the laws of the State of Delaware, which is wholly-owned by its single member, WHC821-M, LLC, and governed by a Board of Directors that includes one independent director.

     WHC821-M, LLC, a Delaware limited liability company, is the sole member of the borrower. The sole member of WHC821-M, LLC is WestCoast Hospitality, Limited Partnership, a Delaware limited partnership.

     The sponsor of the borrower, WestCoast Hospitality Limited Partnership, is headquartered in Spokane, Washington and owns and/or operates 44 full-service properties with over 8,450 rooms.

     THE WESTCOAST OLYMPIA HOTEL PROPERTY. The WestCoast Olympia Hotel Property is a hotel property situated on approximately 12.90 acres of land located at and commonly known as 2300 S. Evergreen Park Drive, Olympia, Washington 98502. It is improved by a building comprised of 190 hotel rooms.

     PROPERTY MANAGEMENT. The WestCoast Olympia Hotel Property is subject to a management agreement between the borrower and WestCoast Hospitality, Limited Partnership, an affiliate of the borrower. The management agreement generally provides for a management fee of 3.0% of gross collections for the prior month, which is subordinated to the WestCoast Olympia Hotel Loan. The lender under the WestCoast Olympia Hotel Loan has the right to require a termination of the management agreement (a) at any time based upon gross negligence, willful misconduct or fraud of the property manager or the property manager's default beyond the expiration of any applicable notice or grace period in the performance of its obligations under the management agreement; (b) at any time after the occurrence and during the continuance of an event of default with respect to any amounts payable by the borrower under the WestCoast Olympia Hotel Loan documents; or (c) after any change of the general partner of the property manager.

     CASH MANAGEMENT/LOCKBOX. The borrower under the WestCoast Olympia Hotel Loan must deposit, or cause the property manager to deposit, income received from the WestCoast Olympia Hotel and shall cause credit card companies to directly deposit proceeds into a rent account to which the borrower and the lender's servicer have access, provided that

(a) after an event of default under the WestCoast Olympia Hotel Loan occurs, (b) if the property manager does not provide certifications on a monthly basis that operating expenses are being currently paid, (c) the borrower is in an operations shortfall period (I.E., net operating income less the sum of capital improvement expenditures and debt service is less than zero for three consecutive months), or (d) the borrower is in the curtailment period (I.E., the last three months of the term of the WestCoast Olympia Hotel Loan), the lender may direct the rent account bank to block the borrower's access to the rent account, and to transfer on a daily basis to a central account controlled by the lender all deposits into the rent account.

     FUTURE SUBORDINATE DEBT. The borrower is permitted to incur debt not to exceed $272,000 for the WestCoast Olympia Hotel Property related to costs of furniture, fixtures and equipment.

RELEASE OF CROSS-COLLATERALIZATION PROVISIONS OF THE WESTCOAST GRAND HOTEL AT THE PARK LOAN AND THE WESTCOAST OLYMPIA HOTEL LOAN

     The borrower under each of the WestCoast Olympia Hotel Loan and the WestCoast Grand Hotel at the Park Loan (the "WestCoast Hotel Loans") can obtain a release of the cross-collateralization provisions, such that the loans will no longer be cross-collateralized or cross-defaulted, if (i) appraisals are submitted indicating that, with respect to each mortgage loan, the unpaid principal balance of such mortgage loan is equal to or less than 60% of the value of the related mortgaged property and (ii) the revenue from the operation of each mortgaged property for the most recent twelve month period has sustained a debt service coverage ratio for the related mortgage loan of at least 1.55:1. In addition, in the event of a casualty or condemnation affecting 50% or more of the improvements located on a related mortgaged property, the lender may cause the borrower to prepay, without yield maintenance or prepayment consideration (at least as to the insurance proceeds), an amount equal to the greater of the balance of the related mortgage loan or the actual casualty or condemnation proceeds, to be applied first to prepay the related mortgage loan, with any excess casualty or condemnation proceeds available for application to the other mortgage loan, whereupon the mortgaged property subject to such casualty or condemnation will be released from the lien of the related mortgage and the cross-collateralization will be released.

                                1101 KING STREET

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:         $18,475,109

FIRST PAYMENT DATE:                     April 11, 2002

MORTGAGE INTEREST RATE:                 7.300% per annum

AMORTIZATION:                           360 months

MATURITY DATE:                          March 11, 2012

MATURITY/ARD BALANCE:                   $16,267,342

BORROWER:                               1101 King Street, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until after the
                                        date six months prior to the loan
                                        maturity

LOAN PER SF(1):                         $135

UP-FRONT RESERVES:                      Environmental Reserve     $1,250(2)
                                        Engineering Reserve      $13,250(3)
                                        TI/LC Reserve            $12,409(4)

ONGOING RESERVES:                       Tax and Insurance Reserve       (5)
                                        Replacement Reserve             (6)
                                        TI/LC Reserve                   (7)

LOCKBOX:                                Modified

                          PROPERTY INFORMATION

SINGLE ASSET/ PORTFOLIO:                Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Suburban

LOCATION:                               Alexandria, Virginia

YEAR BUILT/RENOVATED:                   1984/N/A

LEASABLE SQUARE FOOTAGE:                136,481

OCCUPANCY AT U/W:                       95%(8)

OWNERSHIP INTEREST:                     Fee

                                    % OF      LEASE        RENT
MAJOR TENANTS               NRSF    NRSF    EXPIRATION    PSF(9)
-------------             --------  ----    ----------   --------
The Gallows
  Corporation(9)            36,461  26.7%   2/28/2017    $  26.00
HDR, Inc.                   32,870  24.1%   9/30/2007    $  21.98
Assn. Fund Raising          19,045  14.0%   1/31/2007    $  24.23

PROPERTY MANAGEMENT:                    Southern Management Corporation

U/W NCF:                                $1,940,032

APPRAISED VALUE:                        $24,600,000

APPRAISAL DATE:                         March 1, 2002

CUT-OFF DATE LTV RATIO(1):              75.1%

MATURITY/ARD LTV RATIO:                 66.1%

U/W DSCR:                               1.27x

(1)  Based on a May 2002 cut-off date of principal balance.

(2)  The borrower deposited $1,250 into a reserve account.

(3) The borrower deposited $13,250 into an engineering reserve account for immediate repairs.

(4)  The borrower deposited $12,409 into a TI/LC reserve account at closing.

(5) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies.

(6) The borrower is required to deposit $2,750 per month into a replacement reserve account.

(7) The borrower is required to deposit $12,409 per month into a TI/LC reserve account.

(8) Occupancy and rent per square foot are based on the March 1, 2002 rent roll.

(9) The Gallows Corporation is an affiliate of the borrower which entered into a master lease, as described below.

     THE BORROWER. The borrower under the Loan is 1101 King Street, LLC. It is a limited liability company organized under the laws of the Commonwealth of Virginia, and is controlled by 1101 King Street Corporation, its managing member, a Virginia corporation with one independent director. The sole shareholder and President of 1101 King Street Corporation is David H. Hillman. Mr. Hillman controls Southern Management Company, which owns and operates 22,500 multifamily units.

     THE 1101 KING STREET PROPERTY. The 1101 King Street Property is comprised of 11 units, constituting 74% of the leasable square footage, of the 1101 King Street Condominium, a seven-story office building and contiguous townhouses located in Alexandria, Virginia.

     The borrower controls a majority of the Unit Owners Association and the Board of Directors of the 1101 King Street Condominium. Southern Management Corporation, an affiliate of the borrower, is the managing agent for the condominium.

The lender has the right to notice and approval with respect to the use of condemnation and insurance proceeds for purposes other than the restoration of the condominium units.

     PROPERTY MANAGEMENT. The 1101 King Street Property is subject to a management agreement between the borrower and Southern Management Corporation, an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of gross collections, which is subordinated to the 1101 King Street Loan. The lender under the 1101 King Street Loan has the right to require a termination of the management agreement (a) at any time based upon gross negligence, willful misconduct or fraud of the property manager or the property manager's default beyond the expiration of any applicable notice or grace period in the performance of its obligations under the management agreement; (b) at any time after the occurrence and during the continuance of an event of default with respect to any amounts payable by the borrower under the 1101 King Street Loan documents; or (c) after any change in control of the property manager.

     CASH MANAGEMENT/LOCKBOX. The borrower under the 1101 King Street Loan must cause all rents from the 1101 King Street Property to be deposited into a bank account controlled by the lender. The lender shall receive funds from the account sufficient to cover all required monthly payments under the 1101 King Street Loan, and unless and until (i) an event of default under the cash management agreement occurs, (ii) an operations shortfall period exists (I.E. a period during which the net operating income less capital improvement expenses and debt service for that month is less than zero), (iii) lender fails to receive an officer's certificate with respect to financial reports, or (iv) during the last six months of the term if the borrower has failed to obtain a take-out commitment or such commitment lapses or is terminated, the borrower is entitled to receive the balance.

     MASTER LEASE. Pursuant to a master lease entered into at the time of loan origination, The Gallows Corporation leased from the borrower approximately 36,461 rentable square feet of space at the 1101 King Street Property for a 15-year term (with two five-year extension options in favor of the tenant) at a rental rate of $26 per rentable square foot (inclusive of allocated tax and operating expense charges through the time of loan origination) plus a pro rata share of tax and operating cost escalations during the lease term and base rent increases of 3% per year. The Gallows Corporation also committed to lease on the same terms such additional rentable square footage of the 1101 King Street Property to become vacant in the one-year period after loan origination. David
H. Hillman, the sole shareholder of The Gallows Corporation, is the guarantor of the master lease. The liability of The Gallows Corporation and David H. Hillman under the master lease and guaranty shall terminate with respect to any portion of the space subject to the master lease which is ultimately leased under lease agreements to third-party tenants conforming with loan document requirements at rentals which are at least $26 per rentable square foot and for lease terms of at least five years.

THE MORTGAGE LOAN SELLERS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     - Column--90 mortgage loans, representing 69.18% of the initial mortgage pool balance;

     - NCB--26 mortgage loans, representing 4.01% of the initial mortgage pool balance;

     - NCB Capital Corporation--61 mortgage loans, representing 16.60% of the initial mortgage pool balance;

     - NCB, FSB--16 mortgage loans, representing 3.05% of the initial mortgage pool balance; and

     - KeyBank--11 mortgage loans, representing 7.17% of the initial mortgage pool balance;

     Column acquired two (2) of the mortgage loans that it is selling to us, representing 1.83% of the initial mortgage pool balance, from Credit Suisse First Boston Mortgage Capital LLC, which originated each of those two (2) mortgage loans. Column originated, directly or through a correspondent in its conduit lending program, each of the other mortgage loans that it is selling to us.

     KeyBank acquired one (1) of the mortgage loans that it is selling to us, representing 0.12% of the initial mortgage pool balance, from its wholly owned subsidiary, KRECM, which originated that mortgage loan. KeyBank originated each of the other mortgage loans that it is selling to us.

     COLUMN. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 4,750 commercial and multifamily rental mortgage loans totaling $27.9 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston Corporation, one of the underwriters.

     CSFBMC, from whom Column acquired two (2) of the mortgage loans it is selling to us, is a limited liability company formed under the laws of Delaware. Its principal offices are in New York, New York. CSFBMC originates and acquires loans secured by mortgages on commercial and multifamily real estate. CSFBMC is a subsidiary of Credit Suisse First Boston, Inc. and an affiliate of us, Column and Credit Suisse First Boston Corporation, one of the underwriters.

     NCB. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized entities throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers. The principal office of NCB is located at 1725 Eye Street, N.W., Washington, D.C. 20006. Its telephone number is (202) 336-7700.

     NCB and its affiliates have originated over $3.5 billion in commercial and multifamily loans and securitized over $2.0 billion of such originations. NCB as a special servicer is rated "CSS2 Co-op" by Fitch, Inc.

     NCB CAPITAL CORPORATION. NCB Capital Corporation is a Delaware corporation, wholly owned by NCB, and is an affiliate of NCB, FSB.

     NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. NCB, FSB is a wholly owned subsidiary of NCB and an affiliate of NCB Capital Corporation. NCB, FSB, as a primary and master servicer, is rated "CPS2+ Co-op" and "CMS3+ Co-op", respectively, by Fitch, Inc.

     KEYBANK. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of December 31, 2001, KeyBank had total assets of approximately $71.5 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $66.6 billion and approximately $4.9 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp.

     KRECM, from whom KeyBank acquired one of the mortgage loans it is selling to us, is a corporation organized under the laws of Ohio. Its principal offices are in Cleveland, Ohio. KRECM is a wholly owned subsidiary of KeyBank. KRECM formerly was the original lender for KeyCorp's conduit loan origination program. KeyBank now serves as the conduit loan originator, and KRECM's loan origination activities focus on Federal National Mortgage Association and Federal Home Loan Mortgage Corporation loans. KRECM is one of the master servicers.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the respective party. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - an original or copy of the lender's title insurance policy (or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company);

     -    any letters of credit; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2002-CKN2 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. Neither the trustee nor any master servicer, special servicer or custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of any mortgage loan, or the interests of the series 2002-CKN2 certificateholders, or any of them, in or with respect to such mortgage loan, including a material and adverse effect on any of the payments payable with respect to any of the series 2002-CKN2 certificates or the value of any of the series 2002-CKN2 certificates, then (subject to the discussion in the following paragraph) the omission or defect will constitute a "Material Document Defect" as to which the series 2002-CKN2 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     The omission of the promissory note, the mortgage instrument, the assignment of leases and rents (if any), the title insurance policy, the ground lease or any letter of credit will automatically be a Material Document Defect. However, except as described in the prior sentence, until the first anniversary of the date of initial issuance of the series 2002-CKN2 certificates no document defect or omission contemplated by the prior paragraph will be considered to materially and adversely affect the value of the affected mortgage loan or the interests of the series 2002-CKN2 certificateholders, or any of them, therein unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligation.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical. However, the representations and warranties to be made by each mortgage loan seller will generally include, among others--

     - The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in May 2002. That information will include various items of information regarding each of the underlying mortgage loans, including--

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the mortgage loan,

          3. the amount of the monthly debt service payment due on the related due date in June 2002,

          4. the mortgage interest rate as of the related due date in May 2002, and

          5. the original and remaining term to stated maturity and the maturity date for the mortgage loan.

     - Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     - The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in the next bullet, enforceable first priority lien upon the corresponding mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     - The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) by general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     - It has not received notice and has no actual knowledge, as of the related due date in May 2002, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     - There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a PRO FORMA policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances.

     - The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     - If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     - Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, after inquiry of its servicer, which servicer may be an affiliate of the mortgage loan seller, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

     - If the mortgaged real property is covered by a secured creditor impaired property policy, then the related mortgage loan seller has:

          1. disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy all "pollution conditions", as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the warranting party's possession or are otherwise known to the warranting party; and

          2. delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in its possession related to the mortgaged real property;

          in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of any mortgage loan, or the interests of the series 2002-CKN2 certificateholders, or any of them, in or with respect to such mortgage loan, including a material and adverse effect on any of the payments payable with respect to any of the series 2002-CKN2 certificates or the value of any of the series 2002-CKN2 certificates, then that breach will be a "Material Breach" of the representation and warranty. The rights of the series 2002-CKN2 certificateholders against the applicable warranting party with respect to any Material Breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a Material Breach of any of the representations and warranties made by Column, KeyBank, NCB, NCB Capital Corporation or NCB, FSB with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a Material Document Defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

     - cure the Material Breach or the Material Document Defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the Stated Principal Balance of the mortgage loan at the time of purchase, plus

          2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

          3. all unreimbursed advances relating to that mortgage loan, together with all advances with respect to that mortgage loan that were previously reimbursed out of collections on other pooled mortgage loans, plus

          4. regardless of whether previously paid or reimbursed, all special servicing fees, interest on advances and other Additional Trust Fund Expenses relating to that mortgage loan that have not been offset by Default Interest and/or late payment charges collected on that mortgage loan or by additional servicing compensation on any mortgage loan, plus

          5.   any costs incurred in enforcing the repurchase obligation, plus

          6. if the repurchase occurs after the applicable cure period referred to in the second following paragraph, any applicable liquidation fee payable from the purchase price; or

     - prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by S&P or Moody's to the series 2002-CKN2 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

          1. has comparable payment terms to those of the mortgage loan that is being replaced, and

          2. is acceptable to the series 2002-CKN2 controlling class representative.

     If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     - the unpaid principal balance of the substitute mortgage loan as of the date it is added to the trust fund.

     The time period within which a mortgage loan seller must complete that remedy, repurchase or substitution will generally be limited to 90 days or less following the earlier of its discovery or receipt of notice of the subject Material Breach or Material Document Defect, as the case may be. However, if the responsible mortgage loan seller is diligently attempting to correct the problem, then the responsible mortgage loan seller may be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

     The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2002-CKN2 certificateholders or the trustee on their behalf in connection with a Material Breach of any of the representations or warranties made by the related mortgage loan seller, or a Material Document Defect, with respect to any mortgage loan in the trust fund. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a Material Breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a Material Document Defect, if the related mortgage loan seller defaults on its obligation to do so.

     If a Material Breach or a Material Document Defect exists with respect to any mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust fund, then the related mortgage loan seller will be permitted to repurchase or replace only the affected mortgage loan, provided that (a) the cross-collateralization can, as evidenced by an opinion of counsel, be terminated without any adverse tax consequences for the trust fund, (b) the mortgage loans from the subject cross-collateralized group that remain part of the trust fund have a loan-to-value ratio of no more than 75% and a debt service coverage ratio of no less than 1.25x, and (c) the related mortgage loan seller obtains written confirmation from each applicable rating agency that the termination of the cross-collateralization will not result in a qualification, downgrade or withdrawal of any rating then assigned to a class of the series 2002-CKN2 certificates. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     - determining whether such breach or document defect is a Material Breach or Material Document Defect, and

     -    the repurchase and substitution remedies.

     In addition to the foregoing, NCB has agreed to repurchase the 80 West End Avenue Loan, at the same price as would be applicable in the event of a repurchase for a Material Breach, if the related borrower does not obtain a permanent certificate of occupancy for the 80 West End Avenue Property on or before November 6, 2003. NCB will be required to complete any such repurchase no later than December 31, 2003.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in May 2002. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2002-CKN2 certificates will be issued, on or about May 16, 2002, under a pooling and servicing agreement to be dated as of May 13, 2002, between us, as depositor, and the trustee, the master servicers and the special servicers. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in May 2002, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

     - those funds or assets as from time to time are deposited in each master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, each special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2002-CKN2 certificates will include the following classes:

     - the A-1, A-2, A-3, B, C-1, C-2 and D classes, which are the classes of series 2002-CKN2 certificates that are offered by this prospectus supplement; and

     - the A-X, A-SP, A-Y, E, F, G, H, J, K, L, M, N, O, R and V classes, which are the classes of series 2002- CKN2 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, B, C-1, C-2, D, E, F, G, H, J, K, L, M, N and O certificates are the series 2002-CKN2 certificates that will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-X, A-SP, A-Y, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X, A-SP and A-Y certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, B, C-1, C-2, D, E, F, G, H, J, K, L, M, N and O certificates. The total principal balance of each of those classes of series 2002-CKN2 certificates will constitute a separate component (or, solely in the case of the class A-3 certificates, two separate components) of the total notional amount of the class A-X certificates. The total principal balance of the class A-3 certificates will constitute two separate components of the class A-X certificates: (a) the first consisting of that portion of the total principal balance of the class A-3 certificates in excess of $499,000,000; and (b) the second consisting of that portion of the total principal balance of the class A-3 certificates equal to the lesser of $499,000,000 and the entire total principal balance of the class A-3 certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-X certificates will consist of 18 components.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

     - as of any date of determination through and including the distribution date in May 2009, equal to the sum of (a) the lesser of $499,000,000 and the then total principal balance of the class A-3 certificates, and (b) the then total principal balance of the class B, C-1, C-2 and D certificates, and

     -    after the distribution date in May 2009, equal to $0.

The total principal balance of, or portion of the total principal balance of, each of the classes of series 2002-CKN2 certificates referred to in clause (1) of the prior sentence constitutes a separate component of the total notional amount of the class A-SP certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-SP certificates will consist of five (5) components.

     For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then Stated Principal Balance of those residential cooperative mortgage loans in the trust fund that have, in each case, a mortgage interest rate (reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated) in excess of 6.35% per annum. Eighty-six (86) of the residential cooperative mortgage loans that we intend to include in the trust fund, representing 16.71% of the initial mortgage pool balance, have a mortgage interest rate (reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated) that is in excess of 6.35% per annum.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2002-CKN2 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2002-CKN2 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the trustee's distribution account may be held in cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     DEPOSITS. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from that master servicer's collection account to any person other than the series 2002-CKN2 certificateholders, including--

               (a) amounts payable to that master servicer or a special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances, certain property inspection costs incurred by the applicable special servicer or certain other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;
                    and

          4. amounts deposited in the applicable master servicer's collection account in error.

     - Any advances of delinquent monthly debt service payments made by that master servicer with respect to that distribution date.

     - Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2003, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the distribution account.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     -    to pay for the cost of recording the pooling and servicing agreement;

     - to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2003, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2002-CKN2 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     - the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X certificates, the holders of the class A-Y certificates and/or any holders of class A-1, A-2, A-3, B, C-1, C-2, D, E, F or G certificates entitled to distributions of principal, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2002-CKN2 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February, of each calendar year, beginning in 2003, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2003, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account.

DISTRIBUTIONS

     GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2002-CKN2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2002-CKN2 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2002-CKN2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2002-CKN2 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2002-CKN2 certificates, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate for that class and the related distribution date;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     -    the assumption that each year consists of twelve 30-day months.

     However, no interest will accrue with respect to the class A-SP certificates following the April 2009 interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Distributions--Priority of Distributions" below, the holders of each interest-bearing class of the series 2002-CKN2 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2002-CKN2 certificates.

     If the holders of any interest-bearing class of the series 2002-CKN2 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described under "--Distributions--Priority of Distributions" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2002-CKN2 certificates will equal the product of--

     - the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     -    a fraction--

          1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of series 2002-CKN2 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and

          2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2002-CKN2 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2002-CKN2 certificates for the initial interest accrual period is shown on page S-5.

     The pass-through rates applicable to the class A-1, A-2, A-3 and B certificates for each interest accrual period will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown on page S-5.

     The pass-through rates applicable to the class C-1, C-2, D, E, F, G, H, J, K, L, M, N and O certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2002-CKN2 certificates for the initial interest accrual period shown on page S-5, and

     - the Weighted Average Net Pool Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-X certificates for each interest accrual period will equal the weighted average of the various class A-X strip rates for that interest accrual period, weighted on the basis of the respective components of the total notional amount of the class A-X certificates to which each of those class A-X strip rates relate. The class A-X strip rates are calculated as follows:

     1. for purposes of accruing interest during any interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class A-1, A-2, E, F, G, H, J, K, L, M, N and O certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period;

     2. for purposes of accruing interest during any interest accrual period from and including the May 2002 interest accrual period through and including the April 2009 interest accrual period on the component of the total notional amount of the class A-X certificates consisting of an amount equal to the lesser of $499,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of--

          (a) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over

          (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     3. for purposes of accruing interest during any interest accrual period from and including the May 2002 interest accrual period through and including the April 2009 interest accrual period on the component of the total notional amount of the class A-X certificates consisting of an amount equal to the excess, if any, of the total principal balance of the class A-3 certificates over $499,000,000, the applicable class A-X strip rate for that component will equal the excess, if any, of the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over the pass-through rate for the class A-3 certificates for that interest accrual period;

     4. for purposes of accruing interest during any interest accrual period after the April 2009 interest accrual period on the components of the total notional amount of the class A-X certificates described in the immediately preceding clauses 2. and 3., collectively constituting the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over the pass-through rate for the class A-3 certificates for that interest accrual period;

     5. for purposes of accruing interest during any interest accrual period from and including the May 2002 interest accrual period through and including the April 2009 interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class B, C-1, C-2 and D certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date; and

     6. for purposes of accruing interest during any interest accrual period after the April 2009 interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class B, C-1, C-2 and D certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of--

          (a) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over

          (b) the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period.

     The pass-through rate for the class A-SP certificates for each interest accrual period will equal the weighted average of the various class A-SP strip rates for that interest accrual period, weighted on the basis of the respective components of the class A-SP certificates to which each of those class A-SP strip rates relate. The class A-SP strip rates are calculated as follows:

     A. for purposes of accruing interest during any interest accrual period from and including the May 2002 interest accrual period through and including the April 2009 interest accrual period on the component of the total notional amount of the class A-SP certificates consisting of an amount equal to the lesser of $499,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-SP strip rate for that component will equal the excess, if any, of--

          (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over

          (2) the pass-through rate for the class A-3 certificates for that interest accrual period; and

     B. for purposes of accruing interest during any interest accrual period from and including the May 2002 interest accrual period through and including the April 2009 interest accrual period on those components of the total notional amount of the class A-SP certificates consisting of the respective total principal balances of the class B, C-1, C-2 and D certificates, the applicable class A-SP strip rate for each such component will equal the excess, if any, of--

          (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over

          (2) the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period.

The class A-SP certificates will cease accruing interest after the April 2009 interest accrual period.

     The pass-through rate for the class A-Y certificates for any interest accrual period will equal the weighted average of the class A-Y strip rates for the respective residential cooperative mortgage loans in the trust fund for which the rate described in clause (a) of the following sentence is greater than the rate described in clause (b) of the following sentence. The class A-Y strip rate with respect to each of those residential cooperative mortgage loans will equal the difference of--

     (a) the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which master servicing fees, including primary servicing fees, and trustee fees accrue with respect to that mortgage loan, minus

     (b)  6.35% per annum;

provided that, in the case of a residential cooperative mortgage loan that accrues interest on an Actual/360 Basis, the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the applicable interest accrual period, and the denominator of which is 30.

     The calculation of the Weighted Average Net Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by a master servicer or special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2002-CKN2 certificates, other than the class A-X, A-SP, A-Y, R and V certificates, on each distribution date, will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

     For so long as the class A-1, A-2 and/or A-3 certificates are outstanding, the Total Principal Distribution Amount for each distribution date will generally be allocated among those classes (up to the total principal balance of those classes outstanding immediately preceding that distribution date) as follows:

          FIRST, for so long as the class A-1 certificates are outstanding, the entire such Total Principal Distribution Amount will be allocated to the class A-1 certificates, until the class A-1 certificates are retired;

          SECOND, for so long as the class A-2 certificates are outstanding after the class A-1 certificates are retired, the entire such Total Principal Distribution Amount (exclusive of any portion thereof allocated pursuant to clause FIRST above) will be allocated to the class A-2 certificates, until the class A-2 certificates are retired; and

          LAST, for so long as the class A-3 certificates are outstanding after the class A-1 and A-2 certificates are retired, the entire such Total Principal Distribution Amount (exclusive of any portion thereof allocated pursuant to clauses FIRST and SECOND above) will be allocated to the class A-3 certificates, until the class A-3 certificates are retired;

provided that, if any two or more of the A-1, A-2 and A-3 classes are outstanding as of any Senior Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2002-CKN2 certificates, then the Total Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable among those classes on a PRO RATA basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     While the class A-1, A-2 and A-3 certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2002-CKN2 certificates.

     Following the retirement of the class A-1, A-2 and A-3 certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2002-CKN2 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Distribution Amount that remains unallocated, and

     - the total principal balance of the particular class (or, in the case of the C-1 and C-2 classes, of the particular classes) immediately prior to that distribution date.

                 ORDER OF ALLOCATION                 CLASS
                 -------------------                 -----
                        1st                            B
                        2nd                       C-1 and C-2*
                        3rd                            D
                        4th                            E
                        5th                            F
                        6th                            G
                        7th                            H
                        8th                            J
                        9th                            K
                       10th                            L
                       11th                            M
                       12th                            N
                       13th                            O

----------
* PRO RATA based on the respective total principal balances of the subject classes.

     In no event will the holders of any class of series 2002-CKN2 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2002-CKN2 certificates, if any, listed above it in the foregoing table is reduced to zero.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2002-CKN2 certificates, other than the class A-X, A-SP, A-Y, R and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2002-CKN2 certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described under "--Distributions--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

  ORDER OF             RECIPIENT
DISTRIBUTION        CLASS OR CLASSES                                   TYPE AND AMOUNT OF DISTRIBUTION
------------        ----------------                                   -------------------------------
    1st              A-1, A-2, A-3      Interest up to the total interest distributable on those classes, PRO RATA based
                  A-X, A-SP and A-Y     on the respective interest entitlements of those classes

    2nd                   A-1*          Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    3rd                   A-2*          Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    4th                   A-3*          Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    5th            A-1, A-2 and A-3     Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA based on the respective loss reimbursement amounts for those classes

---------------------------------------------------------------------------------------------------------------------------

    6th                    B            Interest up to the total interest distributable on that class

    7th                    B            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    8th                    B            Reimbursement up to the loss reimbursement amount for that class

---------------------------------------------------------------------------------------------------------------------------

    9th               C-1 and C-2       Interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

    10th              C-1 and C-2       Principal up to the portion of the Total Principal Distribution Amount allocable to those classes, PRO RATA based on the respective total principal balances of those classes

    11th              C-1 and C-2       Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA based on the respective loss reimbursement amounts for those classes

---------------------------------------------------------------------------------------------------------------------------

    12th                   D            Interest up to the total interest distributable on that class

    13th                   D            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    14th                   D            Reimbursement up to the loss reimbursement amount for that class

---------------------------------------------------------------------------------------------------------------------------

    15th                   E            Interest up to the total interest distributable on that class

    16th                   E            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    17th                   E            Reimbursement up to the loss reimbursement amount for that class

----------
* On and after the Senior Principal Distribution Cross-over Date and, in any event on the final distribution date, principal distributions on the A-1, A-2 and A-3 classes will be made on a PRO RATA basis in accordance with outstanding balances.

  ORDER OF             RECIPIENT
DISTRIBUTION        CLASS OR CLASSES                                   TYPE AND AMOUNT OF DISTRIBUTION
------------        ----------------                                   -------------------------------
    18th                   F            Interest up to the total interest distributable on that class

    19th                   F            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    20th                   F            Reimbursement up to the loss reimbursement amount for that class

---------------------------------------------------------------------------------------------------------------------------

    21st                   G            Interest up to the total interest distributable on that class

    22nd                   G            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    23rd                   G            Reimbursement up to the loss reimbursement amount for that class

---------------------------------------------------------------------------------------------------------------------------

    24th                   H            Interest up to the total interest distributable on that class

    25th                   H            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    26th                   H            Reimbursement up to the loss reimbursement amount for that class

---------------------------------------------------------------------------------------------------------------------------

    27th                   J            Interest up to the total interest distributable on that class

    28th                   J            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    29th                   J            Reimbursement up to the loss reimbursement amount for that class

---------------------------------------------------------------------------------------------------------------------------

    30th                   K            Interest up to the total interest distributable on that class

    31st                   K            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    32nd                   K            Reimbursement up to the loss reimbursement amount for that class

---------------------------------------------------------------------------------------------------------------------------

    33rd                   L            Interest up to the total interest distributable on that class

    34th                   L            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    35th                   L            Reimbursement up to the loss reimbursement amount for that class

---------------------------------------------------------------------------------------------------------------------------

    36th                   M            Interest up to the total interest distributable on that class

    37th                   M            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    38th                   M            Reimbursement up to the loss reimbursement amount for that class
---------------------------------------------------------------------------------------------------------------------------

  ORDER OF             RECIPIENT
DISTRIBUTION        CLASS OR CLASSES                                   TYPE AND AMOUNT OF DISTRIBUTION
------------        ----------------                                   -------------------------------
    39th                   N            Interest up to the total interest distributable on that class

    40th                   N            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    41st                   N            Reimbursement up to the loss reimbursement amount for that class

---------------------------------------------------------------------------------------------------------------------------

    42nd                   O            Interest up to the total interest distributable on that class

    43rd                   O            Principal up to the portion of the Total Principal Distribution Amount allocable to that class

    44th                   O            Reimbursement up to the loss reimbursement amount for that class

---------------------------------------------------------------------------------------------------------------------------

    45th                   R            Any remaining portion of the Available P&I Funds

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2002-CKN2 certificates, other than the class A-X, A-SP, A-Y, R and V certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, B, C-1, C-2, D, E, F and G certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2002-CKN2 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2002-CKN2 certificates on that distribution date, and the denominator of which is equal to the Total Principal Distribution Amount for that distribution date; and

     - if the prepaid mortgage loan is secured by a residential cooperative property and has a mortgage interest rate (net of the sum of the applicable master servicing fee rate, including the primary servicing fee rate, and the trustee fee rate) in excess of 6.35% per annum, then the holders of the class A-Y certificates will be entitled to an amount equal to 50% of any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet; and

     - the holders of the class A-X certificates will be entitled to an amount equal to 100% of any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior two bullets.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, B, C-1, C-2, D, E, F and G Certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

          1. 25% of the amount of the subject Static Prepayment Premium, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal made with respect to that class of certificates on that distribution date, and the denominator of which is equal to the Total Principal Distribution Amount for that distribution date; and

     - if the prepaid mortgage loan is secured by a residential cooperative property and has a mortgage interest rate (net of the sum of the applicable master servicing fee rate, including the primary servicing fee rate, and the trustee fee rate) in excess of 6.35% per annum, then the holders of the class A-Y certificates will be entitled to an amount equal to 75% of any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullet; and

     - the holders of the class A-X certificates will be entitled to an amount equal to 100% of any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior two bullets.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the underlying mortgage loans will be distributed as additional interest to the holders of non-offered classes of the series 2002-CKN2 certificates.

     Neither we nor either of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2002-CKN2 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2002-CKN2 certificates, and

     - the amount of all fees payable to the applicable master servicer, the applicable special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Net Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the applicable master servicer, the applicable special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2002-CKN2 certificates. If this occurs following the distributions made to the 2002-CKN2 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2002-CKN2 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2002-CKN2 certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

                 ORDER OF ALLOCATION             CLASS
                 -------------------             -----
                         1st                       O
                         2nd                       N
                         3rd                       M
                         4th                       L
                         5th                       K
                         6th                       J
                         7th                       H
                         8th                       G
                         9th                       F
                        10th                       E
                        11th                       D
                        12th                 C-1 and C-2*
                        13th                       B
                        14th               A-1, A-2 and A-3*

----------
* PRO RATA based on the respective total principal balances of the subject classes.

     The above-described reductions in the total principal balances of the respective classes of the series 2002-CKN2 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2002-CKN2 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation, net of select items that may be payable or reimbursable from those proceeds to the respective parties to the pooling and servicing agreement.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items are some examples of Additional Trust Fund Expenses:

     - any special servicing fees, workout fees and liquidation fees paid to the special servicers;

     - any interest paid to a master servicer, a special servicer and/or the trustee with respect to advances, to the extent that such interest is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the mortgage pool;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund, to the extent that such cost is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the mortgage pool;

     - any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

          2. any reimbursements and indemnification to the master servicers, the special servicers and us, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, to the extent that such expenses are not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the mortgage pool;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller, to the extent that such fees are not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the mortgage pool; and

     - any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan in the trust fund, as described under "The

          Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement, to the extent that such amounts are not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the mortgage pool.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments, in each case net of master servicing fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the mortgage loans as to which it acts as master servicer, and

     - were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2002-CKN2 certificates on that distribution date.

     If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither a master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the applicable master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement.

     The master servicers and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the mortgage pool will be payable--

     - FIRST, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

     - THEN, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet have been insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2002-CKN2 certificates. Amounts paid to the applicable master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any pooled mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan.

     A monthly debt service payment will be assumed to be due with respect to:

     - each mortgage loan in the trust fund that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each mortgage loan in the trust fund as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicers and the special servicers, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2002-CKN2 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2002-CKN2 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     Due to the time required to collect all the necessary data and enter it onto each master servicer's computer system, neither master servicer is required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in July 2002.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicers, the trustee and the certificate registrar are required to recognize as series 2002-CKN2 certificateholders only those persons in whose names the series 2002-CKN2 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available to any interested party each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs". For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2002-CKN2 certificateholders since the date of initial issuance of the offered certificates;

     - this prospectus supplement and the accompanying prospectus, together with any amendments or supplements to this prospectus supplement or the accompanying prospectus;

     - each mortgage loan purchase agreement pursuant to which we purchased any of the underlying mortgage loans, together with all amendments to each mortgage loan purchase agreement, if any;

     - all officer's certificates delivered to the trustee by the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Pooling and Servicing
          Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan in the trust fund obtained by the applicable master servicer or the applicable special servicer and delivered to the trustee;

     - the most recent quarterly and annual operating statement and rent roll (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof) for each mortgaged real property securing a mortgage loan in the trust fund and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, except with respect to the series 2002-CKN2 controlling class representative, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2002-CKN2 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, B, C-1, C-2, D, E, F, G, H, J, K, L, M, N and O certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-X, A-SP and A-Y certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2002-CKN2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     PASS-THROUGH RATE. The pass-through rates on the class C-1, C-2 and D certificates will be limited by the Weighted Average Net Pool Pass-Through Rate from time to time. As a result, the pass-through rate and, accordingly, the yield on each of those classes of offered certificates can vary and may be adversely affected by payments and other collections of principal on the underlying mortgage loans with relatively high Net Mortgage Pass-Through Rates occurring at a faster rate than the payments and other collections of principal on the underlying mortgage loans with relatively low Net Mortgage Pass-Through Rates.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment lock-out periods, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of May 20, 2002 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2 and/or A-3 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. In addition, until the Senior Principal Distribution Cross-Over Date (or, if none, until the final distribution date), no distributions of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and A-2 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2002-CKN2 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the mortgage loans that back the series 2002-CKN2 certificates will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the mortgage loans that back the series 2002-CKN2 certificates, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

     - the mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise during that period, or

     - the mortgage loans in the trust fund that are in a period when prepayments must be accompanied by a Yield Maintenance Charge will not voluntarily prepay or will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                       THE POOLING AND SERVICING AGREEMENT
GENERAL

     The series 2002-CKN2 certificates will be issued, the trust fund will be created and the subject mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of May 13, 2002, by and among us, as depositor, and the master servicers, the special servicers and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents". The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov".

THE TRUSTEE

     Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1892 and is engaged in a wide range of activities typical of a national bank. Wells Fargo will maintain an office at: (a) with respect to certificate transfers and surrenders, Sixth Avenue and Marquette Street, Minneapolis, Minnesota 55479; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

THE MASTER SERVICERS AND THE SPECIAL SERVICERS

     GENERAL. KRECM will act as master servicer with respect to all of the mortgage loans in the trust fund other than the residential cooperative mortgage loans; and, if and when necessary, ARCap will act as special servicer with respect to those same mortgage loans and any related REO Properties.

     NCB, FSB will act as master servicer with respect to the residential cooperative mortgage loans in the trust fund; and, if and when necessary, NCB will act as special servicer with respect to those same mortgage loans and any related REO Properties.

     The information set forth in this prospectus supplement concerning each of the master servicers and special servicers has been provided by it. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     KRECM. KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of December 31, 2001 KRECM was responsible for servicing approximately 3,149 commercial and multifamily loans with a total principal balance of approximately $11.0 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 1,995 of the loans, with a total principal balance of approximately $10.2 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     ARCAP. ARCap Special Servicing, Inc., a Delaware corporation, is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas. As of March 31, 2002, ARCap was the named special servicer on seven (7) CMBS transactions encompassing 1,182 loans with a legal balance of $7.6 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States.

     NCB, FSB. NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as master servicer with respect to the residential cooperative mortgage loans in the trust fund. It is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of NCB and an affiliate of NCB Capital Corporation, two of the other mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

     NCB. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized corporations throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers. The principal executive office of NCB is located at 1725 Eye Street, N.W., Washington, D.C. 20006. NCB also maintains regional offices in New York City, Oakland, California and Anchorage, Alaska.

     NCB and its subsidiaries and affiliates, NCB Capital Corporation, NCB Business Credit Corporation, NCB Financial Corporation, NCB Investment Advisors, Inc., NCB Insurance Brokers Inc. and NCB, FSB, provide a wide range of financial services to cooperatives, including commercial loans, real estate loans, vehicle and equipment leasing, financial advisory services relating to private debt placements and other financial products.

     As of December 31, 2001, NCB and its affiliates were managing a portfolio with a total principal balance of approximately $2.6 billion, most of which are commercial and residential cooperative real estate assets. Included in this managed portfolio are $1.7 billion of commercial and residential cooperative real estate assets representing 19 securitization transactions, for which NCB or an affiliate is servicer or special servicer.

     As of December 31, 2001, December 31, 2000 and December 31, 1999, respectively, NCB reported on a consolidated basis, total assets of $1,159,443,628, $1,086,486,483 and $1,056,509,896, and total capital of
$162,119,948, $153,452,717 and $147,282,802. For the years ended December 31,
2001, December 31, 2000 and December 31, 1999, respectively, NCB reported, on a consolidated basis, net income of $12,526,884, $7,332,939 and 14,714,107. NCB files annual and quarterly financial reports with the SEC.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2002-CKN2 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     Each master servicer and special servicer must service and administer the respective mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     -    the express terms of the pooling and servicing agreement,

     -    the express terms of the respective mortgage loans,

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicers will be responsible for the servicing and administration of--

     - all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, the special servicers will be responsible for the servicing and administration of those mortgage loans in the trust fund as to which, in each case, a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of any REO Properties in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicers:

     - to continue to collect information and, subject to each master servicer's timely receipt of information from the applicable special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     None of the master servicers and special servicers will have responsibility for the performance by the others of their respective obligations and duties under the pooling and servicing agreement, unless the same party acts in multiple capacities.

     The applicable master servicer will transfer servicing of a mortgage loan in the trust fund to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     In the case of a number of mortgage loans, it is expected that each master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor to that master servicer, except for cause.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

     The master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan, including--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan as to which defeasance has occurred; and

     -    in the case of each mortgage loan, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.0500% per annum to 0.1000% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable to the applicable master servicer monthly from amounts received with respect to interest on that mortgage loan.

     As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.0596% per annum.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

     If KRECM or NCB, FSB resigns or is terminated as a master servicer and the successor thereto agrees to perform the services of such master servicer for an amount less than the master servicing fee payable thereto, then such successor master servicer will pay to KRECM or NCB, FSB, as the case may be, or its designee, and the series 2002-CKN2 certificateholders will not receive any portion of, the applicable excess master servicing fee, which shall include any related primary servicing fee.

     PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement will provide that, if any Prepayment Interest Shortfalls are incurred by reason of principal prepayments being made by borrowers with respect to the mortgage pool during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), each master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     - the total amount of those Prepayment Interest Shortfalls that were incurred by reason of principal prepayments being made by borrowers with respect to mortgage loans for which that master servicer is acting as master servicer (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds); and

     -    the sum of--

          1. the total amount of Prepayment Interest Excesses that were collected during the subject collection period with respect to mortgage loans for which that master servicer is acting as master servicer,

          2. any interest or other investment income earned on any of the subject principal prepayments while on deposit in that master servicer's collection account, and

          3. with respect to each and every mortgage loan for which that master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.02% per annum.

Notwithstanding the foregoing, if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments, other than (a) subsequent to a material default under the related mortgage loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the series 2002-CKN2 controlling class representative, then, for purposes of determining the payment that the applicable master servicer is required to make in accordance with the prior sentence to cover that Prepayment Interest Shortfall, the "0.02%" referenced in the second bullet of the prior sentence will instead be "0.05%" except in the case of 15 of the underlying mortgage loans, representing 7.01% of the initial mortgage pool balance, for which it will be "0.02%".

     The pooling and servicing agreement will further provide that, if any Prepayment Interest Shortfalls are incurred by reason of involuntary prepayments being made with insurance and/or condemnation proceeds with respect to the mortgage pool during any collection period, each master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     - the total amount of those Prepayment Interest Shortfalls that were incurred by reason of involuntary prepayments being made with insurance and/or condemnation proceeds with respect to mortgage loans for which that master servicer is acting as master servicer; and

     - any interest or other investment income earned on any of the subject principal prepayments while on deposit in that master servicer's collection account.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2002-CKN2 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     No master servicer will cover any interest shortfalls similar to Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with liquidation proceeds.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to each special servicer with respect to its special servicing activities will be--

     -    the corresponding special servicing fees,

     -    the corresponding workout fees, and

     -    the corresponding liquidation fees.

     SPECIAL SERVICING FEE. In general, the special servicing fee:

     -    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any, and

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

     - in the case of each mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable to the applicable special servicer monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the applicable master servicer's collection account from time to time.

     WORKOUT FEE. Each special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If either of the special servicers is terminated (other than for cause) or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked out -- or, in some cases, about to be worked out -- by it during the period that it acted as a special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the series 2002-CKN2 certificateholders.

     LIQUIDATION FEE. Each special servicer will, in general, be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. Each special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges, Post-ARD Additional Interest, Static Prepayment Premium and/or Yield Maintenance Charges.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase or replacement of any mortgage loan in the trust fund for a Material Breach or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period;

     - the repurchase of the 80 West End Avenue Loan under the circumstances described in the last paragraph under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, on or before December 31, 2003;

     - the purchase of any Specially Designated Defaulted Whole Loan by the applicable special servicer or any single holder or group of holders of the Controlling Class pursuant to a fair value purchase option (see "--Fair Value Purchase Option" below);

     - the purchase of all of the mortgage loans and REO Properties in the trust fund by a master servicer, a special servicer or any single certificateholder or group of certificateholders of the series 2002-CKN2 controlling class in connection with the termination of the trust fund, as described under "--Termination" below; or

     - following the date on which the total principal balance of the offered certificates is reduced to zero, the exchange of all the remaining series 2002-CKN2 certificates for all the remaining mortgage loans and REO Properties in the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the series 2002-CKN2 certificateholders.

     ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to those mortgage loans for which it acts as master servicer.

     In addition, the following items collected on any mortgage loan in the trust fund will be allocated between the applicable master servicer and the applicable special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Default Interest are not otherwise applied--

          1. to pay the applicable master servicer, the applicable special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer, the applicable special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan,

          3. to pay, or to reimburse the trust fund for, any expenses incurred by the applicable special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

          4. to pay, or to reimburse the trust fund for, any other expenses (other than special servicing fees, workout fees and liquidation fees) incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would be an Additional Trust Fund Expense; and

     - any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. Each master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

Neither master servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. Each special servicer--

     - will be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds.

Neither special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account.

     PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicers and special servicers will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. No master servicer or special servicer will be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or special servicer in connection with the servicing of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

     Each special servicer may request the applicable master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the applicable special servicer's making that advance itself. A special servicer must make such a request in writing, in a timely manner that does not adversely affect the interests of any series 2002-CKN2 certificateholders. The applicable master servicer must make the requested servicing advance within a specified number of days following such master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, a special servicer will be relieved of any obligations with respect to a servicing advance that it requests the applicable master servicer to make, regardless of whether or not the applicable master servicer actually makes that advance.

     If a master servicer or special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicers or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer, a special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance.

     Each master servicer will be permitted to pay, and the applicable special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in that master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing a mortgage loan as to which that master servicer is acting in such capacity. In addition, the pooling and servicing agreement will require the applicable master servicer, at the direction of the applicable special servicer if a specially serviced asset is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the applicable special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2002-CKN2 certificateholders, as a collective whole.

     Each master servicer, each special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any pooled mortgage loan or the related mortgaged real property will be payable--

     - FIRST, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

     - THEN, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the applicable master servicer's collection account.

THE SERIES 2002-CKN2 CONTROLLING CLASS REPRESENTATIVE

     CONTROLLING CLASS. As of any date of determination, the controlling class of series 2002-CKN2 certificateholders will be the holders of the most subordinate class of series 2002-CKN2 certificates then outstanding, other than the class A-X, A-SP, A-Y, R and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2002-CKN2 certificates, exclusive of the class A-X, A-SP, A-Y, R and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2002-CKN2 certificateholders will be the holders of the most subordinate class of series 2002-CKN2 certificates then outstanding, other than the class A-X, A-SP, A-Y, R and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2002-CKN2 controlling class, the class A-1, A-2 and A-3 certificates will represent a single class, and the class C-1 and C-2 certificates will represent a single class.

     ELECTION OF THE SERIES 2002-CKN2 CONTROLLING CLASS REPRESENTATIVE. The holders of series 2002-CKN2 certificates representing more than 50% of the total principal balance of the series 2002-CKN2 controlling class, will be entitled to--

     - select a representative having the rights and powers described under "--The Series 2002-CKN2 Controlling Class Representative--Rights and Powers of the Series 2002-CKN2 Controlling Class Representative" below, or

     -    replace an existing series 2002-CKN2 controlling class representative.

     ARCap REIT, Inc. will be the initial series 2002-CKN2 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2002-CKN2 controlling class that they may select a series 2002-CKN2 controlling class representative upon:

     - the receipt by the trustee of written requests for the selection of a series 2002-CKN2 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2002-CKN2 controlling class;

     - the resignation or removal of the person acting as series 2002-CKN2 controlling class representative; or

     - a determination by the trustee that the controlling class of series 2002-CKN2 certificateholders has changed.

     The notice will explain the process for selecting a series 2002-CKN2 controlling class representative. The appointment of any person as a successor series 2002-CKN2 controlling class representative will not be effective until:

     - the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the series 2002-CKN2 controlling class representative is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2002-CKN2 controlling class; and

     -    that person provides the trustee with--

          1.   written confirmation of its acceptance of its appointment,

          2. written confirmation of its agreement to keep confidential, for so long as reports with respect to the trust fund are to be filed with the SEC under the Securities Exchange Act of 1934, as amended, all information received by it with respect to the trust fund,

          3. an address and telecopy number for the delivery of notices and other correspondence, and

          4. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     RESIGNATION AND REMOVAL OF THE SERIES 2002-CKN2 CONTROLLING CLASS REPRESENTATIVE. The series 2002-CKN2 controlling class representative may at any time resign by giving written notice to the trustee, the special servicers, the master servicers and each series 2002-CKN2 certificateholder of the series 2002-CKN2 controlling class. The holders of series 2002-CKN2 certificates representing more than 50% of the total principal balance of the series 2002-CKN2 controlling class will be entitled to remove any existing series 2002-CKN2 controlling class representative by giving written notice to the trustee, the special servicers and to the existing series 2002-CKN2 controlling class representative.

     RIGHTS AND POWERS OF THE SERIES 2002-CKN2 CONTROLLING CLASS REPRESENTATIVE. The applicable special servicer will be required to prepare a report, referred to as an "Asset Status Report", for each pooled mortgage loan that becomes a specially serviced mortgage loan, not later than 45 days after the servicing of the mortgage loan is transferred to that special servicer. Each Asset Status Report will be delivered to the series 2002-CKN2 controlling class representative. If the series 2002-CKN2 controlling class representative does not disapprove an Asset Status Report within ten (10) business days, the applicable special servicer will be required to implement the recommended action as outlined in the Asset Status Report. The series 2002-CKN2 controlling class representative may object to any Asset Status Report within ten (10) business days of receipt; provided, however, that the applicable special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the series 2002-CKN2 certificateholders. If the series 2002-CKN2 controlling class representative disapproves the Asset Status Report and the applicable special servicer has not made the affirmative determination described above, the applicable special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to revise the Asset Status Report until the series 2002-CKN2 controlling class representative fails to disapprove the revised Asset Status Report as described above or until the applicable special servicer makes a determination that the objection is not in the best interests of the series 2002-CKN2 certificateholders; provided, however, that, in the event that the series 2002-CKN2 controlling class representative and the applicable special servicer have not agreed upon an Asset Status Report with respect to a specially serviced mortgage loan within 90 days of the series 2002-CKN2 controlling class representative's receipt of the initial Asset Status Report with respect to such specially serviced mortgage loan, the applicable special servicer will implement the actions described in the most recent Asset Status Report submitted to the series 2002-CKN2 controlling class representative by the applicable special servicer, which Asset Status Report will be deemed approved.

     In addition, except as otherwise indicated below in this "--Rights and Powers of the Series 2002-CKN2 Controlling Class Representative" subsection, the applicable special servicer will not be permitted to take, or consent to the applicable master servicer's taking, any of the following actions not otherwise specifically covered by an approved Asset Status Report as to which the series 2002-CKN2 controlling class representative has objected in writing within ten
(10) business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     1. any foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

     2. any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding, except to the extent contemplated by clause 11. below, the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause 9. below) of:

          -    any specially serviced mortgage loan in the trust fund, or

          - any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, any non-specially serviced mortgage loan as to which the proposed modification is an extension of the maturity or any non-specially serviced mortgage loan as to which the proposed waiver is of Post-ARD Additional Interest in connection with what would otherwise be a payment in full;

     3. any acceptance of a discounted payoff with respect to any specially serviced mortgage loan in the trust fund;

     4. any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     5. any release of collateral for any specially serviced mortgage loan in the trust fund or for any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, in either case, other than where the release is not conditioned on obtaining the consent of the lender or upon satisfaction of that mortgage loan;

     6. any acceptance of substitute or additional collateral for any mortgage loan in the trust fund (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, in which event notice to the series 2002-CKN2 controlling class representative will be required);

     7. any releases of earn-out reserve funds or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the release is not conditioned on obtaining the consent of the lender, in which event notice to the series 2002-CKN2 controlling class representative will be required);

     8. any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the action is not conditioned on obtaining the consent of the lender, or with respect to a termination or replacement of a property manager with respect to any residential cooperative property, in each of which cases only prior notice to the series 2002-CKN2 controlling class representative shall be required);

     9. any waiver of a due-on-sale or due-on-encumbrance clause in any specially serviced mortgage loan in the trust fund or in any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, except as contemplated in the last sentence under "--Enforcement of Due-on-Encumbrance and Due-on-Sale Provisions" below (in which event notice to the series 2002-CKN2 controlling class representative will be required);

     10. any determination as to whether an Acceptable Insurance Default exists, in certain cases, with respect to loans having a principal balance of $2.5 million or more; and

     11. any waiver of Default Interest and late payment charges where there is no additional master servicing compensation or additional special servicing compensation, as applicable, to offset the outstanding interest on advances, property inspection costs or other Additional Trust Fund Expenses with respect to the related mortgage loan that would otherwise be offset by such Default Interest and late payment charges (except that the first such waiver with respect to any mortgage loan will not require the consent of the series 2002-CKN2 controlling class representative);

provided, that, if a special servicer determines that immediate action is necessary to protect the interests of the series 2002-CKN2 certificateholders, as a whole, that special servicer may take any such action without waiting for the series 2002-CKN2 controlling class representative's response.

     Furthermore, except as otherwise indicated below in this "--Rights and Powers of the Series 2002-CKN2 Controlling Class Representative" subsection, the series 2002-CKN2 controlling class representative may direct each special servicer to take, or to refrain from taking, such actions as the series 2002-CKN2 controlling class representative may deem advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2002-CKN2 controlling class representative, as contemplated by the preceding two paragraphs, may:

     - require or cause a master servicer or special servicer to violate applicable law, the terms of any mortgage loan in the trust fund or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including that master servicer's or special servicer's obligation to act in accordance with the Servicing Standard;

     -    result in an adverse tax consequence for the trust fund;

     - expose the trust fund, us, a master servicer, a special servicer, the trustee or any of our or their respective affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability; or

     - expand the scope of a master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

A special servicer is to disregard any advice, direction or objection given or made by the series 2002-CKN2 controlling class representative that would have any of the effects described in the immediately preceding four bullets.

     When reviewing the rest of this section, "The Pooling and Servicing Agreement", it is important that you consider the effects that the rights and powers of the series 2002-CKN2 controlling class representative discussed above could have on the actions of each special servicer.

     LIABILITY TO BORROWERS. In general, any and all expenses of the series 2002-CKN2 controlling class representative are to be borne by the holders of the controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2002-CKN2 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the series 2002-CKN2 controlling class representative is to notify immediately the trustee, the applicable master servicer and the applicable special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the applicable special servicer will assume the defense of the claim at the expense of the trust fund against the series 2002-CKN2 controlling class representative, but only if--

     - a special servicer, a master servicer, the trustee or the trust fund are also named parties to the same action, and

     -    in the judgment of the applicable special servicer,

          1. the series 2002-CKN2 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

          2. there is no potential for a special servicer, a master servicer, the trustee or the trust fund to be an adverse party in the action as regards the series 2002-CKN2 controlling class representative.

     LIABILITY TO THE TRUST FUND AND CERTIFICATEHOLDERS. The series 2002-CKN2 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2002-CKN2 controlling class representative does not have any duties to the holders of any class of series

2002-CKN2 certificates other than the series 2002-CKN2 controlling class. It may act solely in the interests of the certificateholders of the series 2002-CKN2 controlling class and will have no liability to any other series 2002-CKN2 certificateholders for having done so. No series 2002-CKN2 certificateholder may take any action against the series 2002-CKN2 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2002-CKN2 controlling class.

     BENEFICIAL OWNERS OF THE CONTROLLING CLASS. If the controlling class of series 2002-CKN2 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     - to receive all notices described under "--The Series 2002-CKN2 Controlling Class Representative" above, and

     - to exercise directly all rights described under "--The Series 2002-CKN2 Controlling Class Representative" above,

that it otherwise would if it were the registered holder of certificates of the series 2002-CKN2 controlling class.

REPLACEMENT OF THE SPECIAL SERVICERS

     The series 2002-CKN2 controlling class representative may remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the series 2002-CKN2 controlling class certificateholders. However, in either case, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2002-CKN2 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to, among other things:

     - payment out of the applicable master servicer's collection account for all accrued and unpaid special servicing fees;

     - reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest; and

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     The applicable special servicer, in the case of a specially serviced mortgage loan in the trust fund, and the applicable master servicer, in the case of any other mortgage loan in the trust fund, each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under that mortgage loan may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, neither a master servicer nor a special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or due-on-sale clause unless either
(a) it has received written confirmation from each of S&P and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2002-CKN2 certificates or (b) the size of the mortgage loan is below any minimum threshold allowed by those rating agencies. Furthermore, a master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause without the consent of the applicable special servicer, except that, in cases involving a residential cooperative property, the applicable master servicer shall be permitted to waive a due-on-encumbrance provision without the consent of the applicable special servicer and/or the series 2002-CKN2 controlling class representative so as to permit the related borrower to incur additional subordinate financing subject to the satisfaction of certain conditions, including the condition that the maximum loan-to-value ratio for the subject mortgage loan does not exceed 40% (based on the Value Co-op Basis of the related property as set forth in the updated appraisal obtained in connection with the proposed subordinate indebtedness), the condition that the total subordinate debt secured by the related mortgaged real property not exceed $3.5 million, the condition that NCB, FSB or an affiliate be the lender on the subordinate debt and the condition that the proceeds of the subordinate debt be principally used to fund capital improvements, major repairs and reserves, and provided that the applicable master servicer has delivered to the series 2002-CKN2 controlling class representative at least five (5) days' prior notice of the circumstances of the waiver, including all information necessary for the series 2002-CKN2 controlling class representative to determine whether the foregoing conditions have been met.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The applicable special servicer, with respect to a specially serviced mortgage loan in the trust fund, or the applicable master servicer, with respect to any other mortgage loan in the trust fund, may, consistent with the Servicing Standard, agree to:

     -    modify, waive or amend any term of any mortgage loan;

     -    extend the maturity of any mortgage loan;

     - defer or forgive the payment of interest on and principal of any mortgage loan;

     - defer or forgive the payment of late payment charges, Static Prepayment Premiums and Yield Maintenance Charges on any mortgage loan;

     - permit the release, addition or substitution of collateral securing any mortgage loan; or

     - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of a special servicer or master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2002-CKN2 Controlling Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above, and further, to each of the following limitations, conditions and restrictions:

     - With limited exception generally involving the waiver of Default Interest and late payment charges or minor covenant defaults, releases of non-material parcels of a mortgaged property, grants of easements that do not materially affect the use or value of the mortgaged property, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or affect the security for that mortgage loan, unless the applicable master servicer has obtained the consent of the applicable special servicer.

     - With limited exception generally involving the waiver of Default Interest and late payment charges, a special servicer may not agree to or consent to the applicable master servicer's agreeing to modify, waive or amend any term of, and may not take or consent to the applicable master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2. in the judgment of the applicable special servicer, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the applicable special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2002-CKN2 certificateholders, as a collective whole, on a present value basis than would liquidation.

     - A special servicer may not extend or consent to the applicable master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust fund to a date beyond the earliest of--

          1. the fifth anniversary of the mortgage loan's original stated maturity date,

          2.   two years prior to the rated final distribution date,

          3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

          4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two years prior to the expiration of the term of that policy, unless the applicable special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

     - No master servicer or special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. cause any of the 80 West End Avenue REMIC, REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

          2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of the 80 West End Avenue REMIC, REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

          3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

     - A special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust fund, unless the applicable special servicer has first--

          1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

               (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

          2. received, at the expense of the related borrower, confirmation from each of S&P and Moody's that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2002-CKN2 certificates.

     - A special servicer may not release or consent to the applicable master servicer's releasing, including in connection with a substitution contemplated by the prior bullet, any material real property collateral securing a mortgage loan, except (A) in limited cases involving environmental contamination, (B) upon satisfaction of the mortgage loan, including through a discounted payoff, or (C) where S&P and Moody's have been notified in writing and (1) either (a) the use of the collateral to be released will not, in the judgment of the applicable special servicer, materially and adversely affect the net operating income being generated by or the use of the related mortgaged real property, or (b) there is a corresponding principal pay down of the mortgage loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (2) the remaining mortgaged real property (together with any substitute real estate collateral) is, in the applicable special servicer's judgment, adequate security for the mortgage loan and (3) if the real property collateral that is being released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in a qualification, downgrade or withdrawal of any of the ratings assigned by S&P and/or Moody's to any class of series 2002-CKN2 certificates.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulation Section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, no master servicer or special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

     Notwithstanding the foregoing, the applicable master servicer will be permitted, with the consent of the applicable special servicer, in the case of an ARD Loan that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

     - the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance; and

     - the applicable master servicer determines that waiving the trust fund's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

Neither master servicer will have any liability to the trust fund, the series 2002-CKN2 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit each master servicer's and each special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     If either a master servicer or special servicer waives any Default Interest or late payment charges with respect to any pooled mortgage loan, then any outstanding interest on advances, property inspection costs and other Additional Trust Fund Expenses with respect to that mortgage loan that would otherwise have been paid out of such Default Interest or late payment charges will instead be paid out of the additional servicing compensation payable to such master servicer or such special servicer, as the case may be. Furthermore, a master servicer or special servicer may be limited by the pooling and servicing agreement in its ability to waive any Default Interest or late payment charges with respect to any pooled mortgage loan if no additional servicing compensation is available to offset the outstanding interest on advances, property inspection costs and other Additional Trust Fund Expenses with respect to that mortgage loan that would otherwise be offset by such Default Interest or late payment charges.

     All modifications, amendments and material waivers entered into with respect to the mortgage loans are to be in writing. Each of the master servicers and special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund, the applicable special servicer must obtain, and deliver to the trustee and the applicable master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless--

     - an appraisal had previously been obtained within the prior twelve months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the applicable special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or other valuation, the applicable special servicer, in consultation with the series 2002-CKN2 controlling class representative, may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant only to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, that special servicer is to redetermine, in consultation with the series 2002-CKN2 controlling class representative, and report to the trustee and the applicable master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2002-CKN2 controlling class representative will have the right at any time within six months of the date of any appraisal to require that the applicable special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2002-CKN2 controlling class certificateholders. Upon receipt of the new appraisal, the applicable special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNTS

     GENERAL. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans as to which it acts as master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in each master servicer's collection account will be paid to the applicable master servicer as additional compensation.

     DEPOSITS. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer subsequent to the date of initial issuance of the offered certificates with respect to the mortgage loans as to which it acts as master servicer (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in May 2002 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related date of substitution):

     - all principal payments, including principal prepayments, collected on those mortgage loans;

     - all interest payments, including Default Interest and Post-ARD Additional Interest, collected on those mortgage loans;

     - any Static Prepayment Premiums, Yield Maintenance Charges and late payment charges collected on those mortgage loans;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to any of those mortgage loans or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing any of those mortgage loans, in each case to the extent not required to be applied to the restoration of the subject mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of any of those mortgage loans that are in default, whether through foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by or on behalf of any of Column, KeyBank, NCB, NCB Capital Corporation or NCB, FSB in connection with the repurchase or replacement of any of those mortgage loans by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions";

     - any amounts paid to purchase or otherwise acquire all of those mortgage loans and any related REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     - any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in that collection account;

     - all payments with respect to those mortgage loans or any related REO Properties required to be paid by that master servicer or received from the applicable special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

     - any amounts with respect to REO Properties relating to those mortgage loans, which amounts are transferred by the applicable special servicer from its REO account; and

     - any amounts with respect to those mortgage loans that are transferred from any debt service reserve accounts.

     Upon receipt of any of the amounts described in the first five bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, each special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in the applicable master servicer's collection account.

     WITHDRAWALS. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2002-CKN2 certificateholders in accordance with any of clauses 2. through
               18. below;

     2. to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

     3. to pay the applicable master servicer earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the applicable special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the applicable special servicer or, if applicable, any predecessor to that special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

     7. to pay the applicable master servicer, the applicable special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular pooled mortgage loan as to which, or that relates to the mortgaged real property as to which, that advance was made;

     8. to pay (a) the cost of inspections by the applicable special servicer of any mortgaged real property that secures a specially serviced mortgage loan or of any REO Property and (b) Additional Trust Fund Expenses (other than interest on advances, which is covered by clause
          7. above, and other than special servicing fees, workout fees and liquidation fees) incurred with respect to any pooled mortgage loan or the related mortgaged real property, with those payments to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to the particular pooled mortgage loan as to which, or that relates to the mortgaged real property as to which, that cost or expense was incurred;

     9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay the applicable master servicer, the applicable special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

     10. to pay the applicable master servicer or the applicable special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, certain servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust fund;

     14. to pay either master servicer, either special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans and (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the applicable special servicer;

     16. to pay any other items described in this prospectus supplement as being payable from the collection account;

     17. to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

     18.  to withdraw amounts deposited in a collection account in error; and

     19. to clear and terminate the collection accounts upon the termination of the pooling and servicing agreement.

FAIR VALUE PURCHASE OPTION

     If any specially serviced mortgage loan in the trust fund has become a Specially Designated Defaulted Mortgage Loan, then the applicable special servicer must so notify the trustee, the applicable master servicer, the series 2002-CKN2 controlling class representative and the holder(s) of the series 2002-CKN2 controlling class. In addition, the applicable special servicer will be required to determine (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the applicable special servicer within the preceding 12-month period), and report to the trustee, the applicable master servicer, the series 2002-CKN2 controlling class representative and the holder(s) of the series 2002-CKN2 controlling class, the Fair Value of the subject Specially Designated Defaulted Mortgage Loan. The applicable special servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan should be made as soon as reasonably practicable, but in no event later than 30 days, after it receives the requisite appraisal or any other third-party reports that it deems necessary to make the determination. For so long as any Specially Designated Defaulted Mortgage Loan remains part of the trust fund, the applicable special servicer will be required, when it believes that there has been a material change in the relevant facts and circumstances, to redetermine (generally in the same manner described above, but taking into account any circumstances or conditions known to that special servicer that have occurred or arisen subsequent to, and that would, in its judgment, materially affect the value of the related mortgaged real property as reflected in, the most recent appraisal or other valuation obtained or conducted by that special servicer with respect to that property), and report to the trustee, the applicable master servicer and the series 2002-CKN2 controlling class representative, the updated Fair Value of the subject Specially Designated Defaulted Mortgage Loan. In addition, if the applicable special servicer has not accepted a bid at the Fair Value of the mortgage loan, as most recently determined by the applicable special servicer, prior to the expiration of 90 days from its determination of such Fair Value, and thereafter receives a bid at such Fair Value or a request from a holder of the Purchase Option for an updated determination of the Fair Value of the mortgage loan, the applicable special servicer must redetermine (as described in the immediately preceding sentence) and report to the trustee, the applicable master servicer and the series 2002-CKN2 controlling class representative, the updated Fair Value of such mortgage loan, provided that the special servicer may rely on the existing third-party information if it deems such reliance to be reasonable.

     Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2002-CKN2 controlling class or any assignee thereof may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Mortgage Loan, at a cash price equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee, the applicable master servicer and the series 2002-CKN2 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, the sum of--

     -    the Stated Principal Balance of that mortgage loan,

     - to the extent not previously advanced for the benefit of the holders of the series 2002-CKN2 certificates, all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest) in respect of that mortgage loan up to, but not including, the due date in the collection period of purchase, and

     - any and all unreimbursed advances with respect to that mortgage loan, together with any and all accrued and unpaid interest due on those advances.

     The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will remain in effect for the period that commences on the date that such mortgage loan first becomes a Specially Designated Defaulted Mortgage Loan and ends on the earlier of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan and (2) the date on which such mortgage loan is liquidated or the related mortgaged real property becomes an REO Property.

     The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will be assignable by the majority holder(s) of the series 2002-CKN2 controlling class to any third party (provided that the depositor, the master servicers, the special servicers and the trustee are notified in writing of the assignment). If such Purchase Option is not exercised by the majority holder(s) of the series 2002-CKN2 controlling class or any assignee thereof within 60 days after the Fair Value of such Specially Designated Defaulted Mortgage Loan has initially been established as described above, then the majority holder(s) of the series 2002-CKN2 controlling class will be required to assign such Purchase Option, for a 30-day period only, to the applicable special servicer. During the 30-day period following the assignment of the Purchase Option to it, the applicable special servicer shall be entitled to exercise that Purchase Option or assign it to any third party (provided that the depositor, the master servicers, the special servicers and the trustee are notified in writing of the assignment). If such Purchase Option is not exercised by the applicable special servicer or its assignee within that 30-day period, then such Purchase Option will automatically revert to the majority holder(s) of the series 2002-CKN2 controlling class.

     Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by providing to the trustee, the applicable master servicer and the applicable special servicer--

     - written notice of its intention to purchase such mortgage loan at the Option Price, and

     - if such party is the assignee of the applicable special servicer or the majority holder(s) of the series 2002-CKN2 controlling class, evidence of its right to exercise such Purchase Option.

The Pooling and Servicing Agreement will specify the time period within which any eligible party must complete the subject purchase following its exercise of the Purchase Option for any Specially Designated Defaulted Mortgage Loan.

     Notwithstanding the foregoing, prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by the applicable special servicer or any affiliate or assignee thereof, subject to the following paragraph, the master servicer of the pooled mortgage loans that are not residential cooperative mortgage loans, must confirm and report to the trustee and the applicable special servicer (or, if that master servicer and the applicable special servicer are the same person or affiliates, the trustee, upon reasonable notice, must confirm and report to the applicable special servicer) that the applicable special servicer's determination of the Fair Value of such mortgage loan is consistent with or greater than what such master servicer (or the trustee) considers to be the fair value of such mortgage loan; provided that the applicable special servicer may revise any such Fair Value determination that is rejected by such master servicer (or, if applicable, the trustee).

     Notwithstanding anything contained in the preceding paragraph to the contrary, if the master servicer of the pooled mortgage loans that are not residential cooperative mortgage loans (or, if applicable, the trustee) is required to confirm or reject the applicable special servicer's Fair Value determination with respect to any Specially Designated Default Mortgage Loan as contemplated by the preceding paragraph, that master servicer (or, if applicable, the trustee) may designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject Specially Designated Defaulted Mortgage Loan, that has been selected with reasonable care by such master servicer (or, if applicable, the trustee) to confirm that the applicable special servicer's Fair Value determination of such mortgage loan as contemplated by the preceding paragraph is consistent with or greater than what such master servicer (or the trustee) considers to be the fair value of such mortgage loan. If such master servicer (or, if applicable, the trustee) designates such a third party to make such determination, then such master servicer (or, if applicable, the trustee) will be entitled to conclusively rely upon such third party's determination. Such master servicer (or, if applicable, the trustee) may pay such third party (or, if such master servicer (or, if applicable, the trustee) confirms for itself the applicable special servicer's Fair Value determination, may pay itself) a fee of up to $2,500, together with, subject the next sentence, the confirming party's related costs and expenses, out of the applicable master servicer's collection account. The costs of all appraisals, inspection reports and broker opinions of value, incurred by a master servicer, the trustee or any such third party under the circumstances described in this paragraph or the preceding paragraph are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances.

     THERE CAN BE NO ASSURANCE THAT THE FAIR VALUE OF ANY SPECIALLY DESIGNATED DEFAULTED MORTGAGE LOAN (DETERMINED AS DESCRIBED ABOVE) WILL EQUAL THE AMOUNT THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR THAT THE OPTION PRICE FOR THAT MORTGAGE LOAN WILL EQUAL OR BE GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A WORK-OUT OF THAT MORTGAGE LOAN.

     The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Mortgage Loan without regard to the related Purchase Option.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

     In the event that a default on any mortgage loan in the trust fund has occurred, the applicable special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

     -    institute foreclosure proceedings;

     -    exercise any power of sale contained in the related mortgage;

     -    obtain a deed in lieu of foreclosure; or

     - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise.

     The applicable special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2002-CKN2 certificates, or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

     - the applicable special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, and

     -    either:

          1.   the report indicates that--

               (a) the particular real property is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. the applicable special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2002-CKN2 certificates, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the applicable special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the applicable special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the applicable special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the applicable special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the applicable special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2002-CKN2 certificates may vary considerably depending on the particular mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the applicable special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

     IF LIQUIDATION PROCEEDS COLLECTED WITH RESPECT TO ANY DEFAULTED MORTGAGE LOAN IN THE TRUST FUND ARE LESS THAN THE OUTSTANDING PRINCIPAL BALANCE OF THE DEFAULTED MORTGAGE LOAN, TOGETHER WITH ACCRUED INTEREST ON AND REIMBURSABLE EXPENSES INCURRED BY THE APPLICABLE SPECIAL SERVICER, THE APPLICABLE MASTER SERVICER AND/OR ANY OTHER PARTY IN CONNECTION WITH THE DEFAULTED MORTGAGE LOAN, THEN THE TRUST FUND WILL REALIZE A LOSS IN THE AMOUNT OF THE SHORTFALL. THE APPLICABLE SPECIAL SERVICER AND/OR MASTER SERVICER WILL BE ENTITLED TO REIMBURSEMENT OUT OF THE LIQUIDATION PROCEEDS RECOVERED ON ANY DEFAULTED MORTGAGE LOAN, PRIOR TO THE PAYMENT OF ANY PORTION OF THOSE LIQUIDATION PROCEEDS TO THE HOLDERS OF THE SERIES 2002-CKN2 CERTIFICATES, FOR ANY AND ALL AMOUNTS THAT REPRESENT UNPAID SERVICING COMPENSATION IN

RESPECT OF THE SUBJECT MORTGAGE LOAN, UNREIMBURSED SERVICING EXPENSES INCURRED WITH RESPECT TO THE SUBJECT MORTGAGE LOAN AND ANY UNREIMBURSED ADVANCES OF DELINQUENT PAYMENTS MADE WITH RESPECT TO THE SUBJECT MORTGAGE LOAN. IN ADDITION, AMOUNTS OTHERWISE PAYABLE ON THE SERIES 2002-CKN2 CERTIFICATES MAY BE FURTHER REDUCED BY INTEREST PAYABLE TO THE APPLICABLE MASTER SERVICER AND/OR SPECIAL SERVICER ON THE SERVICING EXPENSES AND ADVANCES WITH RESPECT TO THE SUBJECT MORTGAGE LOAN.

REO PROPERTIES

     If title to any mortgaged real property is acquired by a special servicer on behalf of the trust fund, that special servicer will be required to sell that property not later than the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code, the end of the second calendar year) following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the applicable special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year (or, in the case of a "qualified healthcare property", the end of the second calendar year) following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any of the 80 West End Avenue REMIC, REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code.

     Each special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The applicable special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, the applicable special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the applicable special servicer or an independent contractor employed by that special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     - maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

     The applicable special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The applicable special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

     -    a tax on net income from foreclosure property, within the meaning of
          Section 857(b)(4)(B) of the Internal Revenue Code, or

     - a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO property that is a hotel. To the extent that income the trust fund receives from an REO property is subject to--

     - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

     - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by a special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2002-CKN2 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

     The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a special servicer's REO account will be payable to that special servicer, subject to the limitations described in the pooling and servicing agreement.

     The applicable special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicers will be required to withdraw from their respective REO accounts and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

     - any withdrawals made out of those amounts, as described in the preceding sentence, and

     - any portion of those amounts that may be retained as reserves, as described in the next sentence.

     The applicable special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Each special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The applicable special servicer will be required, at the expense of the trust fund, to inspect or cause an inspection of the related mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2003, the applicable master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year, if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and special servicer will be required to prepare or cause the preparation of a written report of each such inspection performed by it that generally describes the condition of the subject real property and that specifies--

     - any sale, transfer or abandonment of the subject real property of which that master servicer or special servicer, as the case may be, is aware,

     - any change in the subject real property's condition or occupancy of which that master servicer or special servicer, as the case may be, is aware and that it considers to be material, or

     - any waste committed on the property of which that master servicer or special servicer, as the case may be, is aware and that it considers to be material.

     Each master servicer and special servicer will be required to deliver to the series 2002-CKN2 controlling class representative and, upon request, the trustee an electronic copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following request or, if later or if request is not required, within 30 days following the later of completion of the related inspection if the inspection is performed by that master servicer or special servicer, as the case may be, or receipt of the related inspection report if the inspection is prepared by a third party.

     Commencing with respect to the calendar quarter ended June 30, 2002, the applicable special servicer, in the case of each specially serviced mortgage loan in the trust fund, and the applicable master servicer, in the case of each other mortgage loan in the trust fund, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

     - the quarterly and annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof) of the corresponding mortgaged real property; and

     -    the quarterly and annual financial statements of the borrower.

     Each special servicer will be required to forward to the applicable master servicer, in hard copy and/or electronic format, as applicable, copies of any items of information described in the two bullets of the immediately preceding sentence that it collects or obtains from the related borrower, within 30 days of its receipt of such information. Each master servicer will be required to forward to the series 2002-CKN2 controlling class representative and, upon request, the trustee, in hard copy and/or electronic format, as applicable, imaged copies of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from the applicable special servicer.

     The applicable special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust fund. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, and none of the master servicers and special servicers is likely to have any practical means of compelling delivery.

     Within 30 days of its receipt from the applicable special servicer, in the case of each specially serviced mortgage loan in the trust fund, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other mortgage loan in the trust fund, of any annual or quarterly operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof) as contemplated above, the applicable master servicer will be required, based upon those operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof), to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property based on the methodology employed during the original underwriting as, and to the extent, provided to the master servicers and special servicers by the respective mortgage loan sellers.

     The applicable master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the trust fund. The applicable master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee, the series 2002-CKN2 controlling class representative and the applicable special servicer an electronic copy of the subject report, and upon request, the trustee will forward the subject report to--

     -    any series 2002-CKN2 certificateholder, or

     - any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2003, each of the master servicers and special servicers must:

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined the servicing operations of that master servicer or special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that such master servicer or special servicer, as the case may be, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

     - deliver to the trustee, among others, a statement signed by an officer of that master servicer or special servicer, as the case may be, to the effect that, to the knowledge of that officer, that master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     - a master servicer or special servicer fails to deposit, or to remit to the appropriate party for deposit, into the applicable master servicer's collection account or the applicable special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     - a master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     - a master servicer or special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to that master servicer or special servicer, as the case may be, by the trustee;

     - a master servicer or special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, including specifically, without limitation, the applicable master servicer's unauthorized consent to subordinate debt, and that failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2002-CKN2 controlling class representative or by certificateholders entitled to not less than 25% of the series 2002-CKN2 voting rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, such master servicer or special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as such master servicer or special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     - it is determined that there is a breach by a master servicer or special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2002-CKN2 certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2002-CKN2 controlling class representative or by certificateholders entitled to not less than 25% of the series 2002-CKN2 voting rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period such master servicer or special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as such master servicer or special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

     - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against a master servicer or special servicer and the decree or order remains in force for a period of 30 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 30-day period such master servicer or special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as such master servicer or special servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - a master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     - a master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     - Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2002-CKN2 certificates or (b) placed one or more classes of series 2002-CKN2 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either clauses (a) or (b), citing servicing concerns with a master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

     - a master servicer, other than NCB, FSB, is removed from S&P's approved master servicer list, or a special servicer, other than NCB, is removed from S&P's approved special servicer list, and that master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom; or

     - either Moody's or S&P has notified the trustee in writing that NCB, FSB or NCB, as applicable, is no longer an acceptable master servicer or special servicer, as applicable, with respect to the residential cooperative mortgage loans in the trust fund, and that rating agency does not, within 60 days thereafter, notify the trustee that it again considers NCB, FSB or NCB, as applicable, acceptable to act in that capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or special servicer and remains unremedied, we or the trustee will be authorized, and at the direction of either certificateholders entitled to not less than 25% of the series 2002-CKN2 voting rights or the series 2002-CKN2 controlling class representative, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2002-CKN2 certificateholder. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicers" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution reasonably acceptable to the series 2002-CKN2 controlling class representative, to act as successor to the defaulting party under the pooling and servicing agreement.

     Certificateholders entitled to a majority of the series 2002-CKN2 voting rights or the series 2002-CKN2 controlling class representative may require the trustee to appoint an established mortgage loan servicing institution reasonably acceptable to the series 2002-CKN2 controlling class representative, to act as successor to the defaulting party rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that a master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2002-CKN2 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last three bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2002-CKN2 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2002-CKN2 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2002-CKN2 certificateholders entitled to not less than 25% of the series 2002-CKN2 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2002-CKN2 certificateholders, unless in the trustee's opinion, those series 2002-CKN2 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

     -    be authorized under those laws to exercise trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicers and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2002-CKN2 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0030% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding the distribution account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2002-CKN2 controlling class, the master servicer of the residential cooperative mortgage loans in the trust fund, the special servicer of the residential cooperative mortgage loans in the trust fund, the master servicer of the non-residential cooperative mortgage loans in the trust fund and/or the special servicer of the non-residential cooperative mortgage loans in the trust fund.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2002-CKN2 certificateholder. The final distribution with respect to each series 2002-CKN2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2002-CKN2 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2002-CKN2 certificates;

     - the master servicer of the residential cooperative mortgage loans in the trust fund;

     - the special servicer of the residential cooperative mortgage loans in the trust fund;

     - the master servicer of the mortgage loans in the trust fund that are not residential cooperative mortgage loans; and

     - the special servicer of the mortgage loans in the trust fund that are not residential cooperative mortgage loans;

provided that if any other party above exercises such purchase option, then the master servicer of the residential cooperative mortgage loans will be entitled to purchase the remaining residential cooperative mortgage loans, the 80 West End Avenue Loan (assuming it remains) and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by the master servicer of the residential cooperative mortgage loans.

     Any purchase by any single holder or group of holders of the series 2002-CKN2 controlling class, one or both of the master servicers or one or both of the special servicers of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the applicable special servicer and the trustee; minus

     - solely in the case of a purchase by one or both of the master servicers or one or both of the special servicers, the total of all amounts payable or reimbursable to the purchaser(s) under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2002-CKN2 certificates. However, the right of any single holder or group of holders of the series 2002-CKN2 controlling class, of one or both of the master servicers or one or both of the special servicers to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2002-CKN2 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates is reduced to zero, any single holder or group of holders of all the remaining series 2002-CKN2 certificates may exchange those certificates for all mortgage loans and foreclosure properties remaining in the trust fund at the time of the exchange.

AMENDMENT

     In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of the holders of series 2002-CKN2 certificates entitled to not less than 51% of the series 2002-CKN2 voting rights, not taking into account series 2002-CKN2 certificates held by us or any of our affiliates and/or agents, but including all of the series 2002-CKN2 certificateholders that will be adversely affected by the amendment in any material respect.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
                    MORTGAGED PROPERTIES LOCATED IN NEW YORK

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in New York, which mortgage loans represent over 25% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, the 80 West End Avenue REMIC, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of the 80 West End Avenue REMIC will generally include the 80 West End Avenue Loan and any related REO Property acquired on behalf of the series 2002-CKN2 certificateholders.

     The  assets of REMIC I will generally include--

     -    the regular interest in the 80 West End Avenue REMIC,

     -    the pooled mortgage loans (other than the 80 West End Avenue Loan),

     - any REO Properties (other than any REO Property acquired with respect to the 80 West End Avenue Loan) acquired on behalf of the series 2002-CKN2 certificateholders,

     -    the master servicers' collection accounts,

     -    the special servicers' REO accounts, and

     -    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For federal income tax purposes,

     - the separate non-certificated regular interests in the 80 West End Avenue REMIC will be an asset of REMIC I,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     -    the class A-X, A-SP, A-Y, A-1, A-2, A-3, B, C-1, C-2, D, E, F, G, H,
          J, K, L, M, N and O certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     - the class R certificates will evidence interests in the sole class of residual interests in each of REMIC I, REMIC II, REMIC III and the 80 West End Avenue REMIC, and

     - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that none of the offered certificates will be issued with any original issue discount.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(C)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

     - "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     - "permitted assets" for a "financial asset securitization investment trust" under Section 860L(C) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

STATIC PREPAYMENT PREMIUMS; YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Internal Revenue Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premium or Yield Maintenance Charge, as the case may be, had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2002-CKN2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2002-CKN2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2002-CKN2 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving assets in the trust fund. If the trust fund is a Party in

Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston Corporation identified as PTE 89-90, as amended by PTE 2000-58. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group;

     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of S&P and Moody's. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections

406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or either of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will NOT be mortgage related securities for purposes of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor either of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     -    are legal investments for them, or

     -    are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     -    prudent investor provisions,

     -    percentage-of-assets limits, and

     - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated May 16, 2002, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

         UNDERWRITER                CLASS A-1     CLASS A-2     CLASS A-3      CLASS B      CLASS C-1     CLASS C-2       CLASS D
---------------------------------  ------------  ------------  ------------  ------------  ------------  ------------  -------------
Credit Suisse First Boston
  Corporation....................  $ 59,040,000  $116,844,000  $547,398,000  $ 34,430,000  $ 15,000,000  $ 14,840,000  $  9,181,000
Lehman Brothers Inc..............  $          0  $          0  $ 25,000,000  $          0  $          0  $          0  $          0

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be approximately 100.51% of the total initial principal balance of the offered certificates, plus accrued interest from May 1, 2002, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $4,400,000.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the offered certificates. However, they are not obligated to do so and may discontinue making a secondary market for the offered certificates at any time without notice. No assurance can be given as to how liquid the trading market for the offered certificates will be.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in that respect, relating to the mortgage loans.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 10th business day following the date hereof (this settlement cycle being referred to as "T+10"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next nine succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                 CLASS                S&P               MOODY'S
                -------               ---               -------
                  A-1                 AAA                 Aaa
                  A-2                 AAA                 Aaa
                  A-3                 AAA                 Aaa
                   B                  AA                  Aa2
                  C-1                  A                   A2
                  C-2                  A                   A2
                   D                   A-                  A3

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The  ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     -    the tax attributes of the offered certificates or of the trust fund,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0%/Y" means, with respect to any of the underlying mortgage loans, a duration of Y payments for the open period during which the loan is freely payable.

     "X%/Y" means, with respect to any of the underlying mortgage loans, a duration of Y payments for the prepayment premium period during which the loan may be prepaid with a Static Prepayment Premium of X% of the amount prepaid.

     "80 WEST END AVENUE LOAN" means the pooled mortgage loan secured by the 80 West End Avenue Property.

     "80 WEST END AVENUE PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 80 W.E.T.H. Corp. and located at 80 West End Avenue, New York, New York.

     "80 WEST END AVENUE REMIC" means the REMIC identified as such, and described under, "Federal Income Tax Consequences" in this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "330 WEST 34TH STREET LOAN" means the pooled mortgage loan secured by the 330 West 34th Street Property.

     "330 WEST 34TH STREET PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 330 West 34th Street.

     "1101 KING STREET LOAN" means the pooled mortgage loan secured by the 1101 King Street Property.

     "1101 KING STREET PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 1101 King Street.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any pooled mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of May 11, 2002, which default would be permitted to be waived by the applicable master servicer provided that each of the following relevant conditions are satisfied:

     - the applicable master servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate;

     - if the Stated Principal Balance of such mortgage loan is in excess of $2,500,000 (or any lesser amount that the applicable master servicer deems appropriate), the applicable master servicer has obtained the consent of the applicable special servicer to waive the subject default; and

     - if the cut-off date principal balance of such mortgage loan is in excess of $20,000,000, the applicable special servicer has determined, in its reasonable judgment, based on information and analysis provided to it by the applicable master servicer, that the waiver of the subject default clearly and convincingly is in accordance with the Servicing Standard.

In making the determination described in the third bullet of the prior sentence, the applicable special servicer will be required to consider as the primary factor the specific terrorism insurance terms of the related mortgage loan documents.

     "ADDITIONAL COLLATERAL LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust fund that--

     - arises out of a default on a mortgage loan or an otherwise unanticipated event,

     -    is not included in the calculation of a Realized Loss,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - to the extent that it is allocable to a particular mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ALLOCATED PRINCIPAL BALANCE" means, for each mortgaged real property relating to a multi-property loan in the trust fund, the portion of the principal amount of that loan actually allocated to that mortgaged real property in the related mortgage loan documents, or allocated solely for the purpose of presenting statistical information in this prospectus supplement. The Allocated Principal Balance for each mortgaged real property securing a multi-property loan in the trust fund was determined in the mortgage or based on the ratio of the appraised value of such mortgaged real property to the aggregate appraised value of all the mortgaged real properties securing that loan.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

     - will be determined, in consultation with the series 2002-CKN2 controlling class representative, shortly following the later of--

          1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement; and

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     -    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (a)  the Stated Principal Balance of the mortgage loan;

               (b) to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

               (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

               (d) all related unreimbursed advances made by or on behalf of the applicable master servicer, the applicable special servicer or the trustee with respect to the mortgage loan, together with all interest on those advances payable to the party or parties that made the advances;

               (e) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or any related REO Property; and

          2.   "y" is equal to the sum of:

               (a) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

               (b) various escrow payments, other reserves and letters of credit held by the applicable master servicer or the applicable special servicer with respect to the mortgage loan, the related mortgaged real property or any related REO Property.

     If, however--

     - the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed by the earlier of the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition and the date on which the subject mortgage loan first becomes 120 days delinquent as to any monthly debt service payment, and

     -    either--

          1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value as reflected in such earlier appraisal or other valuation, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance that mortgage loan. After receipt of the required appraisal or other valuation, the applicable special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     In addition, if and when an Appraisal Trigger Event occurs with respect to any cross-collateralized mortgage loan in the trust fund, an Appraisal Reduction Amount shall be calculated for the entire cross-collateralized group of loans to which that particular cross-collateralized mortgage loan belongs as if such cross-collateralized group of loans was a single pooled mortgage loan secured by multiple properties, and any resulting Appraisal Reduction Amount for such cross-collateralized group of loans will be allocated among the respective cross-collateralized mortgage loans forming that group on a PRO RATA basis, in accordance with the respective Stated Principal Balances of those mortgage loans.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events--

     - the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

          1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan and extending the maturity date for the mortgage loan for less than six months,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

          3. in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

     - the related borrower fails to make any monthly debt service payment (other than, if applicable, a balloon payment) with respect to the mortgage loan for 60 days beyond the due date for such payment;

     - in the case of a balloon loan, the related borrower fails to make the balloon payment with respect to the mortgage loan for 90 days beyond the related maturity date, or, with respect to a balloon payment for which the related borrower has delivered a refinancing commitment reasonably acceptable to the applicable special servicer, and continued to make monthly debt service payments based on the amortization schedule, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

     - the passage of 60 days after the applicable special servicer receives notice that a receiver or similar official is appointed with respect to the related mortgaged property, which receiver or similar official continues in that capacity after such 60 days;

     - the passage of 60 days after the applicable special servicer receives notice that the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings which remain undischarged and undismissed; and

     - the mortgaged real property securing the mortgage loan becomes an REO Property.

     "ARCAP" means ARCap Special Servicing, Inc.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such, and described under, "The Pooling and Servicing Agreement--The Series 2002-CKN2 Controlling Class Representative" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Static Prepayment Premiums,

     -    Yield Maintenance Charges, or

     -    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2002-CKN2 certificates on that date.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme.

     "COLUMN" means Column Financial, Inc.

     "CO-OP BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the trust fund, the same as "Cut-off Date Loan-to-Value Ratio".

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the cut-off-date principal balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the mortgage loan, including any Post-ARD Additional Interest accrued on the mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties (other than the residential cooperative properties) securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 1998, 1999, 2000 or 2001 or a trailing 12-month period ended in 1999, 2000, 2001 or 2002,

          2. by annualizing the amount of expenses for partial 1999, 2000 or 2001 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust fund is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties (other than the residential cooperative properties) securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By   way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the estimated annual revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     In some cases, Estimated Annual Revenues were calculated based on stabilized performance, including, in the case of the Paradise Island Apartments Property, a stabilized occupancy that is in excess of the actual occupancy.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse First Boston Corporation,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston Corporation, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the applicable special servicer's judgment, is the fair value of a Specially Designated Defaulted Mortgage Loan.

     "FITCH" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "KEYBANK" means KeyBank National Association.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage.

     "LEASABLE SQUARE FOOTAGE", "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LOCK/X" means, with respect to any of the underlying mortgage loans, a duration of X payments for the lock-out period during which prepayment is prohibited.

     "MAIN STREET COMMONS LOAN" means the pooled mortgage loan secured by the Main Street Commons Property.

     "MAIN STREET COMMONS PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Main Street Commons.

     "MAJOR TENANT" means any one of the top three tenants, based on the net rentable area of its space, of a commercial property that leases at least 10% or more of the net rentable area of the property.

     "MATERIAL BREACH" will have the meaning described under "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT DEFECT" will have the meaning described under "Description of the Underlying Mortgage Loans--Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

     "MATURITY/ARD BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the Maturity/ARD Balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

         "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2002-CKN2 certificates and the mortgage loans in the trust fund:

     - the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $918,137,952;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2002-CKN2 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2002-CKN2 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     -    each ARD Loan is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest,

          (2) if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium, and

          (3)  received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     - no mortgage loan is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only trust fund expenses are the trustee fee and the master servicing fee;

     -    there are no Additional Trust Fund Expenses;

     - payments on the offered certificates are made on the 15th day of each month, commencing in June 2002; and

     - the offered certificates are settled on an assumed settlement date of May 20, 2002.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" means:

     - for any residential cooperative property securing a mortgage loan in the trust fund, the Value Co-op Basis; and

     - for any mortgaged real property (other than a residential cooperative property) securing a mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

          1.   the "as is" value set forth in the related appraisal, plus

          2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on its due date in May 2002 or, in the case of any mortgage loan that is currently in an interest-only period that will end prior to maturity, on the first due date after amortization begins; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the total Most Recent Net Operating Income for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in May 2002 or, in the case of any underlying mortgage loan that is currently in an interest-only period that will end prior to maturity, on the first due date after amortization begins.

     "MOST RECENT EXPENSES" means, for any mortgaged real property (other than a residential cooperative property) that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "MOST RECENT NET CASH FLOW" means, with respect to each mortgaged real property (other than the residential cooperative properties) that secures a mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

     -    underwritten replacement reserve amounts; and

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "MOST RECENT NET OPERATING INCOME" means:

     - with respect to each of the mortgaged real properties (other than the residential cooperative properties) that secures a mortgage loan in the trust fund, the total cash flow derived from the property, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

     - with respect to any residential cooperative property that secures a mortgage loan in the trust fund, the projected net operating income at that property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" means, for any mortgaged real property (other than a residential cooperative property) that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Revenues for that property.

     "NCB" means National Consumer Cooperative Bank.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     -    the sum of--

          1. the total payments made by the applicable master servicer to cover those Prepayment Interest Shortfalls, and

          2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "NET MORTGAGE INTEREST RATE" means:

     - with respect to any residential cooperative mortgage loan in the trust fund, the lesser of (a) the related mortgage interest rate, reduced by the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, and (b) 6.35% per annum; and

     - with respect to any mortgage loan in the trust fund, other than a residential cooperative mortgage loan, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

     "NET MORTGAGE PASS-THROUGH RATE" means, with respect to any mortgage loan in the trust fund for any distribution date, an annual rate generally equal to:

     - in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     - in the case of a mortgage loan that accrues interest on an Actual/360 Basis, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based,

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means, in the case of residential cooperative properties, the percentage of units at the subject property assumed to be occupied for purposes of determining the appraised value of the property, in connection with the origination of the subject pooled mortgage loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

     "OPTION PERIOD" means the period during which the Purchase Option for any Specially Designated Defaulted Mortgage Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "OPTION PRICE" means the cash price at which any Specially Designated Defaulted Mortgage Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "PARADISE ISLAND APARTMENTS LOAN" means the pooled mortgage loan secured by the Paradise Island Apartments Property.

     "PARADISE ISLAND APARTMENTS PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Paradise Island Apartments.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code of 1986.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     - if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "PNC CENTER LOAN" means the pooled mortgage loan secured by the PNC Center Property.

     "PNC CENTER PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as PNC Center.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Specially Designated Defaulted Mortgage Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of either master servicer and/or either special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REMIC I" means the REMIC identified as such, and described under, "Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC III" means the REMIC identified as such, and described under, "Federal Income Tax Consequences" in this prospectus supplement.

     "RENTAL BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the trust fund, the ratio of--

     1.   the cut-off date principal balance of the mortgage loan, to

     2. the appraised value of the related residential cooperative property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicers,

     -    the special servicers,

     -    any sub-servicers,

     -    the mortgage loan sellers,

     - each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SAN BRUNO TOWNE CENTER LOAN" means the pooled mortgage loan secured by the San Bruno Towne Center Property.

     "SAN BRUNO TOWNE CENTER PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as San Bruno Towne Center.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2 and A-3 certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-Y, A-1, A-2 and A-3 certificates have been made on that distribution date.

     "SERVICING STANDARD" means, with respect to each of the master servicers and special servicers, to service and administer the mortgage loans and/or any related REO Properties in the trust fund for which that party is responsible:

     - with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and/or real properties, as applicable, on behalf of third parties or on behalf of itself, whichever is higher, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers;

     -    with a view to--

          1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

          2. the full collection of all Static Prepayment Premiums or Yield Maintenance Charges that may become payable under those mortgage loans,

          3. subject to clauses (1), (2) and (4) of this bullet, the full collection of any Default Interest and late payment charges that may become payable under those mortgage loans, insofar as that Default Interest and/or those late payment charges do not constitute additional servicing compensation, and

          4. in the case of the special servicers, if a mortgage loan comes into and continues in default and, in the judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that defaulted mortgage loan to the series 2002-CKN2 certificateholders, as a collective whole, on a net present value basis and the best interests of the trust fund and the series 2002-CKN2 certificateholders, as determined by the applicable special servicer or master servicer, as the case may be, in its reasonable judgment; and

     -    without regard to--

          1. any relationship that the subject master servicer or special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement,

          2. the ownership of any series 2002-CKN2 certificate by the subject master servicer or special servicer, as the case may be, or by any of its affiliates,

          3.   the obligation of the subject master servicer to make advances,

          4. the obligation of the subject special servicer to make, or to direct the subject master servicer for the same sub-pool of mortgage loans to make, servicing advances,

          5. the right of the subject master servicer or special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

          6. the ownership, servicing and/or management by the subject master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

          7. the ownership by the subject master servicer or special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the underlying borrowers, and

          8. the obligations of the subject master servicer or special servicer, as the case may be, or any of its affiliates to repurchase any mortgage loan from the trust fund or to indemnify the trust fund, in any event as a result of a Material Breach or a Material Document Defect.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events:

     1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other payment required under the related mortgage loan documents and either the failure actually continues, or the applicable master servicer believes it will continue, unremedied--

          - except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due, and

          - solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has (a) delivered a refinancing commitment reasonably acceptable to the applicable special servicer and (b) continued to make monthly debt service payments equal to the assumed monthly debt service payment, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

     2. the applicable master servicer or ARCap as a special servicer (whether or not it is the applicable special servicer) determines that a default in the making of any scheduled payment of principal and interest, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is reasonably foreseeable and likely to occur within 30 days and either--

          - the default is likely to remain unremedied for at least the time period contemplated by clause 1. of this definition, or

          - the related borrower has requested a material modification of the payment terms of related mortgage loan, which modification the applicable master servicer, in its reasonable judgment, determines is necessary to avoid a monetary or a material non-monetary default;

     3. the applicable master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property;

provided that an Acceptable Insurance Default will not, in and of itself, be a Servicing Transfer Event.

     A Servicing Transfer Event will cease to exist, if and when:

     - with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

     - with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

     - with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     - with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPECIALLY DESIGNATED DEFAULTED MORTGAGE LOAN" means a specially serviced mortgage loan in the trust fund that is at least 90 days' delinquent as to its balloon payment or 60 days' (or, in the case of a residential cooperative mortgage loan, 90 days) delinquent as to any other monthly debt service payment or has been accelerated in connection with any other material default.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

     - will initially equal its unpaid principal balance as of its due date in May 2002 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "STATIC PREPAYMENT PREMIUM" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

     "TI/LC" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2002-CKN2 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the subject mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in May 2002 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the subject mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the subject mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in May 2002, and

          4. all advances of principal made with respect to the subject mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as subsequently amended by PTE 97-34 and PTE 2000-58.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in May 2002 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins prior to maturity; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in May 2002 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins prior to maturity.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     Underwritten Net Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "UNDERWRITTEN NET OPERATING INCOME" means, with respect to each of the mortgaged real properties (other than the residential cooperative properties) securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the estimated annual operating expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     With respect to the residential cooperative properties, Underwritten Net Operating Income equals Underwritten Net Cash Flow.

     "UNION CAPITAL" means Union Capital Investments, LLC.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property or residential cooperative property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "VALUE CO-OP BASIS" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of that real property, as if operated as a residential cooperative.

     "VERANDAH LOAN" means the pooled mortgage loan secured by the Verandah Apartments Property.

     "VERANDAH PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Verandah.

     "WEIGHTED AVERAGE NET POOL PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WELLS FARGO" means Wells Fargo Bank Minnesota, N.A.

     "WESTCOAST GRAND HOTEL AT THE PARK LOAN" means the pooled mortgage loan secured by the WestCoast Grand Hotel at the Park Property.

     "WESTCOAST GRAND HOTEL AT THE PARK PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as WestCoast Grand Hotel at the Park.

     "WESTCOAST OLYMPIA HOTEL LOAN" means the pooled mortgage loan secured by the WestCoast Olympia Hotel Property.

     "WESTCOAST OLYMPIA HOTEL PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as WestCoast Olympia Hotel.

     "YEAR BUILT" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based (or, in the case of a residential cooperative property, if later, the date of the conversion to cooperative ownership).

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YM/Y" means, with respect to any of the underlying mortgage loans, a duration of Y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

     "YMX/Y" means, with respect to any of the underlying mortgage loans, a duration of Y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than X% of the amount prepaid.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                  Schedule of Cooperative Mortgaged Properties

                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                           CUT-OFF DATE     MORTGAGE
                                                            PRINCIPAL         LOAN
   #     CROSSED  PROPERTY NAME                            BALANCE (1)       SELLER     MANAGEMENT COMPANY
   -     -------  -------------                            -----------       ------     ------------------

   1              Paradise Island Apartments               $ 55,000,000    Column       Perimeter Realty, Inc.
   2              Beaver Valley Mall                         47,963,367    Column       PREIT Services, LLC
   3              PNC Center                                 44,441,758    Column       Harbor Group Management Co.and Harbor Group
                                                                                        International, LLC
   4              330 West 34th Street                       39,983,418    Column       Vornado Realty Trust
   5              San Bruno Towne Center                     30,911,804    Column       CB Richard Ellis, Inc.
   6              Verandah                                   24,935,677    Column       BH Management Services, Inc.
   7              Main Street Commons                        20,946,153    KeyBank      Hamilton Partners Retail Management, Inc.
   8       (A)    WestCoast Grand Hotel at the Park          13,887,463    Column       WestCoast Hospitality, Limited Partnership
   9       (A)    WestCoast Olympia Hotel                     6,745,339    Column       WestCoast Hospitality Limited Partnership
  10              1101 King Street                           18,475,109    Column       Southern Management Corporation
  11              Aventura Corporate Center                  18,286,901    Column       Southeastern Florida Management, Inc.
  12              Gateway Office Building                    16,935,702    Column       Etkin Management, L.L.C.
  13              Crystal River Mall                         16,097,825    Column       Owner Managed
  14              80 W.E.T.H. Corp.                          14,955,318    NCB          Owner Managed
  15              Bay West Commerce Park                     12,966,723    Column       Advantis Commercial Real Estate Services
                                                                                        Company
  16              Daley Corporate Center                     11,972,545    Column       Coaljen Limited, Inc.
  17              700 KMS Building                           11,484,372    Column       Oxford Property Management, LLC
  18              Copperwood Village - Phase 3               11,084,991    Column       Gulf Coast Commercial Management, Inc.
  19              Laurel Office Park II                      10,958,395    Column       Levine Property Management, Inc.
  20              Woodhollow Apartments                      10,473,123    Column       BH Management Services, Inc.
  21              North Palm Marketplace                     10,298,259    KeyBank      Stiles Property Managment Company
  22              880 & 990 Buildings                         9,492,648    Column       Property One, Inc.
  23              Wood Forest Glen Apartments                 9,282,772    Column       CNC Investments, Inc.
  24              Chesapeake Owners Corp.                     8,979,915    NCB          N/A
  25              King City Center                            8,971,039    Column       Rykal Associates/Ryan/Kalof Commercial Real
                                                                                        Estate, Inc.
  26              Silver Towers Owners Corp.                  8,782,421    NCB          N/A
  27              Crown Plaza Apartments                      8,269,078    Column       Owner Managed
  28              Astor Court Owners Corp.                    8,250,000    NCB          N/A
  29              Mission Viejo Garden Plaza Office           8,179,886    Column       Hudson Properties, LLC
  30              Entrada Pointe Apartments                   8,088,437    Column       CNC Investments, Inc.
  31              North Oaks Village Center                   7,927,109    Column       Wellington Management, Inc.
  32              Oakbrook Apartments                         7,848,939    Column       BNP Residential Properties, Inc.
  33              Eagles Landing                              7,471,265    Column       The Madison Commercial Group
  34              17-85 215th Street Owners', Inc.            7,467,552    NCB          N/A
  35              The Falls at Tampa Bay Apartments           7,371,709    Column       CNC Investments, Inc.
  36              Marshall's Shopping Center                  7,032,470    KeyBank      Paynter Realty Investments, Inc.
  37              Continental Owners Corp.                    6,997,507    NCB          N/A
  38              Eastfield Village                           6,792,298    KeyBank      AmeriSouth Realty
  39              400 East 77th Street Owners, Inc.           6,594,614    NCB          N/A
  40       (B)    Beckett Office Building                     3,060,414    Column       Community Management Corporation
  41       (B)    Mason Office Building                       2,090,039    Column       Community Management Corporation
  42       (B)    Beckett Retail Center                       1,418,241    Column       Community Management Corporation
  43              Kingston Village Apartments                 6,518,615    Column       DEL Development Corporation
  44              Chalk Hill Court Office Building            6,371,214    Column       Insignia/ESG of California, Inc.
  45              EZ Storage - Beltsville                     6,343,301    Column       Owner Managed
  46              Tiffany Square                              6,340,482    Column       BH Management Services, Inc.
  47A             Lincoln Technical - Union, NJ Campus        2,875,972    NCB          Owner Managed
  47B             Lincoln Technical - Allentown, PA Campus    1,596,165    NCB          Owner Managed
  47C             Lincoln Technical - Grand Prairie, TX Campus1,179,149    NCB          Owner Managed
  47D             Lincoln Technical - Philadelphia, PA Campus   618,334    NCB          Owner Managed
  48              32 and 39 Knight Street                     5,982,000    KeyBank      Owner Managed
  49              Kamco Murdock Terrace, LTD                  5,976,555    NCB          Kamco Property Company
  50              EZ Storage - Ellicott City                  5,693,987    Column       Owner Managed
  51              WISCO (WI) Limited Partnership              5,478,345    NCB          Owner Managed
  52              Wrigley Market Place                        5,429,945    Column       Essex Realty Management
  53              Village Green Apartments                    5,395,911    Column       Chessler Corporation
  54              Madison at 84th Tenants Corp.               5,000,000    NCB          N/A
  55              79th Street Tenants Corp.                   4,732,276    NCB          N/A
  56              Ellivkroy Realty Corp.                      4,700,000    NCB          N/A
  57              Rivers Edge Plaza                           4,589,131    Column       Wyatt Realty Services, Inc.
  58       (C)    309, 315 and 319 Old York Road              2,943,612    Column       Owner Managed
  59       (C)    700-719 West Avenue                           882,487    Column       Owner Managed
  60       (C)    325 (331) Old York Road                       745,344    Column       Owner Managed
  61              150 East 77th Street Corp.                  4,500,000    NCB          N/A
  62              20 East 9th Street Corp.                    4,412,607    NCB          N/A
  63              Montclair Business Park                   $ 4,389,226    Column       Kenski Properties
  64              Montpelier E-6, L.L.C.                      4,363,488    NCB          Manekin, L.C.C.
  65              Fayette Promenade Shopping Center           4,255,567    KeyBank      MB Properties, LLC
  66              Ridgewood Garden Apartments                 4,125,695    Column       G & B Management Company
  67              The Opera Owners, Inc.                      3,998,949    NCB          N/A
  68              257 Central Park West Inc.                  3,996,998    NCB          N/A
  69              13-21 East 22nd Street Residence Corp.      3,766,636    NCB          N/A
  70              Bishops Court LLC                           3,605,877    NCB          N/A
  71              EZ Storage - Westminster                    3,446,361    Column       Owner Managed
  72              565 Equities, Inc.                          3,397,597    NCB          N/A
  73              SkyRidge I & III                            3,290,267    Column       Bailey Properties
  74              Tollway Center II & III                     3,286,889    Column       Stonegate Properties, Inc
  75              Fairfield Inn - Syracuse                    3,222,084    Column       Tramz Hotels, Inc.
  76              Harold Square Apartments                    3,140,447    Column       Owner Managed
  77              200 William Street                          3,076,620    Column       Owner Managed
  78              1035 Fifth Avenue Corporation               3,000,000    NCB          N/A
  79              Storage At Summerlin                        2,993,468    KeyBank      Corstan Inc.
  80              Queens Boulevard Tenants Corp.              2,992,388    NCB          N/A
  81              Avis Farms Commerce Park                    2,981,081    Column       Avis Centre Nine, LLC
  82              Country Village Apartments                  2,978,408    Column       Owner Managed
  83              Northstar Crossing Shopping Center          2,888,072    Column       The CBN Group d/b/a Corrigan Real Estate
                                                                                        Services
  84              Market at Roger's Corners                   2,886,695    KeyBank      Owner Managed
  85              43 Tenants Corp.                            2,750,000    NCB          N/A
  86              315 Homes Corp.                             2,672,008    NCB          N/A
  87              QFC - Sellwood                              2,643,274    Column       Owner Managed
  88              143-50 Hoover Owners Corp.                  2,593,408    NCB          N/A
  89              Lex Owners Corp.                            2,550,000    NCB          N/A
  90              1200 Tenant Corp.                           2,494,892    NCB          N/A
  91              108 Sagamore Road Corp.                     2,493,904    NCB          N/A
  92              351 Marine Owners Corp.                     2,491,747    NCB          N/A
  93              New Orleans Apartments                      2,291,578    Column       Robinson Management Company
  94              300 Jackson Plaza                           2,194,819    Column       Pitcairn, Inc.
  95              Grand Oak Villas                            2,185,817    Column       Owner Managed
  96              Colorado Owners, Inc.                       2,166,635    NCB          N/A
  97              22579 Owners Corp.                          2,148,127    NCB          N/A
  98              140 Nassau Residence Corp.                  2,098,239    NCB          N/A
  99              Casa Garcia                                 2,086,528    Column       Owner Managed
  100             1842 Beacon Street                          1,998,642    Column       Owner Managed
  101             Lincoln Gardens Owners, Inc.                1,994,588    NCB          N/A
  102             Falcon International Bank Building          1,994,230    Column       I & E Management Company, LLC
  103             113 Ave D LLC                               1,987,221    NCB          Yassky Properties
  104             Watson & Taylor Warehouse                   1,986,332    Column       Watson & Taylor Management, Inc.
  105             Ann Street                                  1,939,606    Column       Owner Managed
  106             Cedar Creek MHP                             1,935,076    Column       Owner Managed
  107             McKinley & Main Self-Storage                1,921,047    KeyBank      Turtle Creek Management
  108             InSite Ottawa (McKinley)                    1,861,836    Column       Owner Managed
  109             Wainscott Village I                         1,850,180    Column       Owner Managed
  110             Country Village Apartments - Morton         1,843,314    Column       Marling Management, Inc.
  111             Osse, Inc.                                  1,841,993    NCB          N/A
  112             Castle Cove Apartments                      1,839,805    Column       Owner Managed
  113             20 West 77th Street Corp.                   1,797,264    NCB          N/A
  114             Versailles Apartments                       1,793,409    Column       Owner Managed
  115             Lafayette Town Houses, Inc.                 1,732,118    NCB          N/A
  116             3333 Eastside Office Building               1,697,858    Column       A. Brent Coon Interests
  117             Fiddlers Green Apartments                   1,694,824    Column       Owner Managed
  118             Warner House Owners Corp.                   1,647,921    NCB          N/A
  119             Heritage House Owners Corp.                 1,647,102    NCB          N/A
  120             Linden Hill No. 2 Cooperative Corp.         1,599,165    NCB          N/A
  121             Ten West Eighty-Six Corp.                   1,598,703    NCB          N/A
  122             Oakland Square Apartments                   1,594,090    Column       Owner Managed
  123             Salisbury Point Cooperative, Inc.           1,581,589    NCB          N/A
  124             Hanshaw Village MHP                         1,556,710    KeyBank      KDM Development Corp.
  125             Barlow Trail Mobile Home Park               1,545,205    Column       Owner Managed
  126             609 West Owners Corp.                     $ 1,535,196    NCB          N/A
  127             30-40 Fleetwood Avenue Apartment Corp.      1,497,389    NCB          N/A
  128             Winnros LLC                                 1,495,980    NCB          Owner Managed
  129             Springwood Apts                             1,494,337    Column       Owner Managed
  130             99th Riverside Housing Corp.                1,430,000    NCB          N/A
  131             494 Ocean Harbor View Apartment Corp.       1,389,445    NCB          N/A
  132             Casa View / Oates Manor Apartments          1,311,263    Column       Owner Managed
  133             Broad Hollow Owners, Inc.                   1,307,873    NCB          N/A
  134             InSite White Lake                           1,306,346    Column       Owner Managed
  135             Palm Villa Apartments                       1,296,729    Column       Owner Managed
  136             21 Chapel Owners Corp.                      1,291,861    NCB          N/A
  137             75 Central Park West Corporation            1,272,154    NCB          N/A
  138             605 2nd Avenue                              1,272,023    Column       Owner Managed
  139             Edgehill Apartments                         1,246,422    Column       Owner Managed
  140             2020 Avenue V Apartment Corp.               1,245,882    NCB          N/A
  141             Five-One-Five Owners, Inc.                  1,245,520    NCB          N/A
  142             Orienta Owners, Inc.                        1,242,264    NCB          N/A
  143             Oldham Building                             1,194,828    Column       Owner Managed
  144             Hiawatha Industrial Center                  1,125,021    KeyBank      Owner Managed
  145             220 East 87 Owners Corp.                    1,097,498    NCB          N/A
  146             228 West 10th St. Owners Corp.              1,094,402    NCB          N/A
  147             Princeton Owners Corp.                      1,093,166    NCB          N/A
  148             New England Towne Houses                    1,092,699    NCB          N/A
  149             126 Riverside Drive Corp.                   1,085,386    NCB          N/A
  150             Caribbean Mobile Home Estates               1,023,617    Column       Owner Managed
  151             Sherman Street Building                     1,007,524    Column       Owner Managed
  152             100 Randall Avenue Owners Corp.               998,343    NCB          N/A
  153             Broadwood Acres Tenants Corp.                 998,200    NCB          N/A
  154             38-50 West 9th Street Corp.                   997,580    NCB          N/A
  155             Mosley Street Place                           995,550    Column       Owner Managed
  156             48th Street Owners Corp.                      995,135    NCB          N/A
  157             Village Gardens Tenants Corp.                 939,830    NCB          N/A
  158             Kelmscott Apartments, Inc.                    900,000    NCB          N/A
  159             45 Wintonbury Avenue                          845,866    Column       Owner Managed
  160             Carriage House Apartments                     833,956    Column       Owner Managed
  161             Wallingford Partners, L.P.                    820,802    NCB          Owner Managed
  162             252 West 85th Residents Corp.                 799,840    NCB          N/A
  163             443 39th Street                               768,374    Column       Owner Managed
  164             48 Tenants Corp.                              750,000    NCB          N/A
  165             Wainscott Village II                          748,051    Column       Owner Managed
  166             Power Road Apartments, LLC                    746,672    NCB          Owner Managed
  167             445 East 78th Street Owners Corp.             746,257    NCB          N/A
  168             Carlton Terrace Corp.                         745,358    NCB          N/A
  169             Northtown Village Shopping Center             726,659    Column       Owner Managed
  170             140 West 74 Street Corporation                705,477    NCB          N/A
  171             City Gate Apartments                          698,608    Column       The Anderson Group
  172             37 Apartments Corp.                           696,219    NCB          N/A
  173             162 East 91st Street Owners, Inc.             673,014    NCB          N/A
  174             521 East 83rd St. Corp.                       648,941    NCB          N/A
  175             Jackman Apartments                            633,416    Column       Owner Managed
  176             Times Square Shopping Center                  612,474    Column       Cambridge Group, Ltd.
  177             East Hampton Mews Tenants Corp.               598,143    NCB          N/A
  178             49 West 9th Street Corp.                      596,764    NCB          N/A
  179             147 West 22 St. Corp.                         596,595    NCB          N/A
  180             7123 Third Avenue Corp.                       596,287    NCB          N/A
  181             916 Union Street Apartments Inc.              587,386    NCB          N/A
  182A            Scott Pendleton                               291,529    NCB          Kokko Realty, Inc.
 182B             Scott Pendleton                               281,919    NCB          Kokko Realty, Inc.
  183             Capri Owners, Inc.                            498,914    NCB          N/A
  184             The Leroy Owners Corporation                  393,189    NCB          N/A
  185             99 State Associates Inc.                      368,690    NCB          N/A
  186             West 70th Owners Corp.                        357,815    NCB          N/A
  187             2854 Connecticut Avenue Cooperative, Inc.     329,072    NCB          N/A
  188             Seventy-Eight Tenants Corporation             299,518    NCB          N/A
  189             La Salle Town Houses Cooperative Association$ 270,153    NCB          N/A
  190             125 Greene Street Corp.                       260,299    NCB          N/A
  191             421 East 84th St. Apts. Inc.                  259,226    NCB          N/A
  192             839 Carroll Owners, Inc.                      257,440    NCB          N/A
  193             URBS Nova Cooperative, Inc.                   249,608    NCB          N/A
  194             M & A Residences, Inc.                        249,287    NCB          N/A
  195             21 & 23 Bethune St. Tenants Corporation       248,381    NCB          N/A
  196             159 West 74th Street Tenants' Corporation     248,327    NCB          N/A
  197             24 West 70th Street Apartment Corp.           244,068    NCB          N/A
  198             454 Third Street Tenants Corp.                233,415    NCB          N/A
  199             50 8th Ave. Tenants Corp.                     229,031    NCB          N/A
  200             115-36 Owners Corp.                           223,946    NCB          N/A
  201             145 West 80th Street Apartment Corp.          213,684    NCB          N/A
  202             712-8 Housing Corporation                     200,416    NCB          N/A
  203             Baltictown, Inc.                              199,254    NCB          N/A
  204             153 Lafayette Co-op Corp.                     134,508    NCB          N/A

                                                          --------------
TOTAL/WEIGHTED AVERAGE:                                   $ 918,137,952
                                                          ==============


   #      ADDRESS                                                CITY                    COUNTY              STATE    ZIP CODE

   1      8787  Southside Boulevard                              Jacksonville            Duval                 FL       32256
   2      N/S Route 18 at Valley View Drive                      Center Township         Beaver                PA       15061
   3      201 E. 5th St.                                         Cincinnati              Hamilton              OH       45202
   4      330 W 34th St                                          New York                New York              NY       10001
   5      1230 - 1278 El Camino Real                             San Bruno               San Mateo             CA       94066
   6      18802 NW 57th Avenue                                   Miami                   Dade                  FL       33015
   7      3539-3589 East Main Street, 110-224 South Kirk Road    St. Charles             Kane                  IL       60175
   8      303 West North River Drive                             Spokane                 Spokane               WA       99201
   9      2300 Evergreen Park Drive                              Olympia                 Thurston              WA       98502
   10     1101 King Street                                       Alexandria              Alexandria            VA       22314
   11     20803 Biscayne Blvd                                    Aventura                Dade                  FL       33180
   12     33533 W. Twelve Mile Road                              Farmington Hills        Oakland               MI       48331
   13     1801 NW US Highway 19                                  Crystal River           Citrus                FL       34428
   14     80 West End Ave.                                       New York                New York              NY       10023
   15     5660-5840 West Cypress Street                          Tampa                   Hillsborough          FL       33607
   16     3870-3890 Murphy Canyon Road                           San Diego               San Diego             CA       92123
   17     3621 South State Street                                Ann Arbor               Washtenaw             MI       48108
   18     6615 State Highway 6 North                             Houston                 Harris                TX       77064
   19     17187 N. Laurel Park Drive                             Livonia                 Wayne                 MI       48152
   20     5739 Kingsgate Drive                                   Orlando                 Orange                FL       32839
   21     11201-11261 US Highway 1                               North Palm Beach        Palm Beach            FL       33408
   22     880 Commerce Road West & 990 North Corporate Drive     New Orleans             Jefferson             LA       70123
   23     550 Normandy Drive                                     Houston                 Harris                TX       77015
   24     201 East 28th Street                                   New York                New York              NY       10016
   25     500-570 Canal Street                                   King City               Monterey              CA       93930
   26     125-10 Queens Boulevard                                Kew Gardens             Queens                NY       11415
   27     3601 Clarks Creek Road                                 Plainfield              Hendricks             IN       46168
   28     205 West 89th Street                                   New York                New York              NY       10024
   29     27001 La Paz Road                                      Mission Viejo           Orange                CA       92691
   30     900 County Club Drive NW                               Rio Rancho              Sandoval              NM       87124
   31     100-895 Village Center Drive                           North Oaks              Ramsey                MN       55127
   32     9924 Oakbrook Drive                                    Charlotte               Mecklenburg           NC       28210
   33     238 East Oates Road                                    Garland                 Dallas                TX       75043
   34     17-85 215TH Street                                     Bayside                 Queens                NY       11360
   35     4610 North Armenia Avenue                              Tampa                   Hillsborough          FL       33603
   36     3440 McHenry Avenue                                    Modesto                 Stanislaus            CA       95350
   37     70-20 108th Street                                     Forest Hills            Queens                NY       11375
   38     8405 La Prada Drive                                    Dallas                  Dallas                TX       75228
   39     400 East 77th Street                                   New York                New York              NY       10021
   40     8050 & 8080 Princenton-Glendale Road                   West Chester            Butler                OH       45069
   41     7577 Central Park Boulevard                            Mason                   Warren                OH       45040
   42     8095-8115 Princenton-Glendale Road                     West Chester            Butler                OH       45069
   43     940 Douglas Avenue                                     Altamonte Springs       Seminole              FL       32714
   44     20355 Ventura Boulevard                                Woodland Hills          Los Angeles           CA       91364
   45     10401 Rhode Island Ave.                                Beltsville              Prince Georges        MD       20705
   46     6209  I40 West                                         Amarillo                Potter                TX       79106
  47A     2299 Vauxhall Road                                     Union                   Union                 NJ       07083
  47B     4775-5151 W. Tilgham St.                               Allentown               Lehigh                PA       18104
  47C     2501 Arkansas Lane                                     Grand Prairie           Tarrant               TX       75052
  47D     9191 Torresdale Ave.                                   Philadelphia            Philadelphia          PA       19136
   48     32 and 39 Knight Street                                Norwalk                 Fairfield             CT       06851
   49     7651 C F Hawn Freeway                                  Dallas                  Dallas                TX       75217
   50     3487 South Chevrolet Drive                             Ellicott                Howard                MD       21042
   51     590 Enterprise Drive                                   Neenah                  Winnebego             WI       54956
   52     NWC Long Beach & Willow Street                         Long Beach              Los Angeles           CA       90806
   53     6195 Village Green Circle                              Portage                 Kalamazoo             MI       49024
   54     40 East 84th Street                                    New York                New York              NY       10028
   55     425 East 79th Street                                   New York                New York              NY       10021
   56     446 East 86th Street                                   New York                New York              NY       10028
   57     550-574 Jackson Boulevard                              Dunn                    Harnett               NC       28339
   58     309, 315 and 319 Old York Road                         Jenkintown              Montgomery            PA       19046
   59     700-719 West Avenue                                    Jenkintown              Montgomery            PA       19046
   60     325 Old York Road                                      Jenkintown              Montgomery            PA       19046
   61     150 East 77th Street                                   New York                New York              NY       10021
   62     20 East 9th Street                                     New York                New York              NY       10003
   63     4701 Holt Avenue                                       Montclair               San Bernardino        CA       91763
   64     7700 Montpelier Road                                   Scaggsville             Howard                MD       20723
   65     105-115 Promenade Parkway                              Fayetteville            Fayette               GA       30214
   66     3302 South Pantano Road                                Tucson                  Pima                  AZ       85730
   67     2166 Broadway                                          New York                New York              NY       10024
   68     257 Central Park West                                  New York                New York              NY       10024
   69     13-21 East 22nd Street                                 New York                New York              NY       10010
   70     1-136 Bishop Lane                                      Groton                  New London            CT       06340
   71     1200 Baltimore Blvd.                                   Westminster             Carroll               MD       21157
   72     565 West End Avenue                                    New York                New York              NY       10024
   73     5800-5810 Baker Road                                   Minnetonka              Hennepin              MN       55343
   74     2200 N. Stonington Avenue & 2400 West Hassel Road      Hoffman Estates         Cook                  IL       60195
   75     6611 Old Collamer Road                                 Dewitt                  Onondaga              NY       13057
   76     5671 Washington Street                                 Hollywood               Broward               FL       33023
   77     200  William Street                                    Port Chester            Westchester           NY       10573
   78     1035 Fifth Avenue                                      New York                New York              NY       10028
   79     1650 Crestdale Lane                                    Las Vegas               Clark                 NV       89144
   80     106-15 Queens Boulevard                                Forest Hills            Queens                NY       11375
   81     781 Avis Drive                                         Ann Arbor               Washtenaw             MI       48108
   82     2700 SW Archer Road                                    Gainesville             Alachua               FL       32608
   83     1130 - 1332 North Belt Line Road                       Garland                 Dallas                TX       75040
   84     Johnstown and Morse Roads                              Gahanna                 Franklin              OH       43230
   85     43 Fifth Avenue                                        New York                New York              NY       10003
   86     315 Riverside Drive                                    New York                New York              NY       10025
   87     6411 SE Milwaukee Avenue                               Portland                Multnomah             OR       97202
   88     143-50 Hoover Avenue                                   Briarwood               Queens                NY       11435
   89     123 East 75th Street                                   New York                New York              NY       10021
   90     1200 Madison Avenue                                    New York                New York              NY       10128
   91     108 Sagamore Road                                      Tucahoe                 Westchester           NY       10707
   92     351 Marine Avenue                                      Brooklyn                Kings                 NY       11209
   93     915,925,& 935 S.Waterview Drive                        Richardson              Dallas                TX       75080
   94     300 Jackson Plaza                                      Ann Arbor               Washtenaw             MI       48103
   95     288 E. Olive Road                                      Pensacola               Escambia              FL       32504
   96     67-12 Yellowstone Blvd                                 Forest Hills            Queens                NY       11375
   97     225 East 79th Street                                   New York                New York              NY       10021
   98     140 Naussau Street                                     New York                New York              NY       10038
   99     1145 Zonolite Road                                     Decatur                 DeKalb                GA       30306
  100     1842 Beacon Street                                     Brookline               Norfolk               MA       02445
  101     144-40/50 38th Avenue                                  Flushing                Queens                NY       11354
  102     5219 McPherson                                         Laredo                  Webb                  TX       78041
  103     403 East 8th Street                                    New York                New York              NY       10009
  104     15502 Old Galveston Rd.                                Houston                 Harris                TX       77598
  105     16-18 Ann Street                                       Norwalk                 Fairfield             CT       06854
  106     3607 S. Elm - Eugene Street                            Greensboro              Guilford              NC       27407
  107     707 McKinley Avenue                                    Mishawaka               Saint Joseph          IN       46545
  108     999 McKinley Road                                      Ottawa                  LaSalle               IL       61350
  109     352 Montauk Highway                                    Wainscott               Suffolk               NY       11975
  110     110 Lakeland Road                                      Morton                  Tazewell              IL       61550
  111     166 East 35th Street                                   New York                New York              NY       10016
  112     2057 Castle Drive                                      Garland                 Dallas                TX       75040
  113     20 West 77th Street                                    New York                New York              NY       10024
  114     5909 North Santa Maria Road                            Laredo                  Webb                  TX       78041
  115     1301-1423 Nicolet Place                                Detroit                 Wayne                 MI       48207
  116     3333 Eastside Street                                   Houston                 Harris                TX       77098
  117     285 Old Will Hunter Road                               Athens                  Clarke                GA       30606
  118     67-41 Burns Street                                     Forest Hills            Queens                NY       11375
  119     315 Atlantic Avenue                                    East Rockaway           Nassau                NY       11518
  120     26-21 Union Street                                     Flushing                Queens                NY       11354
  121     10 West 86th Street                                    New York                New York              NY       10024
  122     320 East Mercury Blvd.                                 Hampton                 Hampton City          VA       23663
  123     1-4 Piermont Avenue                                    South Nyack             Rockland              NY       10960
  124     1871 Hanshaw Road                                      Dryden                  Tompkins              NY       14850
  125     35440 SE Highway 211                                   Boring                  Clackamas             OR       97009
  126     609 West 114th Street                                  New York                New York              NY       10025
  127     30-40 Fleetwood Avenue                                 Mt. Vernon              Westchester           NY       10552
  128     19950 Roscoe Boulevard                                 Winnetka                Los Angeles           CA       91306
  129     131 N.Kimberly Avenue                                  Austintown              Mahoning              OH       44515
  130     315 West 99th Street                                   New York                New York              NY       10025
  131     494 South Ocean Avenue                                 Freeport                Nassau                NY       11520
  132     2031 - 2125 Oates Drive                                Dallas                  Dallas                TX       75228
  133     700 North Broadway                                     North Amityville        Suffolk               NY       11701
  134     9020 Highland Road                                     White Lake              Oakland               MI       48386
  135     1415 W. Freddy Gonzalez Drive                          Edinburg                Hidalgo               TX       78539
  136     21 Chapel Place                                        Great Neck Plaza        Nassau                NY       11021
  137     75 Central Park West                                   New York                New York              NY       10023
  138     605 Second Avenue                                      New York                New York              NY       10016
  139     1569-77 Edge Hill Road                                 Abington                Montgomery            PA       19001
  140     2020 Avenue V                                          Brooklyn                Kings                 NY       11229
  141     515 East 88th Street                                   New York                New York              NY       10128
  142     302 West 79th Street                                   New York                New York              NY       10024
  143     503 Walnut                                             Kansas City             Jackson               MO       64105
  144     900 Hiawatha Boulevard East                            Syracuse                Onondaga              NY       13208
  145     220 East 87th Street                                   New York                New York              NY       10128
  146     228 West 10th Street                                   New York                New York              NY       10014
  147     44-20 Douglaston Parkway                               Douglaston              Queens                NY       11363
  148     25901 Jeanette Court                                   Roseville               Macomb                MI       48066
  149     126 Riverside Drive                                    New York                New York              NY       10024
  150     9200 Moon Lake Road                                    New Port Richey         Pasco                 FL       34654
  151     739-753 Sherman Street                                 Richardson              Dallas                TX       75081
  152     100 Randall Avenue                                     Freeport                Nassau                NY       11520
  153     302 Longacre Road and 874 West Broadway                Woodmere                Nassau                NY       11598
  154     38-50 West 9th Street                                  New York                New York              NY       10011
  155     230 North Mosley Street                                Wichita                 Sedgwick              KS       67202
  156     212 East 48th Street                                   New York                New York              NY       10022
  157     304-320 Fenimore Road                                  Mamaroneck              Westchester           NY       10543
  158     316 West 79th Street                                   New York                New York              NY       10024
  159     45 Wintonbury Avenue                                   Bloomfield              Hartford              CT       06002
  160     2445 Fairfield Ave                                     Fort Wayne              Allen                 IN       46807
  161     101 North Providence Road                              Nether Providence Tship Delaware              PA       19086
  162     252 West 85th Street                                   New York                New York              NY       10024
  163     443 39th Street                                        Brooklyn                Kings                 NY       11232
  164     48 Great Jones Street                                  New York                New York              NY       10012
  165     354 Montauk Highway                                    Wainscott               Suffolk               NY       11975
  166     20-30 Power Road                                       Pawtucket               Pawtucket             RI       02860
  167     445 East 78th Street                                   New York                New York              NY       10021
  168     65 Durham Road                                         Bronxville              Westchester           NY       10708
  169     6707 Sampson Road                                      Stockton                San Joaquin           CA       95212
  170     140 West 74 Street                                     New York                New York              NY       10023
  171     1100 N Frio St                                         San Antonio             Bexar                 TX       78207
  172     37 Riverside Drive                                     New York                New York              NY       10023
  173     162 East 91st Street                                   New York                New York              NY       10128
  174     521 East 83 Street                                     New York                New York              NY       10028
  175     6205 Jackman Road                                      Toledo                  Lucas                 OH       43612
  176     4010 S. Rainbow Road                                   Las Vegas               Clark                 NV       89103
  177     514 Montauk Highway                                    East Hampton            Suffolk               NY       11937
  178     49 West 9th Street                                     New York                New York              NY       10011
  179     147 West 22nd Street                                   New York                New York              NY       10011
  180     307 72nd Street                                        Brooklyn                Kings                 NY       11209
  181     916 Union Street                                       Brooklyn                Kings                 NY       11215
  182A    103 Elm Street                                         Milford                 Hillsborough          NH       03063
  182B    77 Elm Street                                          Milford                 Hillsborough          NH       03063
  183     2331 Ocean Avenue                                      Brooklyn                Kings                 NY       11229
  184     25 Leroy Street                                        New York                New York              NY       10014
  185     99 State Street                                        Brooklyn                Kings                 NY       11201
  186     45 West 70th Street                                    New York                New York              NY       10023
  187     2854 Connecticut Avenue, N.W.                          Washington              District of Columbia  DC       20008
  188     78 Charles Street                                      New York                New York              NY       10013
  189     1300-1418 Joliet Place                                 Detroit                 Wayne                 MI       48207
  190     125 Greene Street                                      New York                New York              NY       10012
  191     421 East 84th Street                                   New York                New York              NY       10028
  192     839 Carroll Street                                     Brooklyn                Kings                 NY       11215
  193     18 West 90th Street                                    New York                New York              NY       10024
  194     41-43 Murray Street                                    New York                New York              NY       10038
  195     21- 23 Bethune Street                                  New York                New York              NY       10014
  196     159 West 74th Street                                   New York                New York              NY       10023
  197     24 West 70th Street                                    New York                New York              NY       10023
  198     454 Third Street                                       Brooklyn                Kings                 NY       11215
  199     50 Eighth Avenue                                       Brooklyn                Kings                 NY       11217
  200     115 East 36th Street                                   New York                New York              NY       10016
  201     145 West 80th Street                                   New York                New York              NY       10024
  202     712 Eighth Avenue                                      Brooklyn                Kings                 NY       11215
  203     240 & 242 Baltic Street                                Brooklyn                Kings                 NY       11201
  204     153 Lafayette Avenue                                   Brooklyn                Kings                 NY       11238

TOTAL/WEIGHTED AVERAGE:


      (A) THE UNDERLYING MORTGAGE LOANS SECURED BY WESTCOAST GRAND HOTEL AT THE PARK AND WESTCOAST OLYMPIA HOTEL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
      (B) THE UNDERLYING MORTGAGE LOANS SECURED BY MASON OFFICE BUILDING, BECKETT RETAIL CENTER AND BECKETT OFFICE BUILDING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
      (C) THE UNDERLYING MORTGAGE LOANS SECURED BY 309, 315 AND 319 OLD YORK ROAD, 325 (331) OLD YORK ROAD, AND 700-719 WEST AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
      (1)   ASSUMES A CUT-OFF DATE IN MAY 2002.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                        Property          UNITS/
  #     CROSSED  PROPERTY NAME                               PROPERTY TYPE              SUB-TYPE          SQ.FT

  1              Paradise Island Apartments                  Multifamily                 Rental                       980
  2              Beaver Valley Mall                          Retail                     Anchored                  965,912
  3              PNC Center                                  Office                        CBD                    497,394
  4              330 West 34th Street                        Office                        CBD                    632,152
  5              San Bruno Towne Center                      Retail                     Anchored                  156,617
  6              Verandah                                    Multifamily                 Rental                       440
  7              Main Street Commons                         Retail                     Anchored                  164,974
  8       (A)    WestCoast Grand Hotel at the Park           Hotel                    Full Service                    402
  9       (A)    WestCoast Olympia Hotel                     Hotel                    Full Service                    190
  10             1101 King Street                            Office                     Suburban                  136,481
  11             Aventura Corporate Center                   Office                        CBD                    158,316
  12             Gateway Office Building                     Office                     Suburban                  170,998
  13             Crystal River Mall                          Retail                     Anchored                  433,253
  14             80 W.E.T.H. Corp.                           Mixed Use                Office/Retail               158,000
  15             Bay West Commerce Park                      Office                     Suburban                  194,416
  16             Daley Corporate Center                      Office                     Suburban                  127,452
  17             700 KMS Building                            Office                     Suburban                  125,870
  18             Copperwood Village - Phase 3                Retail                    Unanchored                 117,325
  19             Laurel Office Park II                       Office                     Suburban                  123,672
  20             Woodhollow Apartments                       Multifamily                 Rental                       318
  21             North Palm Marketplace                      Retail                     Anchored                  100,621
  22             880 & 990 Buildings                         Office                     Suburban                  148,628
  23             Wood Forest Glen Apartments                 Multifamily                 Rental                       336
  24             Chesapeake Owners Corp.                     Multifamily               Cooperative                    248
  25             King City Center                            Retail                     Anchored                  118,725
  26             Silver Towers Owners Corp.                  Multifamily               Cooperative                    377
  27             Crown Plaza Apartments                      Multifamily                 Rental                       176
  28             Astor Court Owners Corp.                    Multifamily               Cooperative                    152
  29             Mission Viejo Garden Plaza Office           Office                     Suburban                   67,030
  30             Entrada Pointe Apartments                   Multifamily                 Rental                       209
  31             North Oaks Village Center                   Mixed Use                Office/Retail                87,659
  32             Oakbrook Apartments                         Multifamily                 Rental                       162
  33             Eagles Landing                              Multifamily                 Rental                       200
  34             17-85 215th Street Owners', Inc.            Multifamily               Cooperative                    289
  35             The Falls at Tampa Bay Apartments           Multifamily                 Rental                       240
  36             Marshall's Shopping Center                  Retail                    Unanchored                  78,752
  37             Continental Owners Corp.                    Multifamily               Cooperative                    251
  38             Eastfield Village                           Multifamily                 Rental                       232
  39             400 East 77th Street Owners, Inc.           Multifamily               Cooperative                    159
  40      (B)    Beckett Office Building                     Office                     Suburban                   52,656
  41      (B)    Mason Office Building                       Office                     Suburban                   26,722
  42      (B)    Beckett Retail Center                       Retail                    Unanchored                   15,400
  43             Kingston Village Apartments                 Multifamily                 Rental                       120
  44             Chalk Hill Court Office Building            Office                     Suburban                    57,661
  45             EZ Storage - Beltsville                     Self Storage                  N/A                     85,542
  46             Tiffany Square                              Multifamily                 Rental                       225
 47A             Lincoln Technical - Union, NJ Campus        Office                     Suburban                   51,182
 47B             Lincoln Technical - Allentown, PA Campus    Office                     Suburban                   26,000
 47C             Lincoln Technical - Grand Prairie, TX CampusOffice                     Suburban                   50,000
 47D             Lincoln Technical - Philadelphia, PA Campus Office                     Suburban                   31,020
  48             32 and 39 Knight Street                     Mixed Use                    Warehouse/              113,215
  49             Kamco Murdock Terrace, LTD                  Multifamily                 Rental                       255
  50             EZ Storage - Ellicott City                  Self Storage                  N/A                     79,689
  51             WISCO (WI) Limited Partnership              Industrial                    N/A                    179,250
  52             Wrigley Market Place                        Retail                     Anchored                   47,404
  53             Village Green Apartments                    Multifamily                 Rental                       168
  54             Madison at 84th Tenants Corp.               Multifamily               Cooperative                     56
  55             79th Street Tenants Corp.                   Multifamily               Cooperative                    191
  56             Ellivkroy Realty Corp.                      Multifamily               Cooperative                     90
  57             Rivers Edge Plaza                           Retail                    Unanchored                  65,580
  58      (C)    309, 315 and 319 Old York Road              Mixed Use               Retail/Office/Multifamily     28,150
  59      (C)    700-719 West Avenue                         Mixed Use               Retail/Office/Multifamily     10,780
  60      (C)    325 (331) Old York Road                     Retail                    Unanchored                   7,700
  61             150 East 77th Street Corp.                  Multifamily               Cooperative                     97
  62             20 East 9th Street Corp.                    Multifamily               Cooperative                    325
  63             Montclair Business Park                     Industrial                    N/A                    132,024
  64             Montpelier E-6, L.L.C.                      Office                     Suburban                   43,785
  65             Fayette Promenade Shopping Center           Retail                     Anchored                   31,512
  66             Ridgewood Garden Apartments                 Multifamily                 Rental                       170
  67             The Opera Owners, Inc.                      Multifamily               Cooperative                    112
  68             257 Central Park West Inc.                  Multifamily               Cooperative                     86
  69             13-21 East 22nd Street Residence Corp.      Multifamily               Cooperative                    131
  70             Bishops Court LLC                           Multifamily                 Rental                       107
  71             EZ Storage - Westminster                    Self Storage                  N/A                     62,575
  72             565 Equities, Inc.                          Multifamily               Cooperative                    99
  73             SkyRidge I & III                            Office                     Suburban                    42,310
  74             Tollway Center II & III                     Industrial                    N/A                     73,887
  75             Fairfield Inn - Syracuse                    Hotel                   Limited Service                  135
  76             Harold Square Apartments                    Multifamily                 Rental                       112
  77             200 William Street                          Industrial                    N/A                    137,274
  78             1035 Fifth Avenue Corporation               Multifamily               Cooperative                    72
  79             Storage At Summerlin                        Self Storage                  N/A                     72,525
  80             Queens Boulevard Tenants Corp.              Multifamily               Cooperative                    128
  81             Avis Farms Commerce Park                    Mixed Use              Office/Industrial              40,785
  82             Country Village Apartments                  Multifamily                 Rental                       90
  83             Northstar Crossing Shopping Center          Retail                    Unanchored                  96,752
  84             Market at Roger's Corners                   Retail                    Unanchored                    30,110
  85             43 Tenants Corp.                            Multifamily               Cooperative                    40
  86             315 Homes Corp.                             Multifamily               Cooperative                    86
  87             QFC - Sellwood                              Retail                     Anchored                    21,400
  88             143-50 Hoover Owners Corp.                  Multifamily               Cooperative                    115
  89             Lex Owners Corp.                            Multifamily               Cooperative                    103
  90             1200 Tenant Corp.                           Multifamily               Cooperative                     73
  91             108 Sagamore Road Corp.                     Multifamily               Cooperative                     72
  92             351 Marine Owners Corp.                     Multifamily               Cooperative                    103
  93             New Orleans Apartments                      Multifamily                 Rental                        81
  94             300 Jackson Plaza                           Industrial                    N/A                     58,000
  95             Grand Oak Villas                            Multifamily                 Rental                        83
  96             Colorado Owners, Inc.                       Multifamily               Cooperative                    133
  97             22579 Owners Corp.                          Multifamily               Cooperative                     69
  98             140 Nassau Residence Corp.                  Multifamily               Cooperative                     36
  99             Casa Garcia                                 Office                     Suburban                    21,785
 100             1842 Beacon Street                          Office                     Suburban                    27,160
 101             Lincoln Gardens Owners, Inc.                Multifamily               Cooperative                    168
 102             Falcon International Bank Building          Office                        CBD                     35,378
 103             113 Ave D LLC                               Mixed Use             Retail/Multifamily               12,620
 104             Watson & Taylor Warehouse                   Industrial                    N/A                    149,005
 105             Ann Street                                  Mixed Use             Office/Multifamily               16,360
 106             Cedar Creek MHP                             Manufactured Housing          N/A                        179
 107             McKinley & Main Self-Storage                Self Storage                  N/A                      70,125
 108             InSite Ottawa (McKinley)                    Industrial                    N/A                    157,905
 109             Wainscott Village I                         Retail                    Unanchored                   15,430
 110             Country Village Apartments - Morton         Multifamily                 Rental                             75
 111             Osse, Inc.                                  Multifamily               Cooperative                         112
 112             Castle Cove Apartments                      Multifamily                 Rental                             60
 113             20 West 77th Street Corp.                   Multifamily               Cooperative                          30
 114             Versailles Apartments                       Multifamily                 Rental                             98
 115             Lafayette Town Houses, Inc.                 Multifamily               Cooperative                          48
 116             3333 Eastside Office Building               Office                     Suburban                   40,369
 117             Fiddlers Green Apartments                   Multifamily                 Rental                             60
 118             Warner House Owners Corp.                   Multifamily               Cooperative                          99
 119             Heritage House Owners Corp.                 Multifamily               Cooperative                          45
 120             Linden Hill No. 2 Cooperative Corp.         Multifamily               Cooperative                       384
 121             Ten West Eighty-Six Corp.                   Multifamily               Cooperative                          30
 122             Oakland Square Apartments                   Multifamily                 Rental                             96
 123             Salisbury Point Cooperative, Inc.           Multifamily               Cooperative                        120
 124             Hanshaw Village MHP                         Manufactured Housing          N/A                            135
 125             Barlow Trail Mobile Home Park               Manufactured Housing          N/A                              62
 126             609 West Owners Corp.                       Multifamily               Cooperative                          62
 127             30-40 Fleetwood Avenue Apartment Corp.      Multifamily               Cooperative                         110
 128             Winnros LLC                                 Multifamily                 Rental                             31
 129             Springwood Apts                             Multifamily                 Rental                             86
 130             99th Riverside Housing Corp.                Multifamily               Cooperative                          33
 131             494 Ocean Harbor View Apartment Corp.       Multifamily               Cooperative                          56
 132             Casa View / Oates Manor Apartments          Multifamily                 Rental                             75
 133             Broad Hollow Owners, Inc.                   Multifamily               Cooperative                          52
 134             InSite White Lake                           Retail                     Anchored                      6,900
 135             Palm Villa Apartments                       Multifamily                 Rental                             96
 136             21 Chapel Owners Corp.                      Multifamily               Cooperative                          42
 137             75 Central Park West Corporation            Multifamily               Cooperative                          54
 138             605 2nd Avenue                              Multifamily                 Rental                               6
 139             Edgehill Apartments                         Multifamily                 Rental                             32
 140             2020 Avenue V Apartment Corp.               Multifamily               Cooperative                          49
 141             Five-One-Five Owners, Inc.                  Multifamily               Cooperative                          68
 142             Orienta Owners, Inc.                        Multifamily               Cooperative                          44
 143             Oldham Building                             Office                        CBD                     25,523
 144             Hiawatha Industrial Center                  Industrial                    N/A                     117,800
 145             220 East 87 Owners Corp.                    Multifamily               Cooperative                          38
 146             228 West 10th St. Owners Corp.              Multifamily               Cooperative                            6
 147             Princeton Owners Corp.                      Multifamily               Cooperative                          44
 148             New England Towne Houses                    Multifamily               Cooperative                        221
 149             126 Riverside Drive Corp.                   Multifamily               Cooperative                          26
 150             Caribbean Mobile Home Estates               Manufactured Housing          N/A                              98
 151             Sherman Street Building                     Industrial                    N/A                     30,000
 152             100 Randall Avenue Owners Corp.             Multifamily               Cooperative                          44
 153             Broadwood Acres Tenants Corp.               Multifamily               Cooperative                          30
 154             38-50 West 9th Street Corp.                 Multifamily               Cooperative                          53
 155             Mosley Street Place                         Mixed Use             Retail/Multifamily              28,920
 156             48th Street Owners Corp.                    Multifamily               Cooperative                          46
 157             Village Gardens Tenants Corp.               Multifamily               Cooperative                          34
 158             Kelmscott Apartments, Inc.                  Multifamily               Cooperative                          24
 159             45 Wintonbury Avenue                        Office                     Suburban                   26,849
 160             Carriage House Apartments                   Multifamily                 Rental                              41
 161             Wallingford Partners, L.P.                  Office                     Suburban             6,965
 162             252 West 85th Residents Corp.               Multifamily               Cooperative                          38
 163             443 39th Street                             Office                     Suburban                     11,400
 164             48 Tenants Corp.                            Multifamily               Cooperative                           12
 165             Wainscott Village II                        Retail                    Unanchored                     4,948
 166             Power Road Apartments, LLC                  Multifamily                 Rental                 24
 167             445 East 78th Street Owners Corp.           Multifamily               Cooperative                           15
 168             Carlton Terrace Corp.                       Multifamily               Cooperative                          28
 169             Northtown Village Shopping Center           Retail                     Anchored                      6,564
 170             140 West 74 Street Corporation              Multifamily               Cooperative                          26
 171             City Gate Apartments                        Multifamily                 Rental                             64
 172             37 Apartments Corp.                         Multifamily               Cooperative                           31
 173             162 East 91st Street Owners, Inc.           Multifamily               Cooperative                          20
 174             521 East 83rd St. Corp.                     Multifamily               Cooperative                           15
 175             Jackman Apartments                          Multifamily                 Rental                             32
 176             Times Square Shopping Center                Retail                     Anchored                      3,750
 177             East Hampton Mews Tenants Corp.             Multifamily               Cooperative                          48
 178             49 West 9th Street Corp.                    Multifamily               Cooperative                            9
 179             147 West 22 St. Corp.                       Multifamily               Cooperative                           16
 180             7123 Third Avenue Corp.                     Multifamily               Cooperative                           18
 181             916 Union Street Apartments Inc.            Multifamily               Cooperative                          23
 182A            Scott Pendleton (3)                         Multifamily                 Rental                               8
 182B            Scott Pendleton (3)                         Multifamily                 Rental                               8
 183             Capri Owners, Inc.                          Multifamily               Cooperative                          36
 184             The Leroy Owners Corporation                Multifamily               Cooperative                          20
 185             99 State Associates Inc.                    Multifamily               Cooperative                           10
 186             West 70th Owners Corp.                      Multifamily               Cooperative                            4
 187             2854 Connecticut Avenue Cooperative, Inc.   Multifamily               Cooperative                           19
 188             Seventy-Eight Tenants Corporation           Multifamily               Cooperative                           15
 189             La Salle Town Houses Cooperative AssociationMultifamily               Cooperative                          46
 190             125 Greene Street Corp.                     Multifamily               Cooperative                            5
 191             421 East 84th St. Apts. Inc.                Multifamily               Cooperative                            7
 192             839 Carroll Owners, Inc.                    Multifamily               Cooperative                            4
 193             URBS Nova Cooperative, Inc.                 Multifamily               Cooperative                            6
 194             M & A Residences, Inc.                      Multifamily               Cooperative                            8
 195             21 & 23 Bethune St. Tenants Corporation     Multifamily               Cooperative                            9
 196             159 West 74th Street Tenants' Corporation   Multifamily               Cooperative                            5
 197             24 West 70th Street Apartment Corp.         Multifamily               Cooperative                            4
 198             454 Third Street Tenants Corp.              Multifamily               Cooperative                            8
 199             50 8th Ave. Tenants Corp.                   Multifamily               Cooperative                            9
 200             115-36 Owners Corp.                         Multifamily               Cooperative                            7
 201             145 West 80th Street Apartment Corp.        Multifamily               Cooperative                           10
 202             712-8 Housing Corporation                   Multifamily               Cooperative                            8
 203             Baltictown, Inc.                            Multifamily               Cooperative                           19
 204             153 Lafayette Co-op Corp.                   Multifamily               Cooperative                            5

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
Minimum:


             Fee/                       Year          Occupancy           Date of
  #        LEASEHOLD    YEAR BUILT    RENOVATED    RATE AT U/W (1)     OCCUPANCY RATE    APPRAISED VALUE
  -        ---------    ----------    ---------    ---------------     --------------    ---------------
  1          Fee           1994         1996            84%              3/31/2002                          $ 72,500,000
  2          Fee           1970         1991            88%              1/25/2002                            80,000,000
  3          Fee           1979         2001            92%              2/12/2002                            59,900,000
  4          Fee           1926         2000            100%              1/1/2002                            63,000,000
  5          Fee           1989         N/A             99%              12/12/2001                           39,500,000
  6          Fee           1990         2001            95%              11/25/2001                           32,250,000
  7          Fee           2000         N/A             94%               1/8/2002                            26,400,000
  8          Fee           1983         1993            N/A                 N/A                                21,000,000
  9          Fee           1970         1998            N/A                 N/A                                 9,800,000
  10         Fee           1984         N/A             95%               3/1/2002                            24,600,000
  11         Fee           1988         N/A             90%               1/1/2002                            25,080,000
  12         Fee           1987         N/A             87%              10/1/2001                            24,200,000
  13         Fee           1990         N/A             93%               9/5/2001                            25,400,000
  14         Fee           1912         1969            100%             3/11/2002                             31,300,000
  15         Fee           1983         2001            87%               2/1/2002                             17,500,000
  16         Fee           1987         N/A             98%              12/5/2001                             17,900,000
  17         Fee           1969         2001            93%              1/15/2002                             16,500,000
  18         Fee           2001         N/A             89%              2/14/2002                             15,000,000
  19         Fee           1986         N/A             91%               1/1/2002                             16,000,000
  20         Fee           1973         N/A             93%              12/20/2001                             13,150,000
  21         Fee           1999         N/A             98%              2/21/2002                             13,250,000
  22         Fee           1979         1997            98%              3/12/2002                             13,200,000
  23         Fee           1980         2000            88%              3/27/2002                              11,800,000
  24         Fee           1964         N/A             95%              11/13/2001                           64,390,000
  25         Fee           1991         N/A             100%             1/31/2002                              12,100,000
  26         Fee           1958         N/A             96%              11/15/2001                           47,000,000
  27         Fee           1999         N/A             95%              2/28/2002                              11,300,000
  28         Fee           1920         N/A             95%               2/8/2002                           124,150,000
  29         Fee           1975         2000            92%               1/1/2002                              11,500,000
  30         Fee           1986         N/A             92%              1/15/2002                              10,130,000
  31         Fee           1973         1995            97%              12/19/2001                             11,000,000
  32         Fee           1985         1995            91%               1/4/2002                              11,000,000
  33         Fee           1981         2000            93%              11/26/2001                             9,400,000
  34         Fee           1970         N/A             95%              10/9/2001                              71,610,000
  35         Fee           1986         N/A             93%              11/5/2001                              10,100,000
  36         Fee           1990         N/A             94%               1/5/2002                              9,400,000
  37         Fee           1963         N/A             95%              11/21/2001                           57,870,000
  38         Fee           1969         2001            96%              2/28/2002                               9,150,000
  39         Fee           1960         N/A             96%              11/19/2001                           57,500,000
  40         Fee           2001         N/A             86%              9/19/2001                              4,870,000
  41         Fee           2000         N/A             100%             9/19/2001                              3,050,000
  42         Fee           2000         N/A             91%              1/23/2002                               1,950,000
  43         Fee           1982         2001            98%              9/25/2001                              8,300,000
  44         Fee           1976         1996            100%              1/1/2002                              9,000,000
  45         Fee           1999         N/A             76%              3/13/2002                              8,900,000
  46         Fee           1973         2001            97%              11/20/2001                             7,950,000
 47A         Fee           1950         1972            100%             12/28/2001                             5,000,000
 47B         Fee           1972         1983            100%             12/28/2001                             2,775,000
 47C         Fee           1969         1973            100%             12/28/2001                             2,050,000
 47D         Fee           1961         1962            100%             12/28/2001                              1,075,000
  48         Fee           1940         N/A             100%             2/28/2002                              9,970,000
  49         Fee           1970         2000            91%               1/1/2002                              8,000,000
  50         Fee           1999         N/A             70%              3/13/2002                              8,000,000
  51         Fee           1993         N/A             100%             7/12/2001                               8,140,000
  52      Leasehold        1999         N/A             97%               1/7/2002                              7,800,000
  53         Fee           1981         N/A             93%               3/1/2002                              6,800,000
  54         Fee           1963         N/A             95%              12/11/2001                           73,960,000
  55         Fee           1959         N/A             95%              12/5/2001                            83,300,000
  56         Fee           1959         N/A             96%              12/21/2001                            37,100,000
  57         Fee           2001         N/A             100%             11/1/2001                              6,360,000
  58         Fee           1920         1999            100%             12/31/2001                             4,000,000
  59         Fee           1920         1999            100%             12/31/2001                              1,300,000
  60         Fee           1920         1999            100%             12/31/2001                              1,000,000
  61         Fee           1959         N/A             95%              1/10/2002                            58,200,000
  62         Fee           1965         N/A             95%              8/14/2001                          186,300,000
  63         Fee           1969         N/A             96%              12/31/2001                              6,100,000
  64         Fee           2001         N/A             100%             10/31/2001                             5,850,000
  65         Fee           2001         N/A             91%               1/1/2002                              5,700,000
  66         Fee           1974         1994            91%              1/20/2002                              5,330,000
  67         Fee           1925         N/A             95%              10/25/2001                           65,900,000
  68         Fee           1906         N/A             96%              11/30/2001                            91,200,000
  69         Fee           1910         N/A             95%              11/16/2001                           72,940,000
  70         Fee           1952         1999            98%              3/13/2002                              4,900,000
  71         Fee           1997         N/A             67%              3/12/2002                              4,800,000
  72         Fee           1938         N/A             95%              9/17/2001                            68,300,000
  73         Fee           1988         2001            97%              1/30/2002                              4,440,000
  74         Fee           1978         N/A             93%               1/1/2002                            $ 4,530,000
  75      Leasehold        1990         N/A             N/A                 N/A                                  6,100,000
  76         Fee           1974         N/A             96%              12/27/2001                             4,600,000
  77         Fee           1910         2001            99%              10/22/2001                             5,600,000
  78         Fee           1928         N/A             93%              12/11/2001                        204,250,000
  79         Fee           2001         N/A             97%              1/25/2002                              4,440,000
  80         Fee           1941         N/A             96%              12/19/2001                            18,900,000
  81         Fee           1999         N/A             100%             9/30/2001                              4,450,000
  82         Fee           1972         N/A             100%             12/1/2001                              3,800,000
  83         Fee           1986         N/A             92%              12/1/2001                              4,500,000
  84         Fee           1995         N/A             93%              12/4/2001                              4,250,000
  85         Fee           1903         N/A             95%              11/9/2001                            49,550,000
  86         Fee           1930         N/A             95%              9/20/2001                            55,550,000
  87         Fee           2000         N/A             100%             12/31/2001                             3,650,000
  88         Fee           1948         N/A             95%              1/18/2002                              9,650,000
  89         Fee           1961         N/A             95%               2/8/2002                            33,600,000
  90         Fee           1927         N/A             95%              8/24/2001                          140,000,000
  91         Fee           1971         N/A             96%               9/6/2001                             14,600,000
  92         Fee           1930         N/A             95%              10/19/2001                             8,950,000
  93         Fee           1961         2001            95%              12/31/2001                             2,900,000
  94         Fee           1986         N/A             100%              1/1/2002                               3,145,000
  95         Fee           1984         N/A             89%               2/1/2002                              2,750,000
  96         Fee           1954         N/A             95%               9/4/2001                             15,735,000
  97         Fee           1929         N/A             95%              1/22/2002                              19,410,000
  98         Fee           1900         N/A             95%              7/24/2001                            24,600,000
  99         Fee           1950         1999            100%             2/22/2002                              3,200,000
 100         Fee           1974         N/A             92%              2/20/2002                              2,980,000
 101         Fee           1951         N/A             95%              9/10/2001                              9,470,000
 102         Fee           1982         N/A             93%              10/15/2001                             2,600,000
 103         Fee           1900         N/A             100%             6/22/2001                              2,600,000
 104         Fee           1977         N/A             82%              1/28/2002                              2,800,000
 105         Fee           2000         N/A             100%             1/25/2002                              2,600,000
 106         Fee           1985         1999            96%              11/20/2001                             3,470,000
 107         Fee           1999         N/A             78%               2/8/2002                              2,600,000
 108         Fee           1966         1970            100%             11/28/2001                             3,000,000
 109         Fee           1987         N/A             100%             2/14/2002                              2,800,000
 110         Fee           1976         N/A             97%              11/9/2001                              2,500,000
 111         Fee           1957         N/A             96%              8/24/2001                             21,650,000
 112         Fee           1983         1999            95%               1/1/2002                              2,620,000
 113         Fee           1925         N/A             95%              11/20/2001                            31,900,000
 114         Fee           1973         2000            100%             1/31/2002                              2,300,000
 115         Fee           1959         N/A             97%              6/13/2001                              6,205,000
 116         Fee           1978         N/A             100%              2/5/2002                              2,530,000
 117         Fee           1998         N/A             100%              2/1/2002                              2,200,000
 118         Fee           1958         N/A             95%              10/25/2001                            10,000,000
 119         Fee           1961         N/A             96%              11/21/2001                             5,650,000
 120         Fee           1953         N/A             96%               8/3/2001                            28,970,000
 121         Fee           1924         N/A             95%              12/5/2001                            33,700,000
 122         Fee           1973         2001            99%               2/1/2002                              2,200,000
 123         Fee           1960         N/A             97%               8/8/2001                            27,990,000
 124         Fee           1970         1999            83%              2/25/2002                              2,080,000
 125         Fee           1974         N/A             98%              1/24/2002                              2,050,000
 126         Fee           1910         N/A             95%              7/13/2001                             17,390,000
 127         Fee           1955         N/A             95%              11/7/2001                              7,000,000
 128         Fee           1963         N/A             100%             7/31/2001                               2,120,000
 129         Fee           1980         1999            98%              12/27/2001                              1,900,000
 130         Fee           1900         N/A             95%              11/29/2001                            18,230,000
 131         Fee           1949         N/A             96%              6/13/2001                              3,650,000
 132         Fee           1965         2000            95%              12/31/2001                              1,700,000
 133         Fee           1968         N/A             95%              9/28/2001                               4,190,000
 134         Fee           2001         N/A             100%             11/28/2001                              1,780,000
 135         Fee           1973         2001            100%             12/11/2001                             2,300,000
 136         Fee           1964         N/A             97%              6/26/2001                             12,975,000
 137         Fee           1928         N/A             95%               8/6/2001                          105,280,000
 138         Fee           1910         1980            100%              2/1/2002                               1,700,000
 139         Fee           1957         1998            100%              1/1/2002                               1,565,000
 140         Fee           1960         N/A             95%              10/17/2001                             4,330,000
 141         Fee           1920         N/A             95%              11/28/2001                            13,550,000
 142         Fee           1904         N/A             95%              8/15/2001                              11,080,000
 143         Fee           1922         2000            99%              12/31/2001                              1,850,000
 144         Fee           1920         1997            100%             2/25/2002                               1,750,000
 145         Fee           1915         1960            95%              10/3/2001                              6,570,000
 146         Fee           1877         N/A             93%              6/13/2001                              2,230,000
 147         Fee           1963         N/A             95%              7/18/2001                              4,270,000
 148         Fee           1964         N/A             90%              5/30/2001                             13,430,000
 149         Fee           1968         N/A             95%              10/30/2001                             11,400,000
 150         Fee           1970         N/A             82%               1/1/2002                             $ 1,850,000
 151         Fee           1967         1998            100%              3/1/2002                               1,350,000
 152         Fee           1961         N/A             96%              11/23/2001                             3,000,000
 153         Fee           1923         N/A             95%              11/14/2001                              4,170,000
 154         Fee           1882         N/A             95%              12/12/2001                            50,610,000
 155         Fee           1920         1996            100%             1/31/2002                               1,345,000
 156         Fee           1923         N/A             96%              5/21/2001                              19,170,000
 157         Fee           1959         N/A             93%              1/14/2002                              5,020,000
 158         Fee           1910         N/A             95%              8/28/2001                            23,250,000
 159         Fee           1988         N/A             90%              12/31/2001                              1,200,000
 160         Fee           1966         1999            95%              12/1/2001                               1,060,000
 161         Fee           1921         1999            100%             9/10/2001                                1,150,000
 162         Fee           1914         N/A             96%               1/8/2002                            30,600,000
 163         Fee           2001         N/A             100%             1/31/2002                               1,370,000
 164         Fee           1896         N/A             94%               8/3/2001                             12,720,000
 165         Fee           1990         N/A             100%             2/14/2002                               1,200,000
 166         Fee           1961         N/A             100%             9/27/2001                               1,000,000
 167         Fee           1910         N/A             96%              7/20/2001                              2,560,000
 168         Fee           1953         N/A             97%               9/7/2001                              5,900,000
 169         Fee           1999         N/A             100%             5/15/2001                                1,130,000
 170         Fee           1900         1969            95%               8/8/2001                              10,185,000
 171         Fee           1962         1999            91%              12/25/2001                               1,150,000
 172         Fee           1925         N/A             95%              10/31/2001                           44,400,000
 173         Fee           1923         N/A             96%              12/18/2001                              5,135,000
 174         Fee           1890         N/A             95%              10/26/2001                             3,720,000
 175         Fee           1969         2000            91%               1/1/2002                                  850,000
 176         Fee           1999         N/A             100%             1/28/2002                                  920,000
 177         Fee           1970         N/A             99%              1/15/2002                             10,660,000
 178         Fee           1893         N/A             95%               8/9/2001                              6,540,000
 179         Fee           1900         N/A             95%              10/4/2001                             16,830,000
 180         Fee           1910         N/A             95%               8/2/2001                              2,660,000
 181         Fee           1933         N/A             95%              12/26/2001                             5,428,000
 182A        Fee           1800         1970            100%             10/19/2001                                 455,000
 182B        Fee           1800         1970            100%             10/19/2001                                 440,000
 183         Fee           1958         N/A             95%              12/4/2001                              2,960,000
 184         Fee           1910         N/A             95%              10/11/2001                             3,395,000
 185         Fee           1830         N/A             95%              10/18/2001                             4,590,000
 186         Fee           1890         N/A             95%              8/13/2001                              5,560,000
 187         Fee           1921         N/A             95%              10/31/2001                              1,990,000
 188         Fee           1897         N/A             96%              12/13/2001                             3,940,000
 189         Fee           1959         N/A             97%              9/12/2000                              5,863,000
 190         Fee           1912         N/A             93%              9/20/2001                              6,770,000
 191         Fee           1892         N/A             95%               1/9/2002                              3,260,000
 192         Fee           1890         N/A             97%               9/5/2001                              2,560,000
 193         Fee           1930         N/A             96%              12/18/2001                              3,170,000
 194         Fee           1915         N/A             93%              7/30/2001                              5,970,000
 195         Fee           1835         N/A             95%              7/10/2001                               3,150,000
 196         Fee           1910         N/A             95%              7/17/2001                              4,500,000
 197         Fee           1910         N/A             95%              11/12/2001                             2,265,000
 198         Fee           1890         N/A             96%              7/21/2001                              3,835,000
 199         Fee           1920         N/A             95%              11/7/2001                              2,460,000
 200         Fee           1858         N/A             96%              10/5/2001                              2,325,000
 201         Fee           1900         N/A             97%              8/14/2001                               2,510,000
 202         Fee           1920         N/A             95%              12/19/2001                             3,444,000
 203         Fee           1890         N/A             95%              12/17/2001                             5,290,000
 204         Fee           1874         N/A             95%              10/21/2001                              1,775,000

===========================================================================================================================
TOTAL/WEIGHTED AVERAGE:    1971          1996           94%                                                 $3,572,465,000
=============================================================================================================================

MAXIMUM:                   2001          2001          100%                                                $ 204,250,000
Minimum:                   1800          1960          67%                                                    $ 440,000


               Most Recent             Most           Most           Most
           Operating Statement        Recent         Recent         Recent
  #                DATE              REVENUE         EXPENSES        NOI            U/W NOI         U/W NCF (2)
  -                ----              -------         --------        ----           -------         -----------
  1             10/31/2001            $ 8,176,478  $ 3,079,415      $ 5,097,063      $ 5,830,356       $ 5,634,356
  2             12/31/2001             10,719,963    3,271,198        7,448,765        7,827,896         7,218,442
  3             10/31/2001              9,791,798    3,996,350        5,795,448        5,178,547         4,936,853
  4             12/31/2001             11,270,007    4,851,758        6,418,249        8,254,270         7,588,246
  5             11/30/2001              4,403,519    1,063,054        3,340,465        3,463,676         3,347,615
  6             10/31/2001              4,221,502    1,424,890        2,796,612        2,977,316         2,867,316
  7                N/A                        N/A          N/A              N/A        2,233,745         2,143,624
  8             12/31/2001             11,631,261    8,877,383        2,753,878        2,554,879         2,078,611
  9             12/31/2001              5,081,850    3,862,611        1,219,239        1,204,499           979,689
  10            12/31/2001              3,424,966    1,172,022        2,252,944        2,372,390         1,940,032
  11            12/14/2001              3,519,417    1,403,163        2,116,254        2,499,971         2,161,363
  12            10/31/2001              3,582,394    1,295,709        2,286,685        2,122,630         1,919,204
  13            12/30/2001              4,423,023    2,189,930        2,233,093        2,217,013         1,948,313
  14            12/31/2001              3,855,493    2,163,223        1,692,270        2,738,206         2,619,706
  15            12/31/2001              2,187,400      910,707        1,276,693        1,641,496         1,388,599
  16            12/20/2001              2,301,427      734,664        1,566,763        1,771,265         1,545,705
  17               N/A                        N/A          N/A              N/A        1,548,083         1,377,901
  18               N/A                        N/A          N/A              N/A        1,277,194         1,200,321
  19            6/30/2001               2,464,146      818,561        1,645,585        1,461,041         1,318,950
  20            10/31/2001              2,031,251      856,083        1,175,168        1,219,449         1,139,949
  21            10/31/2001              1,367,792      510,679          857,113        1,110,269         1,062,199
  22            12/31/2001              2,233,257      875,109        1,358,148        1,345,888         1,157,141
  23            6/30/2001               2,013,158      617,938        1,395,220        1,202,693         1,118,693
  24               N/A                        N/A          N/A              N/A        3,835,999         3,811,099
  25            12/31/2001              1,385,753      253,833        1,131,920        1,106,869         1,014,434
  26               N/A                        N/A          N/A              N/A        3,175,290         3,112,390
  27            12/31/2001              1,283,102      413,909          869,193          940,502           896,502
  28               N/A                        N/A          N/A              N/A        5,220,019         5,189,419
  29            11/30/2001              1,391,999      366,689        1,025,310          980,945           900,509
  30            12/31/2001              1,365,131      501,826          863,305          848,449           796,199
  31            6/30/2001               1,805,555      731,778        1,073,777        1,141,132         1,069,251
  32            11/30/2001              1,406,626      530,648          875,978        1,028,492           987,992
  33            9/30/2001               1,474,573      628,449          846,124          922,238           872,238
  34               N/A                        N/A          N/A              N/A        3,522,360         3,465,060
  35            9/30/2001               1,629,547      746,208          883,339          904,713           844,713
  36            12/31/2001              1,258,956      286,465          972,491          828,473           749,635
  37               N/A                        N/A          N/A              N/A        2,257,535         2,232,335
  38            2/28/2002               1,677,262      820,562          856,700          787,037           787,037
  39               N/A                        N/A          N/A              N/A        3,298,023         3,248,023
  40            12/31/2001                820,609      330,501          490,108          505,609           405,294
  41            12/31/2001                465,591      170,075          295,516          277,169           237,787
  42            12/31/2001                252,101       40,330          211,771          197,556           187,226
  43            5/31/2001               1,185,638      490,526          695,112          688,228           658,228
  44            6/30/2001               1,184,746      487,928          696,818          800,000           684,515
  45            12/31/2001                867,320      311,918          555,402          776,956           768,402
  46            9/30/2001               1,369,311      635,481          733,830          783,813           727,563
 47A               N/A                        N/A          N/A              N/A          415,726           376,693
 47B               N/A                        N/A          N/A              N/A          233,415           213,587
 47C               N/A                        N/A          N/A              N/A          188,815           150,684
 47D               N/A                        N/A          N/A              N/A           98,975            75,589
  48            12/31/2001                987,703      282,604          705,099          788,429           738,129
  49            10/31/2001              1,639,259      979,130          660,129          732,706           668,956
  50            12/31/2001                814,115      288,579          525,536          690,368           682,424
  51               N/A                        N/A          N/A              N/A        1,157,048         1,067,423
  52            12/31/2001              1,260,310      597,852          662,458          683,042           644,187
  53            11/30/2001              1,072,109      482,901          589,208          630,652           588,652
  54               N/A                        N/A          N/A              N/A        3,217,109         3,211,209
  55               N/A                        N/A          N/A              N/A        5,184,256         5,127,256
  56               N/A                        N/A          N/A              N/A        1,970,901         1,946,172
  57               N/A                        N/A          N/A              N/A          621,570           566,542
  58            12/31/2001                498,753       93,326          405,427          364,204           340,851
  59            12/31/2001                149,827       38,419          111,408          103,868            96,493
  60            12/31/2001                136,712       25,383          111,329          103,434            96,336
  61               N/A                        N/A          N/A              N/A        2,932,111         2,882,111
  62               N/A                        N/A          N/A              N/A        7,854,663         7,706,363
  63            12/31/2001                672,891      176,838          496,053          567,679           507,595
  64            10/31/2001                438,644       81,329          357,315          511,402           465,652
  65            12/30/2001                684,810      174,849          509,961          501,161           468,318
  66            12/31/2001              1,098,035      632,982          465,053          503,814           461,064
  67               N/A                        N/A          N/A              N/A        3,106,001         3,089,051
  68               N/A                        N/A          N/A              N/A        2,931,583         2,887,069
  69               N/A                        N/A          N/A              N/A        3,568,131         3,523,131
  70            9/30/2001                 755,602      324,310          431,292          485,476           458,726
  71            12/31/2001                553,562      198,648          354,914          452,613           446,355
  72               N/A                        N/A          N/A              N/A        3,162,320         3,149,820
  73               N/A                        N/A          N/A              N/A          457,126           407,200
  74            12/31/2001              $ 759,397    $ 265,208        $ 494,189        $ 432,814         $ 384,092
  75            12/31/2001              1,843,931    1,214,671          629,260          562,073           488,974
  76            12/31/2001                873,013      410,147          462,866          457,164           429,164
  77            12/31/2001                975,477      448,241          527,236          535,052           436,794
  78               N/A                        N/A          N/A              N/A       16,400,075        16,382,075
  79            1/31/2002                 502,467      214,621          287,846          373,991           373,991
  80               N/A                        N/A          N/A              N/A        1,165,310         1,119,710
  81            9/30/2001                 570,940      135,524          435,416          406,781           367,162
  82            11/30/2001                653,117      261,265          391,852          383,617           352,117
  83            12/31/2001                635,266      246,599          388,667          409,696           355,312
  84            10/31/2001                604,642      149,482          455,160          371,733           336,597
  85               N/A                        N/A          N/A              N/A        1,878,772         1,872,772
  86               N/A                        N/A          N/A              N/A        2,810,660         2,797,660
  87               N/A                        N/A          N/A              N/A          311,202           300,502
  88               N/A                        N/A          N/A              N/A          719,668           708,068
  89               N/A                        N/A          N/A              N/A        1,943,615         1,923,015
  90               N/A                        N/A          N/A              N/A        7,620,689         7,562,089
  91               N/A                        N/A          N/A              N/A          792,666           769,172
  92               N/A                        N/A          N/A              N/A          555,849           545,449
  93            11/30/2001                663,975      325,420          338,555          317,944           297,694
  94            12/31/2001                424,431       64,477          359,954          302,422           258,584
  95            1/31/2002                 469,214      120,646          348,568          300,199           278,951
  96               N/A                        N/A          N/A              N/A        1,229,001         1,209,401
  97               N/A                        N/A          N/A              N/A          940,103           933,103
  98               N/A                        N/A          N/A              N/A        1,411,481         1,406,081
  99            12/31/2001                399,048       64,020          335,028          312,885           286,524
 100            12/31/2001                691,590      359,005          332,585          311,208           256,344
 101               N/A                        N/A          N/A              N/A          599,136           582,335
 102            9/30/2001                 535,295      243,736          291,559          286,556           244,665
 103            10/1/2001                 200,368       82,862          117,506          259,240           250,140
 104            12/31/2001                571,977      248,702          323,275          314,655           255,053
 105            12/31/2001                388,708       77,855          310,853          255,863           245,255
 106            10/31/2001                525,773      146,160          379,613          328,202           319,252
 107            12/30/2001                466,739      234,192          232,547          218,343           218,343
 108            12/31/2001                411,227       88,918          322,309          284,404           213,160
 109            12/31/2001                328,594       58,207          270,387          234,111           216,366
 110            9/30/2001                 381,932      167,049          214,883          227,810           209,060
 111               N/A                        N/A          N/A              N/A        1,632,265         1,609,826
 112            12/31/2001                395,755      131,222          264,533          250,523           235,523
 113               N/A                        N/A          N/A              N/A        1,011,115           993,515
 114            12/31/2001                564,880      293,783          271,097          250,900           225,900
 115               N/A                        N/A          N/A              N/A          282,611           274,641
 116            12/31/2001                552,928      273,332          279,596          227,886           189,132
 117            1/31/2002                 319,001       90,338          228,663          195,096           179,171
 118               N/A                        N/A          N/A              N/A          653,123           643,123
 119               N/A                        N/A          N/A              N/A          309,773           296,033
 120               N/A                        N/A          N/A              N/A        2,588,826         2,493,322
 121               N/A                        N/A          N/A              N/A        1,737,176         1,732,476
 122            12/31/2001                421,955      213,569          208,386          217,040           193,040
 123               N/A                        N/A          N/A              N/A        2,266,254         2,241,254
 124            12/31/2001                364,118      145,684          218,434          203,908           203,908
 125            12/31/2001                262,324       69,961          192,363          176,020           172,920
 126               N/A                        N/A          N/A              N/A        1,020,349         1,014,049
 127               N/A                        N/A          N/A              N/A          695,514           678,863
 128            7/31/2001                 259,925       91,841          168,084          170,457           162,707
 129            12/31/2001                427,740      212,151          215,589          195,908           174,150
 130               N/A                        N/A          N/A              N/A          872,238           862,738
 131               N/A                        N/A          N/A              N/A          268,266           260,266
 132            8/31/2001                 466,894      294,517          172,377          176,526           155,901
 133               N/A                        N/A          N/A              N/A          328,871           323,571
 134               N/A                        N/A          N/A              N/A          158,978           151,043
 135            11/30/2001                489,580      270,476          219,104          188,846           164,750
 136               N/A                        N/A          N/A              N/A          790,118           765,118
 137               N/A                        N/A          N/A              N/A        3,581,490         3,573,390
 138            12/31/2001                178,401       41,120          137,281          147,513           142,997
 139            12/31/2001                238,583       78,868          159,715          147,529           139,529
 140               N/A                        N/A          N/A              N/A          296,636           291,636
 141               N/A                        N/A          N/A              N/A          890,388           873,588
 142               N/A                        N/A          N/A              N/A          726,652           722,152
 143            12/31/2001                256,624       64,476          192,148          163,009           132,382
 144            12/31/2001                308,011       91,014          216,997          211,366           174,643
 145               N/A                        N/A          N/A              N/A          498,863           494,963
 146               N/A                        N/A          N/A              N/A          157,310           155,310
 147               N/A                        N/A          N/A              N/A          396,453           390,553
 148               N/A                        N/A          N/A              N/A          972,287           800,752
 149               N/A                        N/A          N/A              N/A          550,242           542,742
 150            12/31/2001              $ 230,242     $ 73,799        $ 156,443        $ 129,779         $ 123,801
 151            12/31/2001                206,472       27,577          178,895          139,710           117,810
 152               N/A                        N/A          N/A              N/A          291,006           281,006
 153               N/A                        N/A          N/A              N/A          272,140           266,740
 154               N/A                        N/A          N/A              N/A        2,411,563         2,406,263
 155            12/31/2001                225,887       77,423          148,464          130,034           113,006
 156               N/A                        N/A          N/A              N/A        1,101,476         1,086,003
 157               N/A                        N/A          N/A              N/A          458,431           454,930
 158               N/A                        N/A          N/A              N/A          942,544           940,044
 159            12/31/2001                269,091      140,018          129,073          135,087           111,245
 160            12/31/2001                228,955      117,315          111,640           99,796            88,849
 161            12/31/2000                154,117       32,573          121,544          138,655           128,949
 162               N/A                        N/A          N/A              N/A        1,857,770         1,839,770
 163            1/31/2002                 152,400        8,575          143,825          109,476            98,456
 164               N/A                        N/A          N/A              N/A          791,469           780,569
 165            12/31/2001                139,665       26,774          112,891          103,436            97,746
 166            12/31/2001                169,629       54,499          115,130           98,536            92,536
 167               N/A                        N/A          N/A              N/A          219,622           217,072
 168               N/A                        N/A          N/A              N/A          313,228           303,228
 169            8/31/2001                 131,479       29,651          101,828           96,589            89,040
 170               N/A                        N/A          N/A              N/A          722,840           717,083
 171            11/30/2001                283,317      185,565           97,752           95,498            79,498
 172               N/A                        N/A          N/A              N/A        1,984,154         1,979,354
 173               N/A                        N/A          N/A              N/A          310,669           306,669
 174               N/A                        N/A          N/A              N/A          216,720           214,020
 175            8/31/2001                 142,441       37,990          104,451           85,386            77,386
 176            12/31/2001                 93,973       14,315           79,658           78,491            75,115
 177               N/A                        N/A          N/A              N/A        1,098,755         1,081,055
 178               N/A                        N/A          N/A              N/A          344,544           340,344
 179               N/A                        N/A          N/A              N/A          879,748           867,348
 180               N/A                        N/A          N/A              N/A          156,503           152,103
 181               N/A                        N/A          N/A              N/A          236,668           232,368
 182A           10/30/2001                 71,051       23,401           47,650           41,960            39,113
 182B           10/30/2001                 68,709       22,629           46,080           40,576            37,823
 183               N/A                        N/A          N/A              N/A          216,561           207,061
 184               N/A                        N/A          N/A              N/A          294,650           291,650
 185               N/A                        N/A          N/A              N/A          222,720           219,820
 186               N/A                        N/A          N/A              N/A          198,445           196,045
 187               N/A                        N/A          N/A              N/A           90,275            85,525
 188               N/A                        N/A          N/A              N/A          232,181           227,581
 189               N/A                        N/A          N/A              N/A          214,471           203,035
 190               N/A                        N/A          N/A              N/A          515,685           512,385
 191               N/A                        N/A          N/A              N/A          248,260           246,660
 192               N/A                        N/A          N/A              N/A          122,630           121,630
 193               N/A                        N/A          N/A              N/A          195,748           193,448
 194               N/A                        N/A          N/A              N/A          390,194           388,594
 195               N/A                        N/A          N/A              N/A          202,907           201,207
 196               N/A                        N/A          N/A              N/A          235,500           233,000
 197               N/A                        N/A          N/A              N/A          120,515           118,615
 198               N/A                        N/A          N/A              N/A          203,095           200,205
 199               N/A                        N/A          N/A              N/A          137,800           135,500
 200               N/A                        N/A          N/A              N/A          164,166           161,816
 201               N/A                        N/A          N/A              N/A          179,443           177,583
 202               N/A                        N/A          N/A              N/A          185,260           183,460
 203               N/A                        N/A          N/A              N/A          294,333           289,633
                   N/A                        N/A          N/A              N/A           77,640            75,940

==================================================================================================================
                           $152,237,522                $64,960,186  $87,277,336     $235,847,429      $225,905,655
==================================================================================================================

MAXIMUM:                   $ 11,631,261                $ 8,877,383  $ 7,448,765     $ 16,400,075      $ 16,382,075
Minimum:                   $     68,709                    $ 8,575     $ 46,080         $ 40,576          $ 37,823

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WESTCOAST GRAND HOTEL AT THE PARK AND WESTCOAST OLYMPIA HOTEL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MASON OFFICE BUILDING, BECKETT RETAIL CENTER AND BECKETT OFFICE BUILDING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY 309, 315 AND 319 OLD YORK ROAD, 325 (331) OLD YORK ROAD, AND 700-719 WEST AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)   DOES NOT INCLUDE THE HOSPITALITY PROPERTIES.
(2) UNDERWRITTEN NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.
(3) THE TWO PROPERTIES OF THE SCOTT PENDELTON PORTFOLIO WERE UNDERWRITTEN AS A SINGLE ASSET. FOR THE PURPOSES OF THIS TABLE THE FOLLOWING INFORMATION WAS ALLOCATED BASED ON THE CURRENT BALANCE AS OF MAY 2002: MOST RECENT NOI, MOST RECENT REVENUES, MOST RECENT EXPENSES, U/W NOI, AND U/W NCF.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                          ORIGINATION
                                                      Original         Cut-off Date      Percentage of    Amortization
                                                      Principal         Principal          Mortgage           Term
  #     CROSSED  LOAN NAME                             BALANCE         BALANCE (1)        POOL BALANCE      (MONTHS)
  -     -------  ---------                             -------         -----------        ------------      --------
  1              Paradise Island Apartments            $ 55,000,000      $ 55,000,000       5.99%             360
  2              Beaver Valley Mall                      48,000,000        47,963,367       5.22%             360
  3              PNC Center                              44,500,000        44,441,758       4.84%             360
  4              330 West 34th Street                    40,000,000        39,983,418       4.35%             478
  5              San Bruno Towne Center                  31,000,000        30,911,804       3.37%             360
  6              Verandah                                25,000,000        24,935,677       2.72%             360
  7              Main Street Commons                     21,000,000        20,946,153       2.28%             360
  8      (A)     WestCoast Grand Hotel at the Park       14,000,000        13,887,463       1.51%             300
  9      (A)     WestCoast Olympia Hotel                  6,800,000         6,745,339       0.73%             300
  10             1101 King Street                        18,500,000        18,475,109       2.01%             360
  11             Aventura Corporate Center               18,300,000        18,286,901       1.99%             360
  12             Gateway Office Building                 17,000,000        16,935,702       1.84%             360
  13             Crystal River Mall                      16,300,000        16,097,825       1.75%             360
  14             80 W.E.T.H. Corp.                       15,000,000        14,955,318       1.63%             180
  15             Bay West Commerce Park                  13,000,000        12,966,723       1.41%             360
  16             Daley Corporate Center                  12,000,000        11,972,545       1.30%             360
  17             700 KMS Building                        11,500,000        11,484,372       1.25%             360
  18             Copperwood Village - Phase 3            11,100,000        11,084,991       1.21%             360
  19             Laurel Office Park II                   11,000,000        10,958,395       1.19%             360
  20             Woodhollow Apartments                   10,500,000        10,473,123       1.14%             360
  21             North Palm Marketplace                  10,339,000        10,298,259       1.12%             324
  22             880 & 990 Buildings                      9,500,000         9,492,648       1.03%             360
  23             Wood Forest Glen Apartments              9,350,000         9,282,772       1.01%             360
  24             Chesapeake Owners Corp.                  9,000,000         8,979,915       0.98%             480
  25             King City Center                         9,000,000         8,971,039       0.98%             360
  26             Silver Towers Owners Corp.               8,800,000         8,782,421       0.96%             420
  27             Crown Plaza Apartments                   8,300,000         8,269,078       0.90%             360
  28             Astor Court Owners Corp.                 8,250,000         8,250,000       0.90%         Interest Only
  29             Mission Viejo Garden Plaza Office        8,200,000         8,179,886       0.89%             360
  30             Entrada Pointe Apartments                8,100,000         8,088,437       0.88%             360
  31             North Oaks Village Center                7,950,000         7,927,109       0.86%             360
  32             Oakbrook Apartments                      7,870,000         7,848,939       0.85%             360
  33             Eagles Landing                           7,500,000         7,471,265       0.81%             360
  34             17-85 215th Street Owners', Inc.         7,500,000         7,467,552       0.81%             300
  35             The Falls at Tampa Bay Apartments        7,400,000         7,371,709       0.80%             360
  36             Marshall's Shopping Center               7,050,000         7,032,470       0.77%             360
  37             Continental Owners Corp.                 7,000,000         6,997,507       0.76%             720
  38             Eastfield Village                        6,800,000         6,792,298       0.74%             300
  39             400 East 77th Street Owners, Inc.        6,600,000         6,594,614       0.72%             480
  40     (B)     Beckett Office Building                  3,075,000         3,060,414       0.33%             360
  41     (B)     Mason Office Building                    2,100,000         2,090,039       0.23%             360
  42     (B)     Beckett Retail Center                    1,425,000         1,418,241       0.15%             360
  43             Kingston Village Apartments              6,550,000         6,518,615       0.71%             360
  44             Chalk Hill Court Office Building         6,400,000         6,371,214       0.69%             360
  45             EZ Storage - Beltsville                  6,350,000         6,343,301       0.69%             300
  46             Tiffany Square                           6,360,000         6,340,482       0.69%             360
  47             Lincoln (DE), LP                         6,300,000         6,269,620       0.68%             300
  48             32 and 39 Knight Street                  5,982,000         5,982,000       0.65%             300
  49             Kamco Murdock Terrace, LTD               6,000,000         5,976,555       0.65%             300
  50             EZ Storage - Ellicott City               5,700,000         5,693,987       0.62%             300
  51             WISCO (WI) Limited Partnership           5,500,000         5,478,345       0.60%             300
  52             Wrigley Market Place                     5,450,000         5,429,945       0.59%             300
  53             Village Green Apartments                 5,400,000         5,395,911       0.59%             360
  54             Madison at 84th Tenants Corp.            5,000,000         5,000,000       0.54%         Interest Only
  55             79th Street Tenants Corp.                4,750,000         4,732,276       0.52%             360
  56             Ellivkroy Realty Corp.                   4,700,000         4,700,000       0.51%         Interest Only
  57             Rivers Edge Plaza                        4,600,000         4,589,131       0.50%             360
  58     (C)     309, 315 and 319 Old York Road           2,962,000         2,943,612       0.32%             360
  59     (C)     700-719 West Avenue                        888,000           882,487       0.10%             360
  60     (C)     325 (331) Old York Road                    750,000           745,344       0.08%             360
  61             150 East 77th Street Corp.               4,500,000         4,500,000       0.49%         Interest Only
  62             20 East 9th Street Corp.                 4,500,000         4,412,607       0.48%             180
  63             Montclair Business Park                  4,400,000         4,389,226       0.48%             360
  64             Montpelier E-6, L.L.C.                   4,370,000         4,363,488       0.48%             360
  65             Fayette Promenade Shopping Center        4,275,000         4,255,567       0.46%             360
  66             Ridgewood Garden Apartments              4,150,000         4,125,695       0.45%             300
  67             The Opera Owners, Inc.                   4,000,000         3,998,949       0.44%             720
  68             257 Central Park West Inc.               4,000,000         3,996,998       0.44%             480
  69             13-21 East 22nd Street Residence Corp.   3,800,000         3,766,636       0.41%             240
  70             Bishops Court LLC                        3,650,000         3,605,877       0.39%             360
  71             EZ Storage - Westminster                 3,450,000         3,446,361       0.38%             300
  72             565 Equities, Inc.                       3,400,000         3,397,597       0.37%             720
  73             SkyRidge I & III                         3,300,000         3,290,267       0.36%             360
  74             Tollway Center II & III                  3,300,000         3,286,889       0.36%             360
  75             Fairfield Inn - Syracuse                 3,250,000         3,222,084       0.35%             300
  76             Harold Square Apartments                 3,150,000         3,140,447       0.34%             360
  77             200 William Street                     $ 3,100,000       $ 3,076,620       0.34%             324
  78             1035 Fifth Avenue Corporation            3,000,000         3,000,000       0.33%         Interest Only
  79             Storage At Summerlin                     3,000,000         2,993,468       0.33%             300
  80             Queens Boulevard Tenants Corp.           3,000,000         2,992,388       0.33%             360
  81             Avis Farms Commerce Park                 3,000,000         2,981,081       0.32%             360
  82             Country Village Apartments               3,000,000         2,978,408       0.32%             300
  83             Northstar Crossing Shopping Center       2,900,000         2,888,072       0.31%             300
  84             Market at Roger's Corners                2,900,000         2,886,695       0.31%             300
  85             43 Tenants Corp.                         2,750,000         2,750,000       0.30%         Interest Only
  86             315 Homes Corp.                          2,700,000         2,672,008       0.29%             240
  87             QFC - Sellwood                           2,650,000         2,643,274       0.29%             360
  88             143-50 Hoover Owners Corp.               2,600,000         2,593,408       0.28%             300
  89             Lex Owners Corp.                         2,550,000         2,550,000       0.28%         Interest Only
  90             1200 Tenant Corp.                        2,500,000         2,494,892       0.27%             480
  91             108 Sagamore Road Corp.                  2,500,000         2,493,904       0.27%             480
  92             351 Marine Owners Corp.                  2,500,000         2,491,747       0.27%             360
  93             New Orleans Apartments                   2,300,000         2,291,578       0.25%             360
  94             300 Jackson Plaza                        2,200,000         2,194,819       0.24%             360
  95             Grand Oak Villas                         2,200,000         2,185,817       0.24%             360
  96             Colorado Owners, Inc.                    2,175,000         2,166,635       0.24%             420
  97             22579 Owners Corp.                       2,150,000         2,148,127       0.23%             360
  98             140 Nassau Residence Corp.               2,100,000         2,098,239       0.23%             720
  99             Casa Garcia                              2,100,000         2,086,528       0.23%             360
 100             1842 Beacon Street                       2,000,000         1,998,642       0.22%             360
 101             Lincoln Gardens Owners, Inc.             2,000,000         1,994,588       0.22%             480
 102             Falcon International Bank Building       2,000,000         1,994,230       0.22%             360
 103             113 Ave D LLC                            2,000,000         1,987,221       0.22%             360
 104             Watson & Taylor Warehouse                2,000,000         1,986,332       0.22%             240
 105             Ann Street                               1,950,000         1,939,606       0.21%             240
 106             Cedar Creek MHP                          1,950,000         1,935,076       0.21%             240
 107             McKinley & Main Self-Storage             1,925,000         1,921,047       0.21%             300
 108             InSite Ottawa (McKinley)                 1,875,000         1,861,836       0.20%             300
 109             Wainscott Village I                      1,855,000         1,850,180       0.20%             360
 110             Country Village Apartments - Morton      1,850,000         1,843,314       0.20%             360
 111             Osse, Inc.                               1,850,000         1,841,993       0.20%             360
 112             Castle Cove Apartments                   1,850,000         1,839,805       0.20%             300
 113             20 West 77th Street Corp.                1,800,000         1,797,264       0.20%             480
 114             Versailles Apartments                    1,800,000         1,793,409       0.20%             360
 115             Lafayette Town Houses, Inc.              1,750,000         1,732,118       0.19%             300
 116             3333 Eastside Office Building            1,700,000         1,697,858       0.18%             360
 117             Fiddlers Green Apartments                1,700,000         1,694,824       0.18%             360
 118             Warner House Owners Corp.                1,650,000         1,647,921       0.18%             480
 119             Heritage House Owners Corp.              1,650,000         1,647,102       0.18%             480
 120             Linden Hill No. 2 Cooperative Corp.      1,600,000         1,599,165       0.17%             720
 121             Ten West Eighty-Six Corp.                1,600,000         1,598,703       0.17%             480
 122             Oakland Square Apartments                1,600,000         1,594,090       0.17%             360
 123             Salisbury Point Cooperative, Inc.        1,590,000         1,581,589       0.17%             360
 124             Hanshaw Village MHP                      1,560,000         1,556,710       0.17%             300
 125             Barlow Trail Mobile Home Park            1,550,000         1,545,205       0.17%             360
 126             609 West Owners Corp.                    1,540,000         1,535,196       0.17%             480
 127             30-40 Fleetwood Avenue Apartment Corp.   1,500,000         1,497,389       0.16%             360
 128             Winnros LLC                              1,500,000         1,495,980       0.16%             360
 129             Springwood Apts                          1,500,000         1,494,337       0.16%             300
 130             99th Riverside Housing Corp.             1,430,000         1,430,000       0.16%         Interest Only
 131             494 Ocean Harbor View Apartment Corp.    1,395,000         1,389,445       0.15%             300
 132             Casa View / Oates Manor Apartments       1,317,000         1,311,263       0.14%             360
 133             Broad Hollow Owners, Inc.                1,311,000         1,307,873       0.14%             480
 134             InSite White Lake                        1,312,000         1,306,346       0.14%             360
 135             Palm Villa Apartments                    1,300,000         1,296,729       0.14%             360
 136             21 Chapel Owners Corp.                   1,300,000         1,291,861       0.14%             360
 137             75 Central Park West Corporation         1,280,000         1,272,154       0.14%             360
 138             605 2nd Avenue                           1,275,000         1,272,023       0.14%             360
 139             Edgehill Apartments                      1,250,000         1,246,422       0.14%             360
 140             2020 Avenue V Apartment Corp.            1,250,000         1,245,882       0.14%             360
 141             Five-One-Five Owners, Inc.               1,250,000         1,245,520       0.14%             360
 142             Orienta Owners, Inc.                     1,250,000         1,242,264       0.14%             360
 143             Oldham Building                          1,200,000         1,194,828       0.13%             360
 144             Hiawatha Industrial Center               1,200,000         1,125,021       0.12%             300
 145             220 East 87 Owners Corp.                 1,100,000         1,097,498       0.12%             480
 146             228 West 10th St. Owners Corp.           1,100,000         1,094,402       0.12%             360
 147             Princeton Owners Corp.                   1,100,000         1,093,166       0.12%             360
 148             New England Towne Houses                 1,100,000         1,092,699       0.12%             300
 149             126 Riverside Drive Corp.                1,100,000         1,085,386       0.12%             180
 150             Caribbean Mobile Home Estates            1,025,000         1,023,617       0.11%             360
 151             Sherman Street Building                  1,012,000         1,007,524       0.11%             300
 152             100 Randall Avenue Owners Corp.          1,000,000           998,343       0.11%             360
 153             Broadwood Acres Tenants Corp.          $ 1,000,000         $ 998,200       0.11%             480
 154             38-50 West 9th Street Corp.              1,000,000           997,580       0.11%             360
 155             Mosley Street Place                      1,000,000           995,550       0.11%             360
 156             48th Street Owners Corp.                 1,000,000           995,135       0.11%             300
 157             Village Gardens Tenants Corp.              940,000           939,830       0.10%             720
 158             Kelmscott Apartments, Inc.                 900,000           900,000       0.10%         Interest Only
 159             45 Wintonbury Avenue                       850,000           845,866       0.09%             360
 160             Carriage House Apartments                  835,000           833,956       0.09%             360
 161             Wallingford Partners, L.P.                 825,000           820,802       0.09%             360
 162             252 West 85th Residents Corp.              800,000           799,840       0.09%             720
 163             443 39th Street                            775,000           768,374       0.08%             240
 164             48 Tenants Corp.                           750,000           750,000       0.08%         Interest Only
 165             Wainscott Village II                       750,000           748,051       0.08%             360
 166             Power Road Apartments, LLC                 750,000           746,672       0.08%             360
 167             445 East 78th Street Owners Corp.          750,000           746,257       0.08%             360
 168             Carlton Terrace Corp.                      750,000           745,358       0.08%             360
 169             Northtown Village Shopping Center          730,000           726,659       0.08%             360
 170             140 West 74 Street Corporation             710,000           705,477       0.08%             360
 171             City Gate Apartments                       700,000           698,608       0.08%             300
 172             37 Apartments Corp.                        700,000           696,219       0.08%             300
 173             162 East 91st Street Owners, Inc.          675,000           673,014       0.07%             360
 174             521 East 83rd St. Corp.                    650,000           648,941       0.07%             480
 175             Jackman Apartments                         635,000           633,416       0.07%             360
 176             Times Square Shopping Center               615,000           612,474       0.07%             300
 177             East Hampton Mews Tenants Corp.            600,000           598,143       0.07%             180
 178             49 West 9th Street Corp.                   600,000           596,764       0.06%             360
 179             147 West 22 St. Corp.                      600,000           596,595       0.06%             360
 180             7123 Third Avenue Corp.                    600,000           596,287       0.06%             360
 181             916 Union Street Apartments Inc.           588,000           587,386       0.06%             420
 182             Scott Pendleton Portfolio                  575,000           573,448       0.06%             360
 183             Capri Owners, Inc.                         500,000           498,914       0.05%             420
 184             The Leroy Owners Corporation               395,000           393,189       0.04%             360
 185             99 State Associates Inc.                   370,000           368,690       0.04%             360
 186             West 70th Owners Corp.                     360,000           357,815       0.04%             360
 187             2854 Connecticut Avenue Cooperative, Inc.  330,000           329,072       0.04%             360
 188             Seventy-Eight Tenants Corporation          300,000           299,518       0.03%             360
 189             La Salle Town Houses Cooperative Associatio300,000           270,153       0.03%             120
 190             125 Greene Street Corp.                    270,000           260,299       0.03%             120
 191             421 East 84th St. Apts. Inc.               260,000           259,226       0.03%             360
 192             839 Carroll Owners, Inc.                   260,000           257,440       0.03%             180
 193             URBS Nova Cooperative, Inc.                250,000           249,608       0.03%             360
 194             M & A Residences, Inc.                     250,000           249,287       0.03%             360
 195             21 & 23 Bethune St. Tenants Corporation    250,000           248,381       0.03%             360
 196             159 West 74th Street Tenants' Corporation  250,000           248,327       0.03%             360
 197             24 West 70th Street Apartment Corp.        245,000           244,068       0.03%             360
 198             454 Third Street Tenants Corp.             235,000           233,415       0.03%             360
 199             50 8th Ave. Tenants Corp.                  230,000           229,031       0.02%             300
 200             115-36 Owners Corp.                        225,000           223,946       0.02%             360
 201             145 West 80th Street Apartment Corp.       215,000           213,684       0.02%             360
 202             712-8 Housing Corporation                  204,000           200,416       0.02%             120
 203             Baltictown, Inc.                           200,000           199,254       0.02%             300
 204             153 Lafayette Co-op Corp.                  135,000           134,508       0.01%             360

                                                  ---------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                $920,860,000      $918,137,952       100.0%            365
                                                  =====================================================================

MAXIMUM:                                               $ 55,000,000       $55,000,000       5.99%             720
Minimum:                                                  $ 135,000         $ 134,508       0.01%             120


                                                           INITIAL
            REMAINING        ORIGINAL       REMAINING      INTEREST
           Amortization      Term to         Term to         Only      Mortgage
              Term           Maturity        Maturity       Period     Interest       Monthly
  #        (MONTHS) (1)    (MONTHS) (2)    (MONTHS) (1)    (MONTHS)      RATE         PAYMENT
  -        ------------    ------------    ------------    --------      ----         -------
  1            360             120             116            12        7.380%          $ 380,059
  2            359             120             119                      7.360%            331,034
  3            358             120             118                      7.410%            308,413
  4            477             120             119                      6.750%            241,582
  5            356             120             116                      7.760%            222,302
  6            357             120             117                      7.220%            170,036
  7            357             120             117                      7.240%            143,115
  8            292             120             112                      8.080%            108,797
  9            292             120             112                      8.080%             52,844
  10           358             120             118                      7.300%            126,831
  11           359             120             119                      7.680%            130,219
  12           355             120             115                      7.200%            115,394
  13           342             120             102                      7.630%            115,426
  14           179             180             179                      7.900%            143,432
  15           357             120             117                      7.250%             88,683
  16           357              60              57                      7.910%             87,300
  17           358             120             118                      7.260%             78,528
  18           358             120             118                      7.280%             75,948
  19           355             120             115                      7.200%             74,667
  20           357             120             117                      7.250%             71,629
  21           320             120             116                      7.390%             73,762
  22           359             120             119                      7.290%             65,065
  23           349             120             109                      7.710%             66,726
  24           475             120             115                      6.470%             52,499
  25           356             120             116                      7.140%             60,726
  26           417             120             117                      6.250%             51,663
  27           355             120             115                      7.270%             56,733
  28      Interest Only        120             119           120        6.780%             47,260
  29           357             120             117                      7.500%             57,336
  30           358             120             118                      7.060%             54,216
  31           356             120             116                      7.700%             56,680
  32           357             120             117                      6.990%             52,306
  33           355             120             115                      7.140%             50,605
  34           297             120             117                      6.600%             51,542
  35           355             120             115                      7.150%             49,980
  36           357             120             117                      7.420%             48,909
  37           716             120             116                      7.040%             41,685
  38           299             120             119                      7.540%             50,428
  39           478             120             118                      6.540%             39,257
  40           353             120             113                      7.610%             21,733
  41           353             120             113                      7.610%             14,842
  42           353             120             113                      7.610%             10,071
  43           354             120             114                      7.000%             43,577
  44           354             120             114                      7.300%             43,877
  45           299             120             119                      7.980%             48,926
  46           356             120             116                      7.380%             43,949
  47           296             120             116                      7.580%             47,318
  48           300             120             120                      7.540%             44,362
  49           297             120             117                      7.400%             44,350
  50           299             120             119                      7.980%             43,918
  51           297              84              81                      7.340%             40,437
  52           297             120             117                      7.450%             40,098
  53           359             120             119                      7.400%             37,389
  54      Interest Only        120             117           120        6.970%             29,042
  55           356             120             116                      6.740%             31,073
  56      Interest Only        120             119           120        6.810%             26,673
  57           357             120             117                      7.720%             32,860
  58           349             120             109                      8.310%             22,378
  59           349             120             109                      8.310%              6,709
  60           349             120             109                      8.310%              5,666
  61      Interest Only        120             118           120        6.620%             25,170
  62           174             120             114                      6.870%             40,121
  63           357             120             117                      7.510%             30,796
  64           358             120             118                      7.280%             30,201
  65           354             120             114                      7.250%             29,163
  66           295             120             115                      7.190%             29,836
  67           717             120             117                      7.070%             23,915
  68           478             120             118                      6.820%             24,610
  69           236             120             116                      6.140%             27,721
  70           343             120             103                      7.970%             26,988
  71           299             120             119                      7.980%             26,582
  72           714             120             114                      6.440%             18,642
  73           356             120             116                      7.580%             23,255
  74           355             120             115                      6.970%             21,889
  75           290             120             110                      8.750%             26,720
  76           356             120             116                      7.440%             21,896
  77           316             120             112                      7.400%           $ 22,137
  78      Interest Only        120             118           120        7.020%             17,794
  79           298             120             118                      7.250%             21,684
  80           357             120             117                      6.870%             19,698
  81           350             120             110                      7.790%             21,575
  82           294             120             114                      7.100%             21,395
  83           296             120             116                      8.200%             22,768
  84           296             120             116                      7.520%             21,468
  85      Interest Only        120             115           120        6.180%             14,163
  86           235             120             115                      6.450%             20,051
  87           357             120             117                      7.300%             18,168
  88           298             120             118                      6.850%             18,128
  89      Interest Only        120             119           120        6.510%             14,026
  90           476             120             116                      6.460%             14,725
  91           474             120             114                      6.820%             15,210
  92           356             120             116                      7.010%             16,649
  93           355             120             115                      7.350%             15,846
  94           357             120             117                      7.740%             15,746
  95           350             120             110                      7.700%             15,685
  96           414             120             114                      6.680%             13,550
  97           359             120             119                      6.690%             13,859
  98           712             120             112                      6.710%             11,958
  99           350             120             110                      7.720%             15,001
 100           359             120             119                      7.940%             14,592
 101           474             120             114                      6.750%             12,202
 102           356             120             116                      7.690%             14,245
 103           351             120             111                      7.370%             13,807
 104           236             120             116                      8.030%             16,766
 105           237             120             117                      8.040%             16,359
 106           236             120             116                      7.100%             15,236
 107           298             120             118                      7.560%             14,301
 108           294             120             114                      7.250%             13,553
 109           356             120             116                      8.210%             13,884
 110           355              60              55                      7.410%             12,822
 111           355             120             115                      6.780%             12,036
 112           295             120             115                      7.550%             13,732
 113           476             120             116                      7.040%             11,238
 114           355             120             115                      7.350%             12,402
 115           292             120             112                      6.980%             12,455
 116           358             120             118                      7.560%             11,957
 117           356             120             116                      7.420%             11,794
 118           477             120             117                      6.670%              9,861
 119           476             120             116                      7.180%             10,591
 120           715             120             115                      6.700%              9,099
 121           478             120             118                      6.790%              9,700
 122           355             120             115                      7.310%             10,980
 123           354             120             114                      6.700%             10,260
 124           298             120             118                      7.420%             11,447
 125           356             120             116                      7.340%             10,669
 126           472             120             112                      6.990%              9,559
 127           358             120             118                      6.710%              9,689
 128           357             120             117                      7.470%             10,564
 129           297             120             117                      7.270%             10,861
 130      Interest Only        120             117           120        6.690%              7,972
 131           297             120             117                      7.250%             10,174
 132           354             120             114                      7.450%              9,164
 133           474             120             114                      6.900%              8,052
 134           354             120             114                      7.500%              9,174
 135           357             120             117                      7.350%              8,957
 136           353             120             113                      6.640%              8,337
 137           353             120             113                      6.750%              8,302
 138           357             120             117                      7.790%              9,170
 139           356             120             116                      7.730%              8,938
 140           356             120             116                      7.020%              8,333
 141           356             120             116                      6.980%              8,381
 142           353             120             113                      6.700%              8,066
 143           354             120             114                      7.500%              8,391
 144           249             120              69                      7.600%              8,946
 145           475             120             115                      6.400%              6,362
 146           354             120             114                      7.110%              7,473
 147           353             120             113                      6.680%              7,083
 148           294             120             114                      8.000%              8,571
 149           176             180             176                      6.500%              9,582
 150           358             120             118                      7.290%              7,020
 151           296             120             116                      7.750%              7,644
 152           358             120             118                      6.960%              6,626
 153           476             120             116                      7.060%            $ 6,329
 154           357             120             117                      7.110%              6,727
 155           354             120             114                      7.350%              6,890
 156           296             120             116                      7.150%              7,164
 157           718             120             118                      6.990%              5,560
 158      Interest Only        120             114           120        6.400%              4,800
 159           353             120             113                      7.500%              5,943
 160           358             120             118                      7.590%              5,890
 161           353             120             113                      7.300%              5,656
 162           718             120             118                      6.780%              4,600
 163           235             120             115                      7.840%              6,405
 164      Interest Only        120             114           120        6.500%              4,063
 165           356             120             116                      8.210%              5,613
 166           355             120             115                      6.800%              4,937
 167           354             120             114                      7.000%              4,990
 168           353             120             113                      6.750%              4,911
 169           352             120             112                      8.410%              5,567
 170           353             120             113                      6.550%              4,511
 171           298             120             118                      7.730%              5,278
 172           296             120             116                      6.480%              4,718
 173           357             120             117                      6.830%              4,457
 174           476             120             116                      6.790%              3,941
 175           356             120             116                      8.410%              4,842
 176           296             120             116                      8.210%              4,833
 177           179             180             179                      7.220%              5,467
 178           354             120             114                      6.600%              3,832
 179           354             120             114                      6.500%              3,828
 180           353             120             113                      6.750%              3,929
 181           418             120             118                      7.040%              3,813
 182           357             120             117                      7.420%              4,030
 183           417             120             117                      6.730%              3,133
 184           355             120             115                      6.620%              2,552
 185           356             120             116                      7.050%              2,498
 186           353             120             113                      6.800%              2,347
 187           357             120             117                      7.140%              2,249
 188           358             120             118                      7.120%              2,020
 189           103             120             103                      7.640%              3,600
 190           114             120             114                      6.650%              3,099
 191           357             120             117                      6.750%              1,703
 192           177             180             177                      7.050%              2,359
 193           358             120             118                      7.040%              1,686
 194           356             120             116                      7.750%              1,791
 195           352             120             112                      7.170%              1,692
 196           352             120             112                      7.000%              1,663
 197           356             120             116                      6.280%              1,513
 198           352             120             112                      6.960%              1,557
 199           297             120             117                      6.810%              1,612
 200           355             120             115                      6.500%              1,436
 201           353             120             113                      6.810%              1,417
 202           117             120             117                      6.860%              2,354
 203           297             120             117                      6.990%              1,412
 204           356             120             116                      6.500%                853

==================================================================================================
TOTAL/WEIGHTED
AVERAGE:       361             120            116                       7.300%        $ 6,357,093
==================================================================================================

MAXIMUM:       718             180           179                        8.750%          $ 380,059
Minimum:       103             60             55                        6.140%              $ 853


             First
             Payment         Maturity                    Prepayment Provision                           Defeasance
   #          DATE            DATE           ARD (3)     AS OF ORIGINATION (4)                          OPTION (5)
   -          ----            ----           -------     ---------------------                          ----------
   1       2/11/2002        1/11/2012         N/A        Lock/117_0%/3                                      Yes
   2       5/11/2002        4/11/2032      4/11/2012     Lock/117_0%/3                                      Yes
   3       4/11/2002        3/11/2032      3/11/2012     Lock/117_0%/3                                      Yes
   4       5/11/2002        4/11/2042      4/11/2012     Lock/117_0%/3                                      Yes
   5       2/11/2002        1/11/2012         N/A        Lock/114_0%/6                                      Yes
   6       3/11/2002        2/11/2012         N/A        Lock/114_0%/6                                      Yes
   7        3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
   8       10/11/2001       9/11/2011         N/A        Lock/117_0%/3                                      Yes
   9       10/11/2001       9/11/2011         N/A        Lock/117_0%/3                                      Yes
  10       4/11/2002        3/11/2012         N/A        Lock/114_0%/6                                      Yes
  11       5/11/2002        4/11/2012         N/A        Lock/114_0%/6                                      Yes
  12       1/11/2002       12/11/2011         N/A        Lock/117_0%/3                                      Yes
  13       12/11/2000      11/11/2030      11/11/2010    Lock/117_0%/3                                      Yes
  14        5/1/2002        4/1/2017          N/A        Lock/177_0%/3                                      Yes
  15       3/11/2002        2/11/2012         N/A        Lock/117_0%/3                                      Yes
  16       3/11/2002        2/11/2007         N/A        Lock/57_0%/3                                       Yes
  17       4/11/2002        3/11/2012         N/A        Lock/117_0%/3                                      Yes
  18       4/11/2002        3/11/2012         N/A        Lock/117_0%/3                                      Yes
  19       1/11/2002       12/11/2011         N/A        Lock/117_0%/3                                      Yes
  20       3/11/2002        2/11/2012         N/A        Lock/114_0%/6                                      Yes
  21        2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  22       5/11/2002        4/11/2012         N/A        Lock/117_0%/3                                      Yes
  23       7/11/2001        6/11/2011         N/A        Lock/117_0%/3                                      Yes
  24        1/1/2002        12/1/2011         N/A        Lock/117_0%/3                                      Yes
  25       2/11/2002        1/11/2012         N/A        Lock/117_0%/3                                      Yes
  26        3/1/2002        2/1/2012          N/A        Lock/48_YM/66_0%/6                                 N/A
  27       1/11/2002       12/11/2011         N/A        Lock/117_0%/3                                      Yes
  28        5/1/2002        4/1/2012          N/A        Lock/117_0%/3                                      Yes
  29       3/11/2002        2/11/2012         N/A        Lock/117_0%/3                                      Yes
  30       4/11/2002        3/11/2012         N/A        Lock/117_0%/3                                      Yes
  31       2/11/2002        1/11/2012         N/A        Lock/117_0%/3                                      Yes
  32       3/11/2002        2/11/2012         N/A        Lock/117_0%/3                                      Yes
  33       1/11/2002       12/11/2011         N/A        Lock/114_0%/6                                      Yes
  34        3/1/2002        2/1/2012          N/A        Lock/102_2%/15_0%/3                                N/A
  35       1/11/2002       12/11/2011         N/A        Lock/117_0%/3                                      Yes
  36        3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  37        2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  38        5/1/2002        4/1/2012          N/A        Lock/117_0%/3                                      Yes
  39        4/1/2002        3/1/2012          N/A        Lock/24_YM/90_0%/6                                 N/A
  40       11/11/2001      10/11/2011         N/A        Lock/117_0%/3                                      Yes
  41       11/11/2001      10/11/2011         N/A        Lock/117_0%/3                                      Yes
  42       11/11/2001      10/11/2011         N/A        Lock/114_0%/6                                      Yes
  43       12/11/2001      11/11/2011         N/A        Lock/117_0%/3                                      Yes
  44       12/11/2001      11/11/2011         N/A        Lock/117_0%/3                                      Yes
  45        5/1/2002        4/1/2012          N/A        Lock/48_YM1/69_0%/3                                N/A
  46       2/11/2002        1/11/2012         N/A        Lock/114_0%/6                                      Yes
  47        2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  48        6/1/2002        5/1/2027        5/1/2012     Lock/117_0%/3                                      Yes
  49        3/1/2002        2/1/2012          N/A        Lock/116_0%/4                                      Yes
  50        5/1/2002        4/1/2012          N/A        Lock/48_YM1/69_0%/3                                N/A
  51        3/1/2002        2/1/2009          N/A        Lock/81_0%/3                                       Yes
  52       3/11/2002        2/11/2012         N/A        Lock/117_0%/3                                      Yes
  53       5/11/2002        4/11/2012         N/A        Lock/114_0%/6                                      Yes
  54        3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  55        2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  56        5/1/2002        4/1/2012          N/A        Lock/102_1%/15_0%/3                                N/A
  57       3/11/2002        2/11/2032      2/11/2012     Lock/117_0%/3                                      Yes
  58       7/11/2001        6/11/2011         N/A        Lock/114_0%/6                                      Yes
  59       7/11/2001        6/11/2011         N/A        Lock/114_0%/6                                      Yes
  60       7/11/2001        6/11/2011         N/A        Lock/114_0%/6                                      Yes
  61        4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  62       12/1/2001        11/1/2011         N/A        Lock/102_2%/15_0%/3                                N/A
  63       3/11/2002        2/11/2012         N/A        Lock/117_0%/3                                      Yes
  64        4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  65       12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  66       1/11/2002       12/11/2011         N/A        Lock/114_0%/6                                      Yes
  67        3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  68        4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  69        2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  70        1/1/2001        12/1/2010         N/A        Lock/117_0%/3                                      Yes
  71        5/1/2002        4/1/2012          N/A        Lock/48_YM1/69_0%/3                                N/A
  72       12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  73       2/11/2002        1/11/2012         N/A        Lock/117_0%/3                                      Yes
  74       1/11/2002       12/11/2011         N/A        Lock/117_0%/3                                      Yes
  75       8/11/2001        7/11/2011         N/A        Lock/117_0%/3                                      Yes
  76       2/11/2002        1/11/2012         N/A        Lock/117_0%/3                                      Yes
  77       10/11/2001       9/11/2011         N/A        Lock/114_0%/6                                      Yes
  78        4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  79        4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  80        3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  81       8/11/2001        7/11/2011         N/A        Lock/117_0%/3                                      Yes
  82       12/11/2001      11/11/2011         N/A        Lock/114_0%/6                                      Yes
  83       2/11/2002        1/11/2012         N/A        Lock/117_0%/3                                      Yes
  84        2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  85        1/1/2002        12/1/2011         N/A        Lock/117_0%/3                                      Yes
  86        1/1/2002        12/1/2011         N/A        Lock/117_0%/3                                      Yes
  87       3/11/2002        2/11/2012         N/A        Lock/117_0%/3                                      Yes
  88        4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  89        5/1/2002        4/1/2012          N/A        Lock/117_0%/3                                      Yes
  90        2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  91       12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  92        2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  93       1/11/2002       12/11/2011         N/A        Lock/114_0%/6                                      Yes
  94       3/11/2002        2/11/2012         N/A        Lock/117_0%/3                                      Yes
  95       8/11/2001        7/11/2011         N/A        Lock/114_0%/6                                      Yes
  96       12/1/2001        11/1/2011         N/A        Lock/60_YM/57_0%/3                                 N/A
  97        5/1/2002        4/1/2012          N/A        Lock/117_0%/3                                      Yes
  98       10/1/2001        9/1/2011          N/A        Lock/117_0%/3                                      Yes
  99       8/11/2001        7/11/2011         N/A        Lock/114_0%/6                                      Yes
  100      5/11/2002        4/11/2012         N/A        Lock/117_0%/3                                      Yes
  101      12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  102      2/11/2002        1/11/2012         N/A        Lock/117_0%/3                                      Yes
  103       9/1/2001        8/1/2011          N/A        Lock/117_0%/3                                      Yes
  104      2/11/2002        1/11/2012         N/A        Lock/39_YM1/78_0%/3                                N/A
  105      3/11/2002        2/11/2012         N/A        Lock/114_0%/6                                      Yes
  106      2/11/2002        1/11/2012         N/A        Lock/117_0%/3                                      Yes
  107       4/1/2002        3/1/2012          N/A        YM5/117_0%/3                                       N/A
  108      12/11/2001      11/11/2011         N/A        Lock/114_0%/6                                      Yes
  109      2/11/2002        1/11/2012         N/A        Lock/114_0%/6                                      Yes
  110      1/11/2002       12/11/2006         N/A        Lock/54_0%/6                                       Yes
  111       1/1/2002        12/1/2011         N/A        Lock/48_YM/35_1%/31_0%/6                           N/A
  112      1/11/2002       12/11/2011         N/A        Lock/114_0%/6                                      Yes
  113       2/1/2002        1/1/2012          N/A        Lock/101_2%/13_0%/6                                N/A
  114      1/11/2002       12/11/2011         N/A        Lock/40_YM1/77_0%/3                                N/A
  115      10/1/2001        9/1/2011          N/A        Lock/117_0%/3                                      Yes
  116      4/11/2002        3/11/2012         N/A        Lock/114_0%/6                                      Yes
  117      2/11/2002        1/11/2012         N/A        Lock/114_0%/6                                      Yes
  118       3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  119       2/1/2002        1/1/2012          N/A        Lock/102_2%/15_0%/3                                N/A
  120       1/1/2002        12/1/2011         N/A        Lock/117_0%/3                                      Yes
  121       4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  122      1/11/2002       12/11/2011         N/A        Lock/114_0%/6                                      Yes
  123      12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  124       4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  125      2/11/2002        1/11/2012         N/A        Lock/114_0%/6                                      Yes
  126      10/1/2001        9/1/2011          N/A        Lock/117_0%/3                                      Yes
  127       4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  128       3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  129      3/11/2002        2/11/2012         N/A        Lock/114_0%/6                                      Yes
  130       3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  131       3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  132      12/11/2001      11/11/2011         N/A        Lock/114_0%/6                                      Yes
  133      12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  134      12/11/2001      11/11/2011         N/A        Lock/114_0%/6                                      Yes
  135      3/11/2002        2/11/2012         N/A        Lock/114_0%/6                                      Yes
  136      11/1/2001        10/1/2011         N/A        Lock/117_0%/3                                      Yes
  137      11/1/2001        10/1/2011         N/A        Lock/117_0%/3                                      Yes
  138      3/11/2002        2/11/2012         N/A        Lock/114_0%/6                                      Yes
  139      2/11/2002        1/11/2012         N/A        Lock/114_0%/6                                      Yes
  140       2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  141       2/1/2002        1/1/2012          N/A        Lock/100_2%/17_0%/3                                N/A
  142      11/1/2001        10/1/2011         N/A        Lock/117_0%/3                                      Yes
  143      12/11/2001      11/11/2011         N/A        Lock/114_0%/6                                      Yes
  144       3/1/1998        2/1/2008          N/A        Lock/59_YM1/58_0%/3                                N/A
  145       1/1/2002        12/1/2011         N/A        Lock/117_0%/3                                      Yes
  146      12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  147      11/1/2001        10/1/2011         N/A        Lock/117_0%/3                                      Yes
  148      12/1/2001        11/1/2011         N/A        Lock/101_2%/17_0%/2                                N/A
  149       2/1/2002        1/1/2017          N/A        Lock/177_0%/3                                      Yes
  150      4/11/2002        3/11/2012         N/A        Lock/114_0%/6                                      Yes
  151      2/11/2002        1/11/2012         N/A        Lock/114_0%/6                                      Yes
  152       4/1/2002        3/1/2012          N/A        Lock/114_0%/6                                      Yes
  153       2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  154       3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  155      12/11/2001      11/11/2011         N/A        Lock/114_0%/6                                      Yes
  156       2/1/2002        1/1/2012          N/A        Lock/101_2%/16_0%/3                                N/A
  157       4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  158      12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  159      11/11/2001      10/11/2011         N/A        Lock/114_0%/6                                      Yes
  160      4/11/2002        3/11/2012         N/A        Lock/114_0%/6                                      Yes
  161      11/1/2001        10/1/2011         N/A        Lock/117_0%/3                                      Yes
  162       4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  163      1/11/2002       12/11/2011         N/A        Lock/114_0%/6                                      Yes
  164      12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  165      2/11/2002        1/11/2012         N/A        Lock/114_0%/6                                      Yes
  166       1/1/2002        12/1/2011         N/A        Lock/117_0%/3                                      Yes
  167      12/1/2001        11/1/2011         N/A        Lock/102_2%/15_0%/3                                N/A
  168      11/1/2001        10/1/2011         N/A        Lock/117_0%/3                                      Yes
  169      10/11/2001       9/11/2011         N/A        Lock/114_0%/6                                      Yes
  170      11/1/2001        10/1/2011         N/A        Lock/117_0%/3                                      Yes
  171      4/11/2002        3/11/2012         N/A        Lock/114_0%/6                                      Yes
  172       2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  173       3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  174       2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  175      2/11/2002        1/11/2012         N/A        Lock/39_YM1/78_0%/3                                N/A
  176      2/11/2002        1/11/2012         N/A        Lock/114_0%/6                                      Yes
  177       5/1/2002        4/1/2017          N/A        Lock/143_3%/12_2%/12_1%/10_0%/3                    N/A
  178      12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  179      12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  180      11/1/2001        10/1/2011         N/A        Lock/101_2%/16_0%/3                                N/A
  181       4/1/2002        3/1/2012          N/A        Lock/101_2%/16_0%/3                                N/A
  182       3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  183       3/1/2002        2/1/2012          N/A        Lock/59_YM/58_0%/3                                 N/A
  184       1/1/2002        12/1/2011         N/A        Lock/117_0%/3                                      Yes
  185       2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  186      11/1/2001        10/1/2011         N/A        Lock/117_0%/3                                      Yes
  187       3/1/2002        2/1/2012          N/A        Lock/100_2%/19_0%/1                                N/A
  188       4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  189       1/1/2001        12/1/2010         N/A        Lock/117_0%/3                                      Yes
  190      12/1/2001        11/1/2011         N/A        Lock/117_0%/3                                      Yes
  191       3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  192       3/1/2002        2/1/2017          N/A        Lock/177_0%/3                                      Yes
  193       4/1/2002        3/1/2012          N/A        Lock/117_0%/3                                      Yes
  194       2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  195      10/1/2001        9/1/2011          N/A        Lock/117_0%/3                                      Yes
  196      10/1/2001        9/1/2011          N/A        Lock/117_0%/3                                      Yes
  197       2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes
  198      10/1/2001        9/1/2011          N/A        Lock/117_0%/3                                      Yes
  199       3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  200       1/1/2002        12/1/2011         N/A        Lock/117_0%/3                                      Yes
  201      11/1/2001        10/1/2011         N/A        Lock/117_0%/3                                      Yes
  202       3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  203       3/1/2002        2/1/2012          N/A        Lock/117_0%/3                                      Yes
  204       2/1/2002        1/1/2012          N/A        Lock/117_0%/3                                      Yes

==========================================
TOTAL/WEIGHTED2/1/2002   11/24/2015
AVERAGE:
==========================================

MAXIMUM:      6/1/2002    4/11/2042
MINIMUM:      3/1/1998   12/11/2006

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WESTCOAST GRAND HOTEL AT THE PARK AND WESTCOAST OLYMPIA HOTEL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MASON OFFICE BUILDING, BECKETT RETAIL CENTER AND BECKETT OFFICE BUILDING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY 309, 315 AND 319 OLD YORK ROAD, 325 (331) OLD YORK ROAD, AND 700-719 WEST AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)   ASSUMES A CUT-OFF DATE IN MAY 2002.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3)   ANTICIPATED REPAYMENT DATE.
(4)   PREPAYMENT PROVISION AS OF ORIGINATION:
      LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
      YM/(Y) = GREATER OF YIELD MAINTENANCE FOR (Y) PAYMENTS
      YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y) PAYMENTS
      A%/(X) = A% PREPAYMENT FOR (X) PAYMENTS
      0%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS
(5)   "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
      PERIOD.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                                                   Cut-off Date
                                                                                                    Principal           Appraised
     #          CROSSED       LOAN NAME                                                                BALANCE (1)       VALUE (2)
     -          -------       ---------                                                               -----------       ---------
     1                        Paradise Island Apartments                                         $ 55,000,000          $ 72,500,000
     2                        Beaver Valley Mall                                                   47,963,367            80,000,000
     3                        PNC Center                                                           44,441,758            59,900,000
     4                        330 West 34th Street                                                 39,983,418            63,000,000
     5                        San Bruno Towne Center                                               30,911,804            39,500,000
     6                        Verandah                                                             24,935,677            32,250,000
     7                        Main Street Commons                                                  20,946,153            26,400,000
     8            (A)         WestCoast Grand Hotel at the Park                                    13,887,463            21,000,000
     9            (A)         WestCoast Olympia Hotel                                               6,745,339             9,800,000
    10                        1101 King Street                                                     18,475,109            24,600,000
    11                        Aventura Corporate Center                                            18,286,901            25,080,000
    12                        Gateway Office Building                                              16,935,702            24,200,000
    13                        Crystal River Mall                                                   16,097,825            25,400,000
    14                        80 W.E.T.H. Corp.                                                    14,955,318            31,300,000
    15                        Bay West Commerce Park                                               12,966,723            17,500,000
    16                        Daley Corporate Center                                               11,972,545            17,900,000
    17                        700 KMS Building                                                     11,484,372            16,500,000
    18                        Copperwood Village - Phase 3                                         11,084,991            15,000,000
    19                        Laurel Office Park II                                                10,958,395            16,000,000
    20                        Woodhollow Apartments                                                10,473,123            13,150,000
    21                        North Palm Marketplace                                               10,298,259            13,250,000
    22                        880 & 990 Buildings                                                   9,492,648            13,200,000
    23                        Wood Forest Glen Apartments                                           9,282,772            11,800,000
    24                        Chesapeake Owners Corp.                                               8,979,915            64,390,000
    25                        King City Center                                                      8,971,039            12,100,000
    26                        Silver Towers Owners Corp.                                            8,782,421            47,000,000
    27                        Crown Plaza Apartments                                                8,269,078            11,300,000
    28                        Astor Court Owners Corp.                                              8,250,000           124,150,000
    29                        Mission Viejo Garden Plaza Office                                     8,179,886            11,500,000
    30                        Entrada Pointe Apartments                                             8,088,437            10,130,000
    31                        North Oaks Village Center                                             7,927,109            11,000,000
    32                        Oakbrook Apartments                                                   7,848,939            11,000,000
    33                        Eagles Landing                                                        7,471,265             9,400,000
    34                        17-85 215th Street Owners', Inc.                                      7,467,552            71,610,000
    35                        The Falls at Tampa Bay Apartments                                     7,371,709            10,100,000
    36                        Marshall's Shopping Center                                            7,032,470             9,400,000
    37                        Continental Owners Corp.                                              6,997,507            57,870,000
    38                        Eastfield Village                                                     6,792,298             9,150,000
    39                        400 East 77th Street Owners, Inc.                                     6,594,614            57,500,000
    40            (B)         Beckett Office Building                                               3,060,414             4,870,000
    41            (B)         Mason Office Building                                                 2,090,039             3,050,000
    42            (B)         Beckett Retail Center                                                 1,418,241             1,950,000
    43                        Kingston Village Apartments                                           6,518,615             8,300,000
    44                        Chalk Hill Court Office Building                                      6,371,214             9,000,000
    45                        EZ Storage - Beltsville                                               6,343,301             8,900,000
    46                        Tiffany Square                                                        6,340,482             7,950,000
    47                        Lincoln (DE), LP                                                      6,269,620            10,900,000
    48                        32 and 39 Knight Street                                               5,982,000             9,970,000
    49                        Kamco Murdock Terrace, LTD                                            5,976,555             8,000,000
    50                        EZ Storage - Ellicott City                                            5,693,987             8,000,000
    51                        WISCO (WI) Limited Partnership                                        5,478,345             8,140,000
    52                        Wrigley Market Place                                                  5,429,945             7,800,000
    53                        Village Green Apartments                                              5,395,911             6,800,000
    54                        Madison at 84th Tenants Corp.                                         5,000,000            73,960,000
    55                        79th Street Tenants Corp.                                             4,732,276            83,300,000
    56                        Ellivkroy Realty Corp.                                                4,700,000            37,100,000
    57                        Rivers Edge Plaza                                                     4,589,131             6,360,000
    58            (C)         309, 315 and 319 Old York Road                                        2,943,612             4,000,000
    59            (C)         700-719 West Avenue                                                     882,487             1,300,000
    60            (C)         325 (331) Old York Road                                               $ 745,344           $ 1,000,000
    61                        150 East 77th Street Corp.                                            4,500,000            58,200,000
    62                        20 East 9th Street Corp.                                              4,412,607           186,300,000
    63                        Montclair Business Park                                               4,389,226             6,100,000
    64                        Montpelier E-6, L.L.C.                                                4,363,488             5,850,000
    65                        Fayette Promenade Shopping Center                                     4,255,567             5,700,000
    66                        Ridgewood Garden Apartments                                           4,125,695             5,330,000
    67                        The Opera Owners, Inc.                                                3,998,949            65,900,000
    68                        257 Central Park West Inc.                                            3,996,998            91,200,000
    69                        13-21 East 22nd Street Residence Corp.                                3,766,636            72,940,000
    70                        Bishops Court LLC                                                     3,605,877             4,900,000
    71                        EZ Storage - Westminster                                              3,446,361             4,800,000
    72                        565 Equities, Inc.                                                    3,397,597            68,300,000
    73                        SkyRidge I & III                                                      3,290,267             4,440,000
    74                        Tollway Center II & III                                               3,286,889             4,530,000
    75                        Fairfield Inn - Syracuse                                              3,222,084             6,100,000
    76                        Harold Square Apartments                                              3,140,447             4,600,000
    77                        200 William Street                                                    3,076,620             5,600,000
    78                        1035 Fifth Avenue Corporation                                         3,000,000           204,250,000
    79                        Storage At Summerlin                                                  2,993,468             4,440,000
    80                        Queens Boulevard Tenants Corp.                                        2,992,388            18,900,000
    81                        Avis Farms Commerce Park                                              2,981,081             4,450,000
    82                        Country Village Apartments                                            2,978,408             3,800,000
    83                        Northstar Crossing Shopping Center                                    2,888,072             4,500,000
    84                        Market at Roger's Corners                                             2,886,695             4,250,000
    85                        43 Tenants Corp.                                                      2,750,000            49,550,000
    86                        315 Homes Corp.                                                       2,672,008            55,550,000
    87                        QFC - Sellwood                                                        2,643,274             3,650,000
    88                        143-50 Hoover Owners Corp.                                            2,593,408             9,650,000
    89                        Lex Owners Corp.                                                      2,550,000            33,600,000
    90                        1200 Tenant Corp.                                                     2,494,892           140,000,000
    91                        108 Sagamore Road Corp.                                               2,493,904            14,600,000
    92                        351 Marine Owners Corp.                                               2,491,747             8,950,000
    93                        New Orleans Apartments                                                2,291,578             2,900,000
    94                        300 Jackson Plaza                                                     2,194,819             3,145,000
    95                        Grand Oak Villas                                                      2,185,817             2,750,000
    96                        Colorado Owners, Inc.                                                 2,166,635            15,735,000
    97                        22579 Owners Corp.                                                    2,148,127            19,410,000
    98                        140 Nassau Residence Corp.                                            2,098,239            24,600,000
    99                        Casa Garcia                                                           2,086,528             3,200,000
    100                       1842 Beacon Street                                                    1,998,642             2,980,000
    101                       Lincoln Gardens Owners, Inc.                                          1,994,588             9,470,000
    102                       Falcon International Bank Building                                    1,994,230             2,600,000
    103                       113 Ave D LLC                                                         1,987,221             2,600,000
    104                       Watson & Taylor Warehouse                                             1,986,332             2,800,000
    105                       Ann Street                                                            1,939,606             2,600,000
    106                       Cedar Creek MHP                                                       1,935,076             3,470,000
    107                       McKinley & Main Self-Storage                                          1,921,047             2,600,000
    108                       InSite Ottawa (McKinley)                                              1,861,836             3,000,000
    109                       Wainscott Village I                                                   1,850,180             2,800,000
    110                       Country Village Apartments - Morton                                   1,843,314             2,500,000
    111                       Osse, Inc.                                                            1,841,993            21,650,000
    112                       Castle Cove Apartments                                                1,839,805             2,620,000
    113                       20 West 77th Street Corp.                                             1,797,264            31,900,000
    114                       Versailles Apartments                                                 1,793,409             2,300,000
    115                       Lafayette Town Houses, Inc.                                           1,732,118             6,205,000
    116                       3333 Eastside Office Building                                         1,697,858             2,530,000
    117                       Fiddlers Green Apartments                                             1,694,824             2,200,000
    118                       Warner House Owners Corp.                                             1,647,921            10,000,000
    119                       Heritage House Owners Corp.                                         $ 1,647,102           $ 5,650,000
    120                       Linden Hill No. 2 Cooperative Corp.                                   1,599,165            28,970,000
    121                       Ten West Eighty-Six Corp.                                             1,598,703            33,700,000
    122                       Oakland Square Apartments                                             1,594,090             2,200,000
    123                       Salisbury Point Cooperative, Inc.                                     1,581,589            27,990,000
    124                       Hanshaw Village MHP                                                   1,556,710             2,080,000
    125                       Barlow Trail Mobile Home Park                                         1,545,205             2,050,000
    126                       609 West Owners Corp.                                                 1,535,196            17,390,000
    127                       30-40 Fleetwood Avenue Apartment Corp.                                1,497,389             7,000,000
    128                       Winnros LLC                                                           1,495,980             2,120,000
    129                       Springwood Apts                                                       1,494,337             1,900,000
    130                       99th Riverside Housing Corp.                                          1,430,000            18,230,000
    131                       494 Ocean Harbor View Apartment Corp.                                 1,389,445             3,650,000
    132                       Casa View / Oates Manor Apartments                                    1,311,263             1,700,000
    133                       Broad Hollow Owners, Inc.                                             1,307,873             4,190,000
    134                       InSite White Lake                                                     1,306,346             1,780,000
    135                       Palm Villa Apartments                                                 1,296,729             2,300,000
    136                       21 Chapel Owners Corp.                                                1,291,861            12,975,000
    137                       75 Central Park West Corporation                                      1,272,154           105,280,000
    138                       605 2nd Avenue                                                        1,272,023             1,700,000
    139                       Edgehill Apartments                                                   1,246,422             1,565,000
    140                       2020 Avenue V Apartment Corp.                                         1,245,882             4,330,000
    141                       Five-One-Five Owners, Inc.                                            1,245,520            13,550,000
    142                       Orienta Owners, Inc.                                                  1,242,264            11,080,000
    143                       Oldham Building                                                       1,194,828             1,850,000
    144                       Hiawatha Industrial Center                                            1,125,021             1,750,000
    145                       220 East 87 Owners Corp.                                              1,097,498             6,570,000
    146                       228 West 10th St. Owners Corp.                                        1,094,402             2,230,000
    147                       Princeton Owners Corp.                                                1,093,166             4,270,000
    148                       New England Towne Houses                                              1,092,699            13,430,000
    149                       126 Riverside Drive Corp.                                             1,085,386            11,400,000
    150                       Caribbean Mobile Home Estates                                         1,023,617             1,850,000
    151                       Sherman Street Building                                               1,007,524             1,350,000
    152                       100 Randall Avenue Owners Corp.                                         998,343             3,000,000
    153                       Broadwood Acres Tenants Corp.                                           998,200             4,170,000
    154                       38-50 West 9th Street Corp.                                             997,580            50,610,000
    155                       Mosley Street Place                                                     995,550             1,345,000
    156                       48th Street Owners Corp.                                                995,135            19,170,000
    157                       Village Gardens Tenants Corp.                                           939,830             5,020,000
    158                       Kelmscott Apartments, Inc.                                              900,000            23,250,000
    159                       45 Wintonbury Avenue                                                    845,866             1,200,000
    160                       Carriage House Apartments                                               833,956             1,060,000
    161                       Wallingford Partners, L.P.                                              820,802             1,150,000
    162                       252 West 85th Residents Corp.                                           799,840            30,600,000
    163                       443 39th Street                                                         768,374             1,370,000
    164                       48 Tenants Corp.                                                        750,000            12,720,000
    165                       Wainscott Village II                                                    748,051             1,200,000
    166                       Power Road Apartments, LLC                                              746,672             1,000,000
    167                       445 East 78th Street Owners Corp.                                       746,257             2,560,000
    168                       Carlton Terrace Corp.                                                   745,358             5,900,000
    169                       Northtown Village Shopping Center                                       726,659             1,130,000
    170                       140 West 74 Street Corporation                                          705,477            10,185,000
    171                       City Gate Apartments                                                    698,608             1,150,000
    172                       37 Apartments Corp.                                                     696,219            44,400,000
    173                       162 East 91st Street Owners, Inc.                                       673,014             5,135,000
    174                       521 East 83rd St. Corp.                                                 648,941             3,720,000
    175                       Jackman Apartments                                                      633,416               850,000
    176                       Times Square Shopping Center                                            612,474               920,000
    177                       East Hampton Mews Tenants Corp.                                         598,143            10,660,000
    178                       49 West 9th Street Corp.                                              $ 596,764           $ 6,540,000
    179                       147 West 22 St. Corp.                                                   596,595            16,830,000
    180                       7123 Third Avenue Corp.                                                 596,287             2,660,000
    181                       916 Union Street Apartments Inc.                                        587,386             5,428,000
    182                       Scott Pendleton Portfolio                                               573,448               895,000
    183                       Capri Owners, Inc.                                                      498,914             2,960,000
    184                       The Leroy Owners Corporation                                            393,189             3,395,000
    185                       99 State Associates Inc.                                                368,690             4,590,000
    186                       West 70th Owners Corp.                                                  357,815             5,560,000
    187                       2854 Connecticut Avenue Cooperative, Inc.                               329,072             1,990,000
    188                       Seventy-Eight Tenants Corporation                                       299,518             3,940,000
    189                       La Salle Town Houses Cooperative Association                            270,153             5,863,000
    190                       125 Greene Street Corp.                                                 260,299             6,770,000
    191                       421 East 84th St. Apts. Inc.                                            259,226             3,260,000
    192                       839 Carroll Owners, Inc.                                                257,440             2,560,000
    193                       URBS Nova Cooperative, Inc.                                             249,608             3,170,000
    194                       M & A Residences, Inc.                                                  249,287             5,970,000
    195                       21 & 23 Bethune St. Tenants Corporation                                 248,381             3,150,000
    196                       159 West 74th Street Tenants' Corporation                               248,327             4,500,000
    197                       24 West 70th Street Apartment Corp.                                     244,068             2,265,000
    198                       454 Third Street Tenants Corp.                                          233,415             3,835,000
    199                       50 8th Ave. Tenants Corp.                                               229,031             2,460,000
    200                       115-36 Owners Corp.                                                     223,946             2,325,000
    201                       145 West 80th Street Apartment Corp.                                    213,684             2,510,000
    202                       712-8 Housing Corporation                                               200,416             3,444,000
    203                       Baltictown, Inc.                                                        199,254             5,290,000
    204                       153 Lafayette Co-op Corp.                                               134,508             1,775,000


                                                                                ----------------------------------------------------
                                                                                                $ 918,137,952        $3,572,465,000
                                                                                ====================================================
Maximum:
MINIMUM:                                                                                         $ 55,000,000         $ 204,250,000
                                                                                                    $ 134,508             $ 850,000


                                                                  Maturity/
               Cut-off Date            Maturity/ARD                ARD LTV                Most Recent             Most Recent
   #           LTV RATIO (3)            BALANCE (4)           RATIO (3) (4) (5)               NOI                   DSCR (6)
   -           -------------            -----------         - -----------------               ---                   --------
   1               75.9%                    $ 49,329,933            68.0%                       $ 5,097,063          1.07x
   2               60.0%                      42,265,602            52.8%                         7,448,765           1.72
   3               74.2%                      39,239,975            65.5%                         5,795,448           1.50
   4               63.5%                      37,723,825            59.9%                         6,418,249           1.98
   5               78.3%                      27,553,943            69.8%                         3,340,465           1.21
   6               77.3%                      21,918,450            68.0%                         2,796,612           1.32
   7               79.3%                      18,420,982            69.8%                               N/A           N/A
   8               67.0%                      11,562,434            55.8%                         2,753,878           1.70
   9               67.0%                       5,616,040            55.8%                         1,219,239           1.70
   10              75.1%                      16,267,342            66.1%                         2,252,944           1.20
   11              72.9%                      16,243,901            64.8%                         2,116,254           1.14
   12              70.0%                      14,901,477            61.6%                         2,286,685           1.50
   13              63.4%                      14,441,606            56.9%                         2,233,093           1.42
   14              47.8%                               0            0.0%                          1,692,270           0.98
   15              74.1%                      11,406,396            65.2%                         1,276,693           1.00
   16              66.9%                      11,479,256            64.1%                         1,566,763           1.28
   17              69.6%                      10,101,693            61.2%                               N/A           N/A
   18              73.9%                       9,755,372            65.0%                               N/A           N/A
   19              68.5%                       9,642,133            60.3%                         1,645,585           1.68
   20              79.6%                       9,212,859            70.1%                         1,175,168           1.27
   21              77.7%                       8,705,637            65.7%                           857,113           0.95
   22              71.9%                       8,350,057            63.3%                         1,358,148           1.50
   23              78.7%                       8,302,972            70.4%                         1,395,220           1.64
   24              13.9%                       8,331,880            12.9%                               N/A           N/A
   25              74.1%                       7,875,523            65.1%                         1,131,920           1.43
   26              18.7%                       7,831,610            16.7%                               N/A           N/A
   27              73.2%                       7,288,589            64.5%                           869,193           1.21
   28              6.6%                        8,250,000            6.6%                                N/A           N/A
   29              71.1%                       7,240,553            63.0%                         1,025,310           1.37
   30              79.8%                       7,077,994            69.9%                           863,305           1.25
   31              72.1%                       7,055,893            64.1%                         1,073,777           1.47
   32              71.4%                       6,858,637            62.4%                           875,978           1.33
   33              79.5%                       6,563,935            69.8%                           846,124           1.31
   34              10.4%                       5,847,547            8.2%                                N/A           N/A
   35              73.0%                       6,478,104            64.1%                           883,339           1.37
   36              74.8%                       6,212,611            66.1%                           972,491           0.98
   37              12.1%                       6,892,825            11.9%                               N/A           N/A
   38              74.2%                       5,531,362            60.5%                           856,700          -0.66
   39              11.5%                       6,133,096            10.7%                               N/A           N/A
   40              66.6%                       2,723,699            59.2%                           490,108           1.51
   41              66.6%                       1,860,087            59.2%                           295,516           1.51
   42              66.6%                       1,262,203            59.2%                           211,771           1.51
   43              78.5%                       5,710,819            68.8%                           695,112           1.27
   44              70.8%                       5,623,771            62.5%                           696,818           1.10
   45              71.3%                       5,232,591            58.8%                           555,402           0.93
   46              79.8%                       5,599,817            70.4%                           733,830           1.28
   47              57.5%                       5,049,408            46.3%                               N/A           N/A
   48              60.0%                       4,866,710            48.8%                           705,099           1.32
   49              74.7%                       4,784,799            59.8%                           660,128           1.12
   50              71.2%                       4,696,972            58.7%                           525,536           0.98
   51              67.3%                       4,806,598            59.0%                               N/A           N/A
   52              69.6%                       4,417,566            56.6%                           662,458           1.30
   53              79.4%                       4,759,734            70.0%                           589,208           1.22
   54              6.8%                        5,000,000            6.8%                                N/A           N/A
   55              5.7%                        4,061,742            4.9%                                N/A           N/A
   56              12.7%                       4,700,000            12.7%                               N/A           N/A
   57              72.2%                       4,083,927            64.2%                               N/A           N/A
   58              72.6%                       2,668,179            65.8%                           405,427           1.43
   59              72.6%                         799,914            65.8%                           111,408           1.43
   60              72.6%                       $ 675,602            65.8%                         $ 111,329          1.43x
   61              7.7%                        4,500,000            7.7%                                N/A           N/A
   62              2.4%                        2,032,476            1.1%                                N/A           N/A
   63              72.0%                       3,886,147            63.7%                           496,053           1.18
   64              74.6%                       3,787,478            64.7%                           357,315           0.99
   65              74.7%                       3,751,683            65.8%                           509,960           1.46
   66              77.4%                       3,338,660            62.6%                           465,053           1.18
   67              6.1%                        3,939,504            6.0%                                N/A           N/A
   68              4.4%                        3,734,909            4.1%                                N/A           N/A
   69              5.2%                        2,472,662            3.4%                                N/A           N/A
   70              73.6%                       3,209,295            65.5%                           431,292           1.20
   71              71.8%                       2,842,903            59.2%                           354,914           1.09
   72              5.0%                        3,333,658            4.9%                                N/A           N/A
   73              74.1%                       2,920,197            65.8%                               N/A           N/A
   74              72.6%                       2,875,239            63.5%                           494,189           1.70
   75              52.8%                       2,736,019            44.9%                           629,260           1.73
   76              68.3%                       2,777,708            60.4%                           462,866           1.66
   77              54.9%                       2,611,216            46.6%                           527,236           1.61
   78              1.5%                        3,000,000            1.5%                                N/A           N/A
   79              67.4%                       2,419,406            54.5%                           287,846           1.11
   80              15.8%                       2,566,445            13.6%                               N/A           N/A
   81              67.0%                       2,669,648            60.0%                           435,416           1.54
   82              78.4%                       2,406,493            63.3%                           391,852           1.40
   83              64.2%                       2,402,994            53.4%                           388,667           1.22
   84              67.9%                       2,356,010            55.4%                           455,160           1.77
   85              5.5%                        2,750,000            5.5%                                N/A           N/A
   86              4.8%                        1,769,832            3.2%                                N/A           N/A
   87              72.4%                       2,328,131            63.8%                               N/A           N/A
   88              26.9%                       2,035,819            21.1%                               N/A           N/A
   89              7.6%                        2,550,000            7.6%                                N/A           N/A
   90              1.8%                        2,318,597            1.7%                                N/A           N/A
   91              17.1%                       2,328,332            15.9%                               N/A           N/A
   92              27.8%                       2,145,813            24.0%                               N/A           N/A
   93              79.0%                       2,023,872            69.8%                           338,555           1.67
   94              69.8%                       1,954,136            62.1%                           359,954           1.67
   95              79.5%                       1,953,425            71.0%                           348,568           1.74
   96              13.8%                       1,958,016            12.4%                               N/A           N/A
   97              11.1%                       1,831,289            9.4%                                N/A           N/A
   98              8.5%                        2,063,237            8.4%                                N/A           N/A
   99              65.2%                       1,865,550            58.3%                           335,028           1.71
  100              67.1%                       1,786,580            60.0%                           332,585           1.59
  101              21.1%                       1,864,236            19.7%                               N/A           N/A
  102              76.7%                       1,774,632            68.3%                           291,559           1.46
  103              76.4%                       1,760,922            67.7%                           117,506           0.62
  104              70.9%                       1,411,262            50.4%                           323,275           1.50
  105              74.6%                       1,376,068            52.9%                           310,853           1.53
  106              55.8%                       1,331,556            38.4%                           379,613           2.03
  107              73.9%                       1,567,099            60.3%                           232,547           1.36
  108              62.1%                       1,510,996            50.4%                           322,309           1.54
  109              66.1%                       1,666,548            59.5%                           270,387           1.52
  110              73.7%                       1,760,509            70.4%                           214,883           1.27
  111              8.5%                        1,579,217            7.3%                                N/A           N/A
  112              70.2%                       1,504,610            57.4%                           264,533           1.51
  113              5.6%                        1,682,372            5.3%                                N/A           N/A
  114              78.0%                       1,583,900            68.9%                           271,097           1.65
  115              27.9%                       1,379,791            22.2%                               N/A           N/A
  116              67.1%                       1,504,748            59.5%                           279,596           1.89
  117              77.0%                       1,498,324            68.1%                           228,663           1.50
  118              16.5%                       1,532,833            15.3%                               N/A           N/A
  119              29.2%                     $ 1,548,587            27.4%                               N/A           N/A
  120              5.5%                        1,571,876            5.4%                                N/A           N/A
  121              4.7%                        1,489,390            4.4%                                N/A           N/A
  122              72.5%                       1,406,473            63.9%                           208,386           1.40
  123              5.7%                        1,354,634            4.8%                                N/A           N/A
  124              74.8%                       1,264,622            60.8%                           218,434           1.59
  125              75.4%                       1,363,347            66.5%                           192,363           1.48
  126              8.8%                        1,438,220            8.3%                                N/A           N/A
  127              21.4%                       1,278,269            18.3%                               N/A           N/A
  128              70.6%                       1,304,433            61.5%                           168,084           1.33
  129              78.6%                       1,209,259            63.6%                           215,589           1.49
  130              7.8%                        1,430,000            7.8%                                N/A           N/A
  131              38.1%                       1,107,919            30.4%                               N/A           N/A
  132              77.1%                       1,161,685            68.3%                           172,377           1.38
  133              31.2%                       1,222,581            29.2%                               N/A           N/A
  134              73.4%                       1,158,732            65.1%                               N/A           N/A
  135              56.4%                       1,143,558            49.7%                           219,104           1.81
  136              10.0%                       1,105,932            8.5%                                N/A           N/A
  137              1.2%                        1,091,852            1.0%                                N/A           N/A
  138              74.8%                       1,133,889            66.7%                           137,281           1.21
  139              79.6%                       1,110,233            70.9%                           159,715           1.41
  140              28.8%                       1,073,159            24.8%                               N/A           N/A
  141              9.2%                        1,075,068            7.9%                                N/A           N/A
  142              11.2%                       1,064,963            9.6%                                N/A           N/A
  143              64.6%                       1,059,815            57.3%                           192,148           1.60
  144              64.3%                         977,028            55.8%                           216,997           2.01
  145              16.7%                       1,017,069            15.5%                               N/A           N/A
  146              49.1%                         948,987            42.6%                               N/A           N/A
  147              25.6%                         936,710            21.9%                               N/A           N/A
  148              8.1%                          891,412            6.6%                                N/A           N/A
  149              9.5%                                0            0.0%                                N/A           N/A
  150              55.3%                         901,066            48.7%                           156,443           1.79
  151              74.6%                         827,775            61.3%                           178,895           1.90
  152              33.3%                         857,315            28.6%                               N/A           N/A
  153              23.9%                         936,791            22.5%                               N/A           N/A
  154              2.0%                          860,332            1.7%                                N/A           N/A
  155              74.0%                         879,837            65.4%                           148,464           1.70
  156              5.2%                          789,626            4.1%                                N/A           N/A
  157              18.7%                         925,311            18.4%                               N/A           N/A
  158              3.9%                          900,000            3.9%                                N/A           N/A
  159              70.5%                         750,828            62.6%                           129,073           1.69
  160              78.7%                         739,652            69.8%                           111,640           1.42
  161              71.4%                         725,054            63.0%                           121,544           1.79
  162              2.6%                          786,386            2.6%                                N/A           N/A
  163              56.1%                         543,427            39.7%                           143,825           1.84
  164              5.9%                          750,000            5.9%                                N/A           N/A
  165              62.3%                         673,807            56.2%                           112,891           1.59
  166              74.7%                         642,357            64.2%                           115,130           1.94
  167              29.2%                         643,593            25.1%                               N/A           N/A
  168              12.6%                         641,595            10.9%                               N/A           N/A
  169              64.3%                         658,929            58.3%                           101,828           1.41
  170              6.9%                          602,664            5.9%                                N/A           N/A
  171              60.7%                         572,741            49.8%                            97,752           1.29
  172              1.6%                          542,259            1.2%                                N/A           N/A
  173              13.1%                         578,375            11.3%                               N/A           N/A
  174              17.4%                         605,065            16.3%                               N/A           N/A
  175              74.5%                         573,119            67.4%                           104,451           1.66
  176              66.6%                         509,744            55.4%                            79,658           1.32
  177              5.6%                                0            0.0%                                N/A           N/A
  178              9.1%                        $ 509,927            7.8%                                N/A           N/A
  179              3.5%                          510,031            3.0%                                N/A           N/A
  180              22.4%                         513,277            19.3%                               N/A           N/A
  181              10.8%                         533,488            9.8%                                N/A           N/A
  182              64.1%                         499,478            55.8%                            93,731           1.94
  183              16.9%                         450,509            15.2%                               N/A           N/A
  184              11.6%                         336,814            9.9%                                N/A           N/A
  185              8.0%                          318,747            6.9%                                N/A           N/A
  186              6.4%                          307,456            5.5%                                N/A           N/A
  187              16.5%                         284,839            14.3%                               N/A           N/A
  188              7.6%                          258,160            6.6%                                N/A           N/A
  189              4.6%                                0            0.0%                                N/A           N/A
  190              3.8%                                0            0.0%                                N/A           N/A
  191              8.0%                          222,350            6.8%                                N/A           N/A
  192              10.1%                               0            0.0%                                N/A           N/A
  193              7.9%                          215,468            6.8%                                N/A           N/A
  194              4.2%                          218,166            3.7%                                N/A           N/A
  195              7.9%                          215,381            6.8%                                N/A           N/A
  196              5.5%                          214,530            4.8%                                N/A           N/A
  197              10.8%                         206,543            9.1%                                N/A           N/A
  198              6.1%                          201,469            5.3%                                N/A           N/A
  199              9.3%                          180,421            7.3%                                N/A           N/A
  200              9.6%                          191,280            8.2%                                N/A           N/A
  201              8.5%                          184,193            7.3%                                N/A           N/A
  202              5.8%                                0            0.0%                                N/A           N/A
  203              3.8%                          157,223            3.0%                                N/A           N/A
  204              7.6%                          114,448            6.4%                                N/A           N/A


         -------------------------------------------------------------------------------------------------------------------------
                   60.0%                   $ 794,020,721            52.1%                      $ 87,277,335          1.37X
         =========================================================================================================================
Maximum:
MINIMUM:           79.8%                     $ 49,329,933         71.0%                        $7,448,765          2.03X
                   1.2%                              $ -            0.0%                            $79,658          -0.66X


                            U/W                              U/W                          U/W                      Administrative
     #                      NOI                            NCF (7)                      DSCR (6)                        FEES
     -                      ---                            -------                      --------                        ----
     1                           $ 5,830,356                      $ 5,634,356            1.24x                         0.0530%
     2                             7,827,896                        7,218,442             1.82                         0.0530%
     3                             5,178,547                        4,936,853             1.33                         0.0530%
     4                             8,254,270                        7,588,246             2.62                         0.0530%
     5                             3,463,676                        3,347,615             1.25                         0.0530%
     6                             2,977,316                        2,867,316             1.41                         0.0530%
     7                             2,233,745                        2,143,624             1.25                         0.0530%
     8                             2,554,879                        2,078,611             1.58                         0.0530%
     9                             1,204,499                          979,689             1.58                         0.0530%
    10                             2,372,390                        1,940,032             1.27                         0.0530%
    11                             2,499,971                        2,161,363             1.38                         0.0530%
    12                             2,122,630                        1,919,204             1.39                         0.0530%
    13                             2,217,013                        1,948,313             1.41                         0.0530%
    14                             2,738,206                        2,619,706             1.52                         0.1030%
    15                             1,641,496                        1,388,599             1.30                         0.0530%
    16                             1,771,265                        1,545,705             1.48                         0.0530%
    17                             1,548,083                        1,377,901             1.46                         0.0730%
    18                             1,277,194                        1,200,321             1.32                         0.0530%
    19                             1,461,041                        1,318,950             1.47                         0.0530%
    20                             1,219,449                        1,139,949             1.33                         0.0530%
    21                             1,110,269                        1,062,199             1.20                         0.0530%
    22                             1,345,888                        1,157,141             1.48                         0.0530%
    23                             1,202,693                        1,118,693             1.40                         0.0530%
    24                             3,835,999                        3,811,099             6.05                         0.0830%
    25                             1,106,869                        1,014,434             1.39                         0.0530%
    26                             3,175,290                        3,112,390             5.02                         0.0830%
    27                               940,502                          896,502             1.32                         0.0530%
    28                             5,220,019                        5,189,419             9.15                         0.0830%
    29                               980,945                          900,509             1.31                         0.0530%
    30                               848,449                          796,199             1.22                         0.0530%
    31                             1,141,132                        1,069,251             1.57                         0.0530%
    32                             1,028,492                          987,992             1.57                         0.0530%
    33                               922,238                          872,238             1.44                         0.0530%
    34                             3,522,360                        3,465,060             5.60                         0.0830%
    35                               904,713                          844,713             1.41                         0.0530%
    36                               828,473                          749,635             1.28                         0.1030%
    37                             2,257,535                        2,232,335             4.46                         0.0830%
    38                               787,037                          787,037             1.30                         0.0530%
    39                             3,298,023                        3,248,023             6.89                         0.0830%
    40                               505,609                          405,294             1.48                         0.0730%
    41                               277,169                          237,787             1.48                         0.0730%
    42                               197,556                          187,226             1.48                         0.0730%
    43                               688,228                          658,228             1.26                         0.0530%
    44                               800,000                          684,515             1.30                         0.0530%
    45                               776,956                          768,402             1.31                         0.0830%
    46                               783,813                          727,563             1.38                         0.0530%
    47                               936,930                          816,552             1.44                         0.1030%
    48                               788,429                          738,129             1.39                         0.0530%
    49                               732,706                          668,956             1.26                         0.1030%
    50                               690,368                          682,424             1.29                         0.0830%
    51                             1,157,048                        1,067,423             2.20                         0.1030%
    52                               683,042                          644,187             1.34                         0.0530%
    53                               630,652                          588,652             1.31                         0.0530%
    54                             3,217,109                        3,211,209             9.21                         0.0830%
    55                             5,184,256                        5,127,256            13.75                         0.0830%
    56                             1,970,901                        1,946,172             6.08                         0.0830%
    57                               621,570                          566,542             1.44                         0.0530%
    58                               364,204                          340,851             1.28                         0.0530%
    59                               103,868                           96,493             1.28                         0.0530%
    60                             $ 103,434                         $ 96,336            1.28x                         0.0530%
    61                             2,932,111                        2,882,111             9.54                         0.0830%
    62                             7,854,663                        7,706,363            16.01                         0.0830%
    63                               567,679                          507,595             1.37                         0.0530%
    64                               511,402                          465,652             1.28                         0.1030%
    65                               501,161                          468,318             1.34                         0.0530%
    66                               503,814                          461,064             1.29                         0.0530%
    67                             3,106,001                        3,089,051            10.76                         0.0830%
    68                             2,931,583                        2,887,069             9.78                         0.0830%
    69                             3,568,131                        3,523,131            10.59                         0.0830%
    70                               485,476                          458,726             1.42                         0.1030%
    71                               452,613                          446,355             1.40                         0.0830%
    72                             3,162,320                        3,149,820            14.08                         0.0830%
    73                               457,126                          407,200             1.46                         0.0530%
    74                               432,814                          384,092             1.46                         0.0530%
    75                               562,073                          488,974             1.53                         0.0530%
    76                               457,164                          429,164             1.63                         0.0530%
    77                               535,052                          436,794             1.64                         0.0530%
    78                            16,400,075                       16,382,075            76.72                         0.0830%
    79                               373,991                          373,991             1.44                         0.1030%
    80                             1,165,310                        1,119,710             4.74                         0.0830%
    81                               406,781                          367,162             1.42                         0.0530%
    82                               383,617                          352,117             1.37                         0.0530%
    83                               409,696                          355,312             1.30                         0.0530%
    84                               371,733                          336,597             1.31                         0.0530%
    85                             1,878,772                        1,872,772            11.02                         0.0830%
    86                             2,810,660                        2,797,660            11.63                         0.0830%
    87                               311,202                          300,502             1.38                         0.0530%
    88                               719,668                          708,068             3.25                         0.0830%
    89                             1,943,615                        1,923,015            11.43                         0.0830%
    90                             7,620,689                        7,562,089            42.80                         0.0830%
    91                               792,666                          769,172             4.21                         0.0830%
    92                               555,849                          545,449             2.73                         0.0830%
    93                               317,944                          297,694             1.57                         0.0530%
    94                               302,422                          258,584             1.37                         0.0530%
    95                               300,199                          278,951             1.48                         0.0530%
    96                             1,229,001                        1,209,401             7.44                         0.0830%
    97                               940,103                          933,103             5.61                         0.0830%
    98                             1,411,481                        1,406,081             9.80                         0.0830%
    99                               312,885                          286,524             1.59                         0.0530%
    100                              311,208                          256,344             1.46                         0.0530%
    101                              599,136                          582,335             3.98                         0.0830%
    102                              286,556                          244,665             1.43                         0.0530%
    103                              259,240                          250,140             1.51                         0.1030%
    104                              314,655                          255,053             1.27                         0.0530%
    105                              255,863                          245,255             1.25                         0.0530%
    106                              328,202                          319,252             1.75                         0.0530%
    107                              218,343                          218,343             1.27                         0.0530%
    108                              284,404                          213,160             1.31                         0.0530%
    109                              234,111                          216,366             1.30                         0.0530%
    110                              227,810                          209,060             1.36                         0.0530%
    111                            1,632,265                        1,609,826            11.15                         0.0830%
    112                              250,523                          235,523             1.43                         0.0530%
    113                            1,011,115                          993,515             7.37                         0.0830%
    114                              250,900                          225,900             1.52                         0.0530%
    115                              282,611                          274,641             1.84                         0.0830%
    116                              227,886                          189,132             1.32                         0.0530%
    117                              195,096                          179,171             1.27                         0.0530%
    118                              653,123                          643,123             5.44                         0.0830%
    119                            $ 309,773                        $ 296,033            2.33x                         0.0830%
    120                            2,588,826                        2,493,322            22.84                         0.0830%
    121                            1,737,176                        1,732,476            14.88                         0.0830%
    122                              217,040                          193,040             1.47                         0.0530%
    123                            2,266,254                        2,241,254            18.20                         0.0830%
    124                              203,908                          203,908             1.48                         0.0530%
    125                              176,020                          172,920             1.35                         0.0530%
    126                            1,020,349                        1,014,049             8.84                         0.0830%
    127                              695,514                          678,863             5.84                         0.0830%
    128                              170,457                          162,707             1.28                         0.1030%
    129                              195,908                          174,150             1.34                         0.0530%
    130                              872,238                          862,738             9.02                         0.0830%
    131                              268,266                          260,266             2.13                         0.0830%
    132                              176,526                          155,901             1.42                         0.0530%
    133                              328,871                          323,571             3.35                         0.0830%
    134                              158,978                          151,043             1.37                         0.0530%
    135                              188,846                          164,750             1.53                         0.0530%
    136                              790,118                          765,118             7.65                         0.0830%
    137                            3,581,490                        3,573,390            35.87                         0.0830%
    138                              147,513                          142,997             1.30                         0.0530%
    139                              147,529                          139,529             1.30                         0.0530%
    140                              296,636                          291,636             2.92                         0.0830%
    141                              890,388                          873,588             8.69                         0.0830%
    142                              726,652                          722,152             7.46                         0.0830%
    143                              163,009                          132,382             1.31                         0.0530%
    144                              211,366                          174,643             1.63                         0.0530%
    145                              498,863                          494,963             6.48                         0.0830%
    146                              157,310                          155,310             1.73                         0.0830%
    147                              396,453                          390,553             4.59                         0.0830%
    148                              972,287                          800,752             7.79                         0.0830%
    149                              550,242                          542,742             4.72                         0.0830%
    150                              129,779                          123,801             1.47                         0.0530%
    151                              139,710                          117,810             1.28                         0.0530%
    152                              291,006                          281,006             3.53                         0.0830%
    153                              272,140                          266,740             3.51                         0.0830%
    154                            2,411,563                        2,406,263            29.81                         0.0830%
    155                              130,034                          113,006             1.37                         0.0530%
    156                            1,101,476                        1,086,003            12.63                         0.0830%
    157                              458,431                          454,930             6.82                         0.0830%
    158                              942,544                          940,044            16.32                         0.0830%
    159                              135,087                          111,245             1.56                         0.0530%
    160                               99,796                           88,849             1.26                         0.0530%
    161                              138,655                          128,949             1.90                         0.1030%
    162                            1,857,770                        1,839,770            33.33                         0.0830%
    163                              109,476                           98,456             1.28                         0.0530%
    164                              791,469                          780,569            16.01                         0.0830%
    165                              103,436                           97,746             1.45                         0.0530%
    166                               98,536                           92,536             1.56                         0.1030%
    167                              219,622                          217,072             3.63                         0.0830%
    168                              313,228                          303,228             5.15                         0.0830%
    169                               96,589                           89,040             1.33                         0.0530%
    170                              722,840                          717,083            13.25                         0.0830%
    171                               95,498                           79,498             1.26                         0.0530%
    172                            1,984,154                        1,979,354            34.96                         0.0830%
    173                              310,669                          306,669             5.73                         0.0830%
    174                              216,720                          214,020             4.53                         0.0830%
    175                               85,386                           77,386             1.33                         0.0530%
    176                               78,491                           75,115             1.30                         0.0530%
    177                            1,098,755                        1,081,055            16.48                         0.0830%
    178                            $ 344,544                        $ 340,344            7.40x                         0.0830%
    179                              879,748                          867,348            18.88                         0.0830%
    180                              156,503                          152,103             3.23                         0.0830%
    181                              236,668                          232,368             5.08                         0.0830%
    182                               82,536                           76,936             1.59                         0.1030%
    183                              216,561                          207,061             5.51                         0.0830%
    184                              294,650                          291,650             9.52                         0.0830%
    185                              222,720                          219,820             7.33                         0.0830%
    186                              198,445                          196,045             6.96                         0.0830%
    187                               90,275                           85,525             3.17                         0.0830%
    188                              232,181                          227,581             9.39                         0.0830%
    189                              214,471                          203,035             4.70                         0.0830%
    190                              515,685                          512,385            13.78                         0.0830%
    191                              248,260                          246,660            12.07                         0.0830%
    192                              122,630                          121,630             4.30                         0.0830%
    193                              195,748                          193,448             9.56                         0.0830%
    194                              390,194                          388,594            18.08                         0.0830%
    195                              202,907                          201,207             9.91                         0.0830%
    196                              235,500                          233,000            11.67                         0.0830%
    197                              120,515                          118,615             6.53                         0.0830%
    198                              203,095                          200,205            10.71                         0.0830%
    199                              137,800                          135,500             7.01                         0.0830%
    200                              164,166                          161,816             9.39                         0.0830%
    201                              179,443                          177,583            10.45                         0.0830%
    202                              185,260                          183,460             6.49                         0.0830%
    203                              294,333                          289,633            17.09                         0.0830%
    204                               77,640                           75,940             7.42                         0.0830%


            --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
AVERAGE                         $235,847,429                     $225,905,655            3.12X
            ============================================================================================
MAXIMUM:
MINIMUM:                        $ 16,400,075                     $ 16,382,075           76.72X
                                    $ 77,640                         $ 75,115            1.20X

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WESTCOAST GRAND HOTEL AT THE PARK AND WESTCOAST OLYMPIA HOTEL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MASON OFFICE BUILDING, BECKETT RETAIL CENTER AND BECKETT OFFICE BUILDING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY 309, 315 AND 319 OLD YORK ROAD, 325 (331) OLD YORK ROAD, AND 700-719 WEST AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)      ASSUMES A CUT-OFF DATE IN MAY 2002.
(2) IN THE CASE OF MORTGAGED LOANS SECURED BY COOPERATIVE PROPERTIES THE APPRAISED VALUE SHOWN IS THE COOPERATIVE VALUE OF THE BUILDING AND NOT THE RENTAL VALUE.
(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(6) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(7) UNDERWRITTEN NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES


                                                                                                       Contractual
                                                                          Engineering                   Recurring
                                                                           Reserve at                  Replacement
  #     CROSSED  LOAN NAME                                                ORIGINATION                    RESERVE
  1              Paradise Island Apartments                                   N/A                       $196,000
  2              Beaver Valley Mall                                        $1,929,025                   $128,000
  3              PNC Center                                                 $29,350                      $99,479
  4              330 West 34th Street                                         N/A                          N/A
  5              San Bruno Towne Center                                       N/A                        $24,000
  6              Verandah                                                   $23,625                     $110,000
  7              Main Street Commons                                          N/A                        $24,768
  8       (A)    WestCoast Grand Hotel at the Park                            N/A                         4.0%
  9       (A)    WestCoast Olympia Hotel                                      N/A                         4.0%
 10              1101 King Street                                           $13,250                      $33,000
 11              Aventura Corporate Center                                  $11,750                      $31,663
 12              Gateway Office Building                                    $291,663                       N/A
 13              Crystal River Mall                                           N/A                        $65,253
 14              80 W.E.T.H. Corp.                                           $3,292                      $39,500
 15              Bay West Commerce Park                                     $19,168                      $82,897
 16              Daley Corporate Center                                     $19,813                      $25,490
 17              700 KMS Building                                            $3,750                      $18,888
 18              Copperwood Village - Phase 3                                 N/A                          N/A
 19              Laurel Office Park II                                      $71,500                      $18,551
 20              Woodhollow Apartments                                      $119,813                     $79,500
 21              North Palm Marketplace                                       N/A                        $15,160
 22              880 & 990 Buildings                                        $25,000                        N/A
 23              Wood Forest Glen Apartments                                 $9,250                      $84,000
 24              Chesapeake Owners Corp.                                      N/A                          N/A
 25              King City Center                                             N/A                        $12,708
 26              Silver Towers Owners Corp.                                   N/A                          N/A
 27              Crown Plaza Apartments                                      $4,775                      $44,004
 28              Astor Court Owners Corp.                                     N/A                          N/A
 29              Mission Viejo Garden Plaza Office                            N/A                        $10,055
 30              Entrada Pointe Apartments                                    N/A                        $52,250
 31              North Oaks Village Center                                    N/A                          N/A
 32              Oakbrook Apartments                                          N/A                        $40,500
 33              Eagles Landing                                             $144,062                     $50,000
 34              17-85 215th Street Owners', Inc.                             N/A                          N/A
 35              The Falls at Tampa Bay Apartments                          $50,000                      $60,000
 36              Marshall's Shopping Center                                   N/A                        $18,600
 37              Continental Owners Corp.                                     N/A                          N/A
 38              Eastfield Village                                          $13,125                        N/A
 39              400 East 77th Street Owners, Inc.                            N/A                          N/A
 40       (B)    Beckett Office Building                                     $1,875                        N/A
 41       (B)    Mason Office Building                                        N/A                          N/A
 42       (B)    Beckett Retail Center                                        N/A                          N/A
 43              Kingston Village Apartments                                $400,000                     $30,000
 44              Chalk Hill Court Office Building                             N/A                        $8,650
 45              EZ Storage - Beltsville                                      N/A                        $12,831
 46              Tiffany Square                                             $111,375                     $56,250
 47              Lincoln (DE), LP                                             N/A                          N/A
 48              32 and 39 Knight Street                                      N/A                          N/A
 49              Kamco Murdock Terrace, LTD                                   N/A                        $64,000
 50              EZ Storage - Ellicott City                                   N/A                        $11,905
 51              WISCO (WI) Limited Partnership                               N/A                          N/A
 52              Wrigley Market Place                                         N/A                          N/A
 53              Village Green Apartments                                   $109,869                     $31,132
 54              Madison at 84th Tenants Corp.                                N/A                          N/A
 55              79th Street Tenants Corp.                                    N/A                          N/A
 56              Ellivkroy Realty Corp.                                       N/A                          N/A
 57              Rivers Edge Plaza                                           $2,500                      $9,837
 58       (C)    309, 315 and 319 Old York Road                               N/A                         $750
 59       (C)    700-719 West Avenue                                          N/A                        $1,000
 60       (C)    325 (331) Old York Road                                      N/A                          N/A
 61              150 East 77th Street Corp.                                   N/A                          N/A
 62              20 East 9th Street Corp.                                     N/A                          N/A
 63              Montclair Business Park                                     $1,250                      $17,500
 64              Montpelier E-6, L.L.C.                                       N/A                          N/A
 65              Fayette Promenade Shopping Center                            N/A                        $4,738
 66              Ridgewood Garden Apartments                                  N/A                        $42,750
 67              The Opera Owners, Inc.                                       N/A                          N/A
 68              257 Central Park West Inc.                                   N/A                          N/A
 69              13-21 East 22nd Street Residence Corp.                       N/A                          N/A
 70              Bishops Court LLC                                            N/A                          N/A
 71              EZ Storage - Westminster                                     N/A                        $9,386
 72              565 Equities, Inc.                                           N/A                          N/A
 73              SkyRidge I & III                                             $500                         N/A
 74              Tollway Center II & III                                    $50,500                        N/A
 75              Fairfield Inn - Syracuse                                     N/A                         4.0%
 76              Harold Square Apartments                                   $100,000                     $27,996
 77              200 William Street                                           N/A                          N/A
 78              1035 Fifth Avenue Corporation                                N/A                          N/A
 79              Storage At Summerlin                                         N/A                          N/A
 80              Queens Boulevard Tenants Corp.                               N/A                          N/A
 81              Avis Farms Commerce Park                                     N/A                          N/A
 82              Country Village Apartments                                 $36,250                      $31,500
 83              Northstar Crossing Shopping Center                          $5,250                      $10,085
 84              Market at Roger's Corners                                    N/A                          N/A
 85              43 Tenants Corp.                                             N/A                          N/A
 86              315 Homes Corp.                                           $1,500,000                      N/A
 87              QFC - Sellwood                                               N/A                          N/A
 88              143-50 Hoover Owners Corp.                                   N/A                          N/A
 89              Lex Owners Corp.                                             N/A                          N/A
 90              1200 Tenant Corp.                                            N/A                          N/A
 91              108 Sagamore Road Corp.                                      N/A                          N/A
 92              351 Marine Owners Corp.                                      N/A                          N/A
 93              New Orleans Apartments                                      $7,500                      $20,250
 94              300 Jackson Plaza                                            N/A                          N/A
 95              Grand Oak Villas                                           $28,900                      $21,248
 96              Colorado Owners, Inc.                                        N/A                          N/A
 97              22579 Owners Corp.                                           N/A                          N/A
 98              140 Nassau Residence Corp.                                   N/A                          N/A
 99              Casa Garcia                                                 $1,000                        N/A
 100             1842 Beacon Street                                         $58,563                      $5,434
 101             Lincoln Gardens Owners, Inc.                                 N/A                          N/A
 102             Falcon International Bank Building                           N/A                          N/A
 103             113 Ave D LLC                                                N/A                          N/A
 104             Watson & Taylor Warehouse                                  $41,250                        N/A
 105             Ann Street                                                   N/A                        $3,000
 106             Cedar Creek MHP                                              N/A                          N/A
 107             McKinley & Main Self-Storage                                 N/A                          N/A
 108             InSite Ottawa (McKinley)                                    $3,750                        N/A
 109             Wainscott Village I                                         $3,752                        N/A
 110             Country Village Apartments - Morton                        $20,000                      $18,750
 111             Osse, Inc.                                                   N/A                          N/A
 112             Castle Cove Apartments                                      $5,875                      $15,000
 113             20 West 77th Street Corp.                                    N/A                          N/A
 114             Versailles Apartments                                      $25,000                      $25,000
 115             Lafayette Town Houses, Inc.                                  N/A                          N/A
 116             3333 Eastside Office Building                              $100,000                       N/A
 117             Fiddlers Green Apartments                                    $625                       $15,925
 118             Warner House Owners Corp.                                    N/A                          N/A
 119             Heritage House Owners Corp.                                 $5,000                        N/A
 120             Linden Hill No. 2 Cooperative Corp.                          N/A                          N/A
 121             Ten West Eighty-Six Corp.                                    N/A                          N/A
 122             Oakland Square Apartments                                   $4,687                      $24,000
 123             Salisbury Point Cooperative, Inc.                            N/A                          N/A
 124             Hanshaw Village MHP                                          N/A                        $6,780
 125             Barlow Trail Mobile Home Park                               $5,000                      $3,100
 126             609 West Owners Corp.                                        N/A                          N/A
 127             30-40 Fleetwood Avenue Apartment Corp.                       N/A                          N/A
 128             Winnros LLC                                                  N/A                          N/A
 129             Springwood Apts                                             $8,125                      $21,758
 130             99th Riverside Housing Corp.                                 N/A                          N/A
 131             494 Ocean Harbor View Apartment Corp.                        N/A                          N/A
 132             Casa View / Oates Manor Apartments                         $31,000                      $20,625
 133             Broad Hollow Owners, Inc.                                    N/A                          N/A
 134             InSite White Lake                                            N/A                          N/A
 135             Palm Villa Apartments                                      $115,688                     $24,096
 136             21 Chapel Owners Corp.                                       N/A                          N/A
 137             75 Central Park West Corporation                             N/A                          N/A
 138             605 2nd Avenue                                              $2,500                      $2,964
 139             Edgehill Apartments                                         $8,750                        N/A
 140             2020 Avenue V Apartment Corp.                                N/A                          N/A
 141             Five-One-Five Owners, Inc.                                   N/A                          N/A
 142             Orienta Owners, Inc.                                         N/A                          N/A
 143             Oldham Building                                             $2,488                        N/A
 144             Hiawatha Industrial Center                                 $10,500                       $637
 145             220 East 87 Owners Corp.                                     N/A                          N/A
 146             228 West 10th St. Owners Corp.                               N/A                          N/A
 147             Princeton Owners Corp.                                       N/A                          N/A
 148             New England Towne Houses                                     N/A                          N/A
 149             126 Riverside Drive Corp.                                    N/A                          N/A
 150             Caribbean Mobile Home Estates                               $1,875                        N/A
 151             Sherman Street Building                                     $3,875                        N/A
 152             100 Randall Avenue Owners Corp.                              N/A                          N/A
 153             Broadwood Acres Tenants Corp.                                N/A                          N/A
 154             38-50 West 9th Street Corp.                                  N/A                          N/A
 155             Mosley Street Place                                          N/A                        $6,000
 156             48th Street Owners Corp.                                     N/A                          N/A
 157             Village Gardens Tenants Corp.                                N/A                          N/A
 158             Kelmscott Apartments, Inc.                                   N/A                          N/A
 159             45 Wintonbury Avenue                                        $6,938                        N/A
 160             Carriage House Apartments                                    N/A                        $10,947
 161             Wallingford Partners, L.P.                                   $120                       $1,440
 162             252 West 85th Residents Corp.                                N/A                          N/A
 163             443 39th Street                                              N/A                          N/A
 164             48 Tenants Corp.                                             N/A                          N/A
 165             Wainscott Village II                                        $1,250                        N/A
 166             Power Road Apartments, LLC                                   $500                       $6,000
 167             445 East 78th Street Owners Corp.                            N/A                          N/A
 168             Carlton Terrace Corp.                                        N/A                          N/A
 169             Northtown Village Shopping Center                            N/A                          N/A
 170             140 West 74 Street Corporation                               N/A                          N/A
 171             City Gate Apartments                                       $37,188                      $16,000
 172             37 Apartments Corp.                                          N/A                          N/A
 173             162 East 91st Street Owners, Inc.                            N/A                          N/A
 174             521 East 83rd St. Corp.                                      N/A                          N/A
 175             Jackman Apartments                                          $1,500                      $8,000
 176             Times Square Shopping Center                                 N/A                          N/A
 177             East Hampton Mews Tenants Corp.                              N/A                          N/A
 178             49 West 9th Street Corp.                                     N/A                          N/A
 179             147 West 22 St. Corp.                                        N/A                          N/A
 180             7123 Third Avenue Corp.                                      N/A                          N/A
 181             916 Union Street Apartments Inc.                             N/A                          N/A
 182             Scott Pendleton Portfolio                                    $467                       $5,600
 183             Capri Owners, Inc.                                           N/A                          N/A
 184             The Leroy Owners Corporation                                 N/A                          N/A
 185             99 State Associates Inc.                                     N/A                          N/A
 186             West 70th Owners Corp.                                       N/A                          N/A
 187             2854 Connecticut Avenue Cooperative, Inc.                    N/A                          N/A
 188             Seventy-Eight Tenants Corporation                            N/A                          N/A
 189             La Salle Town Houses Cooperative Association                 N/A                          N/A
 190             125 Greene Street Corp.                                      N/A                          N/A
 191             421 East 84th St. Apts. Inc.                                 N/A                          N/A
 192             839 Carroll Owners, Inc.                                     N/A                          N/A
 193             URBS Nova Cooperative, Inc.                                  N/A                          N/A
 194             M & A Residences, Inc.                                     $20,000                        N/A
 195             21 & 23 Bethune St. Tenants Corporation                      N/A                          N/A
 196             159 West 74th Street Tenants' Corporation                    N/A                          N/A
 197             24 West 70th Street Apartment Corp.                          N/A                          N/A
 198             454 Third Street Tenants Corp.                               N/A                          N/A
 199             50 8th Ave. Tenants Corp.                                    N/A                          N/A
 200             115-36 Owners Corp.                                          N/A                          N/A
 201             145 West 80th Street Apartment Corp.                         N/A                          N/A
 202             712-8 Housing Corporation                                    N/A                          N/A
 203             Baltictown, Inc.                                             N/A                          N/A
 204             153 Lafayette Co-op Corp.                                    N/A                          N/A


                      U/W
                   Recurring                   LC & TI                 Contractual                                       Tax &
                  Replacement                Reserve at                 Recurring                    U/W               Insurance
  #                 RESERVE                  ORIGINATION                 LC & TI                   LC & TI              ESCROWS
  -                 -------                  -----------                 -------                   -------              -------
  1                $196,000                      N/A                       N/A                       N/A                  Both
  2                $144,887                      N/A                       N/A                     $464,567               Both
  3                 $99,479                      N/A                    $300,000                   $142,215               Both
  4                $131,799                      N/A                       N/A                     $534,225               Both
  5                 $25,059                      N/A                     $60,000                   $91,002                Both
  6                $110,000                      N/A                       N/A                       N/A                  Both
  7                 $24,746                    $81,315                   $20,340                   $90,121                Tax
  8                  4.0%                        N/A                       N/A                       N/A                  Both
  9                  4.0%                        N/A                       N/A                       N/A                  Both
  10                $32,755                    $12,409                  $148,906                   $399,603               Both
  11                $31,663                      N/A                       N/A                     $306,945               Both
  12                $25,650                   $250,000                  $709,092      (1)          $177,776               Both
  13                $64,989                      N/A                    $102,515                   $203,711               Tax
  14                $39,500                   $900,000                   $66,500                   $79,000                Both
  15                $82,897                    $60,000                  $170,273                   $170,000               Both
  16                $25,490                      N/A                    $194,000                   $200,070               Both
  17                $25,174                    $12,084                  $145,008                   $145,008               Both
  18                $17,599                   $226,740                   $36,000                   $59,274                Both
  19                $18,551                      N/A                       N/A                     $123,540               Both
  20                $79,500                      N/A                       N/A                       N/A                  Both
  21                $15,160                      N/A                       N/A                     $48,070                Tax
  22                $29,725                   $300,000                  $104,160                   $159,022               Both
  23                $84,000                      N/A                       N/A                       N/A                  Both
  24                $24,900                      N/A                       N/A                       N/A               Insurance
  25                $17,809                      N/A                     $50,004      (2)          $74,626                None
  26                $62,900                      N/A                       N/A                       N/A                  None
  27                $44,000                      N/A                       N/A                       N/A                  Both
  28                $30,600                      N/A                       N/A                       N/A                  None
  29                $13,406                      N/A                     $30,000                   $67,030                Both
  30                $52,250                      N/A                       N/A                       N/A                  Both
  31                $15,779                      N/A                       N/A                     $56,102                Both
  32                $40,500                      N/A                       N/A                       N/A                  Both
  33                $50,000                      N/A                       N/A                       N/A                  Both
  34                $57,300                      N/A                       N/A                       N/A                  None
  35                $60,000                      N/A                       N/A                       N/A                  Both
  36                $18,600                    $2,000                    $24,000                   $78,838                Both
  37                $25,200                      N/A                       N/A                       N/A                  None
  38                $69,600                      N/A                       N/A                       N/A                  Both
  39                $50,000                      N/A                       N/A                       N/A                  Tax
  40                $10,531                      N/A                       N/A                     $89,784                Both
  41                $5,344                       N/A                       N/A                     $34,038                Both
  42                $2,310                       N/A                       N/A                      $8,020                Both
  43                $30,000                      N/A                       N/A                       N/A                  Both
  44                $9,226                    $150,000                   $42,000                   $106,259               Both
  45                $8,554                       N/A                       N/A                       N/A                  Tax
  46                $56,250                      N/A                       N/A                       N/A                  Both
  47                $47,191                      N/A                       N/A                     $73,187                None
  48                $16,982                    $4,167                    $50,004                   $50,300                Both
  49                $63,750                      N/A                       N/A                       N/A                  Both
  50                $7,944                       N/A                       N/A                       N/A                  Tax
  51                $26,888                    $5,228                    $62,738                   $62,738                None
  52                $7,111                    $150,000                   $24,000                   $31,744                Both
  53                $42,000                      N/A                       N/A                       N/A                  Both
  54                $5,900                       N/A                       N/A                       N/A                  None
  55                $57,000                      N/A                       N/A                       N/A                  None
  56                $24,729                      N/A                       N/A                       N/A                  None
  57                $9,837                       N/A                     $50,497                   $45,191                Both
  58                $4,319                       N/A                       N/A                     $19,034                Both
  59                $2,007                       N/A                       N/A                      $5,368                Both
  60                $1,118                       N/A                       N/A                      $5,980                Both
  61                $50,000                      N/A                       N/A                       N/A                  None
  62               $148,300                      N/A                       N/A                       N/A                  None
  63                $17,500                      N/A                     $50,004                   $42,584                Both
  64                $8,822                       N/A                       N/A                     $36,928                Both
  65                $4,727                       N/A                     $20,000                   $32,843                Both
  66                $42,750                      N/A                       N/A                       N/A                  Both
  67                $16,950                      N/A                       N/A                       N/A                  None
  68                $44,514                      N/A                       N/A                       N/A                  Tax
  69                $45,000                      N/A                       N/A                       N/A                  Tax
  70                $26,750                      N/A                       N/A                       N/A                  Tax
  71                $6,258                       N/A                       N/A                       N/A                  Tax
  72                $12,500                      N/A                       N/A                       N/A                  None
  73                $7,616                     $20,000                   $35,000                   $42,310                Both
  74                $11,822                      N/A                     $36,900                   $36,900                Both
  75                 4.0%                        N/A                       N/A                       N/A                  Both
  76                $28,000                      N/A                       N/A                       N/A                  Both
  77                $22,524                      N/A                       N/A                     $75,734                Both
  78                $18,000                      N/A                       N/A                       N/A                  None
  79                $9,738                       N/A                       N/A                       N/A                  Tax
  80                $45,600                      N/A                       N/A                       N/A                  None
  81                $5,936                       N/A                       N/A                     $33,683                Both
  82                $31,500                      N/A                       N/A                       N/A                  Both
  83                $14,513                    $32,768                   $40,000                   $39,871                Both
  84                $4,517                     $4,167                    $50,000                   $35,136                Tax
  85                $6,000                       N/A                       N/A                       N/A                  None
  86                $13,000                      N/A                       N/A                       N/A                  None
  87                  N/A                        N/A                       N/A                     $10,700                None
  88                $11,600                      N/A                       N/A                       N/A                  None
  89                $20,600                      N/A                       N/A                       N/A                  Tax
  90                $58,600                      N/A                       N/A                       N/A                  Tax
  91                $23,494                      N/A                       N/A                       N/A                  Tax
  92                $10,400                      N/A                       N/A                       N/A                  Tax
  93                $20,250                      N/A                       N/A                       N/A                  Both
  94                $8,700                       N/A                       N/A                     $35,138                Both
  95                $21,248                      N/A                       N/A                       N/A                  Both
  96                $19,600                      N/A                       N/A                       N/A               Insurance
  97                $7,000                       N/A                       N/A                       N/A                  None
  98                $5,400                       N/A                       N/A                       N/A                  None
  99                $4,575                       N/A                       N/A                     $21,786                Both
 100                $5,432                       N/A                     $54,340                   $49,432                Both
 101                $16,800                      N/A                       N/A                       N/A                  Tax
 102                $5,307                     $55,000                   $35,500      (3)          $36,584                Both
 103                $7,000                       N/A                       N/A                      $2,100                Tax
 104                $22,351                   $100,000                     N/A                     $37,251                Both
 105                $4,190                       N/A                       N/A                      $6,418                Both
 106                $8,950                       N/A                       N/A                       N/A                  Both
 107                $14,030                      N/A                       N/A                       N/A                  Both
 108                $23,872                      N/A                     $39,476                   $47,372                Both
 109                $2,315                       N/A                       N/A                     $15,430                Both
 110                $18,750                      N/A                       N/A                       N/A                  Both
 111                $22,439                      N/A                       N/A                       N/A                  None
 112                $15,000                      N/A                       N/A                       N/A                  Both
 113                $17,600                      N/A                       N/A                       N/A                  None
 114                $25,000                      N/A                       N/A                       N/A                  Both
 115                $7,970                       N/A                       N/A                       N/A                  None
 116                $8,074                     $4,400                    $52,800                   $30,680                Both
 117                $15,925                      N/A                       N/A                       N/A                  Both
 118                $10,000                      N/A                       N/A                       N/A                  None
 119                $13,740                      N/A                       N/A                       N/A                  None
 120                $95,504                      N/A                       N/A                       N/A                  None
 121                $4,700                       N/A                       N/A                       N/A                  None
 122                $24,000                      N/A                       N/A                       N/A                  Both
 123                $25,000                      N/A                       N/A                       N/A                  Tax
 124                $6,750                       N/A                       N/A                       N/A                  Both
 125                $3,100                       N/A                       N/A                       N/A                  Both
 126                $6,300                       N/A                       N/A                       N/A                  None
 127                $16,650                      N/A                       N/A                       N/A                  None
 128                $7,750                       N/A                       N/A                       N/A                  Both
 129                $21,758                      N/A                       N/A                       N/A                  Both
 130                $9,500                       N/A                       N/A                       N/A                  None
 131                $8,000                       N/A                       N/A                       N/A                  Tax
 132                $20,625                      N/A                       N/A                       N/A                  Both
 133                $5,300                       N/A                       N/A                       N/A                  None
 134                $1,035                     $20,700                     N/A                      $6,900                Both
 135                $24,096                      N/A                       N/A                       N/A                  Both
 136                $25,000                      N/A                       N/A                       N/A                  Tax
 137                $8,100                       N/A                       N/A                       N/A                  None
 138                $4,516                       N/A                       N/A                       N/A                  Both
 139                $8,000                       N/A                       N/A                       N/A                  Both
 140                $5,000                       N/A                       N/A                       N/A                  None
 141                $16,800                      N/A                       N/A                       N/A                  Tax
 142                $4,500                       N/A                       N/A                       N/A                  None
 143                $5,870                       N/A                       N/A                     $24,757                Both
 144                $11,780                      N/A                       N/A                     $36,723                Both
 145                $3,900                       N/A                       N/A                       N/A                  None
 146                $2,000                       N/A                       N/A                       N/A                  None
 147                $5,900                       N/A                       N/A                       N/A                  Tax
 148               $171,535                      N/A                       N/A                       N/A                  None
 149                $7,500                       N/A                       N/A                       N/A                  None
 150                $5,978                       N/A                       N/A                       N/A                  Both
 151                $4,500                     $35,000                   $9,480                    $17,400                Both
 152                $10,000                      N/A                       N/A                       N/A                  Tax
 153                $5,400                       N/A                       N/A                       N/A                  Tax
 154                $5,300                       N/A                       N/A                       N/A                  None
 155                $7,838                       N/A                       N/A                      $9,190                Both
 156                $15,473                      N/A                       N/A                       N/A                  None
 157                $3,500                       N/A                       N/A                       N/A                  None
 158                $2,500                       N/A                       N/A                       N/A                  None
 159                $8,425                       N/A                       N/A                     $15,417                Both
 160                $10,947                      N/A                       N/A                       N/A                  Both
 161                $1,440                       N/A                       N/A                      $8,266                Both
 162                $18,000                      N/A                       N/A                       N/A                  None
 163                $2,280                     $54,000                     N/A                      $8,740                Both
 164                $10,900                      N/A                       N/A                       N/A                  Tax
 165                 $742                        N/A                       N/A                      $4,948                Both
 166                $6,000                       N/A                       N/A                       N/A                  Both
 167                $2,550                       N/A                       N/A                       N/A                  None
 168                $10,000                      N/A                       N/A                       N/A                  None
 169                 $985                        N/A                     $21,871                    $6,564                Both
 170                $5,757                       N/A                       N/A                       N/A                  None
 171                $16,000                      N/A                       N/A                       N/A                  Both
 172                $4,800                       N/A                       N/A                       N/A                  None
 173                $4,000                       N/A                       N/A                       N/A                  Tax
 174                $2,700                       N/A                       N/A                       N/A                  Tax
 175                $8,000                       N/A                       N/A                       N/A                  Both
 176                 $563                      $35,000                   $13,712                    $2,813                Both
 177                $17,700                      N/A                       N/A                       N/A                  Tax
 178                $4,200                       N/A                       N/A                       N/A                  Tax
 179                $12,400                      N/A                       N/A                       N/A                  None
 180                $4,400                       N/A                       N/A                       N/A                  None
 181                $4,300                       N/A                       N/A                       N/A                  Tax
 182                $5,600                       N/A                       N/A                       N/A                  Both
 183                $9,500                       N/A                       N/A                       N/A                  None
 184                $3,000                       N/A                       N/A                       N/A                  Tax
 185                $2,900                       N/A                       N/A                       N/A                  Tax
 186                $2,400                       N/A                       N/A                       N/A                  None
 187                $4,750                       N/A                       N/A                       N/A                  None
 188                $4,600                       N/A                       N/A                       N/A                  None
 189                $11,436                      N/A                       N/A                       N/A                  None
 190                $3,300                       N/A                       N/A                       N/A                  None
 191                $1,600                       N/A                       N/A                       N/A                  Tax
 192                $1,000                       N/A                       N/A                       N/A                  Tax
 193                $2,300                       N/A                       N/A                       N/A                  Tax
 194                $1,600                       N/A                       N/A                       N/A                  None
 195                $1,700                       N/A                       N/A                       N/A                  Tax
 196                $2,500                       N/A                       N/A                       N/A                  Tax
 197                $1,900                       N/A                       N/A                       N/A                  None
 198                $2,890                       N/A                       N/A                       N/A                  Tax
 199                $2,300                       N/A                       N/A                       N/A                  None
 200                $2,350                       N/A                       N/A                       N/A                  Tax
 201                $1,860                       N/A                       N/A                       N/A                  Tax
 202                $1,800                       N/A                       N/A                       N/A                  Tax
 203                $4,700                       N/A                       N/A                       N/A                  Tax
 204                $1,700                       N/A                       N/A                       N/A                  Tax

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WESTCOAST GRAND HOTEL AT THE PARK AND WESTCOAST OLYMPIA HOTEL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MASON OFFICE BUILDING, BECKETT RETAIL CENTER AND BECKETT OFFICE BUILDING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY 309, 315 AND 319 OLD YORK ROAD, 325 (331) OLD YORK ROAD, AND 700-719 WEST AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) A CONTRACTUAL TI/LC PAYMENT OF $59,091 IS DEPOSITED MONTHLY FROM 1/11/2002-11/11/2002, A MONTHLY PAYMENT OF $25,000 FROM
         12/11/2002-3/11/2003, AND $14,250 DEPOSITED MONTHLY UNTIL THE END OF THE LOAN TERM.
(2) CASH SWEEP WILL COMMENCE AND WILL CONTINUE IF RITE AID'S ANNUAL GROSS SALES ARE LESS THAN $4,000,000.
(3)      MONTHLY PAYMENTS TO BEGIN ON 12/11/02.

           MAJOR TENANTS OF THE COMMERCIAL PROPERTIES (1)

                                                                            CUT-OFF
                                                                        DATE PRINCIPAL
   #        CROSSED   PROPERTY NAME                                       BALANCE (2)     PROPERTY TYPE     SQ. FT.
   -        -------   -------------                                       -----------     -------------     -------
   2                  Beaver Valley Mall                                     $ 47,963,367 Retail            965,912
   3                  PNC Center                                               44,441,758 Office            497,394
   4                  330 West 34th Street                                     39,983,418 Office            632,152
   5                  San Bruno Towne Center                                   30,911,804 Retail            156,617
   7                  Main Street Commons                                      20,946,153 Retail            164,974
   10                 1101 King Street                                         18,475,109 Office            136,481
   11                 Aventura Corporate Center                                18,286,901 Office            158,316
   12                 Gateway Office Building                                  16,935,702 Office            170,998
   13                 Crystal River Mall                                       16,097,825 Retail            433,253
   14                 80 W.E.T.H. Corp.                                        14,955,318 Mixed Use         158,000
   15                 Bay West Commerce Park                                   12,966,723 Office            194,416
   16                 Daley Corporate Center                                   11,972,545 Office            127,452
   17                 700 KMS Building                                         11,484,372 Office            125,870
   18                 Copperwood Village - Phase 3                             11,084,991 Retail            117,325
   19                 Laurel Office Park II                                    10,958,395 Office            123,672
   21                 North Palm Marketplace                                   10,298,259 Retail            100,621
   22                 880 & 990 Buildings                                       9,492,648 Office            148,628
   25                 King City Center                                          8,971,039 Retail            118,725
   31                 North Oaks Village Center                                 7,927,109 Mixed Use          87,659
   36                 Marshall's Shopping Center                                7,032,470 Retail             78,752
   42         (B)     Beckett Retail Center                                     1,418,241 Retail             15,400
   44                 Chalk Hill Court Office Building                          6,371,214 Office             57,661
  47A                 Lincoln Technical - Union, NJ Campus                      2,875,972 Office             51,182
  47B                 Lincoln Technical - Allentown, PA Campus                  1,596,165 Office             26,000
  47C                 Lincoln Technical - Grand Prairie, TX Campus              1,179,149 Office             50,000
  47D                 Lincoln Technical - Philadelphia, PA Campus                 618,334 Office             31,020
   48                 32 and 39 Knight Street                                   5,982,000 Mixed Use         113,215
   51                 WISCO (WI) Limited Partnership                            5,478,345 Industrial        179,250
   52                 Wrigley Market Place                                      5,429,945 Retail             47,404
   57                 Rivers Edge Plaza                                         4,589,131 Retail             65,580
   58         (C)     309, 315 and 319 Old York Road                            2,943,612 Mixed Use          28,150
   59         (C)     700-719 West Avenue                                         882,487 Mixed Use          10,780
   60         (C)     325 (331) Old York Road                                     745,344 Retail             7,700
   63                 Montclair Business Park                                   4,389,226 Industrial        132,024
   64                 Montpelier E-6, L.L.C.                                    4,363,488 Office             43,785
   65                 Fayette Promenade Shopping Center                         4,255,567 Retail             31,512
   73                 SkyRidge I & III                                          3,290,267 Office             42,310
   74                 Tollway Center II & III                                   3,286,889 Industrial         73,887
   77                 200 William Street                                        3,076,620 Industrial        137,274
   81                 Avis Farms Commerce Park                                  2,981,081 Mixed Use          40,785
   83                 Northstar Crossing Shopping Center                        2,888,072 Retail             96,752
   84                 Market at Roger's Corners                                 2,886,695 Retail             30,110
   87                 QFC - Sellwood                                            2,643,274 Retail             21,400
   94                 300 Jackson Plaza                                         2,194,819 Industrial         58,000
   99                 Casa Garcia                                               2,086,528 Office             21,785
  100                 1842 Beacon Street                                        1,998,642 Office             27,160
  102                 Falcon International Bank Building                        1,994,230 Office             35,378
  105                 Ann Street                                                1,939,606 Mixed Use          16,360
  108                 InSite Ottawa (McKinley)                                  1,861,836 Industrial        157,905
  109                 Wainscott Village I                                       1,850,180 Retail             15,430
  116                 3333 Eastside Office Building                             1,697,858 Office             40,369
  134                 InSite White Lake                                         1,306,346 Retail             6,900
  143                 Oldham Building                                           1,194,828 Office             25,523
  144                 Hiawatha Industrial Center                                1,125,021 Industrial        117,800
  151                 Sherman Street Building                                   1,007,524 Industrial         30,000
  155                 Mosley Street Place                                         995,550 Mixed Use          28,920
  159                 45 Wintonbury Avenue                                        845,866 Office             26,849
  161                 Wallingford Partners, L.P.                                  820,802 Office             6,965
  163                 443 39th Street                                             768,374 Office             11,400
  165                 Wainscott Village II                                        748,051 Retail             4,948
  169                 Northtown Village Shopping Center                           726,659 Retail             6,564
  176                 Times Square Shopping Center                                612,474 Retail             3,750


                             MAJOR                         MAJOR             MAJOR                             MAJOR
                          Tenant # 1                     Tenant # 1     Tenant # 1 Lease                    Tenant # 2
   #                         NAME                         SQ. FT.       EXPIRATION DATE                        NAME
   -                         ----                         -------     - ---------------                        ----
   2                       Boscov's                       194,498          9/30/2018                           Sears
   3                       PNC Bank                       224,011          2/28/2014                     Frost Brown Todd
   4                 The City of New York                 302,405          3/20/2012                     Bank of New York
   5                       Marshalls                       27,000          1/31/2007                          CompUSA
   7                      Stein Mart                       34,000         11/30/2015                          Borders
   10               The Gallows Corporation                36,461          2/28/2017                         HDR, Inc.
   11                  UBS Paine Webber                    17,890          2/28/2004                            N/A
   12                      EDS, Inc.                       38,376          3/6/2003                          Motorola
   13                       K Mart                        101,629          1/30/2010                           Sears
   14                    TWU Local 100                     36,000         12/30/2006                 Group Health Incorporated
   15         Morgan Stanley Dean Witter Reynolds          25,088         11/30/2003                     Eagan McAllister
   16                University of Phoenix                 40,239         10/31/2005                       SBC Services
   17               University of Michigan                 73,933          3/31/2006                         Esperion
   18                     Marshall's                       30,000          5/31/2011                    Bed, Bath & Beyond
   19              Continental Casualty Co.                24,086          4/30/2003                            N/A
   21                     Winn Dixie                       50,839          1/12/2020                            N/A
   22                    Alton Ochsner                     60,658          8/31/2007                      EZ Convenience
   25                       Safeway                        33,330         10/31/2011                         Rite-Aid
   31                   Coldwell Banker                    14,110          9/30/2005                            N/A
   36                   Marshalls #390                     27,000          1/31/2010                      Dress Barn #251
   42                  Once Upon a Child                   2,800           1/31/2005                      Plato's Closet
   44                     Activision                       10,214          7/31/2005              Michael Young Productions, Inc
  47A          Lincoln Technical Institute, Inc.           51,182          12/1/2016                            N/A
  47B          Lincoln Technical Institute, Inc.           26,000          12/1/2016                            N/A
  47C          Lincoln Technical Institute, Inc.           50,000          12/1/2016                            N/A
  47D          Lincoln Technical Institute, Inc.           31,020          12/1/2016                            N/A
   48                   Lillian August                     72,000          5/10/2011                    Thomas Nelson, Inc.
   51           Electronic Assembly Corporation           179,250          8/31/2014                            N/A
   52                     Fashion Bug                      8,035          10/31/2004                          Carrows
   57                       Goody's                        25,000         10/31/2011                        Dollar Tree
   58                     BUCA, Inc.                       8,320           7/31/2009                      Ventresca, Ltd.
   59                    Phriends Cafe                     2,210           1/31/2005                    Allegany Art Supply
   60               Moderne Life Furniture                 3,500           8/31/2003                     North Star Salon
   63                  Roger's Furniture                   21,256             MTM                               N/A
   64                    John Hopkins                      43,785          4/30/2006                            N/A
   65                     Hi Fi Buys                       8,500           1/31/2016                       Mattress King
   73                 Second Swing, Inc.                   12,791          6/30/2006                      The Weidt Group
   74                    Natural Golf                      13,439          8/31/2003                            N/A
   77                  S&H Uniform Corp.                   44,000         10/31/2003                      G. K. Building
   81                       Raycon                         25,000          9/30/2009                       Xitron, Inc.
   83                     Gold's Gym                       32,383          6/30/2015                        UA Cinemas
   84                Hoggy's Barn & Grill                  8,000           10/1/2005                 King Thompson Real Estate
   87                       Kroger                         21,400          9/7/2019                             N/A
   94                        FedEx                         30,000          8/31/2003                   Martini Entertainment
   99                       Aux TV                         6,000           7/31/2004                     Studio Lotus #13
  100                     PDA Dental                       4,544           8/31/2005                            N/A
  102                Falcon National Bank                  12,924         12/31/2003                            N/A
  105              Commerical Innovative USA               6,000           4/30/2007                            N/A
  108                      CXM, Inc.                       93,801         11/30/2010                Galaxy Communications, Inc.
  109                   Treasure Island                    6,430          10/31/2008                       Janovic Plaza
  116             Medical Research Consultant              23,167          3/31/2006                            N/A
  134                  Blockbuster, Inc.                   4,500           7/31/2011                         Ameritech
  143                  Bankcard Central                    5,000          12/31/2009                     Drafix.com, Inc.
  144                  Bicknell Houston                    40,000          11/1/2007                        Westbourne
  151                       Network                        6,000           9/30/2004                          A-Trend
  155                       ADDECO                         2,960           7/31/2002                            N/A
  159             NHE Managers of New England              4,500          11/30/2002                     Competitive Edge
  161              Minsec Corrections Corp.                6,545           3/1/2009                             N/A
  163                   St. Christopher                    3,800           4/30/2006                     Powerhouse Const
  165                    Levain Bakery                     1,265           5/31/2005                      Wainscott Wines
  169                  Tandy Corporation                   2,389           6/30/2004                 Check'N Go of California
  176                   Einstein Bagels                    2,250           2/28/2010                         Starbucks


               MAJOR            MAJOR                       MAJOR                    MAJOR                 MAJOR
             Tenant # 2    Tenant # 2 Lease               Tenant # 3               Tenant # 3         Tenant # 3 Lease
   #         SQ. FT.       EXPIRATION DATE                   NAME                   SQ. FT.           EXPIRATION DATE
   -      -  --------      ---------------                   ----                   -------           ---------------
   2         190,759          8/15/2006                    JCPenny                  126,010              9/30/2017
   3         121,941          12/31/2011                     N/A                      N/A                   N/A
   4         112,395          9/30/2011              Props for Today Inc.            95,118             12/31/2006
   5          24,555          2/28/2006                      N/A                      N/A                   N/A
   7          24,893          1/31/2021                  Office Depot                24,716             12/31/2015
   10         32,870          9/30/2007               Assn. Fund Raising             19,045              1/31/2007
   11          N/A               N/A                         N/A                      N/A                   N/A
   12         19,734          1/31/2003               Schneider Logistic             19,263              8/31/2004
   13         95,008          10/31/2010                     Belk                    63,081             10/16/2010
   14         35,400           2/1/2010          AFD Contract Furniture Inc.         33,000              6/1/2010
   15         25,395          10/31/2006                     N/A                      N/A                   N/A
   16         26,184          12/31/2005              Kaiser Foundation              20,873              8/31/2003
   17         24,791          12/31/2003              Copernica Networks             18,280              3/31/2004
   18         26,535          1/31/2012                      N/A                      N/A                   N/A
   19          N/A               N/A                         N/A                      N/A                   N/A
   21          N/A               N/A                         N/A                      N/A                   N/A
   22         18,637          11/30/2003                     N/A                      N/A                   N/A
   25         31,456           2/1/2017                      N/A                      N/A                   N/A
   31          N/A               N/A                         N/A                      N/A                   N/A
   36         10,000          12/31/2006                Guitar Center                9,000               7/31/2011
   42         2,800           1/31/2005                 Randall Herbet               2,800               2/25/2003
   44         8,324           1/31/2003                      N/A                      N/A                   N/A
  47A          N/A               N/A                         N/A                      N/A                   N/A
  47B          N/A               N/A                         N/A                      N/A                   N/A
  47C          N/A               N/A                         N/A                      N/A                   N/A
  47D          N/A               N/A                         N/A                      N/A                   N/A
   48         28,000          3/30/2002              Thomas Nelson, Inc.             13,215              3/30/2006
   51          N/A               N/A                         N/A                      N/A                   N/A
   52         4,800           7/31/2020                      N/A                      N/A                   N/A
   57         10,000          10/31/2006                     N/A                      N/A                   N/A
   58         4,080           12/31/2005                Starnet, Inc.                3,000               9/4/2003
   59         2,100           8/31/2003              Groen, Laveson et al            1,100               1/31/2002
   60         2,200           10/31/2005                  La Pergola                 2,000               8/31/2005
   63          N/A               N/A                         N/A                      N/A                   N/A
   64          N/A               N/A                         N/A                      N/A                   N/A
   65         5,242           5/31/2006                    Kinko's                   5,000               6/30/2011
   73         7,325           6/30/2006                Sense of Design               5,050               6/30/2002
   74          N/A               N/A                         N/A                      N/A                   N/A
   77         43,710          1/31/2008                      N/A                      N/A                   N/A
   81         15,785          12/31/2010                     N/A                      N/A                   N/A
   83         29,193          12/31/2003                     N/A                      N/A                   N/A
   84         7,500            2/1/2007                 Genesis Audio                4,200               1/1/2007
   87          N/A               N/A                         N/A                      N/A                   N/A
   94         6,150            9/1/2006                      ADP                     6,150               8/31/2003
   99         2,400           7/31/2002           Law Offices of Monica Ewing        2,200               8/31/2003
  100          N/A               N/A                         N/A                      N/A                   N/A
  102          N/A               N/A                         N/A                      N/A                   N/A
  105          N/A               N/A                         N/A                      N/A                   N/A
  108         64,104          11/30/2003                     N/A                      N/A                   N/A
  109         3,500           5/15/2005           Phoenix Chinese Restaurant         2,500               6/30/2009
  116          N/A               N/A                         N/A                      N/A                   N/A
  134         2,400           11/30/2006                     N/A                      N/A                   N/A
  143         5,000           12/31/2003               NM Group, L.L.C.              4,073               8/31/2005
  144         30,000          11/1/2007                    Woodwise                  26,400              7/1/2004
  151         6,000           4/30/2006                 Fosters Carpet               6,000               2/28/2004
  155          N/A               N/A                         N/A                      N/A                   N/A
  159         4,500           8/31/2006                      N/A                      N/A                   N/A
  161          N/A               N/A                         N/A                      N/A                   N/A
  163         3,800           7/31/2014              Direct Building Mgt.            1,900               4/30/2006
  165         1,265           4/30/2003           North Shore Window & Door          1,155               3/14/2006
  169         1,643           4/30/2004           Sally Beauty Company, Inc.         1,332               6/30/2004
  176         1,500           2/28/2010                      N/A                      N/A                   N/A


(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MASON OFFICE BUILDING, BECKETT RETAIL CENTER AND BECKETT OFFICE BUILDING ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY 309, 315 AND 319 OLD YORK ROAD, 325 (331) OLD YORK ROAD, AND 700-719 WEST AVENUE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)      ONLY THOSE TENANTS WHICH OCCUPY 10% OR MORE OF THE NET RENTABLE AREA.
(2)      ASSUMES A CUT-OFF DATE IN MAY 2002.

                            MULTIFAMILY SCHEDULE (1)


                                                                                                        UTILITIES
                                                                                                          Tenant               #
   #       CROSSED   PROPERTY NAME                                      PROPERTY SUBTYPE                   PAYS            ELEVATORS
   1                 Paradise Island Apartments                              Rental                Electric/Water/Sewer          0
   6                 Verandah                                                Rental                      Electric                0
  20                 Woodhollow Apartments                                   Rental                      Electric                0
  23                 Wood Forest Glen Apartments                             Rental                      Electric                0
  24                 Chesapeake Owners Corp.                              Cooperative                    Electric                3
  26                 Silver Towers Owners Corp.                           Cooperative                    Electric                5
  27                 Crown Plaza Apartments                                  Rental                   Electric/Heat              0
  28                 Astor Court Owners Corp.                             Cooperative                    Electric                8
  30                 Entrada Pointe Apartments                               Rental                   Electric/Heat              0
  32                 Oakbrook Apartments                                     Rental                    Water/Sewer               0
  33                 Eagles Landing                                          Rental                      Electric                0
  34                 17-85 215th Street Owners', Inc.                     Cooperative                    Electric                3
  35                 The Falls at Tampa Bay Apartments                       Rental                Electric/Water/Sewer          0
  37                 Continental Owners Corp.                             Cooperative                    Electric                3
  38                 Eastfield Village                                       Rental                        N/A                   0
  39                 400 East 77th Street Owners, Inc.                    Cooperative                    Electric                2
  43                 Kingston Village Apartments                             Rental                Electric/Water/Sewer          0
  46                 Tiffany Square                                          Rental                      Electric                0
  49                 Kamco Murdock Terrace, LTD                              Rental                      Electric                0
  53                 Village Green Apartments                                Rental                        N/A                   0
  54                 Madison at 84th Tenants Corp.                        Cooperative                    Electric                2
  55                 79th Street Tenants Corp.                            Cooperative                    Electric                2
  56                 Ellivkroy Realty Corp.                               Cooperative                  Electric/Gas              2
  61                 150 East 77th Street Corp.                           Cooperative                    Electric                3
  62                 20 East 9th Street Corp.                             Cooperative                  Electric/Gas              5
  66                 Ridgewood Garden Apartments                             Rental                      Electric                0
  67                 The Opera Owners, Inc.                               Cooperative                  Electric/Gas              4
  68                 257 Central Park West Inc.                           Cooperative                    Electric                3
  69                 13-21 East 22nd Street Residence Corp.               Cooperative                    Electric                3
  70                 Bishops Court LLC                                       Rental                    Electric/Gas              0
  72                 565 Equities, Inc.                                   Cooperative                    Electric                2
  76                 Harold Square Apartments                                Rental                      Electric                0
  78                 1035 Fifth Avenue Corporation                        Cooperative                  Electric/Gas              5
  80                 Queens Boulevard Tenants Corp.                       Cooperative                  Electric/Gas              2
  82                 Country Village Apartments                              Rental                      Electric                0
  85                 43 Tenants Corp.                                     Cooperative                  Electric/Gas              2
  86                 315 Homes Corp.                                      Cooperative                  Electric/Gas              2
  88                 143-50 Hoover Owners Corp.                           Cooperative                  Electric/Gas              2
  89                 Lex Owners Corp.                                     Cooperative                  Electric/Gas              2
  90                 1200 Tenant Corp.                                    Cooperative                    Electric                5
  91                 108 Sagamore Road Corp.                              Cooperative                    Electric                2
  92                 351 Marine Owners Corp.                              Cooperative                  Electric/Gas              2
  93                 New Orleans Apartments                                  Rental                   Electric/Heat              0
  95                 Grand Oak Villas                                        Rental                      Electric                0
  96                 Colorado Owners, Inc.                                Cooperative                  Electric/Gas              2
  97                 22579 Owners Corp.                                   Cooperative                  Electric/Gas              2
  98                 140 Nassau Residence Corp.                           Cooperative                    Electric                2
  101                Lincoln Gardens Owners, Inc.                         Cooperative                  Electric/Gas              1
  110                Country Village Apartments - Morton                     Rental                   Electric/Heat              0
  111                Osse, Inc.                                           Cooperative                    Electric                2
  112                Castle Cove Apartments                                  Rental                   Electric/Heat              0
  113                20 West 77th Street Corp.                            Cooperative                  Electric/Gas              3
  114                Versailles Apartments                                   Rental                      Electric                0
  115                Lafayette Town Houses, Inc.                          Cooperative                      N/A                   0
  117                Fiddlers Green Apartments                               Rental                   Electric/Water             0
  118                Warner House Owners Corp.                            Cooperative                    Electric                2
  119                Heritage House Owners Corp.                          Cooperative                  Electric/Gas              1
  120                Linden Hill No. 2 Cooperative Corp.                  Cooperative                    Electric                8
  121                Ten West Eighty-Six Corp.                            Cooperative                  Electric/Gas              2
  122                Oakland Square Apartments                               Rental                      Electric                0
  123                Salisbury Point Cooperative, Inc.                    Cooperative                    Electric                4
  126                609 West Owners Corp.                                Cooperative                  Electric/Gas              1
  127                30-40 Fleetwood Avenue Apartment Corp.               Cooperative                    Electric                2
  128                Winnros LLC                                             Rental                    Electric/Gas              0
  129                Springwood Apts                                         Rental                      Electric                0
  130                99th Riverside Housing Corp.                         Cooperative                  Electric/Gas              1
  131                494 Ocean Harbor View Apartment Corp.                Cooperative                  Electric/Gas              0
  132                Casa View / Oates Manor Apartments                      Rental                      Electric                0
  133                Broad Hollow Owners, Inc.                            Cooperative                    Electric                0
  135                Palm Villa Apartments                                   Rental                      Electric                0
  136                21 Chapel Owners Corp.                               Cooperative                    Electric                1
  137                75 Central Park West Corporation                     Cooperative                  Electric/Gas              4
  138                605 2nd Avenue                                          Rental                      Electric                0
  139                Edgehill Apartments                                     Rental                      Electric                0
  140                2020 Avenue V Apartment Corp.                        Cooperative                    Electric                1
  141                Five-One-Five Owners, Inc.                           Cooperative                    Electric                1
  142                Orienta Owners, Inc.                                 Cooperative                  Electric/Gas              1
  145                220 East 87 Owners Corp.                             Cooperative                  Electric/Gas              1
  146                228 West 10th St. Owners Corp.                       Cooperative                  Electric/Gas              0
  147                Princeton Owners Corp.                               Cooperative                    Electric                1
  148                New England Towne Houses                             Cooperative                  Electric/Gas              0
  149                126 Riverside Drive Corp.                            Cooperative                  Electric/Gas              1
  152                100 Randall Avenue Owners Corp.                      Cooperative                    Electric                1
  153                Broadwood Acres Tenants Corp.                        Cooperative                  Electric/Gas              1
  154                38-50 West 9th Street Corp.                          Cooperative                    Electric                3
  156                48th Street Owners Corp.                             Cooperative                    Electric                2
  157                Village Gardens Tenants Corp.                        Cooperative                  Electric/Gas              0
  158                Kelmscott Apartments, Inc.                           Cooperative                  Electric/Gas              2
  160                Carriage House Apartments                               Rental                      Electric                1
  162                252 West 85th Residents Corp.                        Cooperative                  Electric/Gas              2
  164                48 Tenants Corp.                                     Cooperative                    Electric                1
  166                Power Road Apartments, LLC                              Rental                      Electric                0
  167                445 East 78th Street Owners Corp.                    Cooperative                  Electric/Gas              0
  168                Carlton Terrace Corp.                                Cooperative                    Electric                1
  170                140 West 74 Street Corporation                       Cooperative                    Electric                1
  171                City Gate Apartments                                    Rental                   Electric/Heat              0
  172                37 Apartments Corp.                                  Cooperative                  Electric/Gas              2
  173                162 East 91st Street Owners, Inc.                    Cooperative                    Electric                0
  174                521 East 83rd St. Corp.                              Cooperative                    Electric                0
  175                Jackman Apartments                                      Rental                   Electric/Heat              0
  177                East Hampton Mews Tenants Corp.                      Cooperative                    Electric                0
  178                49 West 9th Street Corp.                             Cooperative                    Electric                1
  179                147 West 22 St. Corp.                                Cooperative                    Electric                2
  180                7123 Third Avenue Corp.                              Cooperative                  Electric/Gas              0
  181                916 Union Street Apartments Inc.                     Cooperative                  Electric/Gas              1
 182A                Scott Pendleton                                         Rental                        N/A                   0
 182B                Scott Pendleton                                         Rental                        N/A                   0
  183                Capri Owners, Inc.                                   Cooperative                    Electric                1
  184                The Leroy Owners Corporation                         Cooperative                    Electric                0
  185                99 State Associates Inc.                             Cooperative                    Electric                0
  186                West 70th Owners Corp.                               Cooperative                    Electric                0
  187                2854 Connecticut Avenue Cooperative, Inc.            Cooperative                    Electric                0
  188                Seventy-Eight Tenants Corporation                    Cooperative                  Electric/Gas              0
  189                La Salle Town Houses Cooperative Association         Cooperative                    Electric                0
  190                125 Greene Street Corp.                              Cooperative                    Electric                1
  191                421 East 84th St. Apts. Inc.                         Cooperative                    Electric                0
  192                839 Carroll Owners, Inc.                             Cooperative                  Electric/Gas              0
  193                URBS Nova Cooperative, Inc.                          Cooperative           Electric/Gas/Heat/Hot Water      1
  194                M & A Residences, Inc.                               Cooperative                 Electric/Heat              1
  195                21 & 23 Bethune St. Tenants Corporation              Cooperative                  Electric/Gas              0
  196                159 West 74th Street Tenants' Corporation            Cooperative           Electric/Gas/Heat/Hot Water      0
  197                24 West 70th Street Apartment Corp.                  Cooperative                  Electric/Gas              0
  198                454 Third Street Tenants Corp.                       Cooperative                  Electric/Gas              0
  199                50 8th Ave. Tenants Corp.                            Cooperative                  Electric/Gas              0
  200                115-36 Owners Corp.                                  Cooperative                  Electric/Gas              0
  201                145 West 80th Street Apartment Corp.                 Cooperative                    Electric                0
  202                712-8 Housing Corporation                            Cooperative                    Electric                0
  203                Baltictown, Inc.                                     Cooperative                  Electric/Gas              0
  204                153 Lafayette Co-op Corp.                            Cooperative           Electric/Gas/Heat/Hot Water      0


           SUBJECT    SUBJECT      SUBJECT    SUBJECT    SUBJECT     SUBJECT     SUBJECT    SUBJECT      SUBJECT
           Studio      Studio      Studio       1 BR       1 BR        1 BR        2 BR       2 BR         2 BR
   #        UNITS    AVG. RENT    MAX. RENT    UNITS    AVG. RENT   MAX. RENT     UNITS    AVG. RENT    MAX. RENT
   -        -----    ---------    ---------    -----    ---------   ---------     -----    ---------    ---------
   1         N/A        N/A          N/A        324        $679        $750        480        $819         $915
   6         N/A        N/A          N/A         96        $777        $831        344        $903         $990
  20         25         $442        $495         90        $484        $535        146        $578         $620
  23         N/A        N/A          N/A        193        $571        $679        143        $655         $705
  24         35        $1,181      $1,500       133       $1,956      $3,000        77       $2,679       $3,750
  26         94         $916       $1,250       230       $1,407      $1,663        42       $1,566       $2,000
  27         N/A        N/A          N/A         32        $595       $1,025        96        $650         $695
  28          4        $1,969      $2,375        57       $2,779      $3,500        49       $3,679       $5,500
  30         16         $476        $485        120        $507        $565         73        $673         $710
  32         N/A        N/A          N/A         31        $653        $775        121        $764         $960
  33         N/A        N/A          N/A         32        $500        $525         76        $683         $700
  34         N/A        N/A          N/A        175       $1,509      $1,650        78       $2,079       $2,200
  35         36         $462        $499         96        $531        $586        108        $685         $766
  37         51         $781        $813         56       $1,100      $1,173        78       $1,551       $1,688
  38          1         $500        $500         32        $613        $650        169        $677         $800
  39         14        $1,848      $1,875       114       $2,859      $4,050        31       $4,532       $4,750
  43         N/A        N/A          N/A         36        $713        $965         72        $882         $995
  46         N/A        N/A          N/A        103        $445        $535        102        $543         $640
  49         N/A        N/A          N/A         40        $550        $550        175        $675         $675
  53         N/A        N/A          N/A         48        $493       $1,000       114        $591        $1,300
  54         N/A        N/A          N/A         1        $4,400      $4,400        11       $5,500       $5,500
  55         33        $1,511      $2,917       113       $2,699      $3,792        27       $4,006       $6,708
  56         26        $1,991      $2,375        38       $2,663      $2,800        13       $3,825       $3,825
  61         N/A        N/A          N/A         29       $3,150      $3,600        63       $4,709       $6,500
  62         116       $2,283      $2,500       116       $3,197      $3,413        67       $4,185       $4,388
  66         N/A        N/A          N/A         43        $466        $665         84        $594         $805
  67          1        $2,000      $2,000        18       $2,444      $2,800        64       $3,238       $3,600
  68         11        $1,268      $1,350        19       $2,316      $2,400        31       $3,731       $4,500
  69         54        $2,539      $3,000        77       $3,373      $3,850       N/A        N/A          N/A
  70         N/A        N/A          N/A         74        $557        $650         33        $642        $1,200
  72          4        $2,025      $2,250        51       $2,859      $3,150        26       $3,919       $4,388
  76         N/A        N/A          N/A         46        $646        $740         50        $653         $740
  78         N/A        N/A          N/A        N/A        N/A         N/A          28      $15,750      $16,500
  80         16         $884        $950         54       $1,066      $1,332        52       $1,497       $1,620
  82         N/A        N/A          N/A         44        $507        $564         26        $666         $704
  85         13        $1,687      $2,250        3        $3,588      $3,588        13       $4,805       $8,400
  86         N/A        N/A          N/A         28       $2,937      $3,238        52       $3,578       $5,700
  88         15         $707        $800         34        $989       $1,050        51       $1,078       $1,500
  89         48        $2,232      $2,500        40       $2,731      $3,500        15       $3,915       $4,275
  90         N/A        N/A          N/A        N/A        N/A         N/A          12       $7,225       $7,500
  91         N/A        N/A          N/A         42       $1,366      $1,500        30       $1,880       $2,000
  92         13         $644        $675         79        $943        $945         11       $1,215       $1,215
  93          9         $440        $440         16        $546        $679         46        $686        $1,100
  95         N/A        N/A          N/A         33        $471        $500         50        $587         $625
  96         34        $1,155      $1,175        48       $1,467      $1,500        51       $1,782       $2,200
  97         30        $1,005      $1,750        27       $1,997      $2,350        5        $2,992       $3,400
  98          1        $2,424      $2,424        15       $3,609      $3,885        11       $4,596       $4,795
  101        25         $524        $625         85        $695        $995         58        $771         $990
  110        N/A        N/A          N/A         51        $399        $425         24        $499         $530
  111        70        $1,980      $2,063        42       $2,404      $2,550       N/A        N/A          N/A
  112        N/A        N/A          N/A        N/A        N/A         N/A          60        $659         $695
  113        N/A        N/A          N/A         1        $2,700      $2,700        15       $3,457       $4,250
  114        N/A        N/A          N/A         36        $431        $455         62        $504         $540
  115        N/A        N/A          N/A        N/A        N/A         N/A          2         $875         $875
  117        N/A        N/A          N/A         35        $495        $530         25        $347         $620
  118        13         $736        $925         73        $979       $1,200        12       $1,461       $1,200
  119        12         $750        $750         22       $1,098      $1,200        11       $1,473       $1,500
  120        N/A        N/A          N/A        192        $840        $840        156       $1,125       $1,125
  121         2        $2,500      $2,667       N/A        N/A         N/A          14       $6,600       $6,600
  122        N/A        N/A          N/A         96        $368        $385        N/A        N/A          N/A
  123        N/A        N/A          N/A         55       $1,596      $1,800        56       $2,750       $2,750
  126        N/A        N/A          N/A         28       $1,838      $2,100        33       $2,121       $3,250
  127        12         $554        $594         26        $746        $825         48        $999        $1,237
  128        N/A        N/A          N/A         5         $695        $695         23        $850         $850
  129        18         $350        $429         54        $431        $535         14        $518         $539
  130         1        $1,995      $1,995        3        $2,850      $2,925        29       $3,765       $4,950
  131        N/A        N/A          N/A         45        $840        $840         11       $1,238       $1,238
  132        N/A        N/A          N/A         25        $385        $495         50        $535         $600
  133         2         $628        $628         28        $882        $910         21       $1,151       $1,170
  135        N/A        N/A          N/A         56        $392        $415         34        $483         $575
  136        N/A        N/A          N/A         24       $2,231      $2,275        18       $3,150       $3,150
  137        N/A        N/A          N/A         22       $5,618      $6,000        25       $8,616      $12,000
  138        N/A        N/A          N/A         6        $1,323      $1,465       N/A        N/A          N/A
  139         3         $503        $505         19        $617        $670         10        $731         $760
  140         6         $580        $580         31        $786       $1,015        12       $1,100       $1,305
  141         9        $1,411      $1,500        50       $1,515      $1,700        9        $2,500       $2,500
  142         3        $1,013      $1,400        13       $1,621      $2,100        13       $1,806       $2,800
  145        27        $1,315      $1,450        9        $1,746      $2,100       N/A        N/A          N/A
  146        N/A        N/A          N/A         6        $1,461      $2,000       N/A        N/A          N/A
  147        12         $900        $900         31       $1,297      $1,300        1        $1,417       $1,417
  148        N/A        N/A          N/A         8         $544        $544         82        $699         $701
  149         1        $1,800      $1,800        12       $2,281      $2,625        12       $2,981       $3,600
  152        10         $875        $875         26       $1,033      $1,033        8        $1,238       $1,238
  153         1        $1,000      $1,000        17       $1,200      $1,200        12       $1,579       $1,650
  154        N/A        N/A          N/A         4        $2,625      $2,625        24       $3,600       $3,600
  156        N/A        N/A          N/A         27       $2,826      $3,500        19       $4,097       $4,950
  157        N/A        N/A          N/A         20       $1,332      $1,500        5        $1,688       $1,688
  158        N/A        N/A          N/A         1        $2,100      $2,100        12       $4,800       $4,800
  160        N/A        N/A          N/A         8         $420        $439         27        $499         $524
  162        N/A        N/A          N/A         3        $2,425      $2,475        18       $4,600       $4,675
  164        N/A        N/A          N/A         2        $3,699      $3,699        1        $5,688       $5,688
  166         2         $438        $450         12        $580        $625         10        $655         $775
  167         2        $2,092      $2,284        13       $1,938      $2,400       N/A        N/A          N/A
  168        N/A        N/A          N/A         17       $1,540      $1,800        11       $2,164       $2,338
  170         1        $1,800      $1,800        18       $2,459      $2,748        4        $3,610       $3,938
  171        N/A        N/A          N/A         64        $392        $465        N/A        N/A          N/A
  172        N/A        N/A          N/A         2        $2,925      $3,075        13       $5,419       $7,350
  173         3        $1,320      $1,320        14       $1,963      $2,100        3        $2,400       $2,400
  174        N/A        N/A          N/A         10       $1,560      $1,650        5        $2,140       $2,300
  175        N/A        N/A          N/A         16        $335        $350         16        $396         $425
  177        N/A        N/A          N/A         8        $2,339      $2,424        40       $3,072       $3,377
  178        N/A        N/A          N/A         1        $3,150      $3,150        8        $4,631       $6,175
  179         6        $4,734      $5,067        6        $5,750      $6,167       N/A        N/A          N/A
  180        N/A        N/A          N/A         3         $992       $1,050        15       $1,170       $1,238
  181        N/A        N/A          N/A         23       $1,400      $1,400       N/A        N/A          N/A
 182A        N/A        N/A          N/A         8         $741       $1,025       N/A        N/A          N/A
 182B        N/A        N/A          N/A         8         $708        $800        N/A        N/A          N/A
  183         7         $666        $700         18        $850        $910         11       $1,017       $1,225
  184        N/A        N/A          N/A         20       $1,650      $1,650       N/A        N/A          N/A
  185        N/A        N/A          N/A        N/A        N/A         N/A          10       $2,530       $2,800
  186        N/A        N/A          N/A         1        $2,250      $2,250        2        $5,775       $6,325
  187         5         $500        $500         5         $650        $650         7         $800         $800
  188        N/A        N/A          N/A         15       $1,806      $2,800       N/A        N/A          N/A
  189        N/A        N/A          N/A        N/A        N/A         N/A          2         $750         $750
  190        N/A        N/A          N/A        N/A        N/A         N/A          3        $6,375       $6,375
  191        N/A        N/A          N/A         3        $2,883      $2,975        4        $4,613       $4,950
  192        N/A        N/A          N/A        N/A        N/A         N/A          3        $2,750       $3,000
  193        N/A        N/A          N/A         1        $2,100      $2,100        2        $3,400       $3,400
  194        N/A        N/A          N/A        N/A        N/A         N/A         N/A        N/A          N/A
  195         3        $2,000      $2,000        5        $2,450      $2,450        1        $3,850       $3,850
  196        N/A        N/A          N/A        N/A        N/A         N/A          1        $3,800       $3,800
  197        N/A        N/A          N/A         2        $2,738      $2,775        1        $3,700       $3,700
  198        N/A        N/A          N/A        N/A        N/A         N/A          2        $3,000       $3,000
  199        N/A        N/A          N/A         8        $1,725      $1,725        1        $2,700       $2,700
  200        N/A        N/A          N/A         5        $2,360      $2,800        2        $3,750       $4,000
  201         2        $1,800      $1,800        8        $2,638      $4,000       N/A        N/A          N/A
  202        N/A        N/A          N/A        N/A        N/A         N/A          5        $2,540       $2,600
  203        N/A        N/A          N/A         18       $1,640      $1,800        1        $3,325       $3,325
  204        N/A        N/A          N/A         1        $2,000      $2,000        4        $1,900       $1,900


           SUBJECT    SUBJECT      SUBJECT     SUBJECT     SUBJECT       SUBJECT     SUBJECT      SUBJECT       SUBJECT
            3 BR        3 BR         3 BR       4 BR         4 BR         4 BR         5 BR        5 BR          5 BR
   #        UNITS    AVG. RENT    MAX. RENT     UNITS     AVG. RENT     MAX. RENT     UNITS      AVG. RENT     MAX. RENT
   -        -----    ---------    ---------     -----     ---------     ---------     -----      ---------     ---------
   1         176        $937        $1,005       N/A         N/A           N/A         N/A          N/A           N/A
   6         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  20         57         $682         $760        N/A         N/A           N/A         N/A          N/A           N/A
  23         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  24          2        $3,272       $4,125        1         $6,750       $6,750        N/A          N/A           N/A
  26         11        $2,374       $2,625       N/A         N/A           N/A         N/A          N/A           N/A
  27         48         $775         $850        N/A         N/A           N/A         N/A          N/A           N/A
  28         33        $6,068       $6,750        6         $7,500       $7,650         3         $8,250        $8,550
  30         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  32         10         $903        $1,035       N/A         N/A           N/A         N/A          N/A           N/A
  33         92         $805         $805        N/A         N/A           N/A         N/A          N/A           N/A
  34         36        $2,833       $3,000       N/A         N/A           N/A         N/A          N/A           N/A
  35         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  37         65        $2,114       $2,730        1         $3,900       $3,900        N/A          N/A           N/A
  38         30         $794         $850        N/A         N/A           N/A         N/A          N/A           N/A
  39         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  43         12        $1,090       $1,162       N/A         N/A           N/A         N/A          N/A           N/A
  46         20         $680         $695        N/A         N/A           N/A         N/A          N/A           N/A
  49         40         $700         $700        N/A         N/A           N/A         N/A          N/A           N/A
  53          6         $720         $760        N/A         N/A           N/A         N/A          N/A           N/A
  54         28        $6,168       $6,600       13         $7,700       $7,700         3         $10,267       $13,200
  55         17        $6,068       $7,000       N/A         N/A           N/A          1         $11,500       $11,500
  56         13        $4,950       $4,950       N/A         N/A           N/A         N/A          N/A           N/A
  61          4        $2,035       $2,331       N/A         N/A           N/A          1         $10,000       $10,000
  62         25        $5,114       $5,363        1         $8,325       $8,325        N/A          N/A           N/A
  66         43         $662         $885        N/A         N/A           N/A         N/A          N/A           N/A
  67         28        $4,356       $4,675       N/A         N/A           N/A          1         $11,700       $11,700
  68         24        $6,875       $8,000       N/A         N/A           N/A          1         $30,006       $30,006
  69         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  70         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  72         18        $6,239       $8,050       N/A         N/A           N/A         N/A          N/A           N/A
  76         16         $840         $875        N/A         N/A           N/A         N/A          N/A           N/A
  78         17       $22,353      $32,000       13        $27,692       $36,000        14        $36,000       $36,000
  80          6        $1,587       $1,980       N/A         N/A           N/A         N/A          N/A           N/A
  82         20         $850         $864        N/A         N/A           N/A         N/A          N/A           N/A
  85         10       $11,470      $12,150        1        $13,500       $13,500       N/A          N/A           N/A
  86          5        $9,133       $9,738        1         $9,350       $9,350        N/A          N/A           N/A
  88         15        $1,411       $1,950       N/A         N/A           N/A         N/A          N/A           N/A
  89         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  90         49       $11,332      $13,125       12        $17,177       $19,125       N/A          N/A           N/A
  91         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  92         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  93         10         $828         $850        N/A         N/A           N/A         N/A          N/A           N/A
  95         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  96         N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  97          5        $4,678       $4,688        2         $7,188       $8,075        N/A          N/A           N/A
  98          5        $5,787       $5,787        4         $7,669       $7,669        N/A          N/A           N/A
  101        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  110        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  111        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  112        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  113        14        $5,950       $5,950       N/A         N/A           N/A         N/A          N/A           N/A
  114        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  115        44         $950         $950         2         $1,050       $1,050        N/A          N/A           N/A
  117        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  118         1         $950         $950        N/A         N/A           N/A         N/A          N/A           N/A
  119        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  120        36        $1,375       $1,375       N/A         N/A           N/A         N/A          N/A           N/A
  121        14        $8,050       $8,050       N/A         N/A           N/A         N/A          N/A           N/A
  122        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  123         9        $3,250       $3,250       N/A         N/A           N/A         N/A          N/A           N/A
  126         1        $4,550       $4,550       N/A         N/A           N/A         N/A          N/A           N/A
  127        24        $1,182       $1,512       N/A         N/A           N/A         N/A          N/A           N/A
  128         3        $1,000       $1,000       N/A         N/A           N/A         N/A          N/A           N/A
  129        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  130        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  131        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  132        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  133         1        $1,381       $1,381       N/A         N/A           N/A         N/A          N/A           N/A
  135         6         $638         $700        N/A         N/A           N/A         N/A          N/A           N/A
  136        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  137         2       $10,500      $10,500        3        $15,000       $15,000        2         $32,000       $32,000
  138        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  139        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  140        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  141        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  142        14        $2,686       $4,800        1         $5,600       $5,600        N/A          N/A           N/A
  145         2        $4,875       $5,525       N/A         N/A           N/A         N/A          N/A           N/A
  146        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  147        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  148        114        $748         $749        17          $785         $785         N/A          N/A           N/A
  149         1        $4,000       $4,000       N/A         N/A           N/A         N/A          N/A           N/A
  152        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  153        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  154        25        $6,893       $7,175       N/A         N/A           N/A         N/A          N/A           N/A
  156        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  157         6        $2,338       $2,338        3         $2,975       $2,975        N/A          N/A           N/A
  158        11        $5,600       $5,600       N/A         N/A           N/A         N/A          N/A           N/A
  160         6         $537         $564        N/A         N/A           N/A         N/A          N/A           N/A
  162        17        $6,121       $6,175       N/A         N/A           N/A         N/A          N/A           N/A
  164         9        $6,708       $6,708       N/A         N/A           N/A         N/A          N/A           N/A
  166        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  167        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  168        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  170         3        $5,138       $5,363       N/A         N/A           N/A         N/A          N/A           N/A
  171        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  172        15       $10,111      $10,800        1        $16,200       $16,200       N/A          N/A           N/A
  173        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  174        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  175        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  177        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  178        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  179        N/A        N/A          N/A         N/A         N/A           N/A          4         $9,300        $9,300
  180        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  181        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
 182A        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
 182B        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  183        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  184        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  185        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  186         1        $8,625       $8,625       N/A         N/A           N/A         N/A          N/A           N/A
  187         2        $1,000       $1,000       N/A         N/A           N/A         N/A          N/A           N/A
  188        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  189        42         $852         $900         2         $1,000       $1,000        N/A          N/A           N/A
  190         2       $17,292      $25,000       N/A         N/A           N/A         N/A          N/A           N/A
  191        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  192         1        $5,000       $5,000       N/A         N/A           N/A         N/A          N/A           N/A
  193         3        $4,708       $4,950       N/A         N/A           N/A         N/A          N/A           N/A
  194         8        $5,618       $6,112       N/A         N/A           N/A         N/A          N/A           N/A
  195        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  196         3        $5,400       $5,400        1         $7,000       $7,000        N/A          N/A           N/A
  197        N/A        N/A          N/A          1         $6,800       $6,800        N/A          N/A           N/A
  198         6        $3,000       $3,000       N/A         N/A           N/A         N/A          N/A           N/A
  199        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  200        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  201        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  202         3        $3,000       $3,000       N/A         N/A           N/A         N/A          N/A           N/A
  203        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A
  204        N/A        N/A          N/A         N/A         N/A           N/A         N/A          N/A           N/A

(1) FOR COOPERATIVE PROPERTIES, AVERAGE AND MAXIMUM RENT FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES


                                                                  Co-op Basis     Cut-off Date   Rental Basis    Cut-off Date
                                                                   Appraised      Co-op Basis      Appraised     Rental Basis
   #     CROSSED   PROPERTY NAME                                     VALUE        LTV RATIO (1)    VALUE (2)      LTV RATIO (1) (2)
   -     -------   -------------                                     -----        -------------    ---------     ------------------
  24               Chesapeake Owners Corp.                         $ 64,390,000      13.9%         $ 42,350,000      21.2%
  26               Silver Towers Owners Corp.                        47,000,000      18.7%           34,000,000      25.8%
  28               Astor Court Owners Corp.                         124,150,000      6.6%            57,700,000      14.3%
  34               17-85 215th Street Owners', Inc.                  71,610,000      10.4%           37,650,000      19.8%
  37               Continental Owners Corp.                          57,870,000      12.1%           25,000,000      28.0%
  39               400 East 77th Street Owners, Inc.                 57,500,000      11.5%           36,100,000      18.3%
  54               Madison at 84th Tenants Corp.                     73,960,000      6.8%            35,680,000      14.0%
  55               79th Street Tenants Corp.                         83,300,000      5.7%            55,430,000      8.5%
  56               Ellivkroy Realty Corp.                            37,100,000      12.7%           21,640,000      21.7%
  61               150 East 77th Street Corp.                        58,200,000      7.7%            32,000,000      14.1%
  62               20 East 9th Street Corp.                         186,300,000      2.4%            85,600,000      5.2%
  67               The Opera Owners, Inc.                            65,900,000      6.1%            34,300,000      11.7%
  68               257 Central Park West Inc.                        91,200,000      4.4%            32,100,000      12.5%
  69               13-21 East 22nd Street Residence Corp.            72,940,000      5.2%            38,090,000      9.9%
  72               565 Equities, Inc.                                68,300,000      5.0%            35,000,000      9.7%
  78               1035 Fifth Avenue Corporation                    204,250,000      1.5%           182,000,000      1.6%
  80               Queens Boulevard Tenants Corp.                    18,900,000      15.8%           12,440,000      24.1%
  85               43 Tenants Corp.                                  49,550,000      5.5%            21,400,000      12.9%
  86               315 Homes Corp.                                   55,550,000      4.8%            31,100,000      8.6%
  88               143-50 Hoover Owners Corp.                         9,650,000      26.9%            7,890,000      32.9%
  89               Lex Owners Corp.                                  33,600,000      7.6%            21,400,000      11.9%
  90               1200 Tenant Corp.                                140,000,000      1.8%            84,000,000      3.0%
  91               108 Sagamore Road Corp.                           14,600,000      17.1%            8,550,000      29.2%
  92               351 Marine Owners Corp.                            8,950,000      27.8%            6,100,000      40.8%
  96               Colorado Owners, Inc.                             15,735,000      13.8%           13,100,000      16.5%
  97               22579 Owners Corp.                                19,410,000      11.1%           10,100,000      21.3%
  98               140 Nassau Residence Corp.                        24,600,000      8.5%            15,200,000      13.8%
  101              Lincoln Gardens Owners, Inc.                       9,470,000      21.1%            6,470,000      30.8%
  111              Osse, Inc.                                        21,650,000      8.5%            17,900,000      10.3%
  113              20 West 77th Street Corp.                         31,900,000      5.6%            11,040,000      16.3%
  115              Lafayette Town Houses, Inc.                        6,205,000      27.9%            3,000,000      57.7%
  118              Warner House Owners Corp.                         10,000,000      16.5%            7,200,000      22.9%
  119              Heritage House Owners Corp.                        5,650,000      29.2%            3,300,000      49.9%
  120              Linden Hill No. 2 Cooperative Corp.               28,970,000      5.5%            27,740,000      5.8%
  121              Ten West Eighty-Six Corp.                         33,700,000      4.7%            19,800,000      8.1%
  123              Salisbury Point Cooperative, Inc.                 27,990,000      5.7%            24,200,000      6.5%
  126              609 West Owners Corp.                             17,390,000      8.8%            11,000,000      14.0%
  127              30-40 Fleetwood Avenue Apartment Corp.             7,000,000      21.4%            7,340,000      20.4%
  130              99th Riverside Housing Corp.                      18,230,000      7.8%             9,600,000      14.9%
  131              494 Ocean Harbor View Apartment Corp.              3,650,000      38.1%            2,800,000      49.6%
  133              Broad Hollow Owners, Inc.                          4,190,000      31.2%            3,500,000      37.4%
  136              21 Chapel Owners Corp.                            12,975,000      10.0%            8,300,000      15.6%
  137              75 Central Park West Corporation                 105,280,000      1.2%            39,700,000      3.2%
  140              2020 Avenue V Apartment Corp.                      4,330,000      28.8%            3,250,000      38.3%
  141              Five-One-Five Owners, Inc.                        13,550,000      9.2%             9,440,000      13.2%
  142              Orienta Owners, Inc.                              11,080,000      11.2%            7,840,000      15.8%
  145              220 East 87 Owners Corp.                           6,570,000      16.7%            5,500,000      20.0%
  146              228 West 10th St. Owners Corp.                     2,230,000      49.1%            1,730,000      63.3%
  147              Princeton Owners Corp.                             4,270,000      25.6%            4,220,000      25.9%
  148              New England Towne Houses                          13,430,000      8.1%             8,000,000      13.7%
  149              126 Riverside Drive Corp.                         11,400,000      9.5%             6,000,000      18.1%
  152              100 Randall Avenue Owners Corp.                    3,000,000      33.3%            3,000,000      33.3%
  153              Broadwood Acres Tenants Corp.                      4,170,000      23.9%            2,960,000      33.7%
  154              38-50 West 9th Street Corp.                       50,610,000      2.0%            27,500,000      3.6%
  156              48th Street Owners Corp.                          19,170,000      5.2%            12,070,000      8.2%
  157              Village Gardens Tenants Corp.                      5,020,000      18.7%            4,900,000      19.2%
  158              Kelmscott Apartments, Inc.                        23,250,000      3.9%            10,160,000      8.9%
  162              252 West 85th Residents Corp.                     30,600,000      2.6%            19,900,000      4.0%
  164              48 Tenants Corp.                                  12,720,000      5.9%             8,670,000      8.7%
  167              445 East 78th Street Owners Corp.                $ 2,560,000      29.2%          $ 2,350,000      31.8%
  168              Carlton Terrace Corp.                              5,900,000      12.6%            3,400,000      21.9%
  170              140 West 74 Street Corporation                    10,185,000      6.9%             8,000,000      8.8%
  172              37 Apartments Corp.                               44,400,000      1.6%            22,500,000      3.1%
  173              162 East 91st Street Owners, Inc.                  5,135,000      13.1%            3,410,000      19.7%
  174              521 East 83rd St. Corp.                            3,720,000      17.4%            2,270,000      28.6%
  177              East Hampton Mews Tenants Corp.                   10,660,000      5.6%             8,800,000      6.8%
  178              49 West 9th Street Corp.                           6,540,000      9.1%             3,800,000      15.7%
  179              147 West 22 St. Corp.                             16,830,000      3.5%             9,380,000      6.4%
  180              7123 Third Avenue Corp.                            2,660,000      22.4%            1,750,000      34.1%
  181              916 Union Street Apartments Inc.                   5,428,000      10.8%            2,510,000      23.4%
  183              Capri Owners, Inc.                                 2,960,000      16.9%            2,240,000      22.3%
  184              The Leroy Owners Corporation                       3,395,000      11.6%            2,990,000      13.2%
  185              99 State Associates Inc.                           4,590,000      8.0%             2,250,000      16.4%
  186              West 70th Owners Corp.                             5,560,000      6.4%             2,200,000      16.3%
  187              2854 Connecticut Avenue Cooperative, Inc.          1,990,000      16.5%              855,000      38.5%
  188              Seventy-Eight Tenants Corporation                  3,940,000      7.6%             2,460,000      12.2%
  189              La Salle Town Houses Cooperative Association       5,863,000      4.6%             2,260,000      12.0%
  190              125 Greene Street Corp.                            6,770,000      3.8%             5,540,000      4.7%
  191              421 East 84th St. Apts. Inc.                       3,260,000      8.0%             2,670,000      9.7%
  192              839 Carroll Owners, Inc.                           2,560,000      10.1%            1,300,000      19.8%
  193              URBS Nova Cooperative, Inc.                        3,170,000      7.9%             2,150,000      11.6%
  194              M & A Residences, Inc.                             5,970,000      4.2%             4,200,000      5.9%
  195              21 & 23 Bethune St. Tenants Corporation            3,150,000      7.9%             2,240,000      11.1%
  196              159 West 74th Street Tenants' Corporation          4,500,000      5.5%             2,590,000      9.6%
  197              24 West 70th Street Apartment Corp.                2,265,000      10.8%            1,320,000      18.5%
  198              454 Third Street Tenants Corp.                     3,835,000      6.1%             2,220,000      10.5%
  199              50 8th Ave. Tenants Corp.                          2,460,000      9.3%             1,400,000      16.4%
  200              115-36 Owners Corp.                                2,325,000      9.6%             1,800,000      12.4%
  201              145 West 80th Street Apartment Corp.               2,510,000      8.5%             1,970,000      10.8%
  202              712-8 Housing Corporation                          3,444,000      5.8%             1,980,000      10.1%
  203              Baltictown, Inc.                                   5,290,000      3.8%             3,130,000      6.4%
  204              153 Lafayette Co-op Corp.                          1,775,000      7.6%               830,000      16.2%


                              Sponsor                         Investor    Cooperative  Cooperative   Cooperative     Cooperative
        Sponsor   Sponsor      Carry      Investor Investor    Carry        Owned         Owned      Commercial      Conversion
   #     UNITS    PERCENT      AMOUNT      UNITS    PERCENT    AMOUNT       UNITS        PERCENT    SQUARE FOOTAGE      YEAR
   -     -----    -------      ------      -----    -------    ------       -----        -------    --------------      ----
  24      120      48.4%      $932,046       0       0.0%        $0           0           0.0%            0             1982
  26       50      13.3%      $69,132       56       14.9%    $241,488        0           0.0%            0             1986
  28       10       6.6%      $63,671        0       0.0%        $0           0           0.0%           N/A            1985
  34       2        0.7%         $0          0       0.0%        $0           0           0.0%            0             1982
  37       0        0.0%         $0         38       15.1%       $0           0           0.0%            0             1984
  39       0        0.0%         $0         39       24.5%    $38,507         0           0.0%            0             1982
  54       0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1968
  55       0        0.0%         $0          0       0.0%     $90,549         0           0.0%          4,975           1981
  56       7        7.8%     ($47,171)       0       0.0%        $0           0           0.0%          7,000           1981
  61       0        0.0%         $0          2       2.1%        $0           0           0.0%            0             1983
  62       0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1982
  67       0        0.0%         $0          0       0.0%        $0           0           0.0%         30,000           1980
  68       8        9.3%      $131,301       0       0.0%        $0           0           0.0%            0             1980
  69       0        0.0%         $0          0       0.0%        $0           0           0.0%         19,800           1982
  72       0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1966
  78       0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1954
  80       18      14.1%      $35,997        2       1.6%     ($4,611)        0           0.0%            0             1981
  85       2        5.0%     ($23,116)       4       10.0%       $0           0           0.0%            0             1978
  86       18      20.9%      $20,092        0       0.0%        $0           0           0.0%            0             1984
  88       0        0.0%         $0         42       36.5%    $145,022        0           0.0%            0             1986
  89       2        1.9%        N/A          0       0.0%        $0           0           0.0%          6,740           1979
  90       0        0.0%         $0          0       0.0%        $0           0           0.0%          4,830           1954
  91       0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1981
  92       57      55.3%      $176,912       0       0.0%        $0           0           0.0%            0             1984
  96       86      64.7%      $442,366       0       0.0%        $0           0           0.0%            0             1985
  97       17      24.6%      $77,238        0       0.0%        $0           0           0.0%           N/A            1985
  98       0        0.0%         $0          0       0.0%        $0           0           0.0%          5,841           1980
  101     121      72.0%      $268,309       0       0.0%        $0           0           0.0%            0             1989
  111      45      40.2%      $275,000       0       0.0%        $0           0           0.0%          3,050           1986
  113      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1969
  115      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1959
  118      47      47.5%      $200,824       0       0.0%        $0           0           0.0%            0             1984
  119      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1981
  120      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1953
  121      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1969
  123      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1963
  126      15      24.2%     ($32,907)       0       0.0%        $0           0           0.0%            0             1988
  127      36      32.7%      $135,853       0       0.0%        $0           0           0.0%            0             1982
  130      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1982
  131      3        5.4%      ($6,289)      12       21.4%     $4,047         2           3.6%            0             1989
  133      31      59.6%      $118,351       5       9.6%     $43,517         0           0.0%            0             1988
  136      8       19.0%       $4,800        0       0.0%        $0           0           0.0%            0             1985
  137      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1928
  140      19      38.8%      $61,341        0       0.0%        $0           0           0.0%            0             1983
  141      0        0.0%         $0          0       0.0%        $0           7           10.3%           0             1989
  142      17      38.6%     ($30,004)       0       0.0%        $0           0           0.0%            0             1988
  145      6       15.8%       $2,170        0       0.0%        $0           0           0.0%            0             1985
  146      6       100.0%     $45,186        0       0.0%        $0           0           0.0%            0             1986
  147      10      22.7%      $38,014        0       0.0%        $0           0           0.0%            0             1986
  148      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1963
  149      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1984
  152      36      81.8%      $210,275       0       0.0%        $0           0           0.0%            0             1989
  153      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1986
  154      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1975
  156      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1982
  157      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1983
  158      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1971
  162      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1979
  164      0        0.0%         $0          0       0.0%        $0           0           0.0%          3,500           1975
  167      0        0.0%         $0         10       66.7%    $98,630         0           0.0%           800            1984
  168      1        3.6%         $0          0       0.0%        $0           0           0.0%            0             1978
  170      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1978
  172      6       19.4%     ($21,303)       0       0.0%        $0           0           0.0%            0             1974
  173      1        5.0%      $11,400        0       0.0%        $0           0           0.0%            0             1986
  174      3       20.0%      $19,905        0       0.0%        $0           0           0.0%            0             1989
  177      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1976
  178      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1981
  179      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1976
  180      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1989
  181      4       17.4%      ($9,875)       0       0.0%        $0           0           0.0%            0             1987
  183      20      55.6%      $120,245       0       0.0%        $0           0           0.0%            0             1985
  184      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1985
  185      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1971
  186      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1979
  187      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1996
  188      0        0.0%         $0          2       13.3%       $0           0           0.0%            0             1982
  189      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1966
  190      0        0.0%         $0          0       0.0%        $0           0           0.0%          2,000           1983
  191      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1977
  192      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1981
  193      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1965
  194      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1983
  195      1       11.1%         $0          0       0.0%        $0           0           0.0%            0             1979
  196      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1971
  197      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1978
  198      1       12.5%       $2,220        0       0.0%        $0           0           0.0%            0             1981
  199      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1979
  200      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1979
  201      3       30.0%      $17,867        0       0.0%        $0           0           0.0%            0             1973
  202      1       12.5%        $816         0       0.0%        $0           0           0.0%            0             1984
  203      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1972
  204      0        0.0%         $0          0       0.0%        $0           0           0.0%            0             1988

(1)      ASSUMES A CUT-OFF DATE IN MAY 2002.
(2) FOR COOPERATIVE PROPERTIES, APPRAISED VALUE AS RENTAL AND LOAN TO VALUE AS RENTAL FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

     Range of Cut-off Date Rental Basis Loan to Value Ratios for Cooperative
                                 Mortgage Loans

     Range of Cut-off Date Co-op Basis Loan to Value Ratios for Cooperative
                                 Mortgage Loans

              Sponsor Owned Units in the Cooperative Mortgage Loans

           Underlying Mortgaged Real Properties by Ownership Interest

                                      A-2-1

                                     UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                               Number of                                            Weighted
                               Underlying                         Percentage of      Average                          Weighted
                               Mortgaged      Cut-off Date           Initial        Mortgage        Weighted           Average
                                  Real          Principal         Mortgage Pool     Interest         Average        Cut-off Date
Ownership Interest             Properties      Balance (1)           Balance          Rates         U/W DSCR        LTV Ratio (1)
----------------------------------------------------------------------------------------------------------------------------------
Fee                               206           $ 909,485,923         99.06%         7.294%           3.14x             60.0%
Leasehold                          2                8,652,029          0.94%         7.934%           1.41              63.3%

                              ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           208           $ 918,137,952         100.0%         7.300%           3.12X             60.0%
                              ====================================================================================================


(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.

                                                       MORTGAGE INTEREST RATES


                                                                                           Weighted
                                         Number of                        Percentage of     Average                   Weighted
                                         Underlying     Cut-off Date         Initial       Mortgage     Weighted       Average
               Range of                   Mortgage       Principal        Mortgage Pool    Interest     Average     Cut-off Date
        Mortgage Interest Rates            Loans        Balance (1)          Balance         Rate       U/W DSCR    LTV Ratio (1)
-----------------------------------------------------------------------------------------------------------------------------------
     6.140%          -        6.500%         16            $  38,571,687      4.20%         6.360%       11.24x         10.5%
     6.501%          -        6.650%         9                24,359,756      2.65%         6.580%        7.81           9.7%
     6.651%          -        6.750%         18               66,586,716      7.25%         6.735%        5.92          42.7%
     6.751%          -        7.000%         31               68,589,991      7.47%         6.893%        6.68          28.4%
     7.001%          -        7.150%         22               62,524,313      6.81%         7.091%        7.03          49.9%
     7.151%          -        7.250%         14              114,335,410     12.45%         7.226%        1.48          73.3%
     7.251%          -        7.350%         18               90,517,837      9.86%         7.294%        1.42          72.5%
     7.351%          -        7.500%         22              216,085,499     23.54%         7.396%        1.42          71.3%
     7.501%          -        7.650%         16               59,964,464      6.53%         7.579%        1.41          66.1%
     7.651%          -        7.900%         17              102,637,749     11.18%         7.752%        1.42          70.9%
     7.901%          -        8.150%         11               58,712,151      6.39%         8.003%        1.57          67.8%
     8.151%          -        8.250%         4                 6,098,778      0.66%         8.205%        1.32          64.8%
     8.251%          -        8.750%         6                 9,153,602      1.00%         8.480%        1.38          65.1%

                                         ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     204            $ 918,137,952    100.00%         7.300%        3.12X         60.0%
                                         ==========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:            8.750%
MINIMUM MORTGAGE INTEREST RATE:            6.140%
WTD. AVG. MORTGAGE INTEREST RATE:          7.300%

(1) ASSUMES A CUT-OFF DATE IN MAY 2002.

                                             CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                     Weighted
                                      Number of                      Percentage of    Average                   Weighted
                                      Underlying   Cut-off Date         Initial      Mortgage     Weighted       Average
          Range of Cut-off Da te       Mortgage     Principal        Mortgage Pool   Interest     Average     Cut-off Date
           Principal Balances           Loans      Balance (1)          Balance        Rate       U/W DSCR    LTV Ratio (1)
---------------------------------------------------------------------------------------------------------------------------------
      $134,508  -      500,000           22           $  5,968,242      0.65%        6.922%       8.82x           8.8%
       500,001  -    1,000,000           33             25,201,076      2.74%        7.237%        8.00          36.3%
     1,000,001  -    1,500,000           26             32,577,871      3.55%        7.177%        4.82          42.8%
     1,500,001  -    2,000,000           27             48,015,022      5.23%        7.319%        4.24          50.8%
     2,000,001  -    2,500,000           11             24,742,326      2.69%        7.121%        7.64          39.3%
     2,500,001  -    3,000,000           13             36,872,413      4.02%        7.199%       10.06          43.1%
     3,000,001  -    4,000,000           12             41,289,140      4.50%        7.320%        5.06          44.4%
     4,000,001  -    5,000,000           10             45,067,989      4.91%        7.090%        6.27          39.4%
     5,000,001  -    7,500,000           19            122,272,728     13.32%        7.345%        2.13          61.5%
     7,500,001  -   10,000,000           11             94,072,242     10.25%        7.103%        2.87          57.2%
    10,000,001  -   20,000,000           13            177,876,728     19.37%        7.500%        1.39          69.4%
    20,000,001  -   30,000,000           2              45,881,831      5.00%        7.229%        1.34          78.2%
    30,000,001  -   40,000,000           2              70,895,222      7.72%        7.190%        2.02          70.0%
    40,000,001  -   50,000,000           2              92,405,125     10.06%        7.384%        1.58          66.8%
    50,000,001  -  $55,000,000           1              55,000,000      5.99%        7.380%        1.24          75.9%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 204          $ 918,137,952    100.00%        7.300%        3.12X         60.0%
                                      ===========================================================================================


MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):             $55,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):                $134,508
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):              $4,500,676

(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.

                                                    ORIGINAL AMORTIZATION TERMS


                                                                                 Weighted
                                Number of                        Percentage of    Average                  Weighted
  Range of                      Underlying     Cut-off Date         Initial      Mortgage    Weighted      Average
     Original Amortization       Mortgage       Principal        Mortgage Pool   Interest    Average     Cut-off Date
  Terms (Months)                  Loans        Balance (1)          Balance        Rate      U/W DSCR   LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------------
   Interest Only                    10            $  33,830,000      3.68%        6.723%      15.44x         7.1%
     120        -       300         49              154,759,651     16.86%        7.542%       2.92         55.2%
     301        -       350         2                13,374,880      1.46%        7.392%       1.30         72.5%
     351        -       360        116              605,489,913     65.95%        7.376%       1.89         69.3%
     361        -       720         27              110,683,508     12.06%        6.709%       6.58         31.0%

                                ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            204            $ 918,137,952    100.00%        7.300%       3.12X        60.0%
                                ========================================================================================


MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):                   720
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):                   120
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):                 365

(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.




                                          Original Terms to Stated Maturity (1)

                                                                                  Weighted
                               Number of                         Percentage of    Average                  Weighted
  Range of                     Underlying        Cut-off Date        Initial      Mortgage    Weighted      Average
  Original Terms                Mortgage          Principal       Mortgage Pool   Interest    Average    Cut-off Date
  to Stated Maturity (Months)    Loans           Balance (2)         Balance        Rate      U/W DSCR   LTV Ratio (2)
----------------------------------------------------------------------------------------------------------------------
     60         -       84         3              $  19,294,204      2.10%        7.700%       1.67x        67.7%
     85         -       120       197               881,947,460     96.06%        7.282%       3.17         60.2%
     121        -       180        4                 16,896,288      1.84%        7.773%       2.30         43.3%

                               ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           204             $ 918,137,952    100.00%        7.300%       3.12X        60.0%
                               =======================================================================================


MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (2):            180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (2):             60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (2):          120

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN MAY 2002.

                                               REMAINING AMORTIZATION TERMS (1)


                                                                                           Weighted
                                     Number of                           Percentage of      Average                   Weighted
               Range of             Underlying      Cut-off Date            Initial        Mortgage     Weighted       Average
       Remaining Amortization        Mortgage        Principal           Mortgage Pool     Interest     Average     Cut-off Date
         Terms (Months) (1)             Loans        Balance (1)             Balance          Rates      U/W DSCR    LTV Ratio (1)
-----------------------------------------------------------------------------------------------------------------------------------
 Interest Only                          10             $  33,830,000         3.68%          6.723%       15.44x         7.1%
      103         -         250         15                36,232,815         3.95%          7.370%        5.46          35.5%
      251         -         300         34               118,526,836        12.91%          7.595%        2.14          61.2%
      301         -         320          2                13,374,880         1.46%          7.392%        1.30          72.5%
      321         -         350          9                40,811,343         4.45%          7.774%        1.41          70.0%
      351         -         718         134              675,362,078        73.56%          7.243%        2.69          62.9%

                                    -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 204            $ 918,137,952       100.00%          7.300%        3.12X         60.0%
                                    ===============================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1) (2):         718
Minimum Remaining Amortization Term (Months) (1) (2):         103
Wtd. Avg. Remaining Amortization Term (Months) (1) (2):       361

(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.


                                         REMAINING TERMS TO STATED MATURITY (1)

                                                                                           Weighted
                                     Number of                           Percentage of      Average                   Weighted
              Range of              Underlying      Cut-off Date            Initial        Mortgage     Weighted       Average
          Remaining Terms            Mortgage        Principal           Mortgage Pool     Interest     Average     Cut-off Date
 to Stated Maturity (Months) (1) (2)   Loans        Balance (2)             Balance          Rates      U/W DSCR    LTV Ratio (2)
-----------------------------------------------------------------------------------------------------------------------------------
      55          -         84          4              $  20,419,225         2.22%          7.695%       1.67x          67.5%
      85          -         117         155              575,476,421        62.68%          7.304%        3.09          60.1%
      118         -         179         45               322,242,306        35.10%          7.269%        3.26          59.5%

                                    -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 204            $ 918,137,952       100.00%          7.300%       3.12X          60.0%
                                    ===============================================================================================


MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):     179
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):      55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):   116

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN MAY 2002.

   YEARS BUILT/YEARS RENOVATED (1)


                                                                                          Weighted
                                       Number of                          Percentage of    Average                  Weighted
                                       Mortgaged     Cut-off Date            Initial      Mortgage    Weighted       Average
    Range of Years                       Real          Principal          Mortgage Pool   Interest     Average    Cut-off Date
  Built/Renovated (1)                 Properties      Balance (2)            Balance        Rate      U/W DSCR    LTV Ratio (2)
---------------------------------------------------------------------------------------------------------------------------------
      1900         -         1970         24            $  58,719,593          6.40%        7.306%      10.95x         35.8%
      1971         -         1980         36               59,053,182          6.43%        7.113%       6.37          44.7%
      1981         -         1990         74              289,788,465         31.56%        7.199%       3.70          47.8%
      1991         -         2001         74              510,576,712         55.61%        7.379%       1.51          71.5%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   208           $ 918,137,952        100.00%        7.300%       3.12X         60.0%
                                      ===========================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):              2001
OLDEST YEAR BUILT/RENOVATED (1):                   1900
WTD. AVG. YEAR BUILT/RENOVATED (1):                1990

(1) YEAR BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT, THE YEAR RENOVATED, OR CO-OP CONVERSION DATE IN THE CASE OF COOPERATIVE PROPERTIES.
(2) ASSUMES A CUT-OFF DATE IN MAY 2002.


                                        OCCUPANCY RATES AT UNDERWRITING (1) (3)

                                                                                          Weighted
                                       Number of                          Percentage of    Average                  Weighted
                                       Mortgaged     Cut-off Date            Initial      Mortgage    Weighted       Average
               Range of                  Real          Principal          Mortgage Pool   Interest     Average    Cut-off Date
        Occupancy Rates at U/W        Properties      Balance (2)            Balance        Rate      U/W DSCR    LTV Ratio (2)
---------------------------------------------------------------------------------------------------------------------------------
      67%          -         85%           8            $ 76,971,355           8.38%       7.522%       1.27x         74.5%
      86%          -         90%          10              123,705,251         13.47%       7.412%       1.60          67.5%
      91%          -         93%          27              173,518,048         18.90%       7.345%       2.75          70.9%
      94%          -         95%          68              202,278,328         22.03%       6.952%       6.23          38.4%
      96%          -         97%          36               91,430,939          9.96%       7.084%       4.58          42.4%
      98%          -         100%         56              226,379,146         24.66%       7.436%       1.65          68.5%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   205           $ 894,283,066         97.40%       7.277%       3.16X         59.9%
                                      ===========================================================================================


MAXIMUM OCCUPANCY RATE AT U/W (1):       100%
MINIMUM OCCUPANCY RATE AT U/W (1):        67%
WTD. AVG. OCCUPANCY RATE AT U/W (1):      94%

(1) DOES NOT INCLUDE HOSPITALITY PROPERTIES.
(2) ASSUMES A CUT-OFF DATE IN MAY 2002.
(3) IN THE CASE OF COOPERATIVE MORTGAGED REAL PROPERTIES OCCUPANCY RATES REFLECT UNDERWRITTEN OCCUPANCY RATES.

                                      UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                                                                                       Weighted
                                    Number of                          Percentage of    Average                   Weighted
                                   Underlying     Cut-off Date            Initial      Mortgage     Weighted       Average
   Range of                         Mortgage       Principal           Mortgage Pool   Interest      Average    Cut-off Date
   U/W DSCRs                          Loans       Balance (1)             Balance        Rate       U/W DSCR    LTV Ratio (1)
-------------------------------------------------------------------------------------------------------------------------------
     1.20x        -       1.25          6           $ 127,184,259         13.85%        7.440%        1.24x         77.4%
     1.26         -       1.29         18              67,164,006          7.32%        7.468%        1.27          74.4%
     1.30         -       1.35         25             149,913,801         16.33%        7.438%        1.32          73.4%
     1.36         -       1.40         14              85,596,192          9.32%        7.460%        1.38          72.7%
     1.41         -       1.45         13              82,209,003          8.95%        7.428%        1.42          71.4%
     1.46         -       1.50         14              65,412,688          7.12%        7.451%        1.47          69.6%
     1.51         -       1.59         14              66,207,701          7.21%        7.778%        1.56          63.9%
     1.60         -       1.99          8              60,887,853          6.63%        7.346%        1.80          59.2%
     2.00         -       3.99         14              61,799,967          6.73%        6.862%        2.71          54.4%
     4.00         -       6.00         17              39,886,967          4.34%        6.673%        5.03          14.7%
     6.01         -       8.00         17              32,033,870          3.49%        6.678%        6.68          12.2%
     8.01         -      10.00         13              29,470,597          3.21%        6.808%        9.33           7.0%
     10.01        -      25.00         25              41,110,364          4.48%        6.645%       13.59           5.3%
     25.01        -      76.72x         6               9,260,684          1.01%        6.780%       50.03           1.7%

                                   --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                204          $ 918,137,952        100.00%        7.300%        3.12X         60.0%
                                   ============================================================================================

MAXIMUM U/W DSCR:                              76.72X
MINIMUM U/W DSCR:                               1.20X
WTD. AVG. U/W DSCR:                             3.12X

(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.


                                           CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)


                                                                                       Weighted
                                    Number of                          Percentage of    Average                   Weighted
                                   Underlying     Cut-off Date            Initial      Mortgage     Weighted       Average
      Range of Cut-off Date         Mortgage       Principal           Mortgage Pool   Interest      Average    Cut-off Date
     Loan-to-Value Ratios (1)         Loans       Balance (1)             Balance        Rate       U/W DSCR    LTV Ratio (1)
-------------------------------------------------------------------------------------------------------------------------------
     1.2%         -       5.0%         17           $  27,814,185          3.03%        6.727%       25.69x          3.3%
     5.1%         -       7.5%         17              37,564,606          4.09%        6.739%       11.48           6.0%
     7.6%         -      10.0%         20              21,494,251          2.34%        6.775%        9.25           8.4%
     10.1%        -      15.0%         14              43,197,069          4.70%        6.683%        5.92          12.1%
     15.1%        -      20.0%          9              19,430,887          2.12%        6.544%        5.04          17.6%
     20.1%        -      30.0%         11              16,636,144          1.81%        6.913%        3.35          26.0%
     30.1%        -      50.0%          5              19,745,381          2.15%        7.697%        1.80          45.4%
     50.1%        -      65.0%         19             137,435,253         14.97%        7.296%        1.92          61.1%
     65.1%        -      70.0%         21             111,902,993         12.19%        7.581%        1.50          68.1%
     70.1%        -      72.5%         17              75,507,951          8.22%        7.538%        1.42          71.5%
     72.6%        -      74.5%         19             139,638,644         15.21%        7.432%        1.35          73.7%
     74.6%        -      75.5%         11              48,170,929          5.25%        7.373%        1.29          74.9%
     75.6%        -      77.5%          7              91,048,909          9.92%        7.336%        1.30          76.4%
     77.6%        -      79.8%         17             128,550,748         14.00%        7.412%        1.30          78.9%

                                   --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                204          $ 918,137,952        100.00%        7.300%        3.12X         60.0%
                                   ============================================================================================


MAXIMUM CUT-OFF DATE LTV RATIO (1):             79.8%
MINIMUM CUT-OFF DATE LTV RATIO (1):             1.2%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):           60.0%

(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.

                                            MORTGAGED REAL PROPERTIES BY STATE


                                                                                       Weighted
                                  Number of                          Percentage of     Average                      Weighted
                                  Mortgaged        Cut-off Date         Initial        Mortgage      Weighted        Average
                                     Real            Principal       Mortgage Pool     Interest      Average      Cut-off Date
State                             Properties        Balance (2)         Balance          Rate        U/W DSCR     LTV Ratio (2)
---------------------------------------------------------------------------------------------------------------------------------
New York                              99          $ 238,048,185         25.93%          6.874%         8.00x          25.9%
Florida                               13            171,277,122         18.65%          7.370%         1.33           74.6%
California                            10             85,480,767          9.31%          7.597%         1.32           73.6%
       Northern California (1)        4              47,641,971          5.19%          7.603%         1.28           76.8%
       Southern California (1)        6              37,838,796          4.12%          7.589%         1.37           69.6%
Texas                                 18             66,932,920          7.29%          7.485%         1.37           74.7%
Pennsylvania                          8              56,816,532          6.19%          7.452%         1.75           61.5%
Ohio                                  7              56,024,899          6.10%          7.447%         1.35           73.1%
Michigan                              10             54,351,597          5.92%          7.305%         1.57           67.5%
Illinois                              4              27,938,192          3.04%          7.220%         1.29           77.0%
Washington                            2              20,632,802          2.25%          8.080%         1.58           67.0%
Virginia                              2              20,069,200          2.19%          7.301%         1.29           74.9%
Maryland                              4              19,847,137          2.16%          7.826%         1.31           72.1%
North Carolina                        3              14,373,146          1.57%          7.238%         1.55           69.6%
Connecticut                           4              12,373,348          1.35%          7.741%         1.39           67.0%
Minnesota                             2              11,217,376          1.22%          7.665%         1.54           72.7%
Indiana                               3              11,024,080          1.20%          7.345%         1.31           73.7%
Louisiana                             1               9,492,648          1.03%          7.290%         1.48           71.9%
New Mexico                            1               8,088,437          0.88%          7.060%         1.22           79.8%
Georgia                               3               8,036,918          0.88%          7.408%         1.39           72.7%
Wisconsin                             1               5,478,345          0.60%          7.340%         2.20           67.3%
Oregon                                2               4,188,480          0.46%          7.315%         1.37           73.5%
Arizona                               1               4,125,695          0.45%          7.190%         1.29           77.4%
Nevada                                2               3,605,942          0.39%          7.413%         1.42           67.3%
New Jersey                            1               2,875,972          0.31%          7.580%         1.44           57.5%
Massachusetts                         1               1,998,642          0.22%          7.940%         1.46           67.1%
Missouri                              1               1,194,828          0.13%          7.500%         1.31           64.6%
Kansas                                1                 995,550          0.11%          7.350%         1.37           74.0%
Rhode Island                          1                 746,672          0.08%          6.800%         1.56           74.7%
New Hampshire                         2                 573,448          0.06%          7.420%         1.59           64.1%
District of Columbia                  1                 329,072          0.04%          7.140%         3.17           16.5%

                                 ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              208          $ 918,137,952        100.00%          7.300%         3.12X          60.0%
                                 ================================================================================================

(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.
(2) ASSUMES A CUT-OFF DATE IN MAY 2002.



                                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE


                                                                                       Weighted
                                  Number of                          Percentage of     Average                      Weighted
                                  Underlying       Cut-off Date         Initial        Mortgage      Weighted        Average
                                   Mortgage          Principal       Mortgage Pool     Interest      Average      Cut-off Date
Loan Type                           Loans           Balance (1)         Balance          Rate        U/W DSCR     LTV Ratio (1)
---------------------------------------------------------------------------------------------------------------------------------
Balloon                              181          $ 707,623,297         77.07%          7.324%        2.84x           61.8%
ARD                                   6             159,057,499         17.32%          7.265%         1.82           65.5%
Interest Only                         10             33,830,000          3.68%          6.723%        15.44           7.1%
Fully Amortizing                      7              17,627,156          1.92%          7.744%         2.55           41.7%

                                 ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              204          $ 918,137,952        100.00%          7.300%         3.12X          60.0%
                                 ================================================================================================


(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.

                                     MORTGAGED REAL PROPERTIES BY PROPERTY TYPE


                                                                                                Weighted
                                                  Number of                      Percentage of   Average                Weighted
                                                  Mortgaged    Cut-off Date         Initial     Mortgage   Weighted      Average
                                                    Real        Principal        Mortgage Pool  Interest    Average   Cut-off Date
Property Type                                    Properties    Balance (1)          Balance       Rate     U/W DSCR   LTV Ratio (1)
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily                                          129          $ 379,388,185      41.32%      7.061%      5.39x        47.1%
Office                                               28             240,029,628      26.14%      7.313%      1.58         70.1%
Retail                                               21             183,405,886      19.98%      7.476%      1.44         70.3%
Mixed Use                                             9              40,593,983      4.42%       7.806%      1.46         61.4%
Industrial                                            9              24,406,613      2.66%       7.442%      1.60         67.6%
Hotel                                                 3              23,854,886      2.60%       8.170%      1.57         65.1%
Self Storage                                          5              20,398,163      2.22%       7.833%      1.33         71.0%
Manufactured Housing                                  4               6,060,608      0.66%       7.275%      1.53         65.6%

                                              -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              208          $ 918,137,952     100.00%      7.300%      3.12X        60.0%
                                              =====================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.



                                MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE


                                                                                                Weighted
                                                  Number of                      Percentage of   Average                Weighted
                                                  Mortgaged    Cut-off Date         Initial     Mortgage   Weighted      Average
                                                    Real        Principal        Mortgage Pool  Interest    Average   Cut-off Date
Property Type            Property Sub-type       Properties    Balance (1)          Balance       Rate     U/w Dscr   Ltv Ratio (1)
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily
                         Rental                      37           $ 208,460,978      22.70%      7.331%      1.34x        76.2%
                         Cooperative                 92           $ 170,927,206      18.62%      6.731%      10.34        11.6%

                                              -------------------------------------------------------------------------------------
Total/Weighted Average:                              129          $ 379,388,185      41.32%      7.061%      5.39X        47.1%
                                              =====================================================================================

Retail
                         Anchored (2)                12           $ 150,162,712      16.36%      7.452%      1.46x        70.0%
                         Unanchored                   9              33,243,174      3.62%       7.581%      1.33         71.5%

                                              -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              21           $ 183,405,886      19.98%      7.476%      1.44X        70.3%
                                              =====================================================================================

HOTEL
                         Full Service                 2            $ 20,632,802      2.25%       8.080%      1.58x        67.0%
                         Limited Service              1               3,222,084      0.35%       8.750%      1.53         52.8%

                                              -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               3            $ 23,854,886      2.60%       8.170%      1.57X        65.1%
                                              =====================================================================================


(1)  Assumes a Cut-off Date in May 2002.
(2)  Includes shadow anchored properties.

                                        PREPAYMENT PROVISION AS OF CUT-OFF DATE


                                                                                           Weighted      Weighted
                                                                                           Average        Average
                                                                          Percentage of   Remaining      Remaining
        Range of                          Number of       Cut-off Date       Initial       Lockout        Lockout
  Remaining Terms to                       Mortgage        Principal      Mortgage Pool     Period    Plus Ym Period
Stated Maturity (Years)                     Loans         Balance (1)        Balance       (Years)        (Years)
-----------------------------------------------------------------------------------------------------------------------
 2.00               -             4.99        2          $  13,815,859         1.50%           4.4           4.4
 5.00               -             9.49        38            99,179,350        10.80%           8.6           8.6
 9.50               -             9.99       159           782,264,456        85.20%           9.1           9.4
10.00               -            10.99        1              5,982,000         0.65%           9.8           9.8
11.00               -            20.00        4             16,896,288         1.84%          14.5          14.5

                                          -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      204         $ 918,137,952       100.00%           9.1           9.3
                                          =============================================================================

                                               Weighted
                                                Average            Weighted
                                               Remaining           Average
        Range of                            Lockout Plus Ym       Remaining
  Remaining Terms to                      Plus Premium Period      Maturity
Stated Maturity (Years)                         (Years)          (Years) (2)
-------------------------------------------------------------------------------
 2.00               -             4.99             4.4                 4.7
 5.00               -             9.49             8.7                 8.9
 9.50               -             9.99             9.4                 9.7
10.00               -            10.99             9.8                10.0
11.00               -            20.00            14.6                14.9

                                          -------------------------------------
TOTAL/WEIGHTED AVERAGE:                            9.4                9.7
                                          =====================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.


                                                          PREPAYMENT OPTION

                                                                                           Weighted      Weighted
                                                                                           Average        Average
                                                                          Percentage of   Remaining      Remaining
                                          Number of       Cut-off Date       Initial       Lockout        Lockout
                                           Mortgage        Principal      Mortgage Pool     Period    Plus Ym Period
         Prepayment Option                  Loans         Balance (1)        Balance       (Years)        (Years)
-----------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                         178         $ 849,095,479        92.48%          9.4            9.4
Lockout / Yield Maintenance                   11            39,064,409         4.25%          3.4            9.3
Lockout / Penalty                             13            26,215,024         2.86%          8.3            8.3
Yield Maintenance                             1              1,921,047         0.21%          0.0            9.6
Lockout / Yield Maintenance / Penalty         1              1,841,993         0.20%          3.6            6.5

                                          -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      204         $ 918,137,952       100.00%          9.1            9.3
                                          =============================================================================

                                               Weighted
                                                Average            Weighted
                                               Remaining           Average
                                            Lockout Plus Ym       Remaining
                                          Plus Premium Period      Maturity
         Prepayment Option                      (Years)          (Years) (2)
-------------------------------------------------------------------------------
Lockout / Defeasance                               9.4                9.7
Lockout / Yield Maintenance                        9.3                9.7
Lockout / Penalty                                  9.6                9.8
Yield Maintenance                                  9.6                9.8
Lockout / Yield Maintenance / Penalty              9.1                9.6

                                          -------------------------------------
TOTAL/WEIGHTED AVERAGE:                            9.4                9.7
                                          =====================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                           MORTGAGE POOL PREPAYMENT PROFILE (1)


                                              Number of
                        Months Since          Mortgage           Outstanding            % of Pool           Yield
       Date             Cut-off Date            Loans           Balance (mm)             Lockout         Maintenance
-------------------------------------------------------------------------------------------------------------------------
      MAY-02                 0                   204               $ 918.1                99.8%             90.2%

      May-03                 12                  204               $ 909.7                99.7%             90.3%

      May-04                 24                  204               $ 900.5                98.9%             91.1%

      May-05                 36                  204               $ 890.5                98.5%             81.5%

      May-06                 48                  204               $ 879.6                95.6%             84.4%

      May-07                 60                  202               $ 854.8                95.3%             84.7%

      May-08                 72                  201               $ 841.5                95.4%             84.6%

      May-09                 84                  200               $ 823.4                95.4%             84.4%

      May-10                 96                  200               $ 809.2                95.2%             84.4%

      May-11                108                  197               $ 776.4                89.1%             74.5%

      May-12                120                   4                $   7.8               100.0%              0.0%

      May-13                132                   4                $   6.5               100.0%              0.0%

      May-14                144                   4                $   5.0                96.6%              0.0%

      May-15                156                   4                $   3.4                96.6%              0.0%

      May-16                168                   4                $   1.7                96.6%              0.0%



                         Prepayment        % of Pool
       Date               Premium             Open              Total
-----------------------------------------------------------------------------
      MAY-02                0.0%              0.0%             100.0%

      May-03                0.0%              0.0%             100.0%

      May-04                0.0%              0.0%             100.0%

      May-05                0.0%              0.0%             100.0%

      May-06                0.0%              0.0%             100.0%

      May-07                0.0%              0.0%             100.0%

      May-08                0.0%              0.0%             100.0%

      May-09                0.2%              0.0%             100.0%

      May-10                0.4%              0.0%             100.0%

      May-11                2.9%              3.5%             100.0%

      May-12                0.0%              0.0%             100.0%

      May-13                0.0%              0.0%             100.0%

      May-14                3.4%              0.0%             100.0%

      May-15                3.4%              0.0%             100.0%

      May-16                3.4%              0.0%             100.0%


(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

                     RANGE OF CUT-OFF DATE RENTAL BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE MORTGAGE LOANS (1)

                                                                                                   Weighted
                         Range of         Number of                            Percentage of       Average
                          Cut-off         Underlying       Cut-off Date           Initial          Mortgage         Weighted
                       Rental Basis        Mortgage         Principal          Mortgage Pool       Interest         Average
                          LTV (1)           Loans          Balance (1)            Balance            Rate           U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
       1.6%         -         9.9%            25             $  38,783,007         4.22%            6.666%           23.06x
      10.0%         -        19.9%            38                68,068,641         7.41%            6.753%            8.52
      20.0%         -        29.9%            15                44,910,834         4.89%            6.646%            5.28
      30.0%         -        63.3%            14                19,164,724         2.09%            6.983%            2.91

                                         ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       92             $ 170,927,206        18.62%            6.731%           10.34X
                                         ==========================================================================================

                                           Weighted               Weighted
                         Range of           Average               Average
                          Cut-off         Cut-off Date         Cut-off Date
                       Rental Basis       Co-op Basis          Rental Basis
                          LTV (1)        LTV Ratio (1)         LTV Ratio (1)
--------------------------------------------------------------------------------
       1.6%         -         9.9%            4.1%                 6.7%
      10.0%         -        19.9%            8.4%                 15.1%
      20.0%         -        29.9%           15.3%                 24.1%
      30.0%         -        63.3%           29.1%                 41.2%

                                         ---------------------------------------
TOTAL/WEIGHTED AVERAGE:                      11.6%                 18.5%
                                         =======================================



MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):              63.3%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):               1.6%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):            18.5%

(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.


                      RANGE OF CUT-OFF DATE CO-OP BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE MORTGAGE LOANS (1)

                                                                                                   Weighted
                         Range of         Number of                            Percentage of       Average
                          Cut-off         Underlying       Cut-off Date           Initial          Mortgage         Weighted
                        Co-op Basis        Mortgage         Principal          Mortgage Pool       Interest         Average
                          LTV (1)           Loans          Balance (1)            Balance            Rate           U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
       1.2%         -         9.9%            53              $ 85,581,182         9.32%            6.745%           15.60x
      10.0%         -        19.9%            24                63,919,817         6.96%            6.640%            5.69
      20.0%         -        29.9%            11                16,636,144         1.81%            6.913%            3.35
      30.0%         -        49.1%            4                  4,790,063         0.52%            7.062%            2.66

                                         ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       92             $ 170,927,206        18.62%            6.731%           10.34X
                                         ==========================================================================================


                                            Weighted             Weighted
                         Range of           Average               Average
                          Cut-off         Cut-off Date         Cut-off Date
                        Co-op Basis       Co-op Basis          Rental Basis
                          LTV (1)        LTV Ratio (1)         LTV Ratio (1)
--------------------------------------------------------------------------------
       1.2%         -         9.9%            5.7%                 10.4%
      10.0%         -        19.9%           13.8%                 22.3%
      20.0%         -        29.9%           26.0%                 37.0%
      30.0%         -        49.1%           37.7%                 46.0%

                                         ---------------------------------------
TOTAL/WEIGHTED AVERAGE:                      11.6%                 18.5%
                                         =======================================


MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):               49.1%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO (1):                1.2%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO (1):             11.6%

(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.

                                        SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                                                     Weighted
                                        Number of                                Percentage of        Average
               Percentage               Underlying             Cut-off Date         Initial          Mortgage        Weighted
              of Sponsor-                Mortgage                Principal       Mortgage Pool       Interest         Average
                    Owned Units           Loans                 Balance (1)         Balance            Rate          U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
                  0.0%                      55                  $  86,955,867        9.47%            6.803%          13.65x
    0.7%           -          9.9%          9                      32,522,368        3.54%            6.696%           7.84
    10.0%          -          19.9%         9                      16,129,984        1.76%            6.477%           6.75
    20.0%          -          29.9%         5                       8,097,437        0.88%            6.674%           7.98
    30.0%          -          39.9%         4                       4,199,219        0.46%            6.804%           5.69
    40.0%          -         100.0%         10                     23,022,331        2.51%            6.693%           5.53

                                       --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     92                  $ 170,927,206       18.62%            6.731%          10.34X
                                       ============================================================================================


                                          Weighted             Weighted            Weighted
                                          Average              Average              Average
               Percentage               Cut-off Date         Cut-off Date         Percent Of
              of Sponsor-               Co-op Basis          Rental Basis        Sponsor Owned
                    Owned Units        LTV Ratio (1)        LTV Ratio (1)            Units
-------------------------------------------------------------------------------------------------
                  0.0%                      9.1%                15.7%                0.0%
    0.7%           -          9.9%          9.7%                17.9%                5.1%
    10.0%          -          19.9%        15.8%                22.6%                14.4%
    20.0%          -          29.9%        11.0%                16.9%                22.7%
    30.0%          -          39.9%        19.9%                23.9%                36.1%
    40.0%          -         100.0%        19.3%                26.4%                56.7%

                                       ----------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    11.6%                18.5%                11.9%
                                       ==========================================================


MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:                     100.0%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):                 0.7%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:                   11.9%

(1) ASSUMES A CUT-OFF DATE IN MAY 2002.
(2) DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR OWNED UNITS.

                                     UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST


                           Number of                                                  Weighted
                           Underlying                            Percentage of         Average                        Weighted
                           Mortgaged         Cut-off Date           Initial           Mortgage        Weighted         Average
                              Real             Principal         Mortgage Pool        Interest         Average      Cut-off Date
Ownership Interest         Properties         Balance (1)           Balance             Rates         U/W DSCR      LTV Ratio (1)
----------------------------------------------------------------------------------------------------------------------------------
Fee                           206              $ 909,485,923         99.06%            7.294%           3.14x           60.0%
Leasehold                      2                   8,652,029         0.94%             7.934%           1.41            63.3%

                           -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       208              $ 918,137,952         100.0%            7.300%           3.12X           60.0%
                           =======================================================================================================


(1)  ASSUMES A CUT-OFF DATE IN MAY 2002.

                                   EXHIBIT B

                            FORM OF TRUSTEE REPORT

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


                                              DISTRIBUTION DATE STATEMENT

                                                   TABLE OF CONTENTS



                       STATEMENT SECTIONS                                                      PAGE(S)





                       Certificate Distribution Detail                                            2
                       Certificate Factor Detail                                                  3
                       Reconciliation Detail                                                      4
                       Other Required Information                                                 5
                       Ratings Detail                                                             6
                       Current Mortgage Loan and Property Stratification Tables          Mortgage Loan Detail 7 - 9   10
                       Principal Prepayment Detail                                               11
                       Historical Detail                                                         12
                       Delinquency Loan Detail                                                   13
                       Specially Serviced Loan Detail                                          14 - 15
                       Modified Loan Detail                                              Liquidated Loan Detail 16    17

                                                                                                                        Page 1 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


                DEPOSITOR
Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:       General Information Number
Phone Number:  (212) 325-2000

                                                              MASTER SERVICER

                                                      KeyCorp Real Estate Capital Markets,  Inc.
                                                      d/b/a Key Commercial Mortgage
                                                      911 Main Street, Suite 1500
                                                      Kansas City, MO 64105

                                                      Contact:      Marty O'Conner
                                                      Phone Number: (816) 221-8800

                                                                                                      MASTER & SPECIAL SERVICER

                                                                                                    National Cooperative Bank
                                                                                                    1725 Eye Street, NW
                                                                                                    Washington, DC 20006

                                                                                                    Contact:      Kathleen Luzik
                                                                                                    Phone Number: (202) 336-7633

                                                                                                                        Page 2 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


                                                                                                      SPECIAL SERVICER
                                                                                              ARCap Special Servicing, Inc.
                                                                                              5605 N. MacArthur Blvd.
                                                                                              Irving, TX 75038

                                                                                              Contact:      Chris Crouch
                                                                                              Phone Number: (972) 580-1688  Ext 30


         This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do
         so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.



                                                   CERTIFICATE DISTRIBUTION DETAIL

  Class\         CUSIP       Pass-Through    Original   Beginning     Principal     Interest      Prepayment   Realized Loss/
 Current    Subordination
Component                        Rate        Balance     Balance    Distribution  Distribution      Premium    Fund Expenses

   A-1                         0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
   A-2                         0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
   A-3                         0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    B                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
   C-1                         0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
   C-2                         0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    D                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    E                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00

  Class\    Additional Trust    Total    Ending
 Current
Component     Distribution     Balance    Level
   A-1            0.00           0.00     0.00%
   A-2            0.00           0.00     0.00%
   A-3            0.00           0.00     0.00%
    B             0.00           0.00     0.00%
   C-1            0.00           0.00     0.00%
   C-2            0.00           0.00     0.00%
    D             0.00           0.00     0.00%
    E             0.00           0.00     0.00%

                                                                                                                        Page 3 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002

  Class\         CUSIP       Pass-Through    Original   Beginning     Principal     Interest      Prepayment   Realized Loss/
 Current    Subordination
Component                        Rate        Balance     Balance    Distribution  Distribution      Premium    Fund Expenses
    F                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    G                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    H                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    J                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    K                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    L                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    M                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    N                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    O                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    R                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00
    V                          0.000000%       0.00        0.00          0.00          0.00           0.00          0.00

           Totals

  Class\    Additional Trust    Total    Ending
 Current
Component     Distribution     Balance    Level
    F             0.00           0.00     0.00%
    G             0.00           0.00     0.00%
    H             0.00           0.00     0.00%
    J             0.00           0.00     0.00%
    K             0.00           0.00     0.00%
    L             0.00           0.00     0.00%
    M             0.00           0.00     0.00%
    N             0.00           0.00     0.00%
    O             0.00           0.00     0.00%
    R             0.00           0.00     0.00%
    V             0.00           0.00     0.00%

           Totals

Class        CUSIP   Pass-Through    Original    Notional      Beginning      Notional       Interest      Prepayment     Total
                         Rate         Amount      Amount     Distribution      Premium     Distribution      Amount

 A-X                  0.000000%          0.00        0.00            0.00         0.00             0.00         0.00
A-SP                  0.000000%          0.00        0.00            0.00         0.00             0.00         0.00
 A-Y                  0.000000%          0.00        0.00            0.00         0.00             0.00         0.00


Class       Ending    Notional


 A-X
A-SP
 A-Y


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


                                                                                                                        Page 4 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


                                                CERTIFICATE FACTOR DETAIL

                                                                                Realized Loss/
Class      CUSIP    Beginning     Principal       Interest      Prepayment     Additional Trust       Ending
                     Balance    Distribution    Distribution      Premium        Fund Expenses        Balance

 A-1               0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
 A-2               0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
 A-3               0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  B                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
 C-1               0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
 C-2               0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  D                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  E                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  F                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  G                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  H                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  J                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  K                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  L                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  M                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  N                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  O                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  R                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000
  V                0.00000000     0.00000000      0.00000000     0.00000000          0.00000000    0.00000000


Class      CUSIP    Beginning      Notional        Interest     Prepayment             Ending       Notional
                     Amount      Distribution       Premium       Amount

 A-X               0.00000000     0.00000000      0.00000000    0.00000000
A-SP               0.00000000     0.00000000      0.00000000    0.00000000
 A-Y               0.00000000     0.00000000      0.00000000    0.00000000


                                                                                                                        Page 5 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


                                                  RECONCILIATION DETAIL

           ADVANCE SUMMARY                                          MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                 0.00          Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding             0.00          Less Master Servicing Fees on Delinquent Payments                  0.00
Reimbursement for Interest on P & I        0.00          Less Reductions to Master Servicing Fees                           0.00
Advances paid from general collections                   Plus Master Servicing Fees for Delinquent Payments Received        0.00
                                                         Plus Adjustments for Prior Master Servicing Calculation            0.00
Reimbursement for Interest on Servicing    0.00          Total Master Servicing Fees Collected                              0.00
Advances paid from general collections


CERTIFICATE INTEREST RECONCILIATION

              Accrued          Uncovered      Indemnification      Certificate          Unpaid         Optimal Interest    Interest
Class       Certificate       Prepayment          Expenses      Deferred Interest       Interest         Distribution     Shortfall
             Interest     Interest Shortfall                         Amount         Shortfall Amount        Amount          Amount

 A-1
 A-2
 A-3
 A-X
A-SP
 A-Y
  B
 C-1
 C-2
  D
  E

              Interest         Appraisal
Class       Distribution       Reduction
                                Amount

 A-1
 A-2
 A-3
 A-X
A-SP
 A-Y
  B
 C-1
 C-2
  D
  E


                                                                                                                        Page 6 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


  F
  G
  H
  J
  K
  L
  M
  N
  O
  V
Total


                                               OTHER REQUIRED INFORMATION

Available Distribution Amount                                0.00
Aggregate Number of Outstanding Loans                           0
Aggregate Unpaid Principal Balance of Loans                  0.00
Aggregate Stated Principal Balance of Loans                  0.00
Aggregate Amount of Servicing Fee                            0.00
Aggregate Amount of Special Servicing Fee                    0.00
Aggregate Amount of Trustee Fee                              0.00
Aggregate Amount of Primary Servicing Fee Fee                0.00
Aggregate Trust Fund Expenses                                0.00
Specially Serviced Loans not Delinquent
    Number of Outstanding Loans                                 0
    Aggregate Unpaid Principal Balance                       0.00



                                                                                                                        Page 7 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002

                                                                              Appraisal Reduction Amount

                                                                                         Appraisal   Cumulative        Most Recent
                                                                              Loan        Number      Reduction       ASER App. Red.
                                                                                          Amount       Amount              Date
















                                                                              Total


                                                                                                                        Page 8 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


                                                     RATINGS DETAIL


         Class           CUSIP               Original Ratings                         Current Ratings(1)
                                    Fitch         Moody's         S & P       Fitch        Moody's             S & P
          A-1
          A-2
          A-3
          A-X
         A-SP
          A-Y
           B
          C-1
          C-2
           D
           E
           F
           G
           H
           J
           K
           L
           M
           N
           O
           V


NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.


                                                                                                                        Page 9 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


    Fitch, Inc.
    One State Street Plaza
    New York, New York 10004
    (212) 908-0500

                                                    Moody's Investors Service
                                                    99 Church Street
                                                    New York, New York 10007
                                                    (212) 553-0300

                                                                                               Standard & Poor's Rating Services
                                                                                               55 Water Street
                                                                                               New York, New York 10041
                                                                                               (212) 438-2430



                                                                                                                       Page 10 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002

                                 CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                                 SCHEDULED BALANCE

                  Scheduled         # of     Scheduled     % of     Agg.    WAM      WAC Weighted
                   Balance          Loans     Balance      Bal.     (2)              Avg DSCR (1)








                   Totals

           See footnotes on last page of this section.

                                                                                                                       Page 11 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002

                                                                       STATE   (3)

                                              State           # of      Scheduled     % of     Agg.   WAM        WAC Weighted
                                                              Props      Balance      Bal.     (2)               Avg DSCR (1)











                                               Totals


                                                                                                                       Page 12 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002

                                  CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                    DEBT SERVICE COVERAGE RATIO  (1)

                Debt Service        # of     Scheduled     % of   Agg.    WAM      WAC  Weighted
               Coverage Ratio       Loans     Balance      Bal.   (2)              Avg DSCR (1)










                Totals


                                                                                                                       Page 13 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002

                                                        PROPERTY TYPE   (3)

                                 Property          # of      Scheduled     % of     Agg.     WAM    WAC Weighted
                                   Type            Props      Balance      Bal.     (2)             Avg DSCR (1)











                                 Totals


                                                                                                                       Page 14 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002

                                             NOTE RATE

                    Note            # of     Scheduled     % of   Agg.    WAM     WAC Weighted
                    Rate            Loans     Balance      Bal.   (2)             Avg DSCR (1)







                   Totals

           See footnotes on last page of this section.

                                                                      SEASONING
                                          Seasoning       # of      Scheduled     % of    Agg.   WAM   WAC Weighted
                                                          Loans      Balance      Bal.     (2)         Avg DSCR (1)











                                          Totals


                                                                                                                       Page 15 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002



                                 CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                        ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

            Anticipated Remaining   # of     Scheduled     % of     Agg.    WAM    WAC Weighted
                  Term (2)          Loans     Balance      Bal.     (2)            Avg DSCR (1)










                   Totals

                                                         REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                 Remaining Stated      # of      Scheduled     % of     Agg.    WAM    WAC Weighted
                                       Term            Loans      Balance      Bal.     (2)            Avg DSCR (1)










                                  Totals


                                                                                                                       Page 16 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


                        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

           Remaining Amortization   # of     Scheduled     % of    Agg.     WAM    WAC Weighted
                    Term            Loans     Balance      Bal.    (2)             Avg DSCR (1)










                   Totals

                                                                   AGE OF MOST RECENT NOI

                                 Age of most           # of      Scheduled     % of     Agg.    WAM    WAC Weighted
                                 Recent NOI            Loans      Balance      Bal.     (2)            Avg DSCR (1)










                                  Totals


                                                                                                                       Page 17 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the Maturity Date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.


                                                        MORTGAGE LOAN DETAIL

                                                                                        Anticipated            Neg.
    Loan    Number    ODCR     Property     City      State     Interest   Principal       Gross        Coupon Repayment
Reduction   Strat.    Code
                     Type (1)                        Payment     Payment                   Date               (Y/N)












Totals

                                 MORTGAGE LOAN DETAIL

            Beginning      Ending      Paid      Appraisal    Appraisal    Res.    Mod.
    Loan    Maturity        Date       Amort     Scheduled    Scheduled   Thru  Reduction
Reduction
             Balance       Balance     Date        Date        Amount      (2)     (3)












Totals


                                                                                                                       Page 18 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002

         (1) PROPERTY TYPE CODE                                        (2) RESOLUTION STRATEGY CODE
         ----------------------                 -----------------------------------------------------------------------------------
MF - Multi-Family    OF - Office                1 - Modification                   6 - DPO                 10 - Deed in Lieu Of
RT - Retail          MU - Mixed Use             2 - Foreclosure                    7 - REO                      Foreclosure
HC - Health Care     LO - Lodging               3 - Bankruptcy                     8 - Resolved            11 - Full Payoff
IN - Industrial      SS - Self Storage          4 - Extension                      9 - Pending Return      12 - Reps and Warranties
WH - Warehouse       MH - Mobile Home Park      5 - Note Sale to Master Servicer                           13 - Other or TBD
OT - Other

  (3) MODIFICATION CODE
  ---------------------
1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

                                                                                                                       Page 19 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002

                                                     PRINCIPAL PREPAYMENT DETAIL

                                                 Principal Prepayment Amount                      Prepayment Premium
Loan Number      Offering Document          Cross-Reference
                                             Payoff Amount   Curtailment Amount     Percentage Premium      Yield Maintenance Charge
















Totals

                                                                                                                       Page 20 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


                                                          HISTORICAL DETAIL


                                                      Delinquencies
Distribution       30-59 Days       60-89 Days       90 Days or More         Foreclosure            REO             Modifications
    Date         #     Balance    #     Balance    #          Balance     #         Balance     #   Balance     #           Balance













                                                          HISTORICAL DETAIL


                                   Prepayments                        Rate and Maturities
Distribution            Curtailments          Payoff         Next Weighted Avg.                 WAM
    Date             #         Amount      #     Amount      Coupon      Remit












                                                                                                                       Page 21 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


                                                       DELINQUENCY LOAN DETAIL

                  Offering       # of    Paid Through    Current     Outstanding     Status of     Resolution     Servicing
Loan Number       Document      Months       Date         P & I         P & I        Mortgage       Strategy    Transfer Date
              Cross-Reference   Delinq.                  Advances     Advances **    Loan (1)       Code  (2)














              Foreclosure     Actual          Outstanding   Bankruptcy      REO
Loan Number      Date        Principal         Servicing       Date        Date
                              Balance          Advances














Totals

                                                                                                                       Page 22 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.



                                  (1) STATUS OF MORTGAGE LOAN
                                  ---------------------------
  A - Payment Not Received           0 - Current                             4 - Assumed Scheduled Payment
      But Still in Grace Period      1 - One Month Delinquent                    (Performing Matured Balloon)
  B - Late Payment But Less          2 - Two Months Delinquent               7 - Foreclosure
      Than 1 Month Delinquent        3 - Three or More Months Delinquent     9 - REO
      Other or TBD
** Outstanding P & I Advances include the current period advance.


                               (2) RESOLUTION STRATEGY CODE
                               ----------------------------
1 - Modification              6 - DPO                                  10 - Deed In Lieu Of
2 - Foreclosure               7 - REO                                       Foreclosure
3 - Bankruptcy                8 - Resolved                             11 - Full Payoff
4 5 -  Extension Note Sale    9 - Pending Return to Master Servicer    12 13 - Reps and Warranties


                                                                                                                       Page 23 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002



                                              SPECIALLY SERVICED LOAN DETAIL - PART 1

             Offering        Servicing     Resolution                                                                        Net
 Loan         Number          Document      Transfer      Strategy     Scheduled    Property    State      Interest        Actual
Date         Maturity       Amortization
         Cross-Reference        Date         Code (1)     Balance       Type (2)                 Rate       Balance        Income













          SPECIALLY SERVICED LOAN DETAIL - PART 1

                                                    Remaining
 Loan    Operating    DSCR      Date       DSCR        Note
Date
                                           Date        Term













                                                                                                                       Page 24 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002



                                 (1) RESOLUTION STRATEGY CODE
                                 ----------------------------
1 - Modification                   6 - DPO                                 10 - Deed in Lieu Of
2 - Foreclosure                    7 - REO                                      Foreclosure
3 - Bankruptcy                     8 - Resolved                            11 - Full Payoff
4 5 - Extension Note Sale          9 - Pending Return to Master Servicer   12 13 - Reps and Warranties



      (2) PROPERTY TYPE CODE
      ----------------------
MF - Multi-Family        OF - Office
RT - Retail              MU - Mixed Use
HC - Health Care         LO - Lodging
WH - Warehouse           IN - Industrial
MH - Mobile Home Park    SS - Self Storage
                         OT - Other



                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

             Offering     Resolution    Site
Loan          Number       Document   Strategy    Inspection    Phase 1 Date   Appraisal     Appraisal
         Cross-Reference   Code (1)     Date                       Date










        SPECIALLY SERVICED LOAN DETAIL - PART 2


Loan     Value Other REO Property Revenue          Comment












                                                                                                                       Page 25 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002



                          (1) RESOLUTION STRATEGY CODE
                          ----------------------------
1 - Modification                6 - DPO                                  10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                       Foreclosure
3 - Bankruptcy                  8 - Resolved                             11 - Full Payoff
4  5 - Extension Note Sale      9 - Pending Returnto Master Servicer     12 13 - Reps and Warranties
Other or TBD


                                                                                                                       Page 26 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002



                                                        MODIFIED LOAN DETAIL

              Offering
Loan           Number          Document     Pre-Modification                    Modification Date      Modification Description
           Cross-Reference     Balance

















Totals




                                                                                                                       Page 27 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002



                                                       LIQUIDATED LOAN DETAIL

             Final Recovery        Offering                                                          Gross Proceeds     Aggregate
   Loan          Number         Determination     Document    Appraisal      Date        Appraisal        Value          Actual
Liquidation    Liquidation        as a % of       Realized       Loss      by Seller
                   Date        Cross-Reference                                                       Actual Balance     Expenses *









  Current Total
Cumulative Total


                     LIQUIDATED LOAN DETAIL

                Net        Net Proceeds                 Repurchased
   Loan       Balance          Gross        Proceeds     as a % of
Liquidation
             Proceeds     Actual Balance                   (Y/N)










  Current Total
Cumulative Total


                                                                                                                       Page 28 of 29

Copyright 1997, Wells Fargo Bank Minnesota, N.A.

  [WELL FARGO LOGO]
                                                                                          For Additional Information, please contact
                                   CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.            CTSLink Customer Service
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
                                                     (301) 815-6600
                                                                                                   CORPORATE TRUST SERVICES
WELLS FARGO BANK MINNESOTA, N.A.
@ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                             SERIES 2002-CKN2                              PAYMENT DATE:  06/17/2002
COLUMBIA, MD 21045                                                                                RECORD DATE:   05/31/2002


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


                                                                                                                       Page 29 of 29

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                             CLASS A-1 CERTIFICATES

                                  PREPAYMENTS
                                  -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
May 2003..................................         86%             86%             86%             86%             86%
May 2004..................................         70%             70%             70%             70%             70%
May 2005..................................         53%             53%             53%             53%             53%
May 2006..................................         35%             35%             35%             35%             35%
May 2007 and thereafter...................          0%              0%              0%              0%              0%

WEIGHTED AVERAGE LIFE (IN YEARS)                    3.0             3.0             3.0             3.0             3.0



                             CLASS A-2 CERTIFICATES

                                  PREPAYMENTS
                                  -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
May 2003..................................        100%            100%            100%            100%            100%
May 2004..................................        100%            100%            100%            100%            100%
May 2005..................................        100%            100%            100%            100%            100%
May 2006..................................        100%            100%            100%            100%            100%
May 2007..................................         96%             96%             96%             96%             96%
May 2008..................................         85%             85%             85%             85%             85%
May 2009..................................         69%             69%             69%             69%             68%
May 2010..................................         57%             57%             56%             56%             55%
May 2011..................................         29%             23%             17%             10%              0%
May 2012 and thereafter...................          0%              0%              0%              0%              0%

Weighted average life (in years)                    7.8             7.8             7.7             7.7             7.5

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                             CLASS A-3 CERTIFICATES

                                  PREPAYMENTS
                                  -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
May 2003..................................        100%            100%            100%            100%            100%
May 2004..................................        100%            100%            100%            100%            100%
May 2005..................................        100%            100%            100%            100%            100%
May 2006..................................        100%            100%            100%            100%            100%
May 2007..................................        100%            100%            100%            100%            100%
May 2008..................................        100%            100%            100%            100%            100%
May 2009..................................        100%            100%            100%            100%            100%
May 2010..................................        100%            100%            100%            100%            100%
May 2011..................................        100%            100%            100%            100%             97%
May 2012 and thereafter...................          0%              0%              0%              0%              0%

Weighted average life (in years)                    9.7             9.6             9.6             9.6             9.4



                              CLASS B CERTIFICATES

                                  PREPAYMENTS
                                  -----------

FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
May 2003..................................        100%            100%            100%            100%            100%
May 2004..................................        100%            100%            100%            100%            100%
May 2005..................................        100%            100%            100%            100%            100%
May 2006..................................        100%            100%            100%            100%            100%
May 2007..................................        100%            100%            100%            100%            100%
May 2008..................................        100%            100%            100%            100%            100%
May 2009..................................        100%            100%            100%            100%            100%
May 2010..................................        100%            100%            100%            100%            100%
May 2011..................................        100%            100%            100%            100%            100%
May 2012 and thereafter...................          0%              0%              0%              0%              0%

Weighted average life (in years)                    9.9             9.9             9.8             9.8             9.7

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                             CLASS C-1 CERTIFICATES

                                  PREPAYMENTS
                                  -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
May 2003..................................        100%            100%            100%            100%            100%
May 2004..................................        100%            100%            100%            100%            100%
May 2005..................................        100%            100%            100%            100%            100%
May 2006..................................        100%            100%            100%            100%            100%
May 2007..................................        100%            100%            100%            100%            100%
May 2008..................................        100%            100%            100%            100%            100%
May 2009..................................        100%            100%            100%            100%            100%
May 2010..................................        100%            100%            100%            100%            100%
May 2011..................................        100%            100%            100%            100%            100%
May 2012 and thereafter...................          0%              0%              0%              0%              0%

Weighted average life (in years)                    9.9             9.9             9.9             9.9             9.7


                             CLASS C-2 CERTIFICATES

                                  PREPAYMENTS
                                  -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
May 2003..................................        100%            100%            100%            100%            100%
May 2004..................................        100%            100%            100%            100%            100%
May 2005..................................        100%            100%            100%            100%            100%
May 2006..................................        100%            100%            100%            100%            100%
May 2007..................................        100%            100%            100%            100%            100%
May 2008..................................        100%            100%            100%            100%            100%
May 2009..................................        100%            100%            100%            100%            100%
May 2010..................................        100%            100%            100%            100%            100%
May 2011..................................        100%            100%            100%            100%            100%
May 2012 and thereafter...................          0%              0%              0%              0%              0%

Weighted average life (in years)                    9.9             9.9             9.9             9.9             9.7

         Percentage of Initial Total Principal Balance Outstanding For:
         --------------------------------------------------------------

                              CLASS D CERTIFICATES

                                  PREPAYMENTS
                                  -----------


FOLLOWING THE DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------             ------         -------         -------         -------         --------
Issue Date................................        100%            100%            100%            100%            100%
May 2003..................................        100%            100%            100%            100%            100%
May 2004..................................        100%            100%            100%            100%            100%
May 2005..................................        100%            100%            100%            100%            100%
May 2006..................................        100%            100%            100%            100%            100%
May 2007..................................        100%            100%            100%            100%            100%
May 2008..................................        100%            100%            100%            100%            100%
May 2009..................................        100%            100%            100%            100%            100%
May 2010..................................        100%            100%            100%            100%            100%
May 2011..................................        100%            100%            100%            100%            100%
May 2012 and thereafter...................          0%              0%              0%              0%              0%

Weighted average life (in years)                    9.9             9.9             9.9             9.9             9.7

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

       DISTRIBUTION DATE          REFERENCE RATE          DISTRIBUTION DATE           REFERENCE RATE
       -----------------          --------------          -----------------           --------------
           June 2002                     7.36371%          December 2005                     7.14604%
           July 2002                     7.14818            January 2006                     7.14596
          August 2002                    7.36364           February 2006                     7.14591
        September 2002                   7.36362             March 2006                      7.14647
         October 2002                    7.14808             April 2006                      7.36106
         November 2002                   7.36354              May 2006                       7.14567
         December 2002                   7.14801             June 2006                       7.36091
         January 2003                    7.14796             July 2006                       7.14553
         February 2003                   7.14793            August 2006                      7.36033
          March 2003                     7.14835           September 2006                    7.36027
          April 2003                     7.36328            October 2006                     7.14496
           May 2003                      7.14776           November 2006                     7.36012
           June 2003                     7.36318           December 2006                     7.14481
           July 2003                     7.14767            January 2007                     7.13560
          August 2003                    7.36308           February 2007                     7.13554
        September 2003                   7.36304             March 2007                      7.13614
         October 2003                    7.14754             April 2007                      7.34991
         November 2003                   7.36294              May 2007                       7.13525
         December 2003                   7.14744             June 2007                       7.34973
         January 2004                    7.36283             July 2007                       7.13509
         February 2004                   7.14734            August 2007                      7.34955
          March 2004                     7.14747           September 2007                    7.34947
          April 2004                     7.36265            October 2007                     7.13484
           May 2004                      7.14717           November 2007                     7.34929
           June 2004                     7.36254           December 2007                     7.13467
           July 2004                     7.14706            January 2008                     7.34861
          August 2004                    7.36243           February 2008                     7.13404
        September 2004                   7.36238             March 2008                      7.13421
         October 2004                    7.14691             April 2008                      7.34830
         November 2004                   7.36226              May 2008                       7.13376
         December 2004                   7.14680             June 2008                       7.34810
         January 2005                    7.14673             July 2008                       7.13357
         February 2005                   7.14668            August 2008                      7.34789
          March 2005                     7.14719           September 2008                    7.34781
          April 2005                     7.36191            October 2008                     7.13329
           May 2005                      7.14647           November 2008                     7.34759
           June 2005                     7.36178           December 2008                     7.13309
           July 2005                     7.14635            January 2009                     7.13297
          August 2005                    7.36165           February 2009                     7.13288
        September 2005                   7.36160             March 2009                      7.13483
         October 2005                    7.14617             April 2009                      7.34641
         November 2005                   7.36146              May 2009                       7.13210

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CKN2, Class A-1, Class A-2, Class A-3, Class B, Class C-1, Class C-2 and Class D will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream,

Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."


                  THE OFFERED CERTIFICATES:                                           THE TRUST ASSETS:
The offered certificates will be issuable in series. Each        The assets of each of our trusts will include--
series of offered certificates will--
                                                                 -    mortgage loans secured by first and junior liens
-     have its own series designation;                                on, or security interests in, various interests in
                                                                      commercial and multifamily real properties;
-     consist of one or more classes with various payment
      characteristics;                                           -    mortgage-backed securities that directly or
                                                                      indirectly evidence interests in, or are directly
-     evidence beneficial ownership interests in a trust              or indirectly secured by, those types of mortgage
      established by us; and                                          loans; or

-     be payable solely out of the related trust assets.         -    some combination of those types of mortgage loans
                                                                      and mortgage-backed securities.

No governmental agency or instrumentality will insure or         Trust assets may also include letters of credit, surety
guarantee payment on the offered certificates. Neither we        bonds, insurance policies, guarantees, credit
nor any of our affiliates are responsible for making payments    derivatives, reserve funds, guaranteed investment contracts,
on the offered certificates if collections on the related        interest rate exchange agreements, interest rate cap or floor
trust assets are insufficient.                                   agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is May 2, 2002.

                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS..................3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE....................................3

SUMMARY OF PROSPECTUS................................................................4

RISK FACTORS........................................................................12

CAPITALIZED TERMS USED IN THIS PROSPECTUS...........................................29

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.................................29

USE OF PROCEEDS.....................................................................29

DESCRIPTION OF THE TRUST ASSETS.....................................................30

YIELD AND MATURITY CONSIDERATIONS...................................................53

DESCRIPTION OF THE CERTIFICATES.....................................................59

DESCRIPTION OF THE GOVERNING DOCUMENTS..............................................67

DESCRIPTION OF CREDIT SUPPORT.......................................................77

LEGAL ASPECTS OF MORTGAGE LOANS.....................................................79

FEDERAL INCOME TAX CONSEQUENCES.....................................................90

STATE AND OTHER TAX CONSEQUENCES...................................................124

ERISA CONSIDERATIONS...............................................................124

LEGAL INVESTMENT...................................................................127

PLAN OF DISTRIBUTION...............................................................129

LEGAL MATTERS......................................................................130

FINANCIAL INFORMATION..............................................................130

RATING.............................................................................130

GLOSSARY...........................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number
(212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE..............................  Credit Suisse First Boston Mortgage Securities
                                          Corp. Our principal offices are located at Eleven
                                          Madison Avenue, New York, New York 10010,
                                          telephone number (212) 325-2000. We are a
                                          wholly-owned subsidiary of Credit Suisse First
                                          Boston Management Corporation, which in turn is a
                                          wholly-owned subsidiary of Credit Suisse First
                                          Boston, Inc. See "Credit Suisse First Boston
                                          Mortgage Securities Corp."

THE SECURITIES BEING OFFERED............  The securities that will be offered by this prospectus and the related prospectus supplements
                                          consist of commercial/multifamily mortgage
                                          pass-through certificates. These certificates will
                                          be issued in series, and each series will, in
                                          turn, consist of one or more classes. Each class
                                          of offered certificates must, at the time of
                                          issuance, be assigned an investment grade rating
                                          by at least one nationally recognized statistical
                                          rating organization. Typically, the four highest
                                          rating categories, within which there may be
                                          sub-categories or gradations to indicate relative
                                          standing, signify investment grade. See "Rating."

                                          Each series of offered certificates will evidence
                                          beneficial ownership interests in a trust
                                          established by us and containing the assets
                                          described in this prospectus and the related
                                          prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES..........  We may not publicly offer all the commercial/multifamily mortgage pass-through
                                          certificates evidencing interests in one of our
                                          trusts. We may elect to retain some of those
                                          certificates, to place some privately with
                                          institutional investors or to deliver some to the
                                          applicable seller as partial consideration for the
                                          related mortgage assets. In addition, some of
                                          those certificates may not satisfy the rating
                                          requirement for offered certificates described
                                          under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.................  In general, a pooling and servicing agreement or other similar agreement or collection of
                                          agreements will govern, among other things--

                                          -     the issuance of each series of offered certificates;

                                          -     the creation of and transfer of assets to the related trust; and

                                          -     the servicing and administration of those assets.

                                          The parties to the governing document(s) for a
                                          series of offered certificates will always include
                                          us and a trustee. We will be responsible for
                                          establishing the trust relating to each series of
                                          offered certificates. In addition, we will
                                          transfer or arrange for the transfer of the
                                          initial trust assets to that trust. In general,
                                          the trustee for a series of offered certificates
                                          will be responsible for, among other things,
                                          making payments and preparing and disseminating
                                          various reports to the holders of those offered
                                          certificates.

                                          If the trust assets for a series of offered
                                          certificates include mortgage loans, the parties
                                          to the governing document(s) will also include--

                                          -     a master servicer that will generally be
                                                responsible for performing customary
                                                servicing duties with respect to those
                                                mortgage loans that are not defaulted or
                                                otherwise problematic in any material
                                                respect; and

                                          -     a special servicer that will generally be
                                                responsible for servicing and administering
                                                those mortgage loans that are defaulted or
                                                otherwise problematic in any material respect
                                                and real estate assets acquired as part of
                                                the related trust with respect to defaulted
                                                mortgage loans.

                                          The same person or entity, or affiliated entities,
                                          may act as both master servicer and special
                                          servicer for any trust.

                                          If the trust assets for a series of offered
                                          certificates include mortgage-backed securities,
                                          the parties to the governing document(s) may also
                                          include a manager that will be responsible for
                                          performing various administrative duties with
                                          respect to those mortgage-backed securities. If
                                          the related trustee assumes those duties, however,
                                          there will be no manager.

                                          In the related prospectus supplement, we will
                                          identify the trustee and any master servicer,
                                          special servicer or manager for each series of
                                          offered certificates and their respective duties.
                                          See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS..  The trust assets with respect to any series of offered certificates will, in general, include
                                          mortgage loans. Each of those mortgage loans will
                                          constitute the obligation of one or more persons
                                          to repay a debt. The performance of that
                                          obligation will be secured by a first or junior
                                          lien on, or security interest in, the ownership,
                                          leasehold or other interest(s) of the related
                                          borrower or another person in or with respect to
                                          one or more commercial or multifamily real
                                          properties. In particular, those properties may
                                          include--

                                          -     rental or cooperatively-owned buildings with
                                                multiple dwelling units;

                                          -     retail properties related to the sale of
                                                consumer goods and other products, or related
                                                to providing entertainment, recreational or
                                                personal services, to the general public;

                                          -     office buildings;

                                          -     hospitality properties;

                                          -     casino properties;

                                          -     health care-related facilities;

                                          -     industrial facilities;

                                          -     warehouse facilities, mini-warehouse
                                                facilities and self-storage facilities;

                                          -     restaurants, taverns and other establishments
                                                involved in the food and beverage industry;

                                          -     manufactured housing communities, mobile home
                                                parks and recreational vehicle parks;

                                          -     recreational and resort properties;

                                          -     arenas and stadiums;

                                          -     churches and other religious facilities;

                                          -     parking lots and garages;

                                          -     mixed use properties;

                                          -     other income-producing properties; and/or

                                          -     unimproved land.

                                          The mortgage loans underlying a series of offered
                                          certificates may have a variety of payment terms.
                                          For example, any of those mortgage loans--

                                          -     may provide for the accrual of interest at a
                                                mortgage interest rate that is fixed over its
                                                term, that resets on one or more specified
                                                dates or that otherwise adjusts from time to
                                                time;

                                          -     may provide for the accrual of interest at a
                                                mortgage interest rate that may be converted
                                                at the borrower's election from an adjustable
                                                to a fixed interest rate or from a fixed to
                                                an adjustable interest rate;

                                          -     may provide for no accrual of interest;

                                          -     may provide for level payments to stated
                                                maturity, for payments that reset in amount
                                                on one or more specified dates or for
                                                payments that otherwise adjust from time to
                                                time to accommodate changes in the mortgage
                                                interest rate or to reflect the occurrence of
                                                specified events;

                                          -     may be fully amortizing or, alternatively,
                                                may be partially amortizing or nonamortizing,
                                                with a substantial payment of principal due
                                                on its stated maturity date;

                                          -     may permit the negative amortization or
                                                deferral of accrued interest;

                                          -     may prohibit some or all voluntary
                                                prepayments or require payment of a premium,
                                                fee or charge in connection with those
                                                prepayments;

                                          -     may permit defeasance and the release of real
                                                property collateral in connection with that
                                                defeasance;

                                          -     may provide for payments of principal,
                                                interest or both, on due dates that occur
                                                monthly, bi-monthly, quarterly,
                                                semi-annually, annually or at some other
                                                interval; and/or

                                          -     may have two or more component parts, each
                                                having characteristics that are otherwise
                                                described in this prospectus as being
                                                attributable to separate and distinct
                                                mortgage loans.

                                          Most, if not all, of the mortgage loans underlying
                                          a series of offered certificates will be secured
                                          by liens on real properties located in the United
                                          States, its territories and possessions. However,
                                          some of those mortgage loans may be secured by
                                          liens on real properties located outside the
                                          United States, its territories and possessions,
                                          provided that foreign mortgage loans do not
                                          represent more than 10% of the related mortgage
                                          asset pool, by balance.

                                          We do not originate mortgage loans. However, some
                                          or all of the mortgage loans included in one of
                                          our trusts may be originated by our affiliates.

                                          Neither we nor any of our affiliates will
                                          guarantee or insure repayment of any of the
                                          mortgage loans underlying a series of offered
                                          certificates. Unless we expressly state otherwise
                                          in the related prospectus supplement, no
                                          governmental agency or instrumentality will
                                          guarantee or insure repayment of any of the
                                          mortgage loans underlying a series of offered
                                          certificates. See "Description of the Trust
                                          Assets--Mortgage Loans."

                                          The trust assets with respect to any series of
                                          offered certificates may also include mortgage
                                          participations, mortgage pass-through
                                          certificates, collateralized mortgage obligations
                                          and other mortgage-backed securities, that
                                          evidence an interest in, or are secured by a
                                          pledge of, one or more mortgage loans of the type
                                          described above. We will not include a
                                          mortgage-backed security among the trust assets
                                          with respect to any series of offered certificates
                                          unless

                                          -     the security has been registered under the
                                                Securities Act of 1933, as amended; or

                                          -     we would be free to publicly resell the
                                                security without registration.

                                          See "Description of the Trust
                                          Assets--Mortgage-Backed Securities."

                                          We will describe the specific characteristics of
                                          the mortgage assets underlying a series of offered
                                          certificates in the related prospectus supplement.

                                          In general, the total outstanding principal
                                          balance of the mortgage assets transferred by us
                                          to any particular trust will equal or exceed the
                                          initial total outstanding principal balance of the
                                          related series of certificates. In the event that
                                          the total outstanding principal balance of the
                                          related mortgage assets initially delivered by us
                                          to the related trustee is less than the initial
                                          total outstanding principal balance of any

                                          series of certificates, we may deposit or arrange
                                          for the deposit of cash or liquid investments on
                                          an interim basis with the related trustee to cover
                                          the shortfall. For 90 days following the date of
                                          initial issuance of that series of certificates,
                                          we will be entitled to obtain a release of the
                                          deposited cash or investments if we deliver or
                                          arrange for delivery of a corresponding amount of
                                          mortgage assets. If we fail, however, to deliver
                                          mortgage assets sufficient to make up the entire
                                          shortfall, any of the cash or, following
                                          liquidation, investments remaining on deposit with
                                          the related trustee will be used by the related
                                          trustee to pay down the total principal balance of
                                          the related series of certificates, as described
                                          in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS..............  If so specified in the related prospectus supplement, we or another specified person or
                                          entity may be permitted, at our or its option, but
                                          subject to the conditions specified in that
                                          prospectus supplement, to acquire from the related
                                          trust particular mortgage assets underlying a
                                          series of certificates in exchange for--

                                          -     cash that would be applied to pay down the
                                                principal balances of certificates of that
                                                series; and/or

                                          -     other mortgage loans or mortgage-backed
                                                securities that--

                                                1.   conform to the description of mortgage
                                                     assets in this prospectus; and

                                                2.   satisfy the criteria set forth in the
                                                     related prospectus supplement.

                                          In addition, if so specified in the related
                                          prospectus supplement, the related trustee may be
                                          authorized or required, to apply collections on
                                          the mortgage assets underlying a series of offered
                                          certificates to acquire new mortgage loans or
                                          mortgage-backed securities that--

                                          -     conform to the description of mortgage assets
                                                in this prospectus; and

                                          -     satisfy the criteria set forth in the related
                                                prospectus supplement.

                                          No replacement of mortgage assets or acquisition
                                          of new mortgage assets will be permitted if it
                                          would result in a qualification, downgrade or
                                          withdrawal of the then-current rating assigned by
                                          any rating agency to any class of affected offered
                                          certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES............................  An offered certificate may entitle the holder to receive--

                                          -     a stated principal amount;

                                          -     interest on a principal balance or notional
                                                amount, at a fixed, variable or adjustable
                                                pass-through rate;

                                          -     specified, fixed or variable portions of the
                                                interest, principal or other amounts received
                                                on the related mortgage assets;

                                          -     payments of principal, with disproportionate,
                                                nominal or no payments of interest;

                                          -     payments of interest, with disproportionate,
                                                nominal or no payments of principal;

                                          -     payments of interest or principal that
                                                commence only as of a specified date or only after
                                                the occurrence of specified events, such as the
                                                payment in full of the interest and principal
                                                outstanding on one or more other classes of
                                                certificates of the same series;

                                          -     payments of principal to be made, from time
                                                to time or for designated periods, at a
                                                rate that is--

                                                1.   faster and, in some cases,
                                                     substantially faster, or

                                                2.   slower and, in some cases,
                                                     substantially slower,

                                          than the rate at which payments or other
                                          collections of principal are received on the
                                          related mortgage assets;

                                          -     payments of principal to be made, subject to
                                                available funds, based on a specified principal
                                                payment schedule or other methodology; or

                                          -     payments of all or part of the prepayment or
                                                repayment premiums, fees and charges, equity
                                                participations payments or other similar items
                                                received on the related mortgage assets.

                                          Any class of offered certificates may be senior or
                                          subordinate to one or more other classes of
                                          certificates of the same series, including a
                                          non-offered class of certificates of that series, for
                                          purposes of some or all payments and/or allocations
                                          of losses.

                                          A class of offered certificates may have two or more
                                          component parts, each having characteristics that are
                                          otherwise described in this prospectus as being
                                          attributable to separate and distinct classes.

                                          We will describe the specific characteristics of each
                                          class of offered certificates in the related
                                          prospectus supplement. See "Description of the
                                          Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES.. Some classes of offered certificates may be protected in full or in part against defaults and losses, or
                                          select types of defaults and losses, on the related
                                          mortgage assets through the subordination of one or
                                          more other classes of certificates of the same series
                                          or by other types of credit support. The other types
                                          of credit support may include a letter of credit, a
                                          surety bond, an insurance policy, a guarantee, a
                                          credit derivative or a reserve fund. We will describe
                                          the credit support, if any, for each class of offered
                                          certificates in the related prospectus supplement.

                                          The trust assets with respect to any series of
                                          offered certificates may also include any of the
                                          following agreements--

                                          -     guaranteed investment contracts in accordance
                                                with which moneys held in the funds and
                                                accounts established with respect to those
                                                offered certificates will be invested at a
                                                specified rate;

                                          -     interest rate exchange agreements, interest
                                                rate cap or floor agreements, or other
                                                agreements and arrangements designed to reduce
                                                the effects of interest rate fluctuations on
                                                the related mortgage assets or on one or more
                                                classes of those offered certificates; or

                                          -     currency exchange agreements or other
                                                agreements and arrangements designed to reduce
                                                the effects of currency exchange rate
                                                fluctuations with respect to the related
                                                mortgage assets and one or more classes of
                                                those offered certificates.

                                          We will describe the types of reinvestment, interest
                                          rate and currency related protection, if any, for
                                          each class of offered certificates in the related
                                          prospectus supplement.

                                          See "Risk Factors," "Description of the Trust Assets"
                                          and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE MORTGAGE
ASSETS.................................   If the trust assets for a series of offered
                                          certificates include mortgage loans, then, as and to
                                          the extent described in the related prospectus
                                          supplement, the related master servicer, the related
                                          special servicer, the related trustee, any related
                                          provider of credit support and/or any other specified
                                          person may be obligated to make, or may have the
                                          option of making, advances with respect to those
                                          mortgage loans to cover--

                                          -     delinquent scheduled payments of principal
                                                and/or interest, other than balloon payments;

                                          -     property protection expenses;

                                          -     other servicing expenses; or

                                          -     any other items specified in the related
                                                prospectus supplement.

                                          Any party making advances will be entitled to
                                          reimbursement from subsequent recoveries on the
                                          related mortgage loan and as otherwise described in
                                          this prospectus or the related prospectus supplement.
                                          That party may also be entitled to receive interest
                                          on its advances for a specified period. See
                                          "Description of the Certificates--Advances."

                                          If the trust assets for a series of offered
                                          certificates include mortgage-backed securities, we
                                          will describe in the related prospectus supplement
                                          any comparable advancing obligations with respect to
                                          those mortgage-backed securities or the underlying
                                          mortgage loans.

OPTIONAL TERMINATION..................... We will describe in the related prospectus supplement any circumstances in which a specified party is
                                          permitted or obligated to purchase or sell any of the
                                          mortgage assets underlying a series of offered
                                          certificates. In particular, a master servicer,
                                          special servicer or other designated party may be
                                          permitted or obligated to purchase or sell--

                                          -     all the mortgage assets in any particular trust,
                                                thereby resulting in a termination of the trust; or

                                          -     that portion of the mortgage assets in any
                                                particular trust as is necessary or sufficient to
                                                retire one or more classes of offered certificates of
                                                the related series.

                                          See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.. Any class of offered certificates will constitute or evidence ownership of--

                                          -     regular interests or residual interests in a real
                                                estate mortgage investment conduit under Sections
                                                860A through 860G of the Internal Revenue Code of
                                                1986; or

                                          -     interests in a grantor trust under Subpart E of
                                                Part I of Subchapter J of the Internal Revenue Code
                                                of 1986.

                                          See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS............  If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should
                                          review with your legal advisor whether the purchase
                                          or holding of offered certificates could give rise to
                                          a transaction that is prohibited or is not otherwise
                                          permissible under applicable law. See "ERISA
                                          Considerations."

LEGAL INVESTMENT......................... If your investment authority is subject to legal restrictions, you should consult your legal advisor
                                          to determine whether and to what extent the offered
                                          certificates constitute a legal investment for you.
                                          We will specify in the related prospectus supplement
                                          which classes of the offered certificates will
                                          constitute mortgage related securities for purposes
                                          of the Secondary Mortgage Market Enhancement Act of
                                          1984, as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including--

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either--

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     -    various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet web sites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include-

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to-

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include-

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include-

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended;

     -    will be exempt from the registration requirements of that Act;

     - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     -    the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     -    a description of the related credit support, if any;

     -    the type of mortgage loans underlying the securities;

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee;

     -    a credit derivative; and/or

     -    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that-

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive-

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

     than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify-

     -    the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows-

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     -    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     -    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.

Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - FIRST, to the payment of court costs and fees in connection with the foreclosure;

     -    SECOND, to real estate taxes;

     - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley Austin Brown & Wood LLP, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     - "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of
Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--

REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

     - the present value of any consideration given to the transferee to acquire the interest;

     - the present value of the expected future distributions on the interest; and

     - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, Treasury has issued Revenue Procedure 2001-12 (the "Revenue Procedure") addressing the transfer of noneconomic residual interests. The Revenue Procedure restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor,

     - the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     - the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and

     - the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts, then

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

     -    normal administration fees, and

     - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     -    "permitted assets" within the meaning of Section 860L(c) of the Code;
          and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be--

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
          Section 860G(a)(3)(A) of the Code; and

     - in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under
Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under
Section 410(d) of the Code, church plans, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include-

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34 and PTE 2000-58, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

     - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

     -    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they--

     - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows-

     - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     -    federal credit unions may invest in mortgage related securities; and

     - national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction) and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     - if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     -    Cadwalader, Wickersham & Taft;

     -    Sidley Austin Brown & Wood LLP; or

     -    Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means-

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "FANNIE MAE" means the Federal National Mortgage Association.

         "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

         "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the ERISA and Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means-

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

         The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2002-CKN2.xls". The spreadsheet file "CSFBMSC 2002-CKN2.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.


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(1)     Microsoft Excel is a registered trademark of Microsoft Corporation.